UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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TRIPLE-S MANAGEMENT CORPORATION
(Name of Registrant as Specified In Its Charter)

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TRIPLE-S MANAGEMENT CORPORATION
1441 F.D. Roosevelt Avenue
San Juan, Puerto Rico 00920
November 4, 2021
Dear Stockholder:
On August 23, 2021, Triple-S Management Corporation, a Puerto Rico corporation (“Triple-S”), entered into a definitive merger agreement with GuideWell Mutual Holding Corporation, a Florida not-for-profit mutual insurance holding company (“Parent”), and GuideWell Merger, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), as may be amended from time to time (the “merger agreement”). Pursuant to the terms of the merger agreement, Merger Sub will be merged with and into Triple-S, with Triple-S surviving the merger as a wholly owned subsidiary of Parent (the “merger”).
If the merger is completed, Triple-S stockholders will have the right to receive $36.00 in cash, without interest and less any applicable withholding taxes, for each share of common stock, par value $1.00 per share, of Triple-S that they own immediately prior to the effective time of the merger unless they have properly demanded appraisal rights for such shares in accordance with Puerto Rico law. The purchase price represents a premium of approximately 49% over Triple-S’s closing share price on August 23, 2021, the last trading day prior to the announcement that Triple-S had entered into the merger agreement and a premium of approximately 49% to Triple-S’s ninety (90)-trading-day volume-weighted average stock price on the same date.
We will hold a virtual special meeting of our stockholders in connection with the proposed merger on December 10, 2021 at 9:00 a.m., Atlantic Time (the “special meeting”) (unless the special meeting is adjourned or postponed). The special meeting is scheduled to be held exclusively online via live webcast. There will not be a physical meeting location. You will be able to attend the special meeting by visiting www.virtualshareholdermeeting.com/GTS2021SM and entering the control number found on your proxy card, e-mail or voting instruction. Stockholders will be able to listen, vote and submit questions during the virtual meeting. Please note you will not be able to attend the special meeting in person. We have chosen to hold a virtual meeting rather than an in-person meeting given the current public health implications of COVID-19 (novel coronavirus) and our desire to promote the health and welfare of our stockholders.
At the special meeting (or any adjournment or postponement thereof), stockholders will be asked to vote on, among other things, the proposal to approve and adopt the merger agreement, as it may be amended from time to time (the “merger proposal”). Under Puerto Rico law, approval of the merger proposal requires the affirmative vote of at least a majority of the shares of Triple-S common stock issued and outstanding at the close of business on the record date. A failure to vote your shares of Triple-S common stock or an abstention from voting will have the same effect as a vote against the merger proposal.
We cannot complete the merger unless Triple-S stockholders approve the merger proposal. Your vote is very important, regardless of the number of shares you own. Whether or not you are able to attend the special meeting via the virtual meeting website, please complete, sign and date the enclosed proxy card and return it in the envelope provided or vote by telephone (at the toll-free number indicated on the proxy card) or via the internet (at the voting site indicated on the proxy card) as promptly as possible so that your shares may be represented and voted at the special meeting (or any adjournment or postponement thereof).
After careful consideration, the Triple-S board of directors has unanimously determined that the merger and the other transactions contemplated by the merger agreement are advisable and fair to and in the best interests of Triple-S stockholders and has approved the merger agreement. The Triple-S board of directors recommends that Triple-S stockholders vote “FOR” the merger proposal.
In addition, the Securities and Exchange Commission (the “SEC”) has adopted rules that require us to seek a non-binding, advisory vote with respect to certain compensation that will or may be paid by Triple-S to its named executive officers that is based on or otherwise relates to the merger. The Triple-S board of directors recommends that Triple-S stockholders vote “FOR” the named executive officer merger-related compensation proposal described in the accompanying proxy statement.
The proposal to approve an adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the merger proposal requires the affirmative vote of the holders of a majority of the shares of our common stock in attendance via the virtual meeting website or represented by proxy at the special meeting. The Triple-S board of directors recommends that Triple-S stockholders vote “FOR” the proposal to approve an adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the merger proposal, if there are not sufficient votes at the time of such adjournment to approve the merger proposal.
The obligations of Triple-S and Parent to complete the merger are subject to the satisfaction or waiver of certain conditions. The accompanying proxy statement contains detailed information about Triple-S, the special meeting, the merger agreement, the merger and the other transactions contemplated by the merger agreement.
If you have any questions or need assistance voting your shares of our common stock, please contact Innisfree M&A Incorporated, our proxy solicitor, by calling toll-free at (877) 750-0537.
Thank you for your consideration of this matter and your continued confidence in Triple-S.
Sincerely,

LUIS A. CLAVELL-RODRÍGUEZ, MD
Chair of the Board
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE MERGER, PASSED UPON THE MERITS OF THE MERGER AGREEMENT, THE MERGER OR THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT OR DETERMINED IF THE ACCOMPANYING PROXY STATEMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The accompanying proxy statement is dated November 4, 2021 and, together with the enclosed form of proxy, is first being mailed to Triple-S stockholders on or about November 4, 2021.

TRIPLE-S MANAGEMENT CORPORATION
1441 F.D. Roosevelt Avenue
San Juan, Puerto Rico 00920
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
DATE & TIME	December 10, 2021 at 9:00 a.m., Atlantic Time.

PLACE
The special meeting of stockholders of Triple-S will be held exclusively online via live webcast (the “special meeting”) and can be accessed by visiting www.virtualshareholdermeeting.com/GTS2021SM (the “virtual meeting website”), where you will be able to attend the special meeting, vote, and submit your questions during the special meeting. There will not be a physical meeting location.

ITEMS OF BUSINESS	Consider and vote on:

•
Proposal 1 – A proposal to approve and adopt the Agreement and Plan of Merger, dated as of August 23, 2021, by and among Triple-S Management Corporation, a Puerto Rico corporation (“Triple-S”), GuideWell Mutual Holding Corporation, a Florida not-for-profit mutual insurance holding company (“Parent”), and GuideWell Merger, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), as may be amended from time to time (the “merger agreement”), a copy of which is included as Annex A to this proxy statement of which this notice forms a part, and pursuant to which Merger Sub will be merged with and into Triple-S, with Triple-S surviving the merger as a wholly owned subsidiary of Parent (the “merger”) (such proposal, the “merger proposal”);

•
Proposal 2 – A proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Triple-S to its named executive officers that is based on or otherwise relates to the merger, which is discussed under the section entitled “The Merger (Proposal 1)—Interests of Triple-S’s Directors and Executive Officers in the Merger” beginning on page 50 of this proxy statement; and

•
Proposal 3 – A proposal to approve an adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the merger proposal, if there are not sufficient votes at the time of such adjournment to approve the merger proposal.

RECORD DATE	Stockholders of record at the close of business on November 2, 2021 are entitled to notice of and may vote at the special meeting.

At least ten (10) days before the special meeting, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of and the number of shares registered in the name of each stockholder, will be prepared by the Secretary at

Triple-S Management Corporation, 1441 F.D. Roosevelt Avenue, San Juan, Puerto Rico 00920, or the transfer agent in charge of the stock ledger of Triple-S. Such list will be open for examination by any Triple-S stockholder at such address prior to the meeting and on the virtual meeting website at the time of the meeting.

VOTING BY PROXY
The Triple-S board of directors is soliciting your proxy to assure that a quorum is present and that your shares are represented and voted at the special meeting. For information on submitting your proxy over the internet, by telephone or by returning your proxy by mail (no extra postage is needed for the provided envelope if mailed in the United States), please see the attached proxy statement and enclosed proxy card. If you later decide to vote at the special meeting via the virtual meeting website, your proxy prior to the special meeting will be revoked.

RECOMMENDATIONS	The Triple-S board of directors recommends that you vote:

	•	“FOR” the merger proposal;

•
“FOR” the proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Triple-S to its named executive officers that is based on or otherwise relates to the merger; and

•
“FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the merger proposal, if there are not sufficient votes at the time of such adjournment to approve the merger proposal.

APPRAISAL RIGHTS
Under the General Corporations Act (2009) of the Commonwealth of Puerto Rico (as amended, “Puerto Rico law”), any record holder of Triple-S common stock who does not vote in favor of the merger proposal, and who exercises its appraisal rights and fully complies with all of the provisions of Article 10.13 of Puerto Rico law (but not otherwise), will be entitled to seek appraisal for, and obtain payment in cash for the judicially determined fair value of, all (but not less than all) of its shares of Triple-S common stock if the merger is completed.

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING VIA THE VIRTUAL MEETING WEBSITE, PLEASE VOTE OVER THE INTERNET OR BY TELEPHONE PURSUANT TO THE INSTRUCTIONS CONTAINED IN THESE MATERIALS, OR BY MAIL BY COMPLETING, DATING, SIGNING AND RETURNING A PROXY CARD AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE SPECIAL MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY VIA THE VIRTUAL MEETING WEBSITE, YOU MAY DO SO.
Your proxy may be revoked at any time before the vote at the special meeting, or any adjournment or postponement thereof, by (i) giving the Office of the Secretary written notice of revocation, (ii) returning a later-dated proxy or (iii) attending the special meeting and voting via the virtual meeting website.
Please note that we intend to limit attendance at the special meeting to stockholders at the close of business on the record date (or their authorized representatives) and invited guests of Triple-S. If your shares are held by a broker, bank or other nominee, you must instruct the broker, bank or other nominee how to vote your shares or obtain a proxy, executed in your favor, from that record holder giving you the right to vote the shares at the special meeting.
The proxy statement of which this notice forms a part provides a detailed description of the merger agreement, the merger and the other transactions contemplated by the merger agreement. We urge you to read the proxy statement, including any documents incorporated by reference, and its annexes carefully and in their entirety. If you have any questions concerning the merger or the proxy statement, would like additional copies of the proxy statement or need help voting your shares of Triple-S common stock, please contact Triple-S’s proxy solicitor:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Shareholders may call toll-free: (877) 750-0537
Banks and brokers may call collect: (212) 750-5833
By Order of the Board of Directors of Triple-S Management Corporation

CARLOS L. RODRÍGUEZ-RAMOS Secretary
San Juan, Puerto Rico
November 4, 2021

Triple-S Management Corporation
1441 F.D. Roosevelt Avenue, San Juan, Puerto Rico 00920
TRIPLE-S MANAGEMENT CORPORATION
PROXY STATEMENT
SPECIAL MEETING OF STOCKHOLDERS
i

ii

iii

SUMMARY
This summary highlights information contained elsewhere in this proxy statement and may not contain all the information that is important to you with respect to the merger. We urge you to read carefully the remainder of this proxy statement, including the attached annexes, and the other documents to which we have referred you. For additional information on Triple-S included in documents incorporated by reference into this proxy statement, see the section entitled “Where You Can Find More Information” beginning on page 96 of this proxy statement. We have included page references in this summary to direct you to a more complete description of the topics presented below.
All references to “Triple-S,” “we,” “us” or “our” in this proxy statement refer to Triple-S Management Corporation, a Puerto Rico corporation; all references to “Parent” refer to GuideWell Mutual Holding Corporation, a Florida not-for-profit mutual insurance holding company; all references to “Merger Sub” refer to GuideWell Merger, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent formed for the sole purpose of effecting the merger; all references to “Triple-S common stock” refer to the common stock, par value $1.00 per share, of Triple-S; all references to the “Triple-S board” or “Triple-S board of directors” refer to the board of directors of Triple-S; all references to “special meeting” refer to the special meeting of stockholders of Triple-S; all references to the “merger” refer to the merger of Merger Sub with and into Triple-S with Triple-S surviving as a wholly owned subsidiary of Parent; and, unless otherwise indicated or as the context requires, all references to the “merger agreement” refer to the Agreement and Plan of Merger, dated as of August 23, 2021, as may be amended from time to time, by and among Triple-S, Parent, and Merger Sub, a copy of which is included as Annex A to this proxy statement. Triple-S, following the completion of the merger, is sometimes referred to in this proxy statement as the “surviving corporation.”
THE COMPANIES
Triple-S Management Corporation (see page 24)
Triple-S, a health services company, serves more than 1 million customers in Puerto Rico, which represents nearly one-third of the island’s population. With over 60 years of experience, it is the premier insurance and managed care brand, with the largest customer base and broadest provider networks on the island. Triple-S has the exclusive right to use the Blue Cross Blue Shield name and mark throughout Puerto Rico, the U.S. Virgin Islands, Costa Rica, the British Virgin Islands and Anguilla, and offers a broad portfolio of managed care and related products in the commercial, Medicare Advantage and Medicaid segments. Triple-S is also a well-known brand in the life insurance and property and casualty insurance segments in Puerto Rico, with strong customer relationships and a significant market share.
Triple-S’s principal executive office is located at 1441 F.D. Roosevelt Avenue, San Juan, Puerto Rico 00920. Triple-S’s telephone number is (787) 749-4949. Triple-S’s internet website address is www.triplesmanagement.com. The information provided on the Triple-S website is not part of this proxy statement and is not incorporated in this proxy statement by reference by this or any other reference to its website provided in this proxy statement.
Shares of Triple-S common stock are listed and trade on the New York Stock Exchange (the “NYSE”) under the symbol “GTS.”
Parent (see page 24)
Parent is a not-for-profit mutual holding company and the parent to a family of forward-thinking companies focused on transforming health care. The Parent organization includes Florida Blue, the leading health insurance company in Florida; GuideWell Health, a portfolio of clinical delivery organizations; GuideWell Venture Group, a portfolio of companies, including Onlife Health and PopHealthCare, focused on creating human-first and innovative health solutions for health plans; GuideWell Source, a provider of administrative services to state and federal health care programs; and WebTPA, a market leading administrator of self-funded employer health plans. In total, Parent and its affiliated companies serve more than 45 million people in 45 states.
Parent’s principal executive office is located at 4800 Deerwood Campus Pkwy., Jacksonville, Florida 32246. Parent’s telephone number is (855) 204-4084. Parent’s internet website address is

www.guidewell.com. The information provided on the Parent website is not part of this proxy statement and is not incorporated in this proxy statement by reference by this or any other reference to its website provided in this proxy statement.
Merger Sub (see page 24)
Merger Sub is a Delaware corporation and wholly owned subsidiary of Parent. Merger Sub exists for the sole purpose of entering into the merger agreement and, subject to the terms and conditions thereof, completing the transactions contemplated thereby and the related financing transactions. Merger Sub will cease to exist and Triple-S will continue as the surviving company and as a wholly owned subsidiary of Parent.

THE MERGER
A copy of the merger agreement is attached as Annex A to this proxy statement. We encourage you to read the entire merger agreement carefully because it is the principal document governing the merger. For more information on the merger agreement, see the section entitled “The Merger Agreement” beginning on page 57 of this proxy statement.
Effects of the Merger (see page 31)
If the merger is completed, then, at the effective time of the merger, Merger Sub will be merged with and into Triple-S in accordance with the General Corporations Act (2009) of the Commonwealth of Puerto Rico (“Puerto Rico law”) and the General Corporation Law of the State of Delaware (“Delaware law”). As a result of the merger, the separate existence of Merger Sub will cease, and Triple-S will survive the merger as a wholly owned subsidiary of Parent.
Upon consummation of the merger, your shares of Triple-S common stock will be converted into the right to receive the per share merger consideration described below unless you have properly demanded appraisal rights in accordance with Puerto Rico law. As a result, you will not own any shares of the surviving corporation, and you will no longer have any interest in its future earnings or growth. Following the merger, Triple-S will cease to be a publicly-traded company and will be wholly owned by Parent, and the surviving corporation will terminate the listing of Triple-S’s common stock on the NYSE and deregister under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and no longer be subject to reporting obligations under the Exchange Act.
Merger Consideration (see page 58)
Upon the terms and subject to the conditions of the merger agreement, at the effective time of the merger, Triple-S stockholders will have the right to receive $36.00 in cash, without interest and less any applicable withholding taxes (the “merger consideration”), for each share of Triple-S common stock that they own immediately prior to the effective time of the merger.
Treatment of Triple-S Equity Awards (see page 59)
The merger agreement provides that, prior to the effective time of the merger, the Triple-S board of directors shall adopt resolutions to effect the following treatment of the equity awards of Triple-S:
Each award of (or with respect to) Triple-S common stock that is outstanding as of the date of the merger agreement and immediately prior to the effective time of the merger shall, at the effective time of the merger:
•
With respect to restricted share awards outstanding under the Triple-S Management Corporation 2017 Incentive Plan, as amended (the “Triple-S equity plan”), whether or not vested, be converted into the right to receive an amount in cash equal to the product of the merger consideration and the number of shares of Triple-S common stock underlying the Triple-S restricted share award;

•
With respect to restricted stock units outstanding under the Triple-S equity plan, whether or not vested, be canceled and converted into the right to receive an amount in cash equal to the product of the merger consideration and the number of shares of Triple-S common stock underlying the Triple-S restricted stock unit award as of immediately prior to the effective time of the merger; and

•
With respect to performance share units outstanding under the Triple-S equity plan, whether or not vested, be canceled and converted into the right to receive an amount in cash equal to the product of the merger consideration and the number of shares of Triple-S common stock underlying the Triple-S performance share unit award as of immediately prior to the effective time of the merger, determined based on achievement of target performance.

Each award of (or with respect to) Triple-S common stock with respect to any restricted stock unit or performance share unit that is granted following the date of the merger agreement and outstanding immediately prior to the effective time of the merger, at the effective time of the merger, shall be canceled and converted into the right to receive an amount in cash equal to the product of the merger consideration and the number of shares of Triple-S common stock underlying such award as of immediately prior to the effective time (determined, in the case of performance share units, based on target performance), payable on the date the award would have otherwise vested pursuant to its vesting schedule, subject to the holder’s continuing employment as of each such vesting date or as otherwise provided in the applicable award agreements.
Recommendation of the Triple-S Board of Directors (see page 42)
After careful consideration, the Triple-S board of directors unanimously approved the merger agreement, the merger and the other transactions contemplated by the merger agreement. Certain factors considered by the Triple-S board of directors in reaching its decision to approve and adopt the merger agreement, the merger and the other transactions contemplated by the merger agreement can be found in the section entitled “The Merger (Proposal 1)—Triple-S’s Reasons for the Merger” beginning on page 39 of this proxy statement.
The Triple-S board of directors recommends that Triple-S stockholders vote:
•	“FOR” the proposal to approve and adopt the merger agreement (the “merger proposal”);
•
“FOR” the proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Triple-S to its named executive officers that is based on or otherwise relates to the merger; and

•
“FOR” the proposal to approve an adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the merger proposal, if there are not sufficient votes at the time of such adjournment to approve the merger proposal.

Opinion of Triple-S’s Financial Advisor (see page 42)
Goldman Sachs & Co. LLC (“Goldman Sachs”) delivered its opinion to the Triple-S board that, as of August 23, 2021 and based upon and subject to the factors and assumptions set forth therein, the $36.00 in cash per share of the Triple-S common stock to be paid to the holders (other than Parent and its affiliates) of the outstanding shares of Triple-S common stock pursuant to the merger agreement was fair from a financial point of view to such holders.
The full text of the written opinion of Goldman Sachs, dated August 23, 2021, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B. Goldman Sachs provided financial advisory services and its opinion for the information and assistance of the Triple-S board in connection with its consideration of the merger. The Goldman Sachs opinion is not a recommendation as to how any holder of shares of Triple-S common stock should vote with respect to the merger or any other matter.
Pursuant to an engagement letter between Triple-S and Goldman Sachs, Triple-S has agreed to pay Goldman Sachs a transaction fee of approximately $11.6 million, all of which is contingent upon consummation of the merger.
For additional information, see the section entitled “Opinion of Triple-S’s Financial Advisor” beginning on page 42 and Annex B to this proxy statement.
Material U.S. Federal Income Tax Consequences of the Merger (see page 55)
The exchange of Triple-S common stock for cash in the merger will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under state and local and other tax laws. Accordingly, a stockholder that is a “U.S. holder” (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 55 of this proxy statement) will generally recognize taxable gain or loss in an amount equal to the difference, if any, between (i) the merger consideration received by such U.S. holder in the merger and (ii) such U.S. holder’s adjusted tax basis in the shares of Triple-S common stock exchanged therefor. With respect to a stockholder that is a “non-U.S. holder” (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 55 of this proxy statement), the exchange of shares of Triple-S common stock for the merger consideration pursuant to the merger generally will not result in U.S. federal income tax to such non-U.S. holder unless such non-U.S. holder has certain connections with the United States. Backup withholding may apply to the cash payment made pursuant to the merger unless the stockholder or other payee provides a valid taxpayer identification number and complies with certain certification procedures (generally, by providing a properly completed and executed U.S. Internal Revenue Service (“IRS”) Form W-9 or IRS Form W-8 or applicable successor form). You should read the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 55 of this proxy statement and consult your tax advisors regarding the U.S. federal income tax consequences of the merger to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.
Material Puerto Rico Income Tax Consequences of the Merger (see page 55)
The exchange of Triple-S common stock for cash in the merger will be a taxable transaction for Puerto Rico income tax purposes. Accordingly, a stockholder that is a “P.R. holder” (as defined in the section entitled “Material Puerto Rico Income Tax Consequences of the Merger” beginning on page 55 of this proxy statement) will generally recognize taxable gain or loss in an amount equal to the difference, if any, between (i) the merger consideration received by such P.R. holder in the merger and (ii) such P.R. holder’s adjusted tax basis in the shares of Triple-S common stock exchanged therefor. With respect to a stockholder that is a “non-P.R. holder” (as defined in the section entitled “Material Puerto Rico Income Tax Consequences of the Merger” beginning on page 55 of this proxy statement), the exchange of shares of Triple-S common stock for the merger consideration pursuant to the merger generally will not result in Puerto Rico income tax to such non-P.R. holder unless such non-P.R. holder has certain connections with Puerto Rico which can make the gain effectively connected income to a Puerto Rico trade or business. You should read the section entitled “Material Puerto Rico Income Tax Consequences of the Merger” beginning on page 55 of this proxy statement and consult your tax advisors regarding the Puerto Rico income tax consequences of the merger to you in your particular circumstances, as well as tax consequences arising under the laws of any non-Puerto Rico taxing jurisdiction.
Regulatory Approvals Required for the Merger (see page 54)
The completion of the merger is conditioned on, among other things, certain specified regulatory approvals having been obtained and remaining in full force and effect (or, in the case of certain specified regulatory approvals that are statutory waiting periods, having expired or been terminated), including the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). In addition, prior to the effective time of the merger, Triple-S and Parent are required to obtain regulatory approvals from the Office of the Commissioner of Insurance of Puerto Rico, the Office of Industrial Tax Exemption of Puerto Rico, the Puerto Rico Health Insurance Administration, the BVI Financial Services Commission and the Anguilla Financial Services Commission.
Under the terms of the merger agreement, each of Triple-S and Parent have agreed to use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate the transactions contemplated by the merger agreement as promptly as reasonably practicable, including preparing and filing as promptly as practicable with any government authority or other third party all documentation to effect all necessary filings and obtaining certain specified regulatory approvals, subject to certain limitations set forth in the merger agreement.
On October 1, 2021, Triple-S received conditional approval of the merger from the Puerto Rico Health Insurance Administration, subject to certain conditions, including the approval of the Office of the Commissioner of Insurance of Puerto Rico.
On October 22, 2021, the waiting period with respect to the notification and report forms under the HSR Act expired at 11:59 p.m., Eastern Time.
See the section entitled “The Merger Agreement—Regulatory Approvals Required for the Merger” beginning on page 54 of this proxy statement for a more detailed discussion of the parties’ obligations with respect to obtaining regulatory approvals in connection with the merger.
Expected Timing of the Merger (see page 57)
We expect to complete the merger in the first half of 2022. The merger is subject to various conditions, however, and it is possible that factors outside the control of Triple-S or Parent could result in the merger being completed at a later time, or not at all. There may be a substantial amount of time between the special meeting and the completion of the merger. We expect to complete the merger promptly following the satisfaction or, to the extent permitted by law, waiver of the other conditions to the consummation of the merger.
See the section entitled “The Merger Agreement—Conditions to Completion of the Merger” beginning on page 74 of this proxy statement.
Conditions to Completion of the Merger (see page 74)
As more fully described in this proxy statement and in the merger agreement, each party’s obligation to consummate the merger depends on a number of conditions being satisfied (or, to the extent permitted by law, waived), including:
•
Approval and adoption of the merger agreement by an affirmative vote of the holders of a majority of the shares of Triple-S common stock issued and outstanding at the close of business on the record date in accordance with Puerto Rico law;

•
The absence of any law, judgment, or other legal restraint or prohibition (in each case whether temporary, preliminary or permanent in nature) or binding order or determination by any governmental entity (collectively, the “legal restraints”) restraining, enjoining, preventing, prohibiting or otherwise making illegal the consummation of the merger;

•
Certain specified regulatory approvals having been obtained (or, in the case of certain specified regulatory approvals that are statutory waiting periods, such waiting periods having expired or been terminated);

•	The other party having performed in all material respects all of its obligations under the merger agreement contemplated to be performed by it at or prior to the effective time of the merger; and
•
Subject to certain qualifications, the accuracy of representations and warranties made by the other party in the merger agreement (subject generally to a material adverse effect standard, with different standards applicable to certain representations and warranties).

In addition, as more fully described in this proxy statement and in the merger agreement, Parent and Merger Sub’s obligations to consummate the merger also depend on the following conditions being satisfied (or, to the extent permitted by law, waived):
•	There having not occurred a “company material adverse effect” (as defined in the section entitled “The Merger Agreement—Definition of ‘Company Material Adverse Effect”’) on Triple-S;
•
The absence of pending lawsuit brought by any governmental entity or other adjudicatory action initiated by or at the behest of any governmental entity (and not upon the filing of a claim, challenge or complaint by any person other than such governmental entity) seeking either to (i) restrain, enjoin, prevent, prohibit or otherwise make illegal the consummation of the merger or the other transactions or (ii) impose a “burdensome condition” (as defined in the section entitled “The Merger Agreement—Regulatory Approvals Required for the Merger”);

•	The absence of a legal restraint imposing a burdensome condition; and
•	Certain specified consents and approvals of third parties with respect to certain specified contracts having been obtained.
Restrictions on Solicitation of Company Takeover Proposal (see page 66)
Triple-S has agreed that it will not, and will cause its subsidiaries and all of its and their respective directors, officers, employees, financial advisors, legal counsel, accountants and other agents, advisors or representatives not to, directly or indirectly:
•
Solicit, initiate, encourage or facilitate any inquiries regarding, or the submission of any proposal or offer that constitutes, or would reasonably be expected to lead to, any “company takeover proposal” (as defined in the section entitled “The Merger Agreement—Restrictions on Solicitation of Company Takeover Proposals”);

•
Solicit, initiate, encourage or participate in any discussions or negotiations regarding, or furnish to any person (other than Parent or Merger Sub) any nonpublic information with respect to or in connection with, or take any other action to facilitate or encourage the making of, any proposal or offer that constitutes, or would reasonably be expected to lead to, any company takeover proposal;

•
Grant a waiver, amendment or release under a standstill provision in any agreement to which Triple-S or any of its subsidiaries is a party; provided that Triple-S or any of its subsidiaries shall not be prohibited from amending, modifying or granting any waiver or release of any standstill provision contained in any agreement of Triple-S or any of its subsidiaries, in each case solely to the extent the Triple-S board or any committee thereof determines in good faith, after consultation with its outside legal counsel, that the failure to do so would violate the directors’ fiduciary duties under applicable law; or

•
Execute or enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, option agreement, merger agreement, joint venture agreement, partnership agreement or any other agreement, arrangement or understanding (whether or not binding) relating to any company takeover proposal (a “company acquisition agreement”).

Notwithstanding anything to the contrary described above, at any time prior to obtaining the approval of Triple-S stockholders, in response to a bona fide, written company takeover proposal that did not result from a material breach of the restrictions set forth above and that the Triple-S board or any committee thereof determines in good faith (after consultation with its outside counsel and financial advisor) constitutes or would reasonably be expected to lead to a superior proposal from the person or group submitting such bona fide, written company takeover proposal and that the failure to take such action would violate the directors’ fiduciary duties under applicable law (a “qualifying company takeover proposal”), Triple-S may (A) enter into an acceptable confidentiality agreement with such person or group making the qualifying company takeover proposal and thereafter furnish information with respect to Triple-S to such person or group and its representatives pursuant to such acceptable confidentiality agreement so long as Triple-S also provides Parent promptly, and in no event later than 24 hours after the time such information is provided or made available to such person or group or any of its representatives, any information furnished to such person or group or any of its representatives which was not previously furnished to Parent and (B) participate in discussions or negotiations with such person or group and its representatives regarding such qualifying company takeover proposal. Triple-S is required to notify Parent prior to furnishing any information and/or entering into any discussions or negotiations.
Changes in Board Recommendation (see page 68)
Under the merger agreement, prior to obtaining the Triple-S stockholder approval, the Triple-S board or any committee thereof may make an adverse recommendation change if (i) the Triple-S board or any committee thereof determines in good faith (after consultation with its outside counsel and financial advisor) that, as a result of an intervening event, failure to take such action would violate the directors’ fiduciary duties under applicable law or (ii) Triple-S receives a company takeover proposal after the date of the merger agreement that did not result from a material breach of its non-solicitation obligations and for which the Triple-S board or any committee thereof determines in good faith (after consultation with its outside counsel and financial advisor) that such company takeover proposal constitutes a superior proposal and that the failure to take such action would violate the directors’ fiduciary duties under applicable law; provided that:
•
Triple-S has provided written notice to Parent (a “notice of adverse recommendation change”) advising Parent that the Triple-S board or any such committee intends to take such action and the reasons therefor;

•
In the case of any notice of adverse recommendation change provided in connection with an intervening event, such notice of adverse recommendation change contains a reasonably detailed description of such intervening event;

•
In the case of any notice of adverse recommendation change provided in connection with a company takeover proposal, such notice of adverse recommendation change specifies the material terms and conditions of the related superior proposal, identifying the person or group making such superior proposal and including a copy of the most current version of the agreement or proposal and all material related documentation with respect to such superior proposal;

•
a period of at least four business days has elapsed following Parent’s receipt of such notice of adverse recommendation change (it being understood that any amendment or modification to any company takeover proposal that is the basis for such proposed adverse recommendation change shall require a new notice of adverse recommendation change and an additional notice period (which shall be the longer of (x) two business days and (y) the period remaining under the initial notice period));

•
If requested by Parent, Triple-S has negotiated, and has caused its subsidiaries and its and their representatives to negotiate, in good faith with Parent and its representatives during such four-business day period (as may be extended as set forth in the preceding bullet) with respect to any changes to the terms of the merger agreement proposed by Parent during such period; and

•
Taking into account any changes to the terms of the merger agreement proposed by Parent, the Triple-S board or any committee thereof has determined in good faith (after consultation with its outside counsel and financial advisor) (1) that it would continue to violate the directors’ fiduciary duties under applicable law not to effect the adverse recommendation change and (2) in connection with a company takeover proposal, that the company takeover proposal received by the Company would continue to constitute a superior proposal, in each case, if such changes offered by Parent were given effect.

Notwithstanding the foregoing, Triple-S is required to submit the matters to obtain approval of Triple-S stockholders at the special meeting; provided, however, that (i) if the Triple-S board has made an adverse recommendation change, then in submitting such matters to the special meeting, the Triple-S board may recommend against such matters or submit such matters without recommendation, in which event the Triple-S board will communicate the basis for its recommendation or lack thereof to Triple-S’s stockholders in the proxy statement or an appropriate amendment or supplement thereto to the extent it determines, after consultation with its outside legal counsel, that such action is compelled by applicable law and (ii) Triple-S shall have the right to terminate the merger agreement if the Triple-S board makes an adverse recommendation change concurrently with its entry into a definitive agreement concerning a superior proposal so long as it pays the termination fee (as defined below).
In addition, if the Triple-S board of directors changes its recommendation with respect to the merger agreement, Parent may terminate the merger agreement and collect a termination fee as described in the section entitled “The Merger Agreement—Termination Fee Payable by Triple-S and Reverse Termination Fee Payable by Parent” beginning on page 76 of this proxy statement.
Termination of the Merger Agreement (see page 75)
The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger (whether before or after receipt of the approval of Triple-S stockholders, except as otherwise expressly noted):
•	At any time prior to the effective time of the merger, by mutual written consent of Triple-S, Parent and Merger Sub;
•	At any time prior to the effective time of the merger, by either Triple-S or Parent if:
•
The merger has not been consummated on or before May 23, 2022 (the “outside date”); provided that this termination right will not be available to a party if the failure of the merger to be consummated on or before the outside date is the result of a material breach of the merger agreement by such party;

•	Any legal restraint permanently restraining, enjoining, preventing, prohibiting or otherwise making illegal the consummation of the merger is in effect and has become final and non-appealable;
•
If approval of Triple-S’s stockholders have not been obtained at the special meeting (or any adjournment or postponement thereof) and at which a vote by Triple-S’s stockholders on the adoption of the merger agreement was taken; or

•	(i) a governmental entity has brought a lawsuit or (ii) an adjudicatory action has been initiated by or at the behest of a governmental entity (and not upon the filing of a claim, challenge or complaint by any person other than such governmental entity), in either case, seeking to (A) restrain, enjoin, prevent, prohibit or otherwise make illegal the consummation of the merger or the other transactions contemplated under the merger agreement or (B) impose a burdensome condition, and Parent or Merger Sub has notified Triple-S that it refuses, or has withheld its consent from Triple-S, to defend such lawsuit or adjudicatory action.
•	At any time prior to the effective time of the merger, by Parent if:
•
Prior to the receipt of Triple-S’s stockholder approval, an adverse recommendation change has occurred, or Triple-S committed a material breach of its obligations relating to non-solicitation of company takeover proposals or its obligations related to stockholder approval and board recommendation and did not cure such breach within five (5) days after Parent has given written notice to Triple-S of such breach;

•
Triple-S has breached any representation or warranty or failed to perform any covenant or agreement on the part of Triple-S set forth in the merger agreement that would cause or result in any closing conditions related to Triple-S’s representations and warranties or performance of its obligations under the merger agreement not being satisfied and such breach or failure to perform is not capable of being cured or, if capable of being cured, is not cured prior to the earlier of thirty (30) days following written notice to Parent or by the outside date; provided that, Parent and Merger Sub are not then in material breach of the merger agreement; or

•	Any legal restraint imposing a burdensome condition is in effect and has become final and non-appealable.
•	At any time prior to the effective time of the merger, by Triple-S if:
•
Parent or Merger Sub has breached any representation or warranty or failed to perform any covenant or agreement on the part of Triple-S set forth in the merger agreement that would cause or result in any closing conditions related to Triple-S’s representations and warranties or performance of its obligations under the merger agreement not being satisfied and such breach or failure to perform is not capable of being cured or, if capable of being cured, is not cured prior to the earlier of thirty (30) days following written notice to Parent or by the outside date; provided that, Triple-S is not then in material breach of the merger agreement; or

•
Prior to the receipt of Triple-S’s stockholder approval, the Triple-S board effects an adverse recommendation change and concurrently enters into a definitive agreement concerning a superior proposal, subject to compliance with the restrictions on solicitation of company takeover proposals; provided that concurrently with such termination, Triple-S pays to Parent the termination fee required to be paid to Parent as described in the section entitled “The Merger Agreement—Termination Fee Payable by Triple-S and Reverse Termination Fee Payable by Parent” beginning on page 76 of this proxy statement.

Termination Fee Payable by Triple-S and Reverse Termination Fee Payable by Parent (see page 76)
•	Triple-S has agreed to pay Parent a fee of $17,985,000 by wire transfer of same-day funds (the “termination fee”) upon termination of the merger agreement if:
•
Triple-S terminates the merger agreement, prior to receipt of Triple-S’s stockholder approval, in order to effect an adverse recommendation change and concurrently enter into a definitive agreement providing for a superior proposal, subject to compliance with its obligations relating to non-solicitation of company takeover proposals or its obligations related to stockholder approval and board recommendation;

•
Parent terminates the merger agreement (or would have been entitled to terminate the merger agreement), prior to receipt of Triple-S’s stockholder approval, because an adverse recommendation change has occurred or Triple-S has materially breached its obligations relating to non-solicitation of company takeover proposals or its obligations related to stockholder approval and board recommendation and did not cure such breach within five (5) days after Parent has given written notice to Triple-S of such breach; or

•
(i) Parent terminates the merger agreement because Triple-S has breached any of its representations or warranties or failed to perform any of its covenants or obligations contained in the merger agreement, which breach or failure to perform would give rise to the failure of any closing conditions related to Triple-S’s representations and warranties or performance of its obligations under the merger agreement and such breach or failure to perform is not capable of being cured or, if capable of being cured, is not cured prior to the earlier of (a) thirty (30) days following written notice to Parent and (b) the outside date or (ii) either Parent or Triple-S terminates the merger agreement because the merger has not been consummated on or before the outside date or (iii) Triple-S’s stockholders did not approve the merger at the special meeting (or any adjournment or postponement thereof) and:

•
After the date of the merger agreement, a company takeover proposal is proposed to Triple-S board, or is made public or a public announcement of intention to make a company takeover proposal was made and not publicly withdrawn prior to the event that gave rise to the applicable termination right; and

•
Within (12) months of such termination, a company takeover proposal (whether or not the same one) is consummated or Triple-S or its subsidiaries enters into a definitive agreement relating to a company takeover proposal (whether or not the same one) (provided that all references to “15%” in the definition of company takeover proposal will be deemed to be a reference to “50%”).

•	Parent has agreed to pay Triple-S a reverse termination fee of $17,985,000 by wire transfer of same-day funds (the “reverse termination fee”) upon termination of the merger agreement if:
•
Triple-S or Parent terminates the merger agreement because the merger has not been consummated on or before the outside date and Triple-S did not commit a material breach of the merger agreement and, at the time of such termination, (A) any condition related to absence of legal restraints relevant to the required regulatory approvals, required regulatory approvals, absence of certain proceedings, no legal restraint imposing a burdensome condition or third-party consent was not satisfied (or, in the case of any of the last three mentioned above, was not waived by Parent) and (B) all other conditions set forth in the merger agreement have been satisfied (or, to the extent permitted by law, waived by the parties entitled thereto) (or in the case of conditions which by their nature are to be satisfied at the closing, were capable of being satisfied as of such time);

•
Triple-S or Parent terminates the merger agreement because a legal restraint that restrains, enjoins, prevents, prohibits or otherwise makes illegal the consummation of the merger is in effect and has become final and non-appealable (but only if the applicable legal restraint relates to the required regulatory approvals);

•	Parent terminates the merger agreement because a legal restraint that imposes a burdensome condition is in effect and has become final and non-appealable; or
•
Triple-S or Parent terminates the merger agreement because (i) a governmental entity has brought a lawsuit or (ii) an adjudicatory action has been initiated by or at the behest of a governmental entity (and not upon the filing of a claim, challenge or complaint by any person other than such governmental entity), in either case, seeking to (A) restrain, enjoin, prevent, prohibit or otherwise make illegal the consummation of the merger or the other transactions contemplated by the merger agreement or (B) impose a burdensome condition, and Parent or Merger Sub has notified Triple-S that it refuses, or has withheld its consent from Triple-S, to defend such lawsuit or adjudicatory action.

Remedies; Maximum Liability (see page 78)
The merger agreement provides that in no event will Triple-S be required to pay the termination fee on more than one occasion, whether or not the termination fee may be payable under more than one provision of the merger agreement at the same or at different times and the occurrence of different events. If the termination fee becomes payable in accordance with the merger agreement, the payment to Parent or its designee of the termination fee will be the sole and exclusive remedy of Parent and Merger Sub for any loss suffered by Parent or Merger Sub as a result of the failure of the transactions to be consummated and, upon such payment in accordance with the merger agreement, Triple-S will not have any further liability or obligation relating to or arising out of the merger agreement or the transactions, except in the case of fraud or willful or intentional breach of the merger agreement by Triple-S.
In addition, the merger agreement provides that in no event will Parent be required to pay the reverse termination fee on more than one occasion, whether or not the reverse termination fee may be payable under more than one provision of the merger agreement at the same time or at different times and the occurrence of different events. If the reverse termination fee becomes payable in accordance with the merger agreement, the payment to Triple-S or its designee of the reverse termination fee will be the sole and exclusive remedy of Triple-S for any loss suffered by Triple-S as a result of the failure of the transactions to be consummated and, upon such payment in accordance with the merger agreement, neither Parent nor Merger Sub will have any further liability or obligation relating to or arising out of the merger agreement or the transactions, except in the case of fraud or willful or intentional breach of the merger agreement by Parent or Merger Sub, as applicable.
Specific Performance (see page 78)
The merger agreement provides that the parties will be entitled to an injunction or injunctions, or any other appropriate form of equitable relief, to prevent breaches of the merger agreement and to specifically enforce the performance of the terms and provisions of the merger agreement in any court, without the necessity of providing any bond or other security or proving actual damages or the inadequacy of monetary damages as a remedy. Each of the parties further agrees not to oppose a remedy of specific enforcement on the basis that the other party has an adequate alternative remedy at law.
Appraisal Rights (see page 55)
Under Puerto Rico law, any record holder of Triple-S common stock at the close of business on the record date who does not vote in favor of the merger proposal, and who exercises its appraisal rights and fully complies with all of the provisions of Article 10.13 of Puerto Rico law (but not otherwise), will be entitled to demand and receive payment of the “fair value” as determined pursuant to Article 10.13 of Puerto Rico law for all (but not less than all) of his or her shares of Triple-S common stock if the merger is completed. See the section entitled “Appraisal Rights of Stockholders” beginning on page 81 of this proxy statement. The full text of Article 10.13 of Puerto Rico law is attached to this proxy statement (in English and Spanish) as Annex C.
The Special Meeting (see page 25)
The special meeting of Triple-S’s stockholders is scheduled to be held exclusively online via live webcast on December 10, 2021 at 9:00 a.m., Atlantic Time. You will be able to attend the special meeting by visiting www.virtualshareholdermeeting.com/GTS2021SM and entering the control number found on your proxy card, e-mail or voting instruction. Stockholders will be able to listen, vote and submit questions during the virtual meeting. We elected to use a virtual meeting given the current public health implications of COVID-19 (novel coronavirus) and our desire to promote the health and welfare of our stockholders.
The special meeting is being held in order to consider and vote on the following:
•
A proposal to approve and adopt the merger agreement, which is further described in the sections entitled “The Merger (Proposal 1)” and “The Merger Agreement,” beginning on pages 31 and 57, respectively, of this proxy statement;

•
A proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Triple-S to its named executive officers that is based on or otherwise relates to the merger, which is discussed under the section entitled “The Merger (Proposal 1)—Interests of Triple-S’s Directors and Executive Officers in the Merger” beginning on page 50 of this proxy statement; and

•
A proposal to approve an adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the merger proposal if there are not sufficient votes at the time of such adjournment to approve the merger proposal.

Only holders of record of Triple-S common stock at the close of business on November 2, 2021, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting or any adjournments or postponements thereof. At the close of business on the record date, 23,795,559 shares of Triple-S common stock were issued and outstanding, approximately 1,043,010 of which were held by Triple-S’s directors and executive officers. We currently expect that all of Triple-S’s directors and executive officers will vote their shares in favor of the merger proposal and the other proposals to be considered at the special meeting, although no director or executive officer is obligated to do so.
The presence at the special meeting, by attendance via the virtual meeting website or by proxy, of the holders of one-third of the shares of Triple-S common stock issued and outstanding and entitled to vote at the close of business on the record date will constitute a quorum. There must be a quorum for business to be conducted at the special meeting. If you submit a properly executed proxy card, even if you abstain from voting, your shares will be counted for purposes of calculating whether a quorum is present at the special meeting. Failure of a quorum to be present at the special meeting will necessitate an adjournment or postponement and will subject Triple-S to additional expense.
You may cast one vote for each share of Triple-S common stock that you own at the close of business on the record date. Approval and adoption of the merger agreement requires the affirmative vote of the majority of the shares of Triple-S common stock issued and outstanding at the close of business on the record date in accordance with Puerto Rico law. The proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Triple-S to its named executive officers that is based on or otherwise relates to the merger requires the affirmative vote of at least a majority of the outstanding shares of Triple-S common stock present via the virtual meeting website or represented by proxy and entitled to vote and voting on the proposal at the special meeting (provided that a quorum is present). The proposal to adjourn the special meeting, if necessary or appropriate, to permit further solicitation of proxies in favor of the merger proposal, requires the affirmative vote of at least a majority of the outstanding shares of Triple-S common stock present via the virtual meeting website or represented by proxy (whether or not a quorum is present).
An abstention occurs when a stockholder attends a meeting, either via the virtual meeting website or by proxy, but abstains from voting. At the special meeting, abstentions will be counted in determining whether a quorum is present. Because under Puerto Rico law the approval and adoption of the merger agreement requires the affirmative vote of the majority of the shares of Triple-S common stock issued and outstanding at the close of business on the record date, abstentions and a complete failure to vote (including the failure of a record owner to execute and return a proxy card and the failure of a beneficial owner of shares held in “street name” by a broker, bank or other nominee to give voting instructions to the broker, bank or other nominee) will have the same effect as a vote “AGAINST” the merger proposal. Because the other two proposals require the affirmative vote of at least a majority of the outstanding shares of Triple-S common stock present via the virtual meeting website or represented by proxy and entitled to vote and voting at the special meeting, abstentions and a failure to vote (including the failure of a record owner to execute and return a proxy card and the failure of a beneficial owner of shares held in “street name” by a broker, bank or other nominee to give voting instructions to the broker, bank or other nominee) will have no effect on the outcome of such proposals.
If no instruction as to how to vote is given (including an instruction to abstain) in an executed, duly returned and not revoked proxy, the proxy will be voted for (i) the merger proposal; (ii) the proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Triple-S to its named executive officers that is based on or otherwise relates to the merger; and (iii) the proposal to approve the adjournment of the special meeting, if necessary or appropriate to solicit additional proxies, if there are not sufficient votes at the time of such adjournment to approve the merger proposal.
Interests of Triple-S’s Directors and Executive Officers in the Merger (see page 50)
In considering the recommendation of the Triple-S board of directors to approve and adopt the merger agreement, you should be aware that Triple-S’s directors and executive officers have interests in the merger that are different from, or in addition to, those of Triple-S’s stockholders generally. The Triple-S board of directors was aware of these interests and considered them, among other matters, in evaluating the merger agreement, in reaching its decision to approve the merger agreement and in recommending to Triple-S stockholders that the merger agreement be approved and adopted. These interests are described in further detail and quantified below under “The Merger (Proposal 1)—Interests of Triple-S’s Directors and Executive Officers in the Merger” beginning on page 50 of this proxy statement.

Directors’ and Officers’ Indemnification and Insurance (see page 54)
Parent has agreed to assume the obligations with respect to all rights to indemnification, advancement of expenses and exculpation from liabilities, for acts or omissions occurring at or prior to the effective time of the merger now existing in favor of the current or former directors or officers (the “indemnified persons”) of Triple-S or any of its subsidiaries as provided in Triple-S’s articles and bylaws, the organizational documents of any Triple-S subsidiary or any indemnification agreement between an indemnified person and Triple-S or any of its subsidiaries as of the effective time of the merger, and such obligations will survive the merger and will continue in full force and effect in accordance with their terms.
For additional information regarding directors’ and officers’ indemnification and insurance, please see the section entitled “The Merger Agreement—Directors’ and Officers’ Indemnification and Insurance” beginning on page 73.
Market Prices of Triple-S Common Stock (see page 80)
The merger consideration of $36.00 per share represents a premium of approximately 49% over Triple-S’s closing share price on August 23, 2021, the last trading day prior to the announcement that Triple-S had entered into the merger agreement and a premium of approximately 49% to Triple-S’s ninety (90)-day volume-weighted average stock price on the same date. The closing price of Triple-S common stock on the NYSE on November 3, 2021, the most recent practicable date prior to the date of this proxy statement, was $35.49 per share. You are encouraged to obtain current market prices of Triple-S common stock in connection with voting your shares of Triple-S common stock.
Litigation Related to the Merger (see page 56)
Any litigation, if not resolved, could prevent or delay consummation of the merger and result in substantial costs to Triple-S, including any costs associated with the indemnification of directors and officers. One of the conditions to the consummation of the merger is that no applicable law or order issued by a court of competent jurisdiction or other legal restraint which is then in effect renders illegal or enjoins the consummation of the merger whether on a preliminary or permanent basis. Therefore, if a plaintiff were successful in obtaining an injunction prohibiting the consummation of the merger on the agreed-upon terms, then such injunction may prevent the merger from being consummated, or from being consummated within the expected time frame.
As of the filing of this proxy statement on November 4, 2021, two complaints have been filed in connection with the merger by purported stockholders of Triple-S in the U.S. District Court for the Southern District of New York. On October 12, 2021, a purported stockholder filed a complaint captioned Humberto Ortega v. Triple-S Management Corporation et al., 21-cv-08392. On October 25, 2021, another purported stockholder filed a complaint captioned Matthew Whitfield v. Triple-S Management Corporation et al., 21-cv-08718. The complaints are similar. Each complaint names Triple-S and the Triple-S board members as defendants and alleges, among other things, that the preliminary proxy statement filed by Triple-S on September 24, 2021 in connection with the merger is materially incomplete and misleading in violation of Section 14(a) and Section 20(a) of the Exchange Act and Rule 14a-9 promulgated thereunder. The complaints seek, among other relief, an injunction preventing the closing of the merger unless and until the defendants disclose material information allegedly omitted from the proxy statement, rescission of the merger agreement to the extent already implemented (or awarding of rescissory damages), damages, and an award of attorneys’ and experts’ fees.
Triple-S believes that the allegations in the complaints are without merit. Additional lawsuits arising out of the merger may also be filed in the future.
For additional information regarding the pending litigation, please see the section entitled “The Merger (Proposal 1)—Litigation Related to the Merger” beginning on page 56.

QUESTIONS AND ANSWERS
The following are some questions that you, as a stockholder of Triple-S, may have regarding the merger and the special meeting and the answers to those questions. Triple-S urges you to carefully read the remainder of this proxy statement because the information in this section does not provide all the information that might be important to you with respect to the merger and the special meeting. Additional important information is also contained in the annexes to and the documents incorporated by reference into this proxy statement.
Q:	What is the purpose of the special meeting?
A:	At the special meeting, stockholders will consider and act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, namely:
•
A proposal to approve and adopt the merger agreement, which is further described in the sections entitled “The Merger (Proposal 1)” and “The Merger Agreement,” beginning on pages 31 and 57, respectively, of this proxy statement;

•
A proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Triple-S to its named executive officers that is based on or otherwise relates to the merger, which is discussed under the section entitled “The Merger (Proposal 1)—Interests of Triple-S’s Directors and Executive Officers in the Merger” beginning on page 50 of this proxy statement; and

•
A proposal to approve an adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the merger proposal if there are not sufficient votes at the time of such adjournment to approve the merger proposal.

Q:	Where and when is the special meeting?
A:
The special meeting is scheduled to be held exclusively online via live webcast on December 10, 2021 at 9:00 a.m., Atlantic Time. There will not be a physical meeting location. You will be able to attend the special meeting by visiting www.virtualshareholdermeeting.com/GTS2021SM and entering the control number found on your proxy card, e-mail or voting instruction. Stockholders will be able to listen, vote and submit questions during the virtual meeting. We encourage you to allow ample time for online check-in, which will open at 8:45 a.m., Atlantic Time. Please note that you will not be able to attend the special meeting in person. We elected to use a virtual meeting given the current public health implications of COVID-19 (novel coronavirus) and our desire to promote the health and welfare of our stockholders.

Q:	What do I need in order to be able to attend the special meeting online?
A:
The special meeting will be held via live webcast only. Any stockholders of record and beneficial owners with a legal proxy issued in their name by their respective organization holding their shares may be present at the virtual meeting. The webcast will start at 9:00 a.m., Atlantic Time on December 10, 2021. Stockholders may vote and submit questions while attending the special meeting online. In order to be able to enter the special meeting, you will need to visit www.virtualshareholdermeeting.com/GTS2021SM and enter the control number found on your proxy card, e-mail or voting instruction. Stockholders will be able to listen, vote and submit questions during the virtual meeting.

Q:	How does the Triple-S board of directors recommend that I vote on the proposals?
A:
The Triple-S board of directors determined that the adoption of the merger agreement and consummation of the merger are in the best interests of Triple-S and its shareholders and thus recommends that you vote as follows:

•	“FOR” the merger proposal;

•
“FOR” the approval, on a non-binding, advisory basis, of certain compensation that will or may be paid by Triple-S to its named executive officers that is based on or otherwise relates to the merger; and

•
“FOR” the approval of an adjournment of the special meeting, if necessary or appropriate to solicit additional proxies in favor of the merger proposal, if there are not sufficient votes at the time of such adjournment to approve the merger proposal.

Q:	How does the per share merger consideration compare to the market price of Triple-S common stock prior to announcement of the merger?
A:
The merger consideration of  $36.00 per share represents a premium of approximately 49% over Triple-S’s closing share price on August 23, 2021, the last trading day prior to the announcement that Triple-S had entered into the merger agreement. The closing price of Triple-S common stock on the NYSE on November 3, 2021, the most recent practicable date prior to the date of this proxy statement, was $35.49 per share. You are encouraged to obtain current market prices of Triple-S common stock in connection with voting your shares of Triple-S common stock.

Q:	What will happen in the merger?
A:
If the merger is completed, Merger Sub will merge with and into Triple-S, whereupon the separate existence of Merger Sub will cease and Triple-S will be the surviving corporation and a wholly owned subsidiary of Parent. As a result of the merger, Triple-S common stock will no longer be publicly traded, and you will no longer have any interest in Triple-S’s future earnings or growth. In addition, Triple-S common stock will be delisted from the NYSE and deregistered under the Exchange Act, and Triple-S will no longer be required to file periodic reports with the Securities and Exchange Commission (the “SEC”) with respect to Triple-S common stock, in each case in accordance with applicable law, rules and regulations.

Q:	Who will own Triple-S after the merger?
A:	Immediately following the merger, Triple-S will be a wholly owned subsidiary of Parent.
Q:	What will I receive in the merger?
A:
Upon the terms and subject to the conditions of the merger agreement, if the merger is completed, the holders of Triple-S common stock will have the right to receive $36.00 in cash, without interest and less any applicable withholding taxes (the “merger consideration”), for each share of Triple-S common stock that they own immediately prior to the effective time of the merger.

Q:	What will happen in the merger to Triple-S equity awards?
A:
The merger agreement provides that, prior to the effective time of the merger, the Triple-S board of directors shall adopt resolutions to effect the following treatment of the equity awards of Triple-S:

•
Each restricted share award under the Triple-S equity plan that is outstanding as of the date of the merger agreement and immediately prior to the effective time of the merger shall, at the effective time of the merger, whether or not vested, be converted into the right to receive an amount in cash equal to the product of the merger consideration and the number of shares of Triple-S common stock underlying the Triple-S restricted share award;

•
Each restricted stock unit under the Triple-S equity plan that is outstanding as of the date of the merger agreement and immediately prior to the effective time of the merger shall, at the effective time of the merger, whether or not vested, be canceled and converted into the right to receive an amount in cash equal to the product of the merger consideration and the number of shares of Triple-S common stock underlying the Triple-S restricted stock unit award as of immediately prior to the effective time of the merger;

•
Each performance share unit under the Triple-S equity plan that is outstanding as of the date of the merger agreement and immediately prior to the effective time of the merger shall, at the effective time of the merger, whether or not vested, be canceled and converted into the right to receive an amount in cash equal to the product of the merger consideration and the number of shares of Triple-S common stock underlying the Triple-S performance share unit award as of immediately prior to the effective time of the merger, determined based on achievement of target performance; and
•
Each award of (or with respect to) Triple-S common stock with respect to any restricted stock unit or performance share unit that is granted following the date of the merger agreement and outstanding immediately prior to the effective time of the merger, at the effective time of the merger, shall be canceled and converted into the right to receive an amount in cash equal to the product of the merger consideration and the number of shares of Triple-S common stock underlying such award as of immediately prior to the effective time (determined, in the case of performance share units, based on target performance), payable on the date the award would have otherwise vested pursuant to its vesting schedule, subject to the holder’s continuing employment as of each such vesting date or as otherwise provided in the applicable award agreements.

Q:	Am I entitled to exercise appraisal rights instead of receiving the merger consideration for my shares of Triple-S common stock?
A:
If you comply with all the requirements of Article 10.13 of Puerto Rico law (including not voting in favor of the adoption of the merger agreement), you are entitled to have the “fair value” (as defined pursuant to Article 10.13 of Puerto Rico law) of your shares of Triple-S common stock determined by the Court of First Instance of the Commonwealth of Puerto Rico, Superior Court, and to receive payment based on that valuation instead of receiving the merger consideration. The ultimate amount you would receive in an appraisal proceeding may be more than, the same as, or less than the amount you would have received under the merger agreement. To exercise your appraisal rights, you must comply with the requirements of Puerto Rico law. See “Appraisal Rights of Stockholders” beginning on page 81 of this proxy statement and the text of the Puerto Rico appraisal provisions set forth in Article 10.13 of Puerto Rico law, which is reproduced in its entirety (in English and Spanish) as Annex C to this proxy statement.

Q:	What vote is required to approve the merger proposal?
A:
The merger proposal requires the affirmative vote of at least a majority of the shares of Triple-S common stock issued and outstanding at the close of business on the record date. In addition, under the merger agreement, the receipt of such required vote is a condition to the consummation of the merger. A failure to vote your shares of Triple-S common stock or an abstention from voting will have the same effect as a vote against the merger proposal.

Q:
What vote is required to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Triple-S to its named executive officers that is based on or otherwise relates to the merger?

A:
The named executive officer merger-related compensation proposal, approval of which is not required to complete the merger, requires the affirmative vote of at least a majority of the outstanding shares of Triple-S common stock present via the virtual meeting website or represented by proxy and entitled to vote and voting on the proposal at the special meeting (provided a quorum is present or represented by proxy).

Q:
Why am I being asked to consider and act upon a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Triple-S to its named executive officers that is based on or otherwise relates to the merger?

A:
SEC rules require Triple-S to seek a non-binding, advisory vote to approve any agreements or understandings and compensation that will or may be paid by Triple-S to its named executive officers that is based on or otherwise relates to in connection with the merger. Approval of this proposal by Triple-S’s stockholders is not required to complete the merger.

Q:
What vote is required to approve the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the merger proposal if there are not sufficient votes at the time of such adjournment to approve the merger proposal?

A:
The proposal to adjourn the special meeting, the approval of which is not required to complete the merger, requires the affirmative vote of at least a majority of the outstanding shares of Triple-S common stock present via the virtual meeting website or represented by proxy (whether or not a quorum is present).

Q:	Do any of Triple-S’s directors or officers have interests in the merger that may differ from or be in addition to my interests as a stockholder?
A:
In considering the recommendation of the Triple-S board of directors with respect to the merger proposal, you should be aware that our directors and executive officers have certain interests in the merger that may be different from, or in addition to, the interests of Triple-S stockholders generally. The Triple-S board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement be approved by the stockholders of Triple-S. See “The Merger (Proposal 1)—Interests of Triple-S’s Directors and Executive Officers in the Merger” beginning on page 50 and “Advisory Vote on Named Executive Officer Merger-Related Compensation Arrangements (Proposal 2)” beginning on page 85.

Q:	When do you expect the merger to be completed?
A:
In order to complete the merger, Triple-S must obtain stockholder approval of the merger proposal described in this proxy statement and the other closing conditions under the merger agreement must be satisfied or waived. The parties to the merger agreement currently expect to complete the merger in the first half of 2022, although Triple-S cannot assure completion by any particular date, if at all. Because the merger is subject to a number of conditions, the exact timing of the merger cannot be determined at this time.

Q:	What conditions must be satisfied to complete the merger?
A:
There are several conditions which must be satisfied to complete the merger, including, among other things, the expiration or termination of any applicable waiting period under the HSR Act, compliance with certain other regulatory filings and obtaining certain other regulatory approvals and third-party consents. The obligation of each party to consummate the merger is also conditioned on the other party’s representations and warranties being true and correct (subject generally to a material adverse effect standard, with different standards applicable to certain representations and warranties) and the other party having performed in all material respects its obligations under the merger agreement (subject to certain qualifications). The obligation of Parent and Merger Sub to consummate the merger is also conditioned on, among other things, the absence of a pending lawsuit brought by any governmental entity seeking to (A) restrain, enjoin, prevent, prohibit or otherwise make illegal the consummation of the merger or (B) impose a “burdensome condition” (as defined in the section entitled “The Merger Agreement—Regulatory Approvals Required for the Merger”), the absence of a “company material adverse effect” (as defined in the section entitled “The Merger Agreement—Definition of ‘Company Material Adverse Effect”’), and the absence of a legal restraint imposing a burdensome condition. Consummation of the merger is not subject to any financing condition.

Q:	Do you expect the merger to be taxable to Triple-S stockholders?
A:
The exchange of Triple-S common stock for cash in the merger will be a taxable transaction for U.S. federal and Puerto Rico income tax purposes and may also be taxable under state and local and other tax laws. In general, you will recognize gain or loss equal to the difference between (1) the merger consideration you receive and (2) the adjusted tax basis of the shares of Triple-S common stock you surrender in the merger. U.S. holders should read the section titled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 89 and P.R. holders should read the section titled “Puerto Rico Income Tax Consequences of the Merger” beginning on page 92 of this proxy statement. If you are a non-U.S. holder, your exchange of shares of Triple-S common stock for the merger consideration generally will not result in U.S. federal income tax unless you have certain connections with the United States. If you are a non-P.R. holder, your exchange of shares of Triple-S common stock for the merger consideration generally will not result in Puerto Rico income tax unless you have certain connections with Puerto Rico rendering the gain as income effectively connected to a Puerto Rico trade or business. You should read the sections titled “Material U.S. Federal Income Tax Consequences of the Merger” and “Material Puerto Rico Income Tax Consequences of the Merger” beginning on pages 89 and 92, respectively, of this proxy statement and consult your tax advisors regarding the U.S. federal and Puerto Rico income tax consequences of the merger to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.
Q:	Who is entitled to vote at the special meeting?
A:
The record date for the special meeting is November 2, 2021. Only stockholders of record at the close of business on that date are entitled to attend and vote at the special meeting or any adjournment or postponement thereof. The only class of stock that can be voted at the meeting is Triple-S common stock. Each outstanding share of Triple-S common stock is entitled to one vote on all matters that come before the special meeting. At the close of business on the record date, there were 23,795,559 shares of Triple-S common stock issued and outstanding, approximately 4.38% of which were held by Triple-S’s directors and executive officers. We currently expect that all of Triple-S’s directors and executive officers will vote their shares in favor of the merger proposal and the other proposals to be considered at the special meeting, although no director or executive officer is obligated to do so.

Q:	Who may attend the special meeting?
A:
Only stockholders as of the close of business on November 2, 2021, or their duly appointed proxies, and invited guests of Triple-S may attend the meeting via the virtual meeting website. “Street name” holders (those whose shares are held through a broker, bank or other nominee) who wish to vote at the special meeting must obtain a proxy, executed in your favor, from your broker, bank or other nominee giving you the right to vote your shares at the special meeting.

Q:	Who is soliciting my vote?
A:
The Triple-S board of directors is soliciting your proxy, and Triple-S will bear the cost of soliciting proxies. Innisfree M&A Incorporated (“Innisfree”) has been retained to assist with the solicitation of proxies. Innisfree will be paid a solicitation fee of approximately $20,000 and will be reimbursed for its reasonable out-of-pocket expenses for these and other advisory services in connection with the special meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, custodians, and other like parties to the beneficial owners of shares of Triple-S common stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail or other electronic medium by Innisfree or, without additional compensation, by certain of Triple-S’s directors, officers and employees.

Q:	What do I need to do now?
A:
Carefully read and consider the information contained in and incorporated by reference into this proxy statement, including its annexes. Whether or not you expect to attend the special meeting, please submit a proxy to vote your shares as promptly as possible so that your shares may be represented and voted at the special meeting.

Q:	How do I vote if my shares are registered directly in my name?
A:	If you are a stockholder of record, there are four methods by which you may vote at the special meeting:
•	Internet: To vote over the internet, log on to the voting site indicated on your proxy card. If you vote over the internet, you do not have to mail in a proxy card.
•	Telephone: To vote by telephone, call the toll-free number indicated on your proxy card. If you vote by telephone, you do not have to mail in a proxy card.

•
Mail: To vote by mail, complete, sign and date a proxy card and return it promptly in the postage paid envelope provided. If you return your signed proxy card to us before the special meeting, we will vote your shares as you direct.

•
Virtually During Meeting: To vote your shares during the special meeting, click on the vote button provided on the screen and follow the instructions provided. If you encounter any difficulties accessing the special meeting during the check-in or meeting time, please call the technical support number that will be posted on the log in page.

Whether or not you plan to attend the meeting, we urge you to vote by proxy, whether by internet, by telephone or by mail, to ensure your vote is counted. You may still attend the meeting and vote your shares via the virtual meeting website, even if you have already voted by proxy. If you later decide to vote at the special meeting, your proxy prior to the special meeting will be revoked. Please choose only one method to cast your vote by proxy. We encourage you to vote over the internet, which is a convenient, cost-effective and reliable alternative to returning a proxy card by mail.
Q:	How do I vote if my shares are held in the name of my broker (street name)?
A:
If your shares are held by your broker, bank or other nominee, often referred to as held in “street name,” you will receive a form from your broker, bank or other nominee seeking instruction as to how your shares should be voted. You should contact your broker, bank or other nominee with questions about how to provide or revoke your instructions.

Q:	Can I change my vote after I submit my proxy?
A:
Yes. You can change or revoke your proxy at any time before the final vote at the special meeting or any adjournment or postponement thereof. If you are the record holder of your shares, you may change or revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy bearing a later date, whether over the internet, by telephone or by mail;
•
You may send a written notice prior to the special meeting (or any adjournment or postponement thereof) that you are revoking your proxy to the Office of the Secretary, Triple-S Management Corporation, 1441 F.D. Roosevelt Avenue, San Juan, Puerto Rico 00920; or

•	You may attend the special meeting (or any adjournment or postponement thereof) and vote via the virtual meeting website.
If your shares are held by your broker, bank or other nominee, you will have to follow the instructions provided by your broker, bank or other nominee to change or revoke your proxy.
If you have questions about how to vote or change your vote, please contact Innisfree, the firm assisting us in the solicitation of proxies, toll-free at (877) 750-0537.
Q:	What happens if I sell my shares of Triple-S common stock before the special meeting?
A:
The record date for the special meeting is earlier than the expected date of the merger. If you own shares of Triple-S common stock as of the close of business on the record date but transfer your shares prior to the date of the special meeting, you will retain your right to vote at the special meeting, but the right to receive the merger consideration will pass to the person who holds your shares immediately prior to the effective time of the merger.

Q:	What happens if I sell my shares of Triple-S common stock after the special meeting but before the effective time?
A:
If you transfer your shares after the special meeting but before the effective time, you will have transferred the right to receive the merger consideration to the person to whom you transfer your shares. In order to receive the merger consideration, you must hold your shares of Triple-S common stock through completion of the merger.

Q:	Should I send in my stock certificates now?
A:
No. If the merger is completed, the paying agent for the merger will send you a letter of transmittal and instructions for exchanging your shares of Triple-S common stock for the merger consideration. PLEASE DO NOT SEND ANY STOCK CERTIFICATES WITH YOUR PROXY OR OTHERWISE SEND THEM TO TRIPLE-S, PARENT OR THE PROXY SOLICITOR.

Q:	How many shares must be present to constitute a quorum for the meeting?
A:
The presence at the special meeting, by attendance via the virtual meeting website or by proxy, of the holders of one-third of the shares of Triple-S common stock issued and outstanding and entitled to vote at the close of business on the record date will constitute a quorum. There must be a quorum for business to be conducted at the special meeting. Failure of a quorum to be present at the special meeting will necessitate an adjournment or postponement and will subject Triple-S to additional expense.

Q:	What if I abstain from voting?
A:
If you attend the special meeting or send in your signed proxy card, but abstain from voting on any proposal, your shares will still be counted for purposes of determining whether a quorum exists. If you abstain from voting on the merger proposal at the special meeting, it will have the same effect as a vote “AGAINST” such proposal. If you abstain from voting on the other two proposals, it will have no effect on the outcome of such proposals.

Q:	Will my shares be voted if I do not sign and return my proxy card or vote over the internet, by mail, by telephone or by attendance via the virtual meeting website?
A:
If you are a registered stockholder and you do not sign and return your proxy card or vote over the internet, by telephone, by mail or by attendance via the virtual meeting website, your shares will not be voted at the special meeting and will not be counted for purposes of determining whether a quorum exists.

If your shares are held in street name and you do not issue instructions to your broker, bank or other nominee, your broker, bank or other nominee may vote your shares at its discretion on routine matters, but may not vote your shares on non-routine matters. Under NYSE rules, all of the proposals in this proxy statement are non-routine matters. Accordingly, if your shares are held in “street name” and you do not issue instructions to your broker, bank or other nominee, your shares will not be voted at the special meeting and will not be counted for purposes of determining whether a quorum exists.
If you fail to complete, sign, date and return your proxy card by mail, or vote via the internet, by telephone or by attendance via the virtual meeting website, it will have the same effect as a vote “AGAINST” the merger proposal, but will have no effect on the other proposals.
Q:	What is a broker non-vote?
A:
Broker non-votes are shares held by brokers and other record holders that are present or represented by proxy at the special meeting, but with respect to which the broker or other record holder is not instructed by the beneficial owner of such shares how to vote on a particular proposal and the broker does not have discretionary voting power on such proposal. Because brokers and other record holders do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement, if a beneficial owner of shares of Triple-S common stock held in “street name” does not give voting instructions to the broker or other holder of record, then those shares will not be present or represented by proxy at the special meeting. As a result, it is expected that there will not be any broker non-votes in connection with any of the three proposals described in this proxy statement.

If you do not instruct your broker, bank or other nominee to vote your shares, your shares will not be voted and the effect will be the same as a vote “AGAINST” the merger proposal. However, a failure to instruct your broker, bank or other nominee to vote on the non-binding proposal regarding merger-related compensation for Triple-S’s named executive officers (assuming a quorum is present) or the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies for the approval and adoption of the merger agreement, will have no effect on the outcome of such proposals.

Q:	Will my shares held in “street name” or another form of record ownership be combined for voting purposes with shares I hold of record?
A:
No. Because any shares you may hold in “street name” will be deemed to be held by a different stockholder than any shares you hold of record, any shares so held will not be combined for voting purposes with shares you hold of record. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity. Shares held in an individual retirement account must be voted under the rules governing the account.

Q:	What does it mean if I receive more than one set of proxy materials?
A:
This means you own shares of Triple-S common stock that are registered under different names or are in more than one account. For example, you may own some shares directly as a stockholder of record and other shares through a broker or you may own shares through more than one broker. In these situations, you will receive multiple sets of proxy materials. You must vote, sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards that you receive in order to vote all of the shares you own. Each proxy card you receive comes with its own prepaid return envelope. If you submit your proxy by mail, make sure you return each proxy card in the return envelope that accompanies that proxy card.

Q:	Who will count the votes?
A:	A representative from Broadridge Financial Solutions, Inc. will serve as the inspector of election.
Q:	Can I participate if I am unable to attend the special meeting?
A:	If you are unable to attend the special meeting, we encourage you to complete, sign, date and return your proxy card or to vote over the internet or by telephone.
Q:	Where can I find the voting results of the special meeting?
A:
Triple-S intends to announce preliminary voting results at the special meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the special meeting. All reports that Triple-S files with the SEC are publicly available when filed.

Q:	What happens if the merger is not completed?
A:
If the merger agreement is not approved and adopted by Triple-S stockholders or if the merger is not completed for any other reason, Triple-S stockholders will not receive any payment for their shares of Triple-S common stock in connection with the merger. Instead, Triple-S will remain an independent public company, the shares of Triple-S common stock will continue to be listed and traded on the NYSE and Triple-S will continue to be subject to reporting obligations under the Exchange Act.

The merger agreement provides that, upon termination of the merger agreement under certain circumstances, Triple-S will be required to pay to Parent a termination fee of  $17,985,000, or under specified circumstances, Triple-S may be entitled to receive a reverse termination fee of  $17,985,000 from Parent. If Parent commences an action or proceeding that results in a judgment against Triple-S for the payment of the termination fee, Triple-S shall pay to Parent its costs and expenses (including attorneys’ fees and expenses incurred by Parent in connection with such action or proceeding), together with interest on the payment from the date such payment was required to be made until the date of payment. If Triple-S commences an action or proceeding that results in a judgment against Parent for the payment of the reverse termination fee, Parent shall pay to Triple-S its costs and expenses (including attorneys’ fees and expenses incurred by Triple-S in connection with such action or proceeding), together with interest on the payment from the date such payment was required to be made until the date of payment.

See the section entitled “The Merger Agreement—Termination Fee Payable by Triple-S and Reverse Termination Fee Payable by Parent” beginning on page 76 of this proxy statement for a discussion of the circumstances under which such a termination fee or a reverse termination fee will be required to be paid.
Q:	How can I obtain additional information about Triple-S?
A:
Triple-S will provide copies of this proxy statement and its 2020 Annual Report to Stockholders, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, without charge to any stockholder who makes a written request to our Secretary at Triple-S Management Corporation, 1441 F.D. Roosevelt Avenue, San Juan, Puerto Rico 00920. Triple-S’s Annual Report on Form 10-K and other SEC filings may also be accessed at www.sec.gov or on the Investor Relations section of Triple-S’s website at www.triplesmanagement.com. Triple-S’s website address is provided as an inactive textual reference only. The information provided on or accessible through our website is not part of this proxy statement and is not incorporated in this proxy statement by reference by this or any other reference to our website provided in this proxy statement.

Q:	How many copies of this proxy statement and related voting materials should I receive if I share an address with another stockholder?
A:
The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single annual report or proxy statement, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.

Triple-S and some brokers may be householding our proxy materials by delivering proxy materials to multiple stockholders who request a copy and share an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker if your shares are held in a brokerage account or Triple-S if you are a stockholder of record. You can notify us by sending a written request to Triple-S Management Corporation, 1441 F.D. Roosevelt Avenue, San Juan, Puerto Rico 00920, Attn: Secretary, or calling (787) 749-4949. Stockholders who share a single address, but receive multiple copies of the proxy statement, may request that in the future they receive a single copy by notifying Triple-S at the telephone and address set forth in the prior sentence. In addition, Triple-S will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered pursuant to a prior request.
Q:	Whom should I contact if I have any questions?
A:
If you have questions about the merger or the other matters to be voted on at the special meeting or desire additional copies of this proxy statement or additional proxy cards or otherwise need assistance voting, you should contact:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Shareholders may call toll-free: (877) 750-0537
Banks and brokers may call collect: (212) 750-5833

CAUTION REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement, and the documents incorporated by reference or otherwise referred to in this proxy statement, contain “forward-looking statements” within the meaning of Section 21E of the Exchange Act. Any statements contained in this proxy statement, and the documents incorporated by reference or otherwise referred to in this proxy statement, that are not statements of historical fact may be deemed to be forward-looking statements. All such forward-looking statements are intended to provide management’s current expectations for the future operating and financial performance of Triple-S based on current assumptions relating to Triple-S’s business, the economy and future conditions. Forward-looking statements generally can be identified through the use of words such as “believes,” “anticipates,” “may,” “should,” “will,” “plans,” “projects,” “expects,” “expectations,” “estimates,” “forecasts,” “predicts,” “targets,” “prospects,” “strategy,” “signs” and other words of similar meaning in connection with the discussion of future operating or financial performance. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash and other measures of financial performance. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and changes in circumstances that are difficult to predict. Accordingly, Triple-S’s actual results may differ materially from those contemplated by the forward-looking statements. Investors, therefore, are cautioned against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Forward-looking statements in this proxy statement, and the documents incorporated by reference or otherwise referred to in this proxy statement, include, among others, statements relating to:
•	Expected impact of COVID-19 on Triple-S’s businesses;
•
The occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including a termination of the merger agreement under circumstances that could require Triple-S to pay a termination fee;

•	The failure to receive, on a timely basis or otherwise, the required approvals by Triple-S stockholders with regard to the merger agreement;
•	The risk that a closing condition to the merger agreement may not be satisfied;
•	Triple-S’s and Parent’s ability to complete the proposed merger on a timely basis or at all;
•	The failure of the merger to be completed on a timely basis or at all for any other reason;
•	The risks that Triple-S’s business may suffer as a result of uncertainties surrounding the merger;
•	The ability of Triple-S to retain and hire key personnel and maintain relationships with providers pending the consummation of the merger;
•	The possibility of disruption to Triple-S’s business from the proposed merger, including increased costs and diversion of management time and resources;
•	Limitations placed on Triple-S’s ability to operate its business under the merger agreement;
•	General economic, business and political conditions;
•	The outcome of any legal proceedings that may be instituted against Triple-S or others relating to the merger agreement or the merger; and
•	Other financial, operational and legal risks and uncertainties detailed from time to time in Triple-S’s SEC reports.
All forward-looking statements are inherently subject to a number of risks and uncertainties that could cause the actual results of Triple-S to differ materially from those reflected in forward-looking statements made in this proxy statement, and the documents incorporated by reference or otherwise referred to in this proxy statement, as well as in press releases and other statements made from time to time by Triple-S’s authorized officers. Such risks and uncertainties include, among others, the risk factors included in Item 1A of Triple-S’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and under Part II, Item 1A I Triple-S’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2021. Triple-S does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

THE COMPANIES
Triple-S Management Corporation
Triple-S, a health services company, serves more than 1 million customers in Puerto Rico, which represents nearly one-third of the island’s population. With over 60 years of experience, it is the premier insurance and managed care brand, with the largest customer base and broadest provider networks on the island. Triple-S has the exclusive right to use the Blue Cross Blue Shield name and mark throughout Puerto Rico, the U.S. Virgin Islands, Costa Rica, the British Virgin Islands and Anguilla, and offers a broad portfolio of managed care and related products in the commercial, Medicare Advantage and Medicaid segments. Triple-S is also a well-known brand in the life insurance and property and casualty insurance segments in Puerto Rico, with strong customer relationships and a significant market share.
Triple-S’s principal executive office is located at 1441 F.D. Roosevelt Avenue, San Juan, Puerto Rico 00920. Triple-S’s telephone number is (787) 749-4949. Triple-S’s internet website address is www.triplesmanagement.com. The information provided on the Triple-S website is not part of this proxy statement and is not incorporated in this proxy statement by reference by this or any other reference to its website provided in this proxy statement.
Shares of Triple-S common stock are listed and trade on the NYSE under the symbol “GTS.”
Parent
Parent is a not-for-profit mutual holding company and the parent to a family of forward-thinking companies focused on transforming health care. The Parent organization includes Florida Blue, the leading health insurance company in Florida; GuideWell Health, a portfolio of clinical delivery organizations; GuideWell Venture Group, a portfolio of companies, including Onlife Health and PopHealthCare, focused on creating human-first and innovative health solutions for health plans; GuideWell Source, a provider of administrative services to state and federal health care programs; and WebTPA, a market leading administrator of self-funded employer health plans. In total, Parent and its affiliated companies serve more than 45 million people in 45 states.
Parent’s principal executive office is located at 4800 Deerwood Campus Pkwy., Jacksonville, Florida 32246. Parent’s telephone number is (855) 204-4084. Parent’s internet website address is www.guidewell.com. The information provided on the Parent website is not part of this proxy statement and is not incorporated in this proxy statement by reference by this or any other reference to its website provided in this proxy statement.
Merger Sub
Merger Sub is a Delaware corporation and wholly owned subsidiary of Parent. Upon consummation of the transactions contemplated by the merger agreement, Merger Sub exists for the sole purpose of entering into the merger agreement and, subject to the terms and conditions thereof, completing the transactions contemplated thereby and the related financing transactions. Merger Sub will cease to exist and Triple-S will continue as the surviving company and as a wholly owned subsidiary of Parent.

THE SPECIAL MEETING
This proxy statement is being provided to the stockholders of Triple-S as part of a solicitation of proxies by the Triple-S board of directors for use at the special meeting to be held at the time specified below, and at any properly convened meeting following an adjournment or postponement thereof. This proxy statement provides stockholders of Triple-S with the information they need to know to be able to vote or instruct their vote to be cast at the special meeting or any adjournment or postponement thereof.
Date, Time and Place
The special meeting is scheduled to be held exclusively online via live webcast on December 10, 2021 at 9:00 a.m., Atlantic Time. You will be able to attend the special meeting by visiting www.virtualshareholdermeeting.com/GTS2021SM and entering the control number found on your proxy card, e-mail or voting instruction. Stockholders will be able to listen, vote and submit questions during the virtual meeting. We encourage you to allow ample time for online check-in, which will open at 8:45 a.m., Atlantic Time. Please note that you will not be able to attend the special meeting in person. We elected to use a virtual meeting given the current public health implications of COVID-19 (novel coronavirus) and our desire to promote the health and welfare of our stockholders.
We have created and implemented the virtual format in order to facilitate stockholder attendance and participation by enabling stockholders to participate fully, and equally, from any location around the world, at no cost. However, you will bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies. A virtual special meeting makes it possible for more stockholders (regardless of size, resources or physical location) to have direct access to information more quickly, while saving Triple-S and its stockholders time and money, especially as physical attendance at meetings has dwindled. We also believe that the online tools we have selected will increase stockholder communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the special meeting so they can ask questions of our board of directors or management. During the live Q&A session of the special meeting, we may answer questions as they come in and address those asked in advance, to the extent relevant to the business of the special meeting, as time permits.
Both stockholders of record and street name stockholders will be able to attend the special meeting via live audio webcast, submit their questions during the meeting and vote their shares electronically at the special meeting.
If you are a registered holder, your virtual control number will be on your proxy card.
If you hold your shares beneficially through a bank or broker, you must provide a legal proxy from your bank or broker during registration and you will be assigned a virtual control number in order to vote your shares during the special meeting. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the 2021 special meeting (but will not be able to vote your shares) so long as you demonstrate proof of stock ownership. If you encounter any difficulties accessing the webcast during the check-in or meeting time, or you have any questions regarding how to use the virtual meeting platform, please call the technical support number that will be posted on the virtual shareholder meeting log in page.
Technical Difficulties
There will be technicians ready to assist you with any technical difficulties you may have accessing the special meeting live audio webcast. Please be sure to check in by 8:45 a.m. Atlantic Time on December 10, 2021, (fifteen (15) minutes prior to the start of the meeting is recommended) the day of the meeting, so that any technical difficulties may be addressed before the special meeting live audio webcast begins. If you encounter any difficulties accessing the webcast during the check-in or meeting time, or you have any questions regarding how to use the virtual meeting platform, please call the technical support number that will be posted on the virtual shareholder meeting log in page.

Purpose of the Special Meeting
At the special meeting, Triple-S stockholders will be asked to consider and vote on the following:
•
A proposal to approve and adopt the merger agreement, which is further described in the sections entitled “The Merger (Proposal 1)” and “The Merger Agreement,” beginning on pages 31 and 57, respectively, of this proxy statement;

•
A proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Triple-S to its named executive officers that is based on or otherwise relates to the merger, which is discussed under the section entitled “The Merger (Proposal 1)—Interests of Triple-S’s Directors and Executive Officers in the Merger” beginning on page 50 of this proxy statement; and

•
A proposal to approve an adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the merger proposal, if there are not sufficient votes at the time of such adjournment to approve the merger proposal.

Triple-S stockholders must approve the merger proposal for the merger to occur. If Triple-S stockholders fail to approve the merger proposal, the merger will not occur. The vote on executive compensation payable in connection with the merger is a vote separate and apart from the vote to approve the merger proposal. Accordingly, a stockholder may vote to approve the executive compensation payable in connection with the merger and vote not to approve the merger proposal and vice versa. Because the vote on executive compensation is advisory in nature only, it will not be binding on either Triple-S or Parent. Accordingly, because Triple-S is contractually obligated to pay the compensation, the compensation will be payable, subject only to the conditions applicable thereto, if the merger agreement is approved and adopted and the merger is consummated, and regardless of the outcome of the advisory vote.
Triple-S does not expect a vote to be taken on any other matters at the special meeting or any adjournment or postponement thereof. If any other matters are properly presented at the special meeting or any adjournment or postponement thereof for consideration, however, the holders of the proxies will have discretion to vote on these matters.
Recommendation of the Triple-S Board of Directors
After careful consideration, the Triple-S board of directors, by a unanimous vote, approved the merger agreement, the merger and the other transactions contemplated by the merger agreement. Certain factors considered by the Triple-S board of directors in reaching its decision to authorize and approve the merger agreement and the merger can be found in the section entitled “The Merger (Proposal 1)—Triple-S’s Reasons for the Merger” beginning on page 50 of this proxy statement.
The Triple-S board of directors recommends that the Triple-S stockholders vote “FOR” the merger proposal, “FOR” the proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Triple-S to its named executive officers that is based on or otherwise relates to the merger and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the merger proposal, if there are not sufficient votes at the time of such adjournment to approve the merger proposal.
Record Date; Stockholders Entitled to Vote
Only holders of record of Triple-S common stock at the close of business on November 2, 2021, the record date for the special meeting, will be entitled to notice of, and to vote at, the special meeting or any adjournments or postponements of the special meeting. At the close of business on the record date, 23,795,559 shares of Triple-S common stock were issued and outstanding and held by 927 holders of record.
Holders of record of Triple-S common stock are entitled to one vote for each share of Triple-S common stock they own at the close of business on the record date.
Quorum
The presence at the special meeting, by attendance via the virtual meeting website or by proxy, of the holders of one-third of the shares of Triple-S common stock issued and outstanding and entitled to vote at the close of business on the record date will constitute a quorum. Any shares of Triple-S common stock held by

Triple-S are not considered to be outstanding for purposes of determining a quorum. There must be a quorum for business to be conducted at the special meeting. Failure of a quorum to be represented at the special meeting will necessitate an adjournment or postponement and will subject Triple-S to additional expense. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any adjournment of the special meeting. However, if a new record date is set for the adjourned special meeting, then a new quorum will have to be established. If you submit a properly executed proxy card, even if you abstain from voting, your shares will be counted for purposes of calculating whether a quorum is present at the special meeting.
Required Vote
Approval and adoption of the merger agreement requires the affirmative vote of a majority of the shares of Triple-S common stock issued and outstanding at the close of business on the record date. The proposal to adjourn the special meeting, if necessary or appropriate, to permit further solicitation of proxies in favor of the merger proposal, requires the affirmative vote of at least a majority of the outstanding shares of Triple-S common stock present via the virtual meeting website or represented by proxy (whether or not a quorum is present). The proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Triple-S to its named executive officers that is based on or otherwise relates to the merger requires the affirmative vote of at least a majority of the outstanding shares of Triple-S common stock present via the virtual meeting website or represented by proxy and entitled to vote and voting on the proposal at the special meeting (provided that a quorum is present).
Abstentions and Broker Non-Votes
An abstention occurs when a stockholder attends a meeting, either by attendance via the virtual meeting website or by proxy, but abstains from voting. At the special meeting, abstentions will be counted in determining whether a quorum is present, and will be counted as a vote “AGAINST” the merger proposal. At the special meeting, abstentions will have no effect on the outcomes of the proposal to adjourn the special meeting, if necessary or appropriate, to permit further solicitation of proxies in favor of the merger proposal, and the advisory vote on named executive officer merger-related compensation arrangements.
If no instruction as to how to vote is given (including an instruction to abstain) in an executed, duly returned and not revoked proxy, the proxy will be voted “FOR” (i) the merger proposal; (ii) the proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Triple-S to its named executive officers that is based on or otherwise relates to the merger; and (iii) the proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies, if there are not sufficient votes at the time of such adjournment to approve the merger proposal.
Broker non-votes are shares held by brokers and other record holders that are present or represented by proxy at the special meeting, but with respect to which the broker or other record holder is not instructed by the beneficial owner of such shares how to vote on a particular proposal and the broker does not have discretionary voting power on such proposal. Because brokers and other record holders do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement, if a beneficial owner of shares of Triple-S common stock held in “street name” does not give voting instructions to the broker or other holder of record, then those shares will not be present or represented by proxy at the special meeting. As a result, it is expected that there will not be any broker non-votes in connection with any of the three proposals described in this proxy statement. If you do not instruct your broker, bank or other nominee to vote your shares, your shares will not be voted and the effect will be the same as a vote “AGAINST” the merger proposal. However, a failure to instruct your broker, bank or other nominee to vote on the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies for the approval of the merger proposal or, assuming a quorum is present, the proposal regarding the advisory vote on named executive officer merger-related compensation arrangements, will have no effect on the outcome of such proposals.
Failure to Vote
If you are a registered stockholder and you do not sign and return your proxy card or vote over the internet, by telephone or by attendance via the virtual meeting website, your shares will not be voted at the special meeting and will not be counted for purposes of determining whether a quorum exists. If you are the record owner of your shares and you fail to vote, it will have the same effect as a vote “AGAINST” the merger proposal but will have no effect on the proposal to adjourn the special meeting (whether or not a quorum is present), if necessary or appropriate, to permit further solicitation of proxies in favor of the merger proposal, and the advisory vote on named executive officer merger-related compensation arrangements (assuming a quorum is present).
Voting by Triple-S’s Directors and Executive Officers
At the close of business on the record date, directors and executive officers of Triple-S and their affiliates were entitled to vote 1,043,010 shares of Triple-S common stock, or approximately 4.38% of the shares of Triple-S common stock issued and outstanding on that date.
Voting at the Special Meeting
To participate in the special meeting, visit please click on the voting link provided from your registration e-mail and enter the control number included on your proxy card or on the instructions that accompanied your proxy materials. If you wish to submit a question during the special meeting, type your question into the “Ask a Question” field, and click “Submit.” If your question is properly submitted during the relevant portion of the meeting agenda, we will respond to your question during the live webcast.
If we experience technical difficulties during the special meeting (e.g., a temporary or prolonged power outage), we will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any situation, we will promptly notify stockholders of the decision via a press release. If you encounter any difficulties accessing the webcast during the check-in or meeting time, or you have any questions regarding how to use the virtual meeting platform, please call the technical support number that will be posted on the virtual shareholder meeting log in page.
Please note that if your shares of Triple-S common stock are held by a broker, bank or other nominee, and you wish to vote at the special meeting, you must obtain a proxy, executed in your favor, from your broker, bank or other nominee giving you the right to vote your shares at the special meeting.
You may also authorize the persons named as proxies on the proxy card to vote your shares by (i) signing, dating, completing and returning the proxy card by mail; (ii) over the internet; or (iii) by telephone. Triple-S encourages you to vote over the internet as Triple-S believes this is the most cost-effective method. We also recommend that you vote as soon as possible, even if you are planning to attend the special meeting, so that the vote count will not be delayed. The internet provides a convenient, cost-effective alternative to returning your proxy card by mail or voting by telephone. If you vote your shares over the internet, you may incur costs associated with electronic access, such as usage charges from internet access providers. If you choose to vote your shares over the internet, there is no need for you to mail back your proxy card.
To Vote Over the Internet:
To vote over the internet, log on to the voting site indicated on your proxy card. If you vote over the internet, you do not have to mail in a proxy card.
To Vote By Telephone:
To vote by telephone, call the toll-free number indicated on your proxy card. If you vote by telephone, you do not have to mail in a proxy card.
To Vote By Mail:
To vote by mail, complete, sign, date and return the enclosed proxy card and mail it to the address indicated on the proxy card.
If you return your signed proxy card without indicating how you want your shares of Triple-S common stock to be voted with regard to a particular proposal, your shares of Triple-S common stock will be voted in favor of each such proposal. Proxy cards that are returned without a signature will not be counted as present at the special meeting and cannot be voted.

If your shares are held by your broker, bank or other nominee, you will receive a form from your broker, bank or other nominee seeking instruction as to how your shares should be voted. You should contact your broker, bank or other nominee with questions about how to provide or revoke your instructions.
If you hold shares in more than one account, you may receive more than one proxy or voting instruction card. To be sure that all of your shares are represented at the meeting, you must submit your proxy or voting instructions with respect to each proxy or voting instruction card you receive.
Revocation of Proxies
You can revoke your proxy at any time before the final vote at the special meeting or any adjournment or postponement thereof. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:
•	You may submit another properly completed proxy bearing a later date, whether over the internet, by telephone or by mail;
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You may send a written notice prior to the special meeting (or any adjournment or postponement thereof) that you are revoking your proxy to the Office of the Secretary, Triple-S Management Corporation, 1441 F.D. Roosevelt Avenue, San Juan, Puerto Rico 00920; or

•	You may attend the special meeting (or any adjournment or postponement thereof) and vote via the virtual meeting website.
If your shares are held by your broker, bank or other nominee, you will have to follow the instructions provided by your broker, bank or other nominee to revoke your proxy.
If you have questions about how to vote or change your vote, you should contact the firm assisting us with the solicitation of proxies, Innisfree, toll-free at (877) 750-0537.
Shares Held in Name of Broker
If your shares are held by your broker, bank or other nominee, often referred to as held in “street name,” you will receive a form from your broker, bank or other nominee seeking instruction as to how your shares should be voted. You should contact your broker, bank or other nominee with questions about how to provide or revoke your instructions.
Tabulation of Votes
A representative from Broadridge Financial Solutions, Inc. will serve as the inspector of election.
Solicitation of Proxies
The Triple-S board of directors is soliciting your proxy, and Triple-S will bear the cost of soliciting proxies. Innisfree has been retained to assist with the solicitation of proxies. Innisfree will be paid a solicitation fee of approximately $20,000 and will be reimbursed for its reasonable out-of-pocket expenses for these and other advisory services in connection with the special meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, custodians and other like parties to the beneficial owners of shares of Triple-S common stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by Innisfree or, without additional compensation, by certain of Triple-S’s directors, officers and employees.
Adjournment
In addition to the merger proposal and the advisory vote on named executive officer merger-related compensation arrangements, Triple-S stockholders are also being asked to approve a proposal to, as permitted under the terms of the merger agreement, adjourn the special meeting for the purpose of soliciting additional proxies in favor of the merger proposal if there are not sufficient votes at the time of the special meeting to approve the merger proposal. The special meeting could be adjourned by Triple-S as permitted under the terms of the merger agreement to any date. In addition, Triple-S could postpone the meeting before it commences, whether for the purpose of soliciting additional proxies or for other reasons. If the special meeting is adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use at the special meeting or any adjournment or postponement thereof. If you return a proxy and do not indicate how you wish to vote on any proposal, your shares will be voted in favor of such proposal.
The Triple-S board of directors recommends a vote “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the merger proposal, if there are not sufficient votes at the time of such adjournment to approve the merger proposal.
Other Information
You should not send documents representing Triple-S common stock with the proxy card. If the merger is completed, the paying agent for the merger will send you a letter of transmittal and instructions for exchanging your shares of Triple-S common stock for the merger consideration.

THE MERGER (PROPOSAL 1)
The discussion of the merger in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and incorporated by reference into this proxy statement. You should read the merger agreement carefully as it is the legal document that governs the merger.
Effects of the Merger
Pursuant to the terms of the merger agreement, at the effective time of the merger, Merger Sub will be merged with and into Triple-S in accordance with the Puerto Rico law and Delaware law. As a result of the merger, the separate existence of Merger Sub will cease, and Triple-S will survive the merger as a wholly owned subsidiary of Parent.
At the effective time of the merger, each outstanding share of Triple-S common stock (other than any shares held by Triple-S (as treasury stock), Parent or Merger Sub, or any stockholder who has properly demanded and not failed to perfect or validly withdrawn appraisal rights in accordance with Puerto Rico law) will be automatically converted into the right to receive $36.00 in cash, without interest and less any applicable withholding taxes (the “merger consideration”).
Upon consummation of the merger, your shares of Triple-S common stock will no longer be outstanding and will automatically be canceled and cease to exist in exchange for payment of the merger consideration described above unless you have properly demanded and not failed to perfect or validly withdrawn appraisal rights in accordance with Puerto Rico law. As a result, you will not own any shares of the surviving corporation, and you will no longer have any interest in its future earnings or growth. Following the merger, Triple-S will cease to be a publicly-traded company and will be wholly owned by Parent, and the surviving corporation will terminate the listing of Triple-S’s common stock on the NYSE and deregister under the Exchange Act and no longer be subject to reporting obligations under the Exchange Act.
Upon consummation of the merger, each Triple-S restricted share award, restricted stock unit award and performance share unit award that is outstanding as of the date of the merger agreement and immediately prior to the effective time of the merger, at the effective time of the merger, whether or not vested and whether subject to time-based or performance-based vesting, shall be canceled and converted into the right to receive an amount in cash equal to the product of the merger consideration and the number of shares of Triple-S common stock underlying the applicable Triple-S award as of immediately prior to the effective time of the merger. In the case of any Triple-S performance share unit awards, performance conditions will be deemed to have been earned at target performance.
Upon consummation of the merger, each Triple-S restricted stock unit award and performance share unit award that is granted following the date of the merger agreement and outstanding immediately prior to the effective time of the merger, at the effective time of the merger, shall be canceled and converted into the right to receive an amount in cash equal to the product of the merger consideration and the number of shares of Triple-S common stock underlying such award as of immediately prior to the effective time, payable on the date the award would have otherwise vested pursuant to its vesting schedule, subject to the holder’s continuing employment as of each such vesting date or as otherwise provided in the applicable award agreements. In the case of any Triple-S performance share unit awards, performance conditions will be deemed to have been earned at target performance.
If, during the period between the date of the merger agreement and the effective time of the merger, any change in the outstanding shares of Triple-S common stock occurs by reason of any reclassification, recapitalization, stock split or combination or any stock dividend thereon with a record date during such period, the merger consideration will be appropriately adjusted.
Effects on Triple-S If the Merger Is Not Completed
If the merger agreement is not approved and adopted by Triple-S stockholders or if the merger is not completed for any other reason, Triple-S stockholders will not receive any payment for their shares of Triple-S common stock in connection with the merger. Instead, Triple-S will remain an independent public company, the shares of Triple-S common stock will continue to be listed and traded on the NYSE and Triple-S will continue to be subject to reporting obligations under the Exchange Act. In addition, if the merger is not completed, Triple-S stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, as disclosed in Triple-S’s Annual Report on Form 10-K.
Furthermore, if the merger is not completed, and depending on the circumstances that would have caused the merger not to be completed, it is likely that the price of Triple-S common stock will decline significantly. If that were to occur, it is uncertain when, if ever, the price of Triple-S common stock would return to the price at which it trades as of the date of this proxy statement.
Accordingly, if the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of Triple-S common stock. If the merger agreement is not approved and adopted by Triple-S stockholders or if the merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to Triple-S will be offered or that Triple-S’s business, prospects or results of operation will not be adversely impacted.
In addition, the merger agreement provides that, upon termination of the merger agreement under certain circumstances, Triple-S will be required to pay to Parent a termination fee of  $17,985,000, or under specified circumstances, Triple-S may be entitled to receive a reverse termination fee of  $17,985,000 from Parent. If Parent commences an action or proceeding that results in a judgment against Triple-S for the payment of the termination fee, Triple-S shall pay to Parent its costs and expenses (including attorneys’ fees and expenses incurred by Parent in connection with such action or proceeding), together with interest on the payment from the date such payment was required to be made until the date of payment. If Triple-S commences an action or proceeding that results in a judgment against Parent for the payment of the reverse termination fee, Parent shall pay to Triple-S its costs and expenses (including attorneys’ fees and expenses incurred by Triple-S in connection with such action or proceeding), together with interest on the payment from the date such payment was required to be made until the date of payment.
See the section entitled “The Merger Agreement—Termination Fee Payable by Triple-S and Reverse Termination Fee Payable by Parent” beginning on page 76 of this proxy statement for a discussion of the circumstances under which such a termination fee will be required to be paid.
Background of the Merger
As part of the ongoing evaluation of Triple-S, the board of directors and management of Triple-S regularly evaluates its historical performance, future growth prospects and overall strategic positioning and objectives and considers potential opportunities to enhance stockholder value. This review has included consideration of various potential strategic alternatives, including potential strategic partnerships and business combination transactions.
In connection with this ongoing review, Triple-S has relied on a team of advisors each of whom has a longstanding relationship with Triple-S and an extensive understanding of Triple-S’s business, including Goldman Sachs, in its capacity as a financial advisor to Triple-S, and Pietrantoni Mendez & Alvarez LLC (“PMA”) and Davis Polk & Wardwell LLP (“Davis Polk”), each in their capacities as a legal advisor to Triple-S.
During the course of the reviews by the board of directors and management of Triple-S described in the first paragraph of this section of this proxy statement, at various meetings of the Triple-S board of directors, the board of directors and management of Triple-S reviewed and discussed, among other things, the implications of transferring or terminating the Blue Cross and Blue Shield Association (“BCBSA”) licenses in a potential sale of Triple-S to either a BCBSA member or a non-BCBSA member, respectively. As a result of this study, the board of directors and management of Triple-S determined that terminating the BCBSA licenses in connection with the sale of Triple-S to a non-BCBSA member would have material implications for the value such a buyer would be prepared to pay. Upon termination of Triple-S’s license agreements, the BCBSA would impose a re-establishment fee upon Triple-S, which would allow the BCBSA to entitle another managed care company to use the Blue Cross and Blue Shield (“BCBS”) name and marks in the service areas Triple-S currently serves. In addition, the BCBSA would transfer a portion of the re-establishment fee paid by Triple-S to another BCBSA member to directly compete with Triple-S. The BCBSA re-establishment fee is currently $98.33 per licensed enrollee. If the re-establishment fee were applied to Triple-S’s total BCBS enrollees as of December 31, 2020, Triple-S estimated that it would be assessed approximately $96.0 million by the BCBSA. Triple-S also determined that the BCBS name and mark are valuable identifiers of Triple-S’s products and services in the marketplace.
On June 14, 2016, following discussion with the Triple-S board of directors, Roberto García-Rodríguez, the president and chief executive officer of Triple-S, Joseph A. Frick, a director of Triple-S, and an executive of Company A, a leading US national healthcare benefits company, held a meeting to informally explore Company A’s interest in acquiring Triple-S. In the ensuing year, Company A and Triple-S held additional conversations, but the results of this initial outreach were inconclusive.
In January 2019, following discussion with the Triple-S board of directors, Mr. García-Rodríguez reached out again to an executive of Company A to see if Company A had any interest in a business combination with Triple-S, following which Triple-S provided certain preliminary information to Company A to assist it with its evaluation of Triple-S.
On February 15, 2019, Triple-S and Company A entered into a mutual confidentiality agreement regarding information to be disclosed in connection with a possible transaction. The mutual confidentiality agreement with Company A contained a 12-month standstill provision that expired on February 15, 2020.
As a result of this initiative, on April 23, 2019, Company A sent Triple-S a non-binding indication of interest to acquire Triple-S with a purchase price in the range of 50-65% over the Triple-S closing share price on April 22, 2019, which equated to a range of $32.70 to $35.97 per share.
On April 26, 2019, the Triple-S board of directors held a meeting, which was attended by members of Triple-S management and representatives of Goldman Sachs, PMA and Davis Polk, to discuss a potential transaction with Company A. At the meeting, the Triple-S board of directors authorized Triple-S management to explore a potential transaction with Company A.
Over the next several months, Triple-S continued to have discussions with Company A. During this time, the Triple-S board of directors continued to meet with Triple-S management and its legal and financial advisors to discuss the ongoing negotiations with Company A and consider other strategic alternatives, including the merits and impediments associated with engaging with other potentially interested parties in a sale of Triple-S.
On August 19, 2019, Company A sent Triple-S a revised non-binding indication of interest to acquire Triple-S with a proposal of an all-cash offer to acquire all of Triple-S’s outstanding common stock at a price of $30.00 per share.
Between August 2019 and October 2019, members of Triple-S’s management team and its legal and financial advisors met or had telephone conversations with members of Company A’s management team and its legal and financial advisors to negotiate the terms of a potential transaction and to conduct due diligence. During this time, Triple-S’s stock price experienced a material decline. As a result of this downward pressure on Triple-S’s stock price and the resulting increased implied premium of Company A’s proposal relative to Triple-S’s stock price, Company A informed Triple-S that Company A would be unable to proceed with a transaction with Triple-S.
On February 2, 2021, Anthem, Inc. (“Anthem”) announced its entry into an agreement to acquire MMM Holdings, LLC (“MMM”), a healthcare benefits provider in Puerto Rico and direct competitor of Triple-S, from InnovaCare Health, L.P.
On February 11, 2021, Mr. García-Rodríguez reached out to an executive of Company B, a leading US national health care benefits company, as part of a broader initiative by Triple-S to evaluate strategic alternatives for Triple-S in light of new market dynamics, including the entrance of a new national competitor to the Puerto Rico market after the acquisition of MMM by Anthem.
On February 16, 2021, the Triple-S board of directors held a meeting, which was attended by members of Triple-S management and representatives of Goldman Sachs. During the meeting, Mr. García-Rodríguez and other members of Triple-S management, with the assistance of representatives of Goldman Sachs, presented the board of directors with various plans and alternatives regarding the implementation of Triple-S’s long-term strategy, including (i) maintaining the status quo by focusing on the successful execution of the strategy, (ii) advancing the strategy by pursuing partnerships with a financial sponsor or strategic partner, and (iii) pursuing a change of ownership of Triple-S whereby Triple-S’s stockholders would sell their shares for cash and/or stock of the potential acquirer. The Triple-S board of directors and members of Triple-S management also discussed Anthem’s recently announced transaction to acquire MMM and the impact this acquisition would have on the Puerto Rico market and Triple-S. Following these discussions, the Triple-S board of directors determined to (i) continue the strategic alternatives discussion at the regular meeting of the Triple-S board of directors in April 2021, and (ii) authorize Triple-S management to hold informal discussions with third parties in order to explore strategic alternatives for Triple-S to accelerate its strategy.
Beginning on February 18, 2021, Carlos L. Rodriguez Ramos, the chief legal counsel of Triple-S, had informal discussions with Charles Joseph, the chief legal officer of Parent, to discuss industry dynamics in light of Anthem’s recently announced transaction to acquire MMM. After a follow up discussion with business people from both companies on the same topic, Parent expressed an interest in exploring business opportunities with Triple-S.
On February 19, 2021, Mr. García-Rodríguez reached out to an executive of Company B to see if Company B was interested in exploring a strategic partnership with Triple-S.
During this period and as a result of Mr. García-Rodríguez’s February 19, 2021 outreach to the Company B executive, members of the management teams of Triple-S and Company B held meetings to discuss the potential benefits of working closer together, including through a strategic partnership, joint venture or other opportunity. Also discussed was a possible business combination involving Company B and Triple-S.
On February 24, 2021, Triple-S and Company B entered into a mutual confidentiality agreement regarding information to be disclosed in connection with a possible strategic relationship. The mutual confidentiality agreement with Company B does not contain a standstill provision.
On various dates between March 1, 2021 and April 1, 2021, members of the management team of Triple-S had discussions with their counterparts at Parent to discuss business dynamics in Florida and Puerto Rico and potential benefits of working closer together on various complementary business initiatives, including through a possible business combination.
On April 1, 2021, Francisco Martorell Basanta, vice president of corporate development of Triple-S, and Chuck Divita, executive vice president, commercial markets of Parent, met to discuss overall strategic perspectives, areas of organizational focus and developments in the health care industry. After this discussion, Mr. Martorell Basanta and Mr. Divita agreed to schedule a call between Mr. García-Rodríguez and Patrick J. Geraghty, the president and chief executive officer of Parent, to discuss their interest in a possible strategic relationship between the companies.
On April 6, 2021, Mr. García-Rodríguez and Mr. Geraghty held a telephonic meeting to discuss whether Parent was interested in pursuing a strategic partnership, joint venture or potential business combination with Triple-S. During the call, Mr. Geraghty indicated that Parent was interested in a possible acquisition of Triple-S.
On April 7, 2021, Triple-S and Parent entered into a mutual confidentiality agreement regarding information to be disclosed in connection with a potential transaction.
On April 8, 2021, representatives from the commercial and Medicare business areas of Triple-S and Parent held a meeting to explore opportunities to work together, with a particular focus on Parent’s interest in serving the Florida Hispanic markets in the commercial and Medicare business areas.
On April 14, 2021, members of management of Triple-S and Parent held a meeting to discuss their respective businesses and strategies.
On April 29, 2021, the Triple-S board of directors held a meeting, which was attended by members of Triple-S management. During the meeting, Triple-S management provided an update to the board of directors on the recent meetings and conversations held with Parent and Company B. Following these discussions, the Triple-S board of directors authorized Triple-S management to continue to explore a strategic relationship with Company B and a potential business combination with Parent.

On May 7, 2021, a subset of the Triple-S board of directors and members of the executive committee of the board of directors of Parent held a meeting to discuss the strategic and cultural affinity of the two companies. Following the meeting, the parties discussed potential next steps and information that would be needed by both parties to progress forward and agreed to continue with a preliminary 30-day due diligence exercise.
On May 11, 2021, Mr. García-Rodríguez had a meeting with an executive of Company B in the course of which he advised the Company B executive that an unidentified party was interested in an acquisition of Triple-S.
On May 17, 2021, members of management of Triple-S presented via video conference a management presentation to members of management of Parent. The management presentation included Triple-S’s non-public financial forecasts.
On May 28, 2021, Mr. García-Rodríguez had a telephone conversation with the Company B executive to discuss whether Company B was still considering a possible business combination with Triple S. The Company B executive advised Mr. García-Rodríguez that, while Company B wanted to continue exploring strategic opportunities with Triple-S, Company B was not interested in pursuing an acquisition of Triple-S.
On June 11, 2021, Parent provided a non-binding indication of interest to acquire Triple-S with a proposal of an all-cash offer to acquire all of Triple-S’s outstanding common stock at a price of $30.50 per share. The non-binding indication of interest provided that Parent would expect to secure appropriate employment agreements or offer letters with certain key members of the Triple-S leadership team in connection with a transaction.
On June 11, 2021, following receipt of Parent’s initial proposal, the Triple-S board of directors held a telephonic meeting, which was attended by members of Triple-S management and representatives of Goldman Sachs. During the meeting, the Triple-S board of directors, Triple-S management and Goldman Sachs reviewed and discussed Parent’s acquisition proposal. Following discussion, the Triple-S board of directors authorized Triple-S management to commence negotiations on the terms and conditions of a potential transaction between the parties, but communicate to Parent that Parent’s proposed purchase price of $30.50 per share would need to be increased meaningfully.
In the evening of June 11, 2021, following the Triple-S board of directors meeting, Mr. García-Rodríguez held a telephonic meeting with Mr. Geraghty to discuss Parent’s proposal. During the call, Mr. García-Rodríguez indicated that, although the Triple-S board saw significant value in the relationship that would result from a potential transaction between the parties, Parent’s proposal of $30.50 per share was far off from a range that the Triple-S board of directors would be willing to entertain and that any valuation of Triple-S should recognize the strength of Triple-S’s balance sheet and book value.
On June 14, 2021, MHH Healthcare, LLC, an Oklahoma-based health maintenance organization, announced its entry into an agreement to acquire Medical Card System, Inc. (“MCS”), a Puerto Rico-based healthcare services organization and direct competitor of Triple-S.
On June 18, 2021, the Triple-S board of directors held a meeting, which was attended by members of Triple-S management and representatives of Goldman Sachs. During the meeting, Goldman Sachs, with the assistance of Triple-S management, reviewed Triple-S’s management projections, preliminary financial analyses with respect to Triple-S and led a discussion on the potential value of Triple-S in anticipation of further negotiations with Parent. The Triple-S board of directors and members of Triple-S management also discussed MHH Healthcare, LLC’s recently announced transaction to acquire MCS and how this acquisition could potentially strengthen MCS from a financial point of view. Following these discussions, the Triple-S board of directors authorized Triple-S management to continue to explore a potential business combination with Parent.
On June 21, 2021 and June 22, 2021, members of the management teams of Triple-S and Parent held meetings in Puerto Rico to discuss, among other things, Triple-S’s business, strategy and value drivers, the economic and market conditions in Puerto Rico and Triple-S’s financial forecasts.
On June 23, 2021 and June 24, 2021, members of the management teams of Triple-S and Company B held meetings to discuss various potential strategic partnership opportunities.

During the month of June 2021, Mr. García-Rodríguez and Mr. Geraghty held several telephonic meetings to discuss Parent’s offer price for Triple-S.
On June 29, 2021, the Triple-S board of directors held a meeting, which was attended by members of Triple-S management and representatives of Goldman Sachs. During the meeting, Triple-S management reviewed and discussed with the Triple-S board of directors the status of price discussions with Parent as well as the partnership proposal with Company B, including the value implications, potential synergies and future growth potential of such partnership proposal. Following discussion, the Triple-S board of directors authorized Triple-S management to continue to explore both opportunities.
Also on June 29, 2021, following a discussion with and authorization from the Triple-S board of directors, Mr. García-Rodríguez held a telephonic meeting with Mr. Geraghty in which he advised Mr. Geraghty that the Triple-S board would be willing to consider a transaction at an offer price in the range of $36-$38 per share. Following that initial conversation, Mr. Geraghty called Mr. García-Rodriguez and informed him that the Parent board of directors’ expectation was to price the transaction at a range of $34-$36 per share, given the board’s concerns with a transaction of $38 per share given its premium to Triple-S’s market price (which closed at $22.70 per share on June 28, 2021). After discussion, Mr. García-Rodríguez and Mr. Geraghty agreed to propose to their respective boards to proceed with full due diligence on the basis of a price of $36 per share, with Parent being willing to evaluate a higher price of up to $38 per share if meaningful and compelling incremental value could be shown during due diligence.
On June 30, 2021, Mr. Garcia-Rodriguez informed the Triple-S board that Parent would proceed with full due diligence on the basis of a price of $36 per share with the potential for a higher price of up to $38 per share if meaningful and compelling incremental value could be shown during due diligence.
On July 6, 2021, the Triple-S board of directors held a special meeting, which was attended by members of Triple-S management and representatives of Goldman Sachs, Davis Polk and PMA. At the meeting, Triple-S management, with the assistance of Goldman Sachs, led a discussion regarding the potential business combination with Parent and the various strategic alternatives available to Triple-S (other than a transaction with Parent). Triple-S management and representatives of Goldman Sachs reviewed with the Triple-S board of directors a wide range of potential strategic and private equity buyers for Triple-S and discussed the likelihood of each such party’s interest in Triple-S and ability to pay a higher price than Parent’s proposal. Representatives of Davis Polk and PMA then led a discussion regarding the legal and regulatory considerations in connection with a potential business combination with Parent and the directors’ fiduciary duties in connection with a proposed transaction. The Triple-S board or directors then considered the financial consequences if a non-BCBSA member were to acquire Triple-S. The board also noted that Company A was no longer a potential bidder and that Company B had stated clearly that it was not interested in an acquisition of Triple-S. In light of these factors, the Triple-S board of directors determined that it was unlikely that any third party would be willing to meet the range implied in Parent’s proposal. Following further discussion, the Triple-S board of directors determined that it was in the best interests of Triple-S to authorize Triple-S management to engage in additional due diligence and hold formal negotiations with Parent regarding the proposed transaction.
Between July 2021 and August 2021, members of management of Triple-S and Parent met for due diligence meetings, during which their respective advisors were present. During this period, the two parties held numerous telephonic due diligence sessions attended by employees from each company, and their respective advisors, including Goldman and J.P. Morgan Securities LLC, financial advisor to Parent, covering a variety of financial, legal and operational matters. During this timeframe, Triple-S also made available to Parent and its advisors an electronic data room containing certain of its non-public financial, legal and other information. In addition, Triple-S and Parent entered into a “clean team” addendum on July 26, 2021, setting forth customary “clean team” procedures to facilitate the sharing of limited non-public, confidential and proprietary information regarding Triple-S’s business.
On July 16, 2021, Cravath, Swaine & Moore LLP, legal counsel to Parent (“Cravath”), delivered an initial draft merger agreement for the proposed transaction to Davis Polk. In their review of the initial draft of the merger agreement, Triple-S management and its legal advisors identified, among other things, the following key issues with the draft merger agreement: (i) the number of Triple-S regulatory approvals and requested contractual consents required as conditions to the closing of the transaction, (ii) the closing requirements that there be (A) no pending or threatened proceeding brought by a governmental entity to prevent the merger or other transactions or impose a burdensome condition and (B) no existing burdensome condition; (iii) the fact that, under the definition of burdensome condition, Parent was not required to agree to any remedies if necessary to obtain regulatory approvals or third party consents for the transaction, (iv) a 15-month outside date, with a 3-month extension at either party’s election if all conditions have been satisfied other than required regulatory approvals, (v) a “force the vote” provision, (vi) a break-up fee payable by Triple-S to Parent equal to 3.75% of the transaction enterprise value of Triple-S, (vii) a requirement for Triple-S to reimburse Parent’s expenses (up to 1.0% of the transaction enterprise value of Triple-S) if the merger agreement was terminated for failure to obtain stockholder approval for the transaction and (viii) extensive representations and restrictions on the conduct of the business between signing and closing. Triple-S management and its legal advisors also noted that the draft merger agreement did not provide for management retention arrangements (as contemplated in Parent’s June 11, 2021 proposal letter) or include a “go-shop” provision, which would allow the Triple-S board of directors to actively solicit competing bids for Triple-S.
On July 30, 2021, the Triple-S board of directors held a special meeting, which was attended by members of Triple-S management and representatives of Goldman Sachs, Davis Polk and PMA. At the meeting, Triple-S management, with the assistance of Goldman Sachs, led a discussion regarding the due diligence process conducted by Parent. Mr. Rodriguez Ramos and representatives of Davis Polk and PMA then updated the Triple-S board of directors on the issues that had been identified in the initial draft of the merger agreement.
Also on July 30, 2021, Mr. García-Rodríguez held a telephonic meeting with Mr. Geraghty to discuss the initial draft of the merger agreement. During the call Mr. García-Rodríguez communicated Triple-S’s concern with Parent’s proposed merger agreement terms and committed to communicating Triple-S’s position early the following week ahead of a meeting of the Parent board of directors scheduled for that week.
On August 3, 2021, Davis Polk delivered a revised draft of the merger agreement to Cravath. The revised draft of the merger agreement, among other things: (i) limited the number of Triple-S regulatory approvals and contractual consents required as conditions to the closing of the transaction, (ii) eliminated Parent’s ability not to close if there is any pending or threatened governmental or regulatory claim or investigation relating to the transaction, (iii) proposed to limit burdensome conditions to the extent that they would not collectively have a material adverse effect on the combined company, (iv) proposed that a reverse termination fee (in an amount to be determined) be paid by Parent if the transaction fails due to any failure of the regulatory, BCBSA or contractual consent conditions, (v) eliminated the “force the vote” provision, (vi) proposed a 60-day “go-shop” period, (vii) proposed a two-tier break-up fee of 1% of the transaction equity value of Triple-S for transactions emerging during a “go-shop” period of 60 days from signing, and 2% of the transaction equity value of Triple-S thereafter, (viii) eliminated the requirement for Triple-S to reimburse Parent’s expenses if the merger agreement was terminated for failure to obtain Triple-S stockholder approval of the transaction, (ix) limited the scope of the Triple-S representations, and (x) revised the interim operating covenants to provide operational flexibility for Triple-S during the period between signing and closing.
On August 9, 2021, members of management of each of Triple-S and Parent held a telephonic meeting to discuss Triple-S’s perspective on additional potential drivers of value beyond the initial Triple-S baseline projections reflected in Triple-S’s financial forecasts. Following the call, Triple-S provided Parent with a presentation that described Triple-S’s potential sources of incremental value. Representatives of Parent indicated that these potential value drivers were considered and reflected in Parent’s indicative offer range.
Also on August 9, 2021, Cravath delivered a revised draft of the merger agreement to Davis Polk that, in general, reverted the merger agreement to Parent’s initial draft of the merger agreement. The revised draft of the merger agreement, among other things: (i) added back Parent’s ability not to close if there is any pending or threatened governmental or regulatory claim or investigation relating to the transaction, (ii) rejected the proposal to limit burdensome conditions (but added a requirement for Parent to agree to remedies that would be de minimis to the Company and its subsidiaries, taken as a whole), (iii) rejected the proposed reverse termination fee, (iv) rejected the proposed 60-day “go-shop” period, (v) rejected the proposed two-tier break-up fee and (vi) reiterated most of the Triple-S representations and interim operating covenants to Parent’s initial draft. However, Parent’s revised draft (a) accepted Triple-S’s deletion of the

“force the vote” provision and elimination of the Parent’s expense reimbursement provision, (b) reduced the break-up fee from 3.75% of the transaction enterprise value of Triple-S to 3.5% of the transaction enterprise value of Triple-S and (c) reduced the outside date to 9 months, with a 3 month extension.
On August 11, 2021, the Triple-S compensation and talent development committee (the “Triple-S compensation committee”) of the Triple-S board of directors held a telephonic meeting with representatives of Pay Governance LLC, the Triple-S compensation committee’s independent compensation consultant, to discuss, among other things, retention and severance in connection with a potential transaction with Parent.
On August 13, 2021, Triple-S, Parent and their legal advisors held a call to discuss the merger agreement. In advance of the call, Davis Polk circulated to the parties a call agenda of discussion topics, which included, among other topics: (i) the definition of burdensome condition, (ii) the condition that there be no pending or threatened proceedings, (iii) a reverse termination fee, (iv) the interim operating covenants, (v) the approach to representations and the associated scheduling burdens, (vi) the calculation of the termination fee, (vii) the two-tier break-up fee / go-shop and (viii) the need for a separate discussion of the employee matters issues.
On August 14, 2021 and August 15, 2021, Triple-S, Parent and their legal advisors held telephonic meetings to work through other open issues in the merger agreement relating to the representations and warranties of Triple-S, the interim operating covenants and certain employee matters.
On August 17, 2021, Mr. García-Rodríguez held a telephonic meeting with Mr. Geraghty. During the call, Mr. Geraghty proposed a reduction in the termination fee payable to Parent to 3% of the transaction enterprise value of Triple-S, with a $2 million expense reimbursement fee payable to Triple-S in lieu of a reverse termination fee if the transaction fails due to any failure of the regulatory, BCBSA or contractual consent conditions. On a call later that day, Mr. García-Rodríguez proposed that the termination fee payable to Parent be 3% of the transaction equity value of Triple-S and that Triple-S receive a reciprocal reverse termination fee of 3% of the transaction equity value of Triple-S. Following discussion, Mr. García-Rodríguez and Mr. Geraghty agreed to reciprocal 2% termination fees based on the transaction equity value of Triple-S.
Later on August 17, 2021, Cravath delivered a revised draft of the merger agreement to Davis Polk. That evening, representatives of Triple-S, Parent, PMA, Davis Polk and Cravath held a telephonic meeting to discuss certain open commercial issues in the merger agreement as presented in the August 9 and August 17 drafts. After the meeting, and at the request of Triple-S, Davis Polk reached out to Cravath to set up a call to discuss the open legal issues in the merger agreement that had not been discussed at the meeting.
On August 18, 2021, Cravath delivered a revised draft of the merger agreement to Davis Polk which purported to settle all open legal points in the agreement.
Also on August 18, 2021, the Triple-S board of directors held a telephonic special meeting, which was attended by members of Triple-S management and representatives of Goldman Sachs, PMA and Davis Polk. During the meeting, Mr. García-Rodríguez updated the Triple-S board of directors on the status of negotiations with Parent and Triple-S’s advisors then discussed with the Triple-S board of directors the remaining open issues in the merger agreement.
From August 18, 2021 through August 23, 2021, representatives of Triple-S, Parent, Davis Polk, PMA and Cravath held several telephonic discussions and continued to exchange drafts of the merger agreement and finalized the remaining terms of the merger agreement and related documents.
On August 19, 2021, Mr. García-Rodríguez called Mr. Geraghty to discuss Parent’s upcoming board meeting and to seek assurances from Mr. Geraghty that he would bring the information that Triple-S had provided on incremental value to the Parent board of directors’ attention during their valuation assessment discussion. Later that day, the Parent board of directors held a meeting to discuss the proposed transaction. Following the meeting, Mr. Geraghty called Mr. García-Rodríguez to extend a final offer to acquire Triple-S for $36 per share. Mr. García-Rodríguez then promptly communicated this final offer to the Triple-S board of directors.

On August 21, 2021, the Triple-S compensation committee held a telephonic meeting, which was attended by representatives of Davis Polk and Pay Governance LLC, at which Davis Polk reviewed with the Triple-S compensation committee the key employee matters in the merger agreement, including a discussion on the retention and severance plan proposals and Mr. García-Rodríguez’s employment agreement.
On August 21, 2021, the Triple-S board of directors held a meeting, which was attended by members of Triple-S management and representatives of Goldman Sachs, PMA and Davis Polk. At the meeting, Goldman Sachs reviewed with the Triple-S board of directors Parent’s offer, the strategic and financial rationale for the proposed transaction, and its preliminary standalone valuation analysis of Triple-S. Representatives of Davis Polk then provided the Triple-S board of directors with a summary of the key terms of the merger agreement. Following these discussions, the Triple-S board of directors directed Triple-S management to continue to negotiate the terms of the potential transaction, and determined to hold another meeting to continue its discussion of the proposed transaction on August 23, 2021.
On August 23, 2021, the Triple-S board of directors held a telephonic special meeting, which was attended by members of Triple-S management and representatives of Goldman Sachs, PMA and Davis Polk. The Triple-S board of directors, Triple-S management and Triple-S’s advisors discussed the key terms of the merger agreement and the changes to such terms since the Triple-S board of directors’ August 21, 2021 meeting. Also at this meeting, Goldman Sachs reviewed with the Triple-S board of directors its financial analyses of the merger consideration, and separately rendered an oral opinion, confirmed by delivery of a written opinion dated August 23, 2021, to the Triple-S board of directors to the effect that, as of that date and based on and subject to various assumptions, limitations and qualifications described in the opinion, the consideration to be paid to holders (other than Parent and its affiliates) of the outstanding shares of Triple-S’s common stock in the merger was fair, from a financial point of view, to such holders. After discussion, including consideration of the factors described in the section “Triple-S’s Reasons for the Merger; Recommendation of the Triple-S Board of Directors” beginning on page 26 of this proxy statement, the Triple-S board of directors unanimously (i) determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are fair to and in the best interests of Triple-S and its stockholders, (ii) approved, adopted and declared advisable the merger agreement and the transactions contemplated by the merger agreement (including the merger), (iii) directed that the merger agreement (including the merger) be submitted to a vote at a meeting of Triple-S’s stockholders and (iv) recommended the approval and adoption of the merger agreement (including the merger) by Triple-S’s stockholders.
That evening, following the Triple-S board of directors meeting, Parent and Triple-S entered into the merger agreement, and the next morning issued a joint press release announcing the transaction.
Triple-S’s Reasons for the Merger
The Triple-S board of directors recommends that the Triple-S stockholders vote “FOR” the merger proposal.
In reaching its recommendation, the Triple-S board of directors consulted with and received the advice of its independent financial and legal advisors, discussed certain matters with Triple-S’s management team and considered a number of factors that the Triple-S board of directors believed supported its recommendation, including the following factors (which are not necessarily presented in order of relative importance):
•
the consideration of $36.00 per share to be received by Triple-S common stockholders in the merger represents a significant premium over the market prices at which Triple-S common stock had previously traded prior to the announcement and execution of the merger agreement, including the fact that the consideration of $36.00 per share represented a premium of approximately 49% over the closing price of Triple-S common stock of $24.19 per share on August 23, 2021, the last trading day prior to the announcement of the execution of the merger agreement;

•
the proposed merger consideration is all cash, so the transaction provides stockholders of Triple-S certainty of value for their shares of Triple-S common stock, especially when viewed against Triple-S’s competitive positioning and prospects as a standalone company, taking into account the continued costs, risks and uncertainties associated with continuing to operate independently as a public company, including:

○
the competitive nature of the industry in which Triple-S operates, including the increasing competition faced by Triple-S from significantly larger competitors with significantly greater resources than Triple-S, including increased local competition from MMM and MCS who have strengthened their respective financial positions as a result of their recent acquisitions by larger industry participants;

○	Triple-S’s relatively small size as compared to its national competitors, which places Triple-S at a significant scale disadvantage;
○	the risk that continued negotiations with Company B would not lead to a strategic partnership, joint venture or other opportunity;
○	the implications of the changing demographic and economic conditions in Puerto Rico;
○
the fact that Triple-S’s businesses are subject to extensive government regulation, oversight and frequent audit and its ability to continue to maintain compliance with all such rules, regulations and laws, including the costs thereof;

○
the current, historical and projected financial condition and results of operations of Triple-S on a stand-alone basis, including the risks to achieving its projections and long-term results amid greater industry consolidation and the current and prospective regulatory environment; and

○
the potential consolidation of insurance companies and other industry participants, recent and prospective legislative and regulatory changes, and the potential impact of those industry risks and changes on Triple-S’s stand-alone operations and financial prospects.

•
during a more than two (2)-year period leading up to the execution of the merger agreement, the Triple-S board of directors explored and evaluated various potential strategic alternatives, including a sale of Triple-S, strategic partnerships and remaining as a standalone public company, none of which alternatives was deemed more favorable to Triple-S’s stockholders than the merger;

•	neither Company A nor Company B was in interested in an acquisition of Triple-S;
•
Triple-S’s legal and financial advisors assisted Triple-S throughout the process and negotiations and updated the Triple-S board of directors directly and regularly, which provided the Triple-S board of directors with additional perspectives on the negotiations in addition to those of Triple-S’s management;

•
the opinion, dated August 23, 2021, of Goldman Sachs to the Triple-S board of directors that, as of that date and based upon and subject to the factors and assumptions set forth in the opinion, the $36.00 in cash per share of Triple-S common stock to be paid to the holders (other than Parent and its affiliates) of the outstanding shares of Triple-S common stock pursuant to the merger agreement was fair from a financial point of view to such holders (see “The Merger (Proposal 1)—Opinion of Triple-S’s Financial Advisor”);

•
terminating the BCBSA licenses in connection with the sale of Triple-S to a non-BCBSA member would have material implications for the value such a buyer would be prepared to pay for an acquisition of Triple-S; and

•
the BCBSA would impose a re-establishment fee of $98.33 per licensed enrollee upon Triple-S (or $96.0 million if the re-establishment fee were applied to Triple-S’s total BCBS enrollees as of December 31, 2020), which would allow the BCBSA to entitle another managed care company to use the BCBS name and marks in the service areas Triple-S currently serves and transfer a portion of such fee to a BCBSA member to directly compete with Triple-S.

The Triple-S board of directors, in consultation with its legal, financial and other advisors, also considered the following specific aspects of the merger agreement (which are not necessarily presented in order of relative importance):
•
the Triple-S board of directors’ belief that the terms of the merger agreement, including Triple-S’s representations, warranties and covenants and the conditions to each party’s obligations, are reasonable in the circumstances and that the risks associated with those terms are acceptable having regard to the alternatives;

•
if the merger is not completed on or before the outside date under the circumstances described in this proxy statement, Parent will be required to pay Triple-S a reverse termination fee of $17,985,000;

•
Triple-S’s ability, under certain circumstances, and subject to certain conditions, to furnish information to and to conduct negotiations with a third party that makes an unsolicited bona fide written proposal for a business combination or acquisition of Triple-S that constitutes or would reasonably be expected to lead to a superior proposal;

•
Triple-S’s board of directors’ ability, under certain circumstances, subject to certain conditions, to (i) change its recommendation of the transaction in response to a proposal to acquire Triple-S that is superior to the merger or an intervening event with respect to Triple-S or (ii) terminate the merger agreement to enter into a definitive agreement providing for an acquisition of Triple-S that is superior to the merger, in each case, if Triple-S’s board of directors determines that failure to take such action would violate the directors’ fiduciary duties under applicable law;

•	the outside date under the merger agreement of May 23, 2022 allows for sufficient time to complete the merger; and
•	Triple-S may seek specific performance of Parent’s obligations under the merger agreement.
In the course of its deliberations, the Triple-S board of directors also considered a variety of risks, uncertainties and other potentially negative factors, including the following (which are not necessarily presented in order of relative importance):
•
the risk that the merger may not be completed despite the parties’ efforts or that completion of the merger may be delayed, even if the requisite approvals are obtained from Triple-S stockholders, including the possibility that conditions to the parties’ obligations to complete the merger may not be satisfied, and the potential resulting disruptions to Triple-S’s businesses;

•
the risk that the merger might not receive the necessary regulatory approvals, contractual consents and clearances to complete the merger or that governmental authorities could attempt to condition their approval of the merger on the companies’ compliance with certain burdensome conditions;

•	the risk that Triple-S may become obligated to, under specified circumstances described in this proxy statement, pay a termination fee of $17,985,000 in the event the merger agreement is terminated;
•
the amount of time it could take to complete the regulatory approval process and the merger, the potential for diversion of management focus for an extended period and employee attrition, the potential inability to hire new employees and the possible adverse effects of the announcement and pendency of the transaction on customers, providers, vendors, regulators and other business relationships, and the communities in which Triple-S operates, in particular if the merger is not completed;

•	the fact that the merger consideration of $36.00 per share in cash is a discount to the book value and tangible book value of Triple-S;
•
the fact that certain of Triple-S’s directors and executive officers may receive certain benefits that are different from, and in addition to, those of Triple-S’s other stockholders (see “Interests of Triple-S’s Directors and Executive Officers in the Merger”); and

•	the risks of the type and nature described in the sections entitled “Caution Regarding Forward-Looking Statements”.

The Triple-S board of directors considered all of these factors as a whole and expressly adopted the analyses and opinions of its financial advisors in reaching its determination that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are fair to and in the best interests of Triple-S and its stockholders. The foregoing discussion of the information and factors considered by the Triple-S board of directors is not exhaustive. In view of the wide variety of factors considered by the Triple-S board of directors in connection with its evaluation of the merger and the complexity of these matters, the Triple-S board of directors did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. In considering the factors described above and any other factors, the individual members of the Triple-S board of directors may have viewed factors differently or given different weight or merit to different factors.
In considering the recommendation of the Triple-S board of directors that the Triple-S stockholders vote to approve the adoption of the merger agreement and the transactions contemplated thereby, Triple-S stockholders should be aware that the officers, directors and employees of Triple-S may have certain interests, including financial interests, in the merger that may be different from, or in addition to, the interests of Triple-S stockholders generally. See “Interests of Triple-S’ Directors, Officers and Employees in the Merger.”
The foregoing discussion of the information and factors considered by the Triple-S board of directors is forward-looking in nature. This information should be read in light of the factors described in the section entitled “Caution Regarding Forward-Looking Statements.”
Recommendation of the Triple-S Board of Directors
After careful consideration, the Triple-S board of directors, by a unanimous vote, approved the merger agreement and the transactions contemplated by the merger agreement, including the merger.
The Triple-S board of directors recommends that the Triple-S stockholders vote “FOR” the proposal to approve and adopt the merger agreement.
Opinion of Triple-S’s Financial Advisor
Goldman Sachs rendered its opinion to the Triple-S board that, as of August 23, 2021 and based upon and subject to the factors and assumptions set forth therein, the $36.00 in cash per share of Triple-S common stock to be paid to the holders (other than Parent and its affiliates) of the outstanding shares of Triple-S common stock pursuant to the merger agreement was fair from a financial point of view to such holders.
The full text of the written opinion of Goldman Sachs, dated August 23, 2021, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B. Goldman Sachs provided financial advisory services and its opinion for the information and assistance of the Triple-S board in connection with its consideration of the merger. The Goldman Sachs opinion is not a recommendation as to how any holder of shares of Triple-S common stock should vote with respect to the merger or any other matter.
In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:
•	the merger agreement;
•	annual reports to stockholders and Annual Reports on Form 10-K of Triple-S for the five fiscal years ended December 31, 2020;
•	certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Triple-S;
•	certain other communications from Triple-S to its stockholders;
•	certain publicly available research analyst reports for Triple-S;
•
certain internal financial analyses and forecasts for Triple-S prepared by management of Triple-S, as approved for Goldman Sachs’ use by Triple-S, referred to in this section as the “Forecasts” which are summarized in the section entitled “The Merger (Proposal 1)—Projected Financial Information” beginning on page 47); and

•
certain analyses prepared by the management of Triple-S related to the expected impact of certain tax attributes of Triple-S, as approved for Goldman Sachs’ use by Triple-S, referred to in this section as the “Tax Attributes” which are summarized in the section entitled “The Merger (Proposal 1)—Projected Financial Information” beginning on page 47).

Goldman Sachs also held discussions with members of the senior management of Triple-S regarding their assessment of the past and current business operations, financial condition and future prospects of Triple-S; reviewed the reported price and trading activity for Triple-S common stock; compared certain financial and stock market information for Triple-S with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the managed care industry and in other industries; and performed such other studies and analyses, and considered such other factors, as it deemed appropriate.
For purposes of rendering its opinion, Goldman Sachs, with Triple-S’s consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by it, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed with Triple-S’s consent that the Forecasts and the Tax Attributes were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Triple-S. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of Triple-S or any of its subsidiaries and Goldman Sachs was not furnished with any such evaluation or appraisal. Goldman Sachs is not an actuary and Goldman Sachs’ services did not include any actuarial determination or evaluation by Goldman Sachs or any attempt to evaluate actuarial assumptions and Goldman Sachs relied on Triple-S’s actuaries with respect to reserve adequacy. In that regard, Goldman Sachs made no analysis of, and expressed no opinion as to, the adequacy of the loss and loss adjustments expenses reserves of Triple-S. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on the expected benefits of the merger in any way meaningful to its analysis. Goldman Sachs has also assumed that the merger will be consummated on the terms set forth in the merger agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.
Goldman Sachs’ opinion does not address the underlying business decision of Triple-S to engage in the merger or the relative merits of the merger as compared to any strategic alternatives that may be available to Triple-S; nor does it address any legal, regulatory, tax or accounting matters. Goldman Sachs’ opinion addresses only the fairness from a financial point of view, as of the date of the opinion, of the $36.00 in cash per share of Triple-S common stock to be paid to the holders (other than Parent and its affiliates) of the outstanding shares of Triple-S common stock pursuant to the merger agreement. Goldman Sachs’ opinion does not express any view on, and does not address, any other term or aspect of the agreement or the merger or any term or aspect of any other agreement or instrument contemplated by the agreement or entered into or amended in connection with the merger, including, the fairness of the merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of Triple-S; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Triple-S, or class of such persons in connection with the merger, whether relative to the $36.00 in cash per share of Triple-S common stock to be paid to the holders (other than Parent and its affiliates) of the outstanding shares of Triple-S common stock pursuant to the merger agreement or otherwise. Goldman Sachs does not express any opinion as to the prices at which the shares of Triple-S common stock will trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on Triple-S, Parent or the merger, or as to the impact of the merger on the solvency or viability of Triple-S or Parent, or the ability of Triple-S or Parent to pay their respective obligations when they come due. Goldman Sachs’ opinion was approved by a fairness committee of Goldman Sachs. In addition, Goldman Sachs’ opinion was necessarily based on economic, monetary, market and other conditions, as in effect on, and the information made available to it as of, the date of the opinion and Goldman Sachs assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion.

The following is a summary of the material financial analyses delivered by Goldman Sachs to the Triple-S board in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before August 20, 2021, the last trading day prior to the date that Goldman Sachs rendered its opinion to the Triple-S board, and is not necessarily indicative of current market conditions.
Historical Stock Trading Analysis
Goldman Sachs reviewed the historical trading prices for Triple-S common stock for the one-year period ending August 20, 2021. In addition, Goldman Sachs analyzed the consideration to be paid to holders of the outstanding shares of Triple-S common stock (the “Shares”) pursuant to the merger agreement in relation to:
•	$22.49, the closing price of the Shares on August 20, 2021 (which we refer to as the “Current Share Price”);
•	$28.75, the highest closing trading price per share for the 52-week period ended August 20, 2021 (which we refer to as the “52-Week High Price”);
•	$17.54, the lowest closing trading price per share for the 52-week period ended August 20, 2021 (which we refer to as the “52-Week Low Price”);
•	$23.58, the volume weighted average price (which we refer to as the “VWAP”) of the Shares over the 30-trading-day period ended August 20, 2021 (which we refer to as the “30-Day VWAP”);
•	$23.70, the VWAP of the Shares over the 60-trading-day period ended August 20, 2021 (which we refer to as the “60-Day VWAP”); and
•	$24.20, the VWAP of the Shares over the 90-trading-day period ended August 20, 2021 (which we refer to as the “90-Day VWAP”).
This analysis indicated that the price per Share to be paid to Triple-S stockholders pursuant to the merger agreement represented:
Implied Premium Represented by $36.00 in Per Share merger Consideration
Reference Price Per Share:
Current Share Price of $22.49	60%
52-Week High Price of $28.75	25.2%
52-Week Low Price of $17.54	105.2%
30-Day VWAP of $23.58	52.7%
60-Day VWAP of $23.70	51.9%
90-Day VWAP of $24.20	48.8%
Illustrative Discounted Cash Flow Analysis
Using the Forecasts and the Tax Attributes, Goldman Sachs performed an illustrative discounted cash flow analysis on Triple-S to derive a range of illustrative present values per Share.
Using discount rates ranging from 9.00% to 11.50%, reflecting estimates of Triple-S’s weighted average cost of capital, Goldman Sachs derived a range of illustrative enterprise values for Triple-S, by discounting to present value as of June 30, 2021, (i) the estimates of the unlevered free cash flow to be generated by Triple-S for the period from July 1, 2021 to December 31, 2025, as derived from the Forecasts, and (ii) a range of illustrative terminal values for Triple-S, which were calculated by applying exit terminal year EBITDA multiples ranging from 3.0x to 4.0x to a terminal year estimate of the EBITDA of Triple-S, as derived from the

Forecasts (which analysis implied perpetuity growth rates ranging from (4.2)% to 1.0%). Goldman Sachs derived such discount rates by application of the capital asset pricing model, which requires certain company-specific inputs, including Triple-S’s target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for Triple-S, as well as certain financial metrics for the United States financial markets generally. The range of exit terminal year EBITDA multiples was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account Forecasts.
Goldman Sachs derived ranges of illustrative enterprise values for Triple-S by adding (i) the ranges of present values it derived as described in the above paragraph and (ii) the estimated net present value of Triple-S’s future tax benefits, as calculated by Goldman Sachs using the Tax Attributes and illustrative discount rates ranging from 9.00% to 11.50%, reflecting estimates of Triple-S’s weighted average cost of capital, and subtracting the present value of the estimated outstanding claims and liabilities related to Hurricane Maria between 2025 and 2027 of approximately $17 million, as provided by Triple-S management. Goldman Sachs then subtracted Triple-S’s net debt and pension liability of approximately $77 million and $132 million, respectively, as of June 30, 2021, in each case, as provided by Triple-S management, to derive a range of illustrative equity values for Triple-S. Goldman Sachs then divided the range of illustrative equity values it derived by the implied total number of fully diluted Shares outstanding as of August 19, 2021, calculated using information provided by management and the treasury stock method, to derive a range of illustrative present values per Share of $33.60 to $45.28.
Illustrative Present Value of Future Share Price Analysis
Goldman Sachs performed an illustrative analysis of the implied present value of an illustrative future value per share of Triple-S common stock, which is designed to provide an indication of the present value of a theoretical future value of a company’s equity as a function of such company’s financial multiples. For this analysis, Goldman Sachs used the Forecasts and the Tax Attributes for each of the fiscal years 2022 to 2024. Goldman Sachs first calculated the implied values per share of common stock as of December 31 for each of the fiscal years 2021 to 2023, by applying next twelve month price to forward earnings per share multiples of 6.00x to 8.50x to estimates of Triple-S’s adjusted earnings per share of common stock for each of the fiscal years 2022 to 2024, as reflected in the Forecasts and adjusted to reflect the Tax Attributes in each of the respective years. These illustrative multiples were derived by Goldman Sachs utilizing its professional judgment and experience, taking into account historical average P/E multiples for Triple-S common stock during the period from August 18, 2018 to August 6, 2020. Goldman Sachs then discounted the implied values per share as of December 31, 2021, December 31, 2022 and December 31, 2023, respectively, back to June 30, 2021 using an illustrative discount rate of 10.20%, reflecting an estimate of Triple-S’s cost of equity. Goldman Sachs derived such discount rate by application of the capital asset pricing model, which requires certain company-specific inputs, including a beta for Triple-S, as well as certain financial metrics for the United States financial markets generally. This analysis resulted in a range of implied present values of $23.46 to $45.00 per share.
Selected Precedent Transaction Analysis
Goldman Sachs analyzed certain publicly available information relating to certain acquisition transactions announced since 2002 involving target companies in the managed care industry.
For each of the selected transactions, Goldman Sachs calculated and compared the enterprise value as a multiple of the target company’s EBITDA as reported or calculated using publicly available financial information for the relevant twelve month period (“EV / LTM EBITDA multiples”) of the applicable transaction. While none of the target companies in the selected transactions are directly comparable to Triple-S and none of the selected transactions are directly comparable to the merger, the target companies in the selected transactions are companies with certain operations that, for the purposes of analysis, may be considered similar to certain operations of Triple-S.

The following table presents the results of this analysis:
Announced	Acquiror	Target	EV / LTM EBITDA Multiple
October 27, 2003	Anthem Inc.	WellPoint Health Networks Inc.	10.7x
October 27, 2003	UnitedHealth Group Inc.	Mid-Atlantic Medical Services Inc.	10.6x
April 26, 2004	UnitedHealth Group Inc.	Oxford Health Plans, Inc.	7.8x
October 14, 2004	Coventry Health Care, Inc.	First Health Group Corp	6.6x
March 12, 2007	UnitedHealth Group Inc.	Sierra Health Services Inc.	11.1x
October 24, 2011	Cigna Corporation	HealthSpring, Inc.	7.8x
August 20, 2012	Aetna Inc.	Coventry Health Care, Inc.	7.4x
July 2, 2015	Centene Corporation	Health Net, Inc.	11.2x
July 16, 2019	Summit Partners LP	InnovaCare Inc.	6.4x
February 2, 2021	Anthem, Inc.	MMM Holdings, LLC	NA
Based on the results of the foregoing calculations of EV / LTM EBITDA multiples and Goldman Sachs’ professional judgment and experience, Goldman Sachs applied a reference range of enterprise value to LTM EBITDA multiples of 6.5x to 11.0x to Triple-S’s LTM EBITDA of approximately $156 million as of June 30, 2021 as provided by the management of Triple-S to derive a range of implied enterprise values for Triple-S. Goldman Sachs subtracted from this range of implied enterprise values Triple-S’s net debt and pension liability of approximately $77 million and $132 million, respectively, as of June 30, 2021, in each case as provided by Triple-S management, and divided the result by the implied total number of fully diluted Shares outstanding as of August 19, 2021, based on the derived range of illustrative equity values, and calculated using information provided by management and the treasury stock method, to derive a range of implied values per Share of $32.31 to $60.48.
Premia Paid Analysis
Goldman Sachs reviewed and analyzed, using publicly available information, the acquisition premia for all-cash acquisition transactions announced during the time period from January 1, 2010 through August 20, 2021 involving targets that were public healthcare companies based in the United States and acquirers that were based in the United States in which the disclosed enterprise values for the transactions were between $100 million and $1.5 billion. This analysis excluded transactions in the biotech and pharmaceutical sectors. For the entire period, using publicly available information, Goldman Sachs calculated the median, 25th percentile and 75th percentile of the premia paid in the 52 acquisitions announced during such period relative to the target’s last closing stock price prior to announcement of the transaction. This analysis indicated (i) a median premium of approximately 41%, (ii) a 25th percentile premium of approximately 23.5% and (iii) a 75th percentile premium of approximately 57.9% across the period. Using this analysis and its professional judgment and experience, Goldman Sachs applied a reference range of illustrative premia of 23.5% to 57.9% to the undisturbed closing price per share on August 20, 2021 of $22.49 and calculated a range of implied values per Share of $27.78 to $35.51.
General
The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Triple-S or Parent or the merger.

Goldman Sachs prepared these analyses for purposes of Goldman Sachs’ providing its opinion to the Triple-S board as to the fairness from a financial point of view, as of the date of the opinion, to the holders (other than Parent and its affiliates) of the outstanding shares of Triple-S common stock of the $36.00 in cash per share of Triple-S common stock to be paid to such holders pursuant to the merger agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Triple-S, Parent, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.
The consideration of $36.00 in cash per share of Triple-S common stock was determined through arm’s-length negotiations between Triple-S and Parent and was approved by the Triple-S board. Goldman Sachs provided advice to Triple-S during these negotiations. Goldman Sachs did not, however, recommend any specific amount of consideration to Triple-S or the Triple-S board or that any specific amount of consideration constituted the only appropriate consideration for the merger.
As described above, Goldman Sachs’ opinion to the Triple-S board was one of many factors taken into consideration by the Triple-S board in making its determination to approve the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex B.
Goldman Sachs and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of Triple-S, Parent, any of their respective affiliates and third parties or any currency or commodity that may be involved in the merger. Goldman Sachs acted as financial advisor to Triple-S in connection with, and has participated in certain of the negotiations leading to, the merger. Goldman Sachs has provided certain financial advisory and/or underwriting services to Triple-S and/or its affiliates from time to time. During the two year period ended August 23, 2021, the Investment Banking Division of Goldman Sachs has not been engaged by Triple-S or its affiliates to provide financial advisory or underwriting services for which Goldman Sachs has recognized compensation. Other than as described below, during the two year period ended August 23, 2021, the Investment Banking Division of Goldman Sachs has not been engaged by Parent or its affiliates to provide financial advisory or underwriting services for which Goldman Sachs has recognized compensation. In connection with a strategic investment in July 2021, Goldman Sachs acted as financial advisor to Availity, LLC, a health information network in which an affiliate of Parent is a minority investor. Goldman Sachs may also in the future provide financial advisory and/or underwriting services to Triple-S, Parent and their respective affiliates for which Goldman Sachs’ Investment Banking Division may receive compensation.
The Triple-S board selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the merger. Pursuant to an engagement letter, dated June 10, 2019, as amended, Triple-S engaged Goldman Sachs to act as its financial advisor in connection with the merger. The engagement letter between Triple-S and Goldman Sachs provides for a transaction fee of approximately $11.6 million, all of which is contingent upon consummation of the merger. In addition, Triple-S has agreed to reimburse Goldman Sachs for certain of its expenses, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.
Projected Financial Information
Triple-S does not as a matter of course make public projections as to future performance or earnings and is especially wary of making projections for extended earnings periods given, among other reasons, the unpredictability and uncertainty of the underlying assumptions and estimates. However, Triple-S management prepared certain financial projections in connection with the Triple-S board of directors’ review of potential strategic alternatives to reflect Triple-S’s management’s then-current expectations of Triple-S’s financial performance for fiscal years 2021 through 2024 and certain financial metrics for 2025 (the “Projections”). The Projections were also provided to Triple-S’s financial advisor, Goldman Sachs, in connection with Triple-S’s strategic review process, and based on Triple-S management’s assessments as to the relative likelihood of achieving the financial results reflected in the Projections and such management’s judgment that the Projections best reflected the anticipated future financial performance of Triple-S, the Triple-S board of directors directed Goldman Sachs to utilize and rely upon the Projections for purposes of its financial analyses and opinion as described under “The Merger (Proposal 1)—Opinion of Triple-S’s Financial Advisor.”
We have included a summary of the Projections to give stockholders access to certain nonpublic information prepared by Triple-S management for the Triple-S board of directors in connection with Triple-S’s strategic review process, including the merger, and provided to Triple-S’s financial advisor in connection with such process. The inclusion of the Projections should not be regarded as an indication that Triple-S, Parent, Merger Sub or any of their respective affiliates, officers, directors, advisors or other representatives or any other recipient of this information considered, or now considers, it to be an assurance of the achievement of actual future results.
The Projections and the underlying assumptions upon which the Projections were based are subjective in many respects. The Projections reflect numerous estimates and assumptions with respect to industry performance, general business, economic, market and financial conditions, changes to the business, financial condition or results of operations of Triple-S and other matters, including those described under “Caution Regarding Forward-Looking Statements,” many of which are difficult to predict, subject to significant economic and competitive uncertainties, are beyond Triple-S’s control and may cause the Projections or the underlying assumptions not to be realized. Since the Projections cover multiple years, such information by its nature becomes less predictive with each successive year. The Projections do not take into account any circumstances or events occurring after the date they were prepared. As a result, there can be no assurance that the Projections will be realized or that actual results will not be significantly higher or lower than projected. The Projections were not prepared with a view toward public disclosure or toward complying with GAAP, the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. For example, certain metrics included in the Projections are non-GAAP measures, and the Projections do not include footnote disclosures as may be required by GAAP. Neither Triple-S’s independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.
Adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income margin and adjusted net earnings per share (as defined below) contained in the management projections set forth below are non-GAAP financial measures, which are financial performance measures that are not calculated in accordance with GAAP. These non-GAAP financial measures should not be viewed as substitutes for GAAP financial measures and may be different from similarly titled non-GAAP financial measures used by other companies, which limits their usefulness as a comparative measure. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. The items excluded from net income to common stockholders to arrive at these non-GAAP financial measures are significant components for understanding and assessing the Company’s financial performance and liquidity. Accordingly, these non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP.
Financial measures used by a financial advisor are excluded from the definition of non-GAAP financial measures under SEC rules and, therefore, are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. A reconciliation of the non-GAAP financial measures was not relied upon by Goldman Sachs for purposes of its financial analysis as described above in “The Merger—Opinion of

Triple-S’s Financial Advisor” or the Board in connection with its consideration of the Merger. Accordingly, we have not provided a reconciliation of the non-GAAP financial measure included in the management projections to the most directly comparable GAAP financial measure.
Readers of this proxy statement are cautioned not to place undue reliance on the specific portions of the Projections below. No one has made or makes any representation to any stockholder regarding the information included in the Projections.
For the foregoing reasons, as well as the basis and assumptions on which the Projections were compiled, the inclusion of specific portions of the Projections in this proxy statement should not be regarded as necessarily predictive of actual future events, and they should not be relied on as such. Except as required by applicable securities laws, Triple-S does not intend to update or otherwise revise the Projections or the specific portions presented to reflect circumstances existing after the date on which they were prepared or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown not to be appropriate.
In preparing the Projections, Triple-S management made the following material assumptions:
•	operating revenue growth of 9.3% in fiscal year 2021, and between 6.5% to 7% in each of fiscal years 2022 through 2024;
•	consolidated loss ratio of 83.5% in fiscal years 2021 and 2022 to 82.8% in fiscal year 2023 and 82.7% in fiscal year 2024;
•	the consolidated loss ratio considers a medical loss ratio changing from 86.4% in fiscal year 2021 to 86.5% in fiscal year 2022, 85.7% in fiscal year 2023 and to 85.6% in fiscal year 2024;
•	operating expense ratio changing from 15.9% in fiscal year 2021 to 15.2% in fiscal year 2022 to 14.5% in fiscal year 2023 and to 13.9% in fiscal year 2024;
•	change in net working capital of $9 million in fiscal year 2021, $24 million in fiscal year 2022 and $36 million in fiscal year 2024;
•	capital expenditures of $25 million in fiscal year 2021, $20 million in fiscal year 2022 and $15 million in fiscal years 2023 and 2024;
•	a steady state level of retained cash relative to premium revenue;
•	depreciation and amortization of $15 million in fiscal year 2021 and $16 million in each fiscal year 2022 through 2024;
•	net debt of $77.5 million;
•	24.98 million fully diluted shares outstanding;
•	a terminal multiple of 3.5x; and
•	a weighted average cost of capital of 10.25%.
Summary of Projections
(dollars in millions)	2021E	2022E	2023E	2024E
Total Revenue	$4,033	$4,303	$4,605	$4,911
Adjusted EBITDA[1]	$158	$190	$262	$304
Adjusted EBITDA Margin	3.9%	4.4%	5.7%	6.2%
Adjusted Net Income	$71	$91	$137	$163
Adjusted Net Income Margin	1.8%	2.1%	3.0%	3.3%
Adjusted Earnings Per Share	$2.84	$3.65	$5.48	$6.54
Unlevered Free Cash Flow	$86	$122	$160	$173
1	Adjusted EBITDA includes stock-based compensation expense of $10 million in 2021E through 2024E.

For purposes of Goldman Sachs’ illustrative discounted cash flow analysis, 2025E Total Revenue is $5.06 billion, Adjusted EBITDA is $314 million, which includes stock-based compensation expense of $10 million, and Unlevered Free Cash Flow is $141 million.
Interests of Triple-S’s Directors and Executive Officers in the Merger
In considering the recommendation of the Triple-S board of directors to approve the merger proposal, you should be aware that some of Triple-S’s directors and executive officers have interests in the merger that are different from, or in addition to, those of Triple-S’s stockholders generally. The Triple-S board of directors was aware of these interests and considered them, among other matters, in evaluating the merger agreement, in reaching its decision to approve the merger agreement and in recommending to our stockholders that the merger agreement be approved. These interests are described and quantified below.
Certain Assumptions
Except as otherwise specifically noted, for purposes of quantifying the potential payments and benefits described in this section, the following assumptions were used:
•	The effective time is February 28, 2022, which is the assumed date of the closing of the merger solely for purposes of the disclosure in this section; and
•
The employment of each executive officer of Triple-S will have been terminated by Triple-S without “cause” or due to the executive officer’s resignation for “good reason” (as such terms are defined in the relevant plans and agreements), in either case immediately following the assumed effective time of February 28, 2022, which is assumed solely for purposes of the disclosure in this section.

As the amounts provided below are estimates based on multiple assumptions that may or may not actually occur or be accurate as of the date referenced, the actual amounts, if any, that may be paid or become payable may materially differ from the amounts set forth below.
Treatment and Quantification of Equity-Based Awards
Triple-S’s executive officers currently hold vested and unvested Triple-S restricted share awards, Triple-S restricted stock units and Triple-S performance share units. Triple-S’s directors currently hold vested and unvested Triple-S restricted stock units.
The merger agreement provides that, prior to the effective time of the merger, the Triple-S board of directors shall adopt resolutions to effect the following treatment of the equity awards of Triple-S:
Each award of (or with respect to) Triple-S common stock that is outstanding as of the date of the merger agreement and immediately prior to the effective time of the merger shall, at the effective time of the merger:
•
With respect to restricted share awards outstanding under the Triple-S Management Corporation 2017 Incentive Plan, as amended (the “Triple-S equity plan”), whether or not vested, be converted into the right to receive an amount in cash equal to the product of the merger consideration and the number of shares of Triple-S common stock underlying the Triple-S restricted share award;

•
With respect to restricted stock units outstanding under the Triple-S equity plan, whether or not vested, be canceled and converted into the right to receive an amount in cash equal to the product of the merger consideration and the number of shares of Triple-S common stock underlying the Triple-S restricted stock unit award as of immediately prior to the effective time of the merger; and

•
With respect to performance share units outstanding under the Triple-S equity plan, whether or not vested, be canceled and converted into the right to receive an amount in cash equal to the product of the merger consideration and the number of shares of Triple-S common stock underlying the Triple-S performance share unit award as of immediately prior to the effective time of the merger, determined based on achievement of target performance.

Each award of (or with respect to) Triple-S common stock with respect to any restricted stock unit or performance share unit that is granted following the date of the merger agreement and outstanding immediately prior to the effective time of the merger, at the effective time of the merger, shall be canceled and converted into the right to receive an amount in cash equal to the product of the merger consideration and the number of shares of Triple-S common stock underlying such award as of immediately prior to the effective time (determined, in the case of performance share units, based on target performance), payable on the date the award would have otherwise vested pursuant to its vesting schedule, subject to the holder’s continuing employment as of each such vesting date or as otherwise provided in the applicable award agreements.
See the section entitled “Golden Parachute Compensation” beginning on page 53 of this proxy statement for an estimate of the amounts that would become payable to each Triple-S named executive officer in respect of his or her unvested Triple-S restricted share awards, Triple-S restricted stock unit awards and Triple-S performance share unit awards. Based on the assumptions described above under “Interests of Triple-S’s Directors and Executive Officers in the Merger —Certain Assumptions,” the estimated aggregate amounts that would become payable to Triple-S’s seven (7) executive officers who are not named executive officers (Ivelisse M. Fernández-Cruz, Victor Haddock, Pedro Aponte Gil De Lamadrid, José M. Del Amo Mojica, Carlos L. Rodriguez-Ramos, Juan R. Serrano and Ilia S. Rodriguez-Torres) and the eight (8) members of Triple-S’s board of directors (David H. Chafey, Jr., Manuel Figueroa-Collazo, Cari M. Dominguez, Roberta Herman, Gail B. Marcus, Stephen L. Ondra, Luis A. Clavell-Rodriguez and Roberto Santa Maria) in respect of their unvested Triple-S restricted share awards, Triple-S restricted stock units and Triple-S performance share unit awards are $8,314,092 and $1,277,280, respectively.
Employment Agreements / Severance Arrangements / Retention Arrangements
Employment Agreements
Triple-S does not maintain employment agreements with any of its named executive officers except Roberto García-Rodríguez, its chief executive officer.
Triple-S intends to enter into an employment agreement, as amended, with Mr. García-Rodríguez (the “CEO Employment Agreement”). The CEO Employment Agreement will provide that the chief executive officer will be eligible to receive the following severance benefits upon a termination of employment by Triple-S without Cause (as defined below), or a resignation by the executive officer for Good Reason (as defined below), in either case, in connection with a change in control during the term of his contract:
•
an amount equal to two (2) times the sum of  (i) the highest base salary of the chief executive officer paid to him in any of the three (3) years prior to the date of the change in control, and (ii) the average of the short-term discretionary bonus of the three (3) years prior to the date of the change in control; and

•
the continuation of long-term disability insurance, life insurance and health and medical benefits for the chief executive officer and his dependents for twenty-four (24) months or until the chief executive officer obtains employment with comparable benefits.

For purposes of the CEO Employment Agreement:
“Cause” means any of the following: (a) a material breach of the chief executive officer’s obligations and duties as specified in the CEO Employment Agreement; (b) a conviction or allegation of nolo contendere of any felony or certain misdemeanors; (c) his insubordination; (d) his material non-compliance of the CEO Employment Agreement or the rules, regulations, guidelines, policies or code of ethics of Triple-S; (e) his improper or disorderly conduct; or (f) the existence of a conflict of interest not previously disclosed to Triple-S’s board of directors.
“Good Reason” means any of the following: (a) a change in the nature or scope of the chief executive officer’s duties or functions from those performed on the date immediately preceding a change in control of Triple-S; (b) a reduction in the chief executive officer’s base salary from that received on the date immediately preceding a change in control of Triple-S; (c) a reduction in the chief executive officer’s ability to participate in the compensation plans in which he participated on the date immediately preceding a change in control of Triple-S, as determined in comparison to the opportunities that Triple-S provides to executives with comparable duties or the opportunities of participation that the chief executive officer had under such plans immediate preceding such change in control; (d) a change in the location of the chief executive officer’s principal place of employment of more than twenty-five (25) miles from the place where he maintained his work office on the date immediately preceding a change in control of Triple-S; or (e) the reasonable determination by Triple-S’s board of directors to the effect that, because of a change in control of Triple-S and a change in the circumstances thereafter affecting the employment position of the chief executive officer, he is unable to exercise the authority, powers, functions or duties assigned to his position in Triple-S on the date immediately preceding the date of the change of control.
Severance Arrangements
In connection with the merger, Triple-S intends to establish a severance program under which any executive officer (other than Triple-S’s chief executive officer) whose employment is terminated (i) due to job elimination, corporate reorganization, reduction in force or similar reason and not for Cause (as defined below) or (ii) by the executive for Good Reason (as defined below), in each case on or after the consummation of the transaction and prior to the twenty-four (24) month anniversary of the consummation of the merger, subject to execution and non-revocation of a general release of claims, receives severance (in all cases, reduced by any statutory severance to which the employee is entitled) in an amount equal to the sum of two (2) times the executive officer’s base salary and one times his or her target short-term incentive opportunity.
Retention Arrangements
In connection with the merger, Triple-S intends to establish a cash retention program under which it will grant retention bonuses to each executive officer (other than Triple-S’s chief executive officer, president of Triple-S Vida, Inc. and executive officers who are not named executive officers) in an amount between a minimum of $200,000 and a maximum equal to the sum of two (2) times the executive officer’s base salary and one times his or her target short-term incentive opportunity, subject to the executive officer’s continued employment through the applicable payment date (unless an executive officer’s employment is terminated (i) due to job elimination, corporate reorganization, reduction in force or similar reason and not for Cause (as defined below) or (ii) by the executive officer for Good Reason (as defined below), subject to the executive officer’s execution and non-revocation of a general release of claims), in each case, payable 40% and 60% on the twelve (12) month and the twenty-four (24) month anniversaries of the consummation of the merger, respectively. Triple-S’s chief executive officer is not eligible for any retention bonus, and the president of Triple-S Vida, Inc. is eligible for a retention bonus in the amount of $200,000, subject to the continued employment terms described above.
If an executive officer experiences a termination of employment that triggers payments under both the severance arrangements and retention arrangements, then the sum of (a) their payments under the severance arrangements, (b) their payments under the retention arrangements and (c) any statutory severance they are entitled to will be capped at two (2) times the sum of their (A) base salary and (B) target short-term incentive opportunity.
For purposes of the severance arrangements and retention arrangements:
“Cause” shall mean the definition of “Cause” (or words of similar import) set forth in any individual agreement with the applicable executive or, if there is no such agreement or such term is not defined therein, the executive’s: (a) misuse of trade secrets or other confidential or proprietary information; (b) conviction of or plea of nolo contendere to fraud, embezzlement, a felony or equivalent crime, or any other crime involving moral turpitude; (c) committing an act of fraud or embezzlement against Triple-S; (d) gross negligence or willful misconduct in the performance of, or willful failure to perform, his or her duties; (e) failure to comply with Triple-S’s written policies or rules, which failure causes, or could cause, material harm to Triple-S; or (f) “just cause” as provided under Puerto Rico’s Wrongful Discharge Act (Law 80) and by Act No. 4 of 2017, known as Puerto Rico’s Labor Transformation and Flexibility Act (other than due to job elimination, corporate reorganization, reduction in force or similar reason)’ provided that, if an executive is offered a different position by Parent or its applicable affiliate in connection with the consummation of the merger, and such executive’s employment terminates due to such employee’s refusal to accept such offer, such termination shall not constitute a termination for Cause.
“Good Reason” shall mean, without the executive’s written consent: (a) a reduction in base salary or target incentive opportunity, (b) relocation outside of Puerto Rico or (c) a material and significant reduction in duties or responsibilities; provided that, Good Reason shall not be triggered solely as a result of Triple-S becoming a wholly owned subsidiary of Parent as a result of the consummation of the merger; and provided further that, in order for an executive to claim Good Reason, (i) the executive must give written notice to Parent or its applicable affiliate of Good Reason within thirty (30) days after becoming aware of the condition giving rise to Good Reason, (ii) Parent or its applicable affiliate must not cure the condition giving rise to Good Reason within 30 days after receiving written notice of such condition from the executive and (iii) the executive must resign within thirty (30) days following the end of the cure period.
See “Interests of Triple-S’s Directors and Executive Officers in the Merger —Golden Parachute Compensation” beginning on page 52 of this proxy statement for the estimated amounts that each of Triple-S’s named executive officers would receive either under an employment agreement or in connection with the severance arrangements and retention arrangements, as applicable, upon a qualifying termination of employment. Based on the assumptions described above under “Interests of Triple-S’s Directors and Executive Officers in the Merger —Certain Assumptions,” the estimated aggregate amounts of the payments (excluding amounts payable in respect of unvested Triple-S restricted share awards, unvested Triple-S restricted stock unit awards and Triple-S performance share unit awards, which are discussed and quantified above under the section entitled “Treatment and Quantification of Triple-S Equity Awards”) to be provided to Triple-S’s seven (7) executive officers who are not named executive officers under the severance arrangements and retention arrangements upon a qualifying termination of employment are $6,749,614 and $5,465,000, respectively.
Golden Parachute Compensation
In accordance with Item 402(t) of Regulation S-K under the Securities Act, the table below sets forth the compensation that is based on, or otherwise relates to, the merger that will or may become payable to each named executive officer of Triple-S in connection with the merger. For additional details regarding the terms of the payments and benefits described below, see the discussion under the heading “Interests of Triple-S Directors and Executive Officers in the Merger” above, which is incorporated herein.
The amounts shown in the table below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described above under “Interests of Triple-S’s Directors and Executive Officers in the Merger —Certain Assumptions” and in the footnotes to the table below, and do not reflect certain compensation actions that may occur prior to completion of the merger that are unrelated to the merger, including any ordinary course equity award grants that may be made after the assumed effective date of February 28, 2021.
Triple-S’s stockholders are being asked to approve, on a non-binding, advisory basis, the compensation that will or may be paid by Triple-S to these named executive officers that is based on or otherwise relates to the merger (see the section entitled “Advisory Vote on Named Executive Officer Merger-Related Compensation Arrangements (Proposal 2)” beginning on page 85 of this proxy statement). Because the vote to approve such compensation is advisory only, it will not be binding on either Triple-S or Parent. Accordingly, if the merger is approved by Triple-S’s stockholders and the merger is completed, the compensation will be payable regardless of the outcome of the advisory vote to approve such compensation, subject only to the conditions applicable to the vote to approve the merger, which are described in the footnotes to the table and above under the section entitled “The Merger (Proposal 1)—Interests of Triple-S’s Directors and Executive Officers in the Merger” beginning on page 50 of this proxy statement.
	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total ($)
Roberto García-Rodríguez, President and Chief Executive Officer	2,935,350	10,594,296	28,201	13,557,847
Juan J. Román-Jiménez, Executive Vice President and Chief Financial Officer	—	1,598,832	—	1,598,832
Madeline Hernández-Urquiza, Executive Vice President and Chief Operating Officer	—	4,433,076	—	4,433,076
José E. Novoa-Loyola, Chief Medical Officer of Triple-S Salud, Inc.	1,107,000	2,064,276	—	3,171,276
Arturo L. Carrión-Crespo, President of Triple-S Vida, Inc.	1,010,761	1,871,964	—	2,882,725
(1)
For the chief executive officer, the amounts included in this column represent a double-trigger severance arrangement equal to two (2) times the sum of  (i) the highest base salary of the chief executive officer paid to him in any of the three (3) years prior to the date of the change in control and (ii) the average of the short-term discretionary bonus of the three (3) years prior to the date of the change in control, payable in lump sum on or before the thirtieth (30th) day following the date of termination.
For the other named executive officers, other than the chief executive officer, the amounts included in this column represent: (A) with respect to the cash severance program, an amount equal to the sum of (x) two (2) times the named executive officer’s base salary plus (y) one times his or her target short-term incentive opportunity, in the event of a qualifying termination of employment that occurs prior to the twenty-four (24) month anniversary of the consummation of the merger and (B) with respect to the cash retention program, an amount between a minimum of $200,000 and a maximum of the sum of (x) two (2) times the named executive officer’s base salary plus (y) one times his or her target short-term incentive opportunity, subject to the executive officer’s continued employment through each applicable payment date on the twelve (12) month and twenty-four (24) month anniversaries of the consummation of the merger, unless the named executive officer’s employment is terminated by means of a qualifying termination, in both cases, subject to the cap noted above within the section entitled “Employment Agreements / Severance Arrangements / Retention Arrangements.”
(2)
The following table provides additional information regarding the equity holdings of each named executive officer that will be canceled and exchanged on a “single trigger” basis for the merger consideration in connection with the consummation of the merger.

	Value of Triple-S Restricted Share Awards ($)	Value of Triple-S Restricted Stock Units ($)	Value of Triple-S Performance Share Units (at target) ($)	Total ($)
Named Executive Officers
Roberto García-Rodríguez, President and Chief Executive Officer	2,172,600	—	8,421,696	10,594,296
Juan J. Román-Jiménez, Executive Vice President and Chief Financial Officer	—	—	1,598,832	1,598,832
Madeline Hernández-Urquiza, Executive Vice President and Chief Operating Officer	875,376	—	3,557,700	4,433,076
José E. Novoa-Loyola, Chief Medical Officer of Triple-S Salud, Inc.	390,168	—	1,674,108	2,064,276
Arturo L. Carrión-Crespo, President of Triple-S Vida, Inc.	373,356	—	1,498,608	1,871,964
(3)
For the chief executive officer, the amounts included in this column include 9,258.96 for membership fees to a private club and 18,942.18 for the amount attributable to a double-trigger arrangement representing the continuation of long-term disability insurance, life insurance and health and medical benefits for the chief executive officer and his dependents for twenty-four (24) months which would become applicable only upon a qualifying termination of employment that occurs in connection with a change in control.

Directors’ and Officers’ Indemnification and Insurance
For information regarding indemnification of Triple-S’s directors and executive officers, see the section entitled “The Merger Agreement—Directors’ and Officers’ Indemnification and Insurance” beginning on page 73 of this proxy statement.
Regulatory Approvals Required for the Merger
The completion of the merger is conditioned on, among other things, certain specified regulatory approvals having been obtained and remaining in full force and effect (or, in the case of certain specified regulatory approvals that are statutory waiting periods, having expired or been terminated), including the expiration or termination of any applicable waiting period under the HSR Act. In addition, prior to the effective time of the merger, Triple-S and Parent are required to obtain regulatory approvals from the Office of the Commissioner of Insurance of Puerto Rico, the Office of Industrial Tax Exemption of Puerto Rico, the Puerto Rico Health Insurance Administration, the BVI Financial Services Commission and the Anguilla Financial Services Commission. Under the terms of the merger agreement, each of Triple-S and Parent have agreed to use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate the transactions contemplated by the merger agreement as promptly as reasonably practicable, including preparing and filing as promptly as practicable with any government authority or other third party all documentation to effect all necessary filings and obtaining certain specified regulatory approvals, subject to certain limitations set forth in the merger agreement.
On October 1, 2021, Triple-S received conditional approval of the merger from the Puerto Rico Health Insurance Administration, subject to certain conditions, including the approval of the Office of the Commissioner of Insurance of Puerto Rico.

On October 22, 2021, the waiting period with respect to the notification and report forms under the HSR Act expired at 11:59 p.m., Eastern Time.
See the section entitled “The Merger Agreement—Regulatory Approvals Required for the Merger” beginning on page 70 of this proxy statement for a more detailed discussion of the parties’ obligations with respect to obtaining regulatory approvals in connection with the merger.
Accounting Treatment
The merger will be accounted for as a “purchase transaction” for financial accounting purposes.
Material U.S. Federal Income Tax Consequences of the Merger
The exchange of Triple-S common stock for cash in the merger will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under state and local and other tax laws. In general, a “U.S. holder” (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 90 of this proxy statement) whose shares of Triple-S common stock are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder’s adjusted tax basis in such shares. With respect to a stockholder that is a “non-U.S. holder” (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 90 of this proxy statement), the exchange of shares of Triple-S common stock for the merger consideration pursuant to the merger generally will not result in U.S. federal income tax to such non-U.S. holder unless such non-U.S. holder has certain connections with the United States. Backup withholding may apply to the cash payment made pursuant to the merger unless the stockholder or other payee provides a valid taxpayer identification number and complies with certain certification procedures (generally, by providing a properly completed and executed U.S. Internal Revenue Service (“IRS”) Form W-9 or IRS Form W-8 or applicable successor form).
You should read the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 89 of this proxy statement and consult your tax advisors regarding the U.S. federal income tax consequences of the merger to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.
Material Puerto Rico Income Tax Consequences of the Merger
The exchange of Triple-S common stock for cash in the merger will be a taxable transaction for Puerto Rico income tax purposes. Accordingly, a stockholder that is a “P.R. holder” (as defined in the section entitled “Material Puerto Rico Income Tax Consequences of the Merger” beginning on page 92 of this proxy statement) will generally recognize taxable gain or loss in an amount equal to the difference, if any, between (i) the merger consideration received by such P.R. holder in the merger and (ii) such P.R. holder’s adjusted tax basis in the shares of Triple-S common stock exchanged therefor. With respect to a stockholder that is a “non-P.R. holder” (as defined in the section entitled “Material Puerto Rico Income Tax Consequences of the Merger” beginning on page 93 of this proxy statement), the exchange of shares of Triple-S common stock for the merger consideration pursuant to the merger generally will not result in Puerto Rico income tax to such non-P.R. holder unless such non-P.R. holder has certain connections with Puerto Rico which can make the gain effectively connected income to a Puerto Rico trade or business.
You should read the section entitled “Material Puerto Rico Income Tax Consequences of the Merger” beginning on page 92 of this proxy statement and consult your tax advisors regarding the Puerto Rico income tax consequences of the merger to you in your particular circumstances, as well as tax consequences arising under the laws of any non-Puerto Rico jurisdiction.
Delisting and Deregistration of Triple-S Common Stock
Upon completion of the merger, the Triple-S common stock currently listed on the NYSE will cease to be listed on the NYSE and will subsequently be deregistered under the Exchange Act.
Appraisal Rights
Under Puerto Rico law, any record holder of Triple-S common stock at the close of business on the record date who does not vote in favor of the merger proposal, and who exercises its appraisal rights and fully complies with all of the provisions of Article 10.13 of Puerto Rico law (but not otherwise), will be entitled to demand and receive payment of the “fair value” as determined pursuant to Article 10.13 of Puerto Rico law for all (but not less than all) of his or her shares of Triple-S common stock if the merger is completed. See the section entitled “Appraisal Rights of Stockholders” beginning on page 81 of this proxy statement. The full text of Article 10.13 of Puerto Rico law is attached to this proxy statement (in English and Spanish) as Annex C.
Litigation Related to the Merger
Any litigation, if not resolved, could prevent or delay consummation of the merger and result in substantial costs to Triple-S, including any costs associated with the indemnification of directors and officers. One of the conditions to the consummation of the merger is that no applicable law or order issued by a court of competent jurisdiction or other legal restraint which is then in effect renders illegal or enjoins the consummation of the merger whether on a preliminary or permanent basis. Therefore, if a plaintiff were successful in obtaining an injunction prohibiting the consummation of the merger on the agreed-upon terms, then such injunction may prevent the merger from being consummated, or from being consummated within the expected time frame.
As of the filing of this proxy statement on November 4, 2021, two complaints have been filed in connection with the merger by purported stockholders of Triple-S in the U.S. District Court for the Southern District of New York. On October 12, 2021, a purported stockholder filed a complaint captioned Humberto Ortega v. Triple-S Management Corporation et al., 21-cv-08392. On October 25, 2021, another purported stockholder filed a complaint captioned Matthew Whitfield v. Triple-S Management Corporation et al., 21-cv-08718. The complaints are similar. Each complaint names Triple-S and the Triple-S board members as defendants and alleges, among other things, that the preliminary proxy statement filed by Triple-S on September 24, 2021 in connection with the merger is materially incomplete and misleading in violation of Section 14(a) and Section 20(a) of the Exchange Act and Rule 14a-9 promulgated thereunder. The complaints seek, among other relief, an injunction preventing the closing of the merger unless and until the defendants disclose material information allegedly omitted from the proxy statement, rescission of the merger agreement to the extent already implemented (or awarding of rescissory damages), damages, and an award of attorneys’ and experts’ fees.
Triple-S believes that the allegations in the complaints are without merit. Additional lawsuits arising out of the merger may also be filed in the future.

THE MERGER AGREEMENT
The following is a summary of the material terms and conditions of the merger agreement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. This summary is qualified in its entirety by reference to the complete text of the Agreement and Plan of Merger, dated as of August 23, 2021, a copy of which is attached to this proxy statement as Annex A, and which is incorporated by reference into this proxy statement. We encourage you to read the merger agreement carefully and in its entirety because it is the legal document that governs the merger.
Explanatory Note Regarding the Merger Agreement
The following summary of the Agreement and Plan of Merger, dated as of August 23, 2021, a copy of which is attached hereto as Annex A to this proxy statement, is intended to provide information regarding the terms of the merger agreement and is not intended to modify or supplement any factual disclosures about Triple-S in its public reports filed with the SEC. In particular, the merger agreement and the related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Triple-S or any of its subsidiaries or affiliates. The merger agreement contains representations and warranties by Triple-S, Parent and Merger Sub which were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the merger agreement were made solely for the benefit of the parties to the merger agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by the disclosure letters to the merger agreement; were made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as facts; and may apply contractual standards of materiality or material adverse effect that generally differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in Triple-S’s public disclosures.
Additional information about Triple-S may be found elsewhere in this proxy statement and Triple-S’s other public filings. See the section entitled “Where You Can Find More Information,” beginning on page 96 of this proxy statement.
Structure of the Merger
At the effective time of the merger, Merger Sub will be merged with and into Triple-S in accordance with Puerto Rico law and Delaware law. As a result of the merger, the separate corporate existence of Merger Sub will cease and Triple-S will continue as the surviving corporation. At the effective time of the merger, the articles of incorporation of Triple-S (the “Triple-S articles”), as in effect immediately prior to the effective time, will be the articles of incorporation of the surviving corporation, until thereafter amended in accordance with applicable law. The bylaws of Triple-S (the “Triple-S bylaws”), as in effect immediately prior to the effective time, will be the bylaws of the surviving corporation, until thereafter amended in accordance with applicable law. From and after the effective time of the merger, until successors are duly elected or appointed and qualified in accordance with applicable law, the directors of Merger Sub immediately prior to the effective time of the merger will be the directors of the surviving corporation and the officers of Triple-S immediately prior to the effective time of the merger will be the officers of the surviving corporation.
Closing and Effective Time of the Merger
Unless another time, date or place is mutually agreed in writing by Triple-S and Parent, the closing of the merger will take place as soon as possible, but in any event no later than three (3) business days after the date the closing conditions set forth in the merger agreement and described in the section entitled “The Merger Agreement—Conditions to Completion of the Merger” beginning on page 74 of this proxy statement (other than conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or, to the extent permissible, waiver of those conditions) have been satisfied or, to the extent permissible, waived by the party or parties entitled to the benefit of such conditions. The merger will become effective at such time as the certificate of merger is duly filed with the Secretary of State of the Commonwealth of Puerto Rico or at such later time as Triple-S and Parent shall agree and specify in the certificate of merger. As of the date of this proxy statement, we expect to complete the merger in the first half of 2022. However, completion of the merger is subject to the satisfaction or waiver of the conditions to the completion of the merger, which are described below, and it is possible that factors outside the control of Triple-S or Parent could delay the completion of the merger, or prevent it from being completed at all. There may be a substantial amount of time between the special meeting and the completion of the merger. We expect to complete the merger promptly following the receipt of all required approvals.
Effect of the Merger on Triple-S Common Stock
At the effective time of the merger, each share of Triple-S common stock issued and outstanding immediately prior to the effective time of the merger (other than (i) shares owned by Triple-S (as treasury stock), Parent or Merger Sub; (ii) shares owned by any stockholder who has properly demanded appraisal rights in accordance with Puerto Rico law; and (iii) restricted share awards) will be converted into the right to receive $36.00 in cash, without interest and less any applicable withholding taxes (the “merger consideration”). As of the effective time of the merger, all such shares of Triple-S common stock will no longer be outstanding and will automatically be canceled and retired and cease to exist, and will thereafter represent only the right to receive the merger consideration to be paid in accordance with the terms of the merger agreement.
At the effective time of the merger, each share of Triple-S common stock held by Triple-S (as treasury stock) or owned by Parent or Merger Sub will be canceled without payment of any consideration. In addition, shares of Triple-S common stock issued and outstanding immediately prior to effective time of the merger and held by a stockholder who has not voted in favor of the merger or consented thereto in writing and who has properly demanded appraisal for such shares in accordance with Puerto Rico law will not be converted into the right to receive the merger consideration, unless and until such holder fails to perfect, withdraws or otherwise loses the right to appraisal. If any holder of Triple-S common stock that demands appraisal rights properly perfects such rights, such holder will be entitled to the fair value of such shares as determined by the Court of First Instance of the Commonwealth of Puerto Rico, Superior Court, plus interest, if any, on the amount determined to be the fair value, as further described in the section entitled “Appraisal Rights of Stockholders” beginning on page 81 of this proxy statement.
Each share of common stock of Merger Sub outstanding immediately prior to the effective time of the merger will be converted into one share of common stock of the surviving corporation.
Procedures for Surrendering Shares for Payment
Prior to the effective time of the merger, Parent will appoint an paying agent reasonably acceptable to Triple-S for the purpose of exchanging for the merger consideration certificates representing shares of Triple-S common stock or uncertificated shares of Triple-S common stock. As promptly as practicable after the effective time of the merger, Parent will make available to the paying agent the aggregate merger consideration to be paid in respect of the certificates representing shares of Triple-S common stock or uncertificated shares of Triple-S common stock.
As promptly after the effective time of the merger (but no later than five (5) business days thereafter), the paying agent will send to each holder of shares of Triple-S common stock at the effective time of the merger a letter of transmittal and instructions (which will specify that the delivery will be effected, and risk of loss and title will pass, only upon proper delivery of certificates representing shares of Triple-S common stock or transfer of uncertificated shares of Triple-S common stock to the paying agent) for use in such exchange.
Each holder of shares of Triple-S common stock that have been converted into the right to receive the merger consideration will be entitled to receive, upon (i) surrender to the paying agent of a certificate, together with a properly completed letter of transmittal, or (ii) receipt of an “agent’s message” by the paying agent (or such other evidence, if any, of transfer as the paying agent may reasonably request) in the case of a book-entry transfer of uncertificated shares, in each case (i) or (ii), the merger consideration in respect of Triple-S common stock represented by a certificate or uncertificated share. Until so surrendered or transferred, as the case may be, each such certificate or uncertificated share will represent after the effective time of the merger for all purposes only the right to receive such merger consideration.
If any portion of the merger consideration is to be paid to a person other than the person in whose name the surrendered certificate or the transferred uncertificated share is registered, it will be a condition to such payment that (i) either such certificate be properly endorsed or otherwise be in proper form for transfer or such uncertificated share be properly transferred and (ii) the person requesting such payment must pay to the paying agent any transfer or other taxes required as a result of such payment or establish to the satisfaction of the paying agent that such tax has been paid or is not payable.
After the effective time of the merger, there will be no further registration of transfers of shares of Triple-S common stock. If, after the effective time of the merger, certificates representing shares of Triple-S common stock or uncertificated shares of Triple-S common stock are presented to the surviving corporation or the paying agent, they will be canceled and exchanged for the merger consideration.
Any portion of the merger consideration made available to the paying agent for payment to the stockholders that remains unclaimed by the holders of Triple-S common stock one year after the effective time of the merger will be returned to Parent, upon demand, and any such holder who has not exchanged shares of Triple-S common stock will thereafter look only to Parent for payment of the merger consideration in respect of such shares without any interest thereon.
If any certificate or uncertificated share has not been surrendered prior to the 24-month anniversary of the effective time of the merger (or, if earlier, immediately prior to the date on which the merger consideration in respect of such certificate or uncertificated share would otherwise escheat to or become the property of any governmental entity), any such merger consideration in respect of such certificate or uncertificated share shall, to the extent permitted by applicable law, become the property of the surviving corporation, free and clear of all claims or interest of any person previously entitled thereto.
Withholding
Each of the surviving corporation, Merger Sub, Parent and the paying agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to the merger agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under any applicable tax law. Amounts so withheld and paid over to the appropriate taxing authority will be treated for all purposes of the merger agreement as having been paid to the person in respect of which such deduction or withholding was made.
Treatment of Triple-S Equity Awards
The merger agreement provides that, prior to the effective time of the merger, the Triple-S board of directors shall adopt resolutions to effect the following treatment of the equity awards of Triple-S:
Each award of (or with respect to) Triple-S common stock that is outstanding as of the date of the merger agreement and immediately prior to the effective time of the merger shall, at the effective time of the merger:
•
With respect to restricted share awards outstanding under the Triple-S Management Corporation 2017 Incentive Plan, as amended (the “Triple-S equity plan”), whether or not vested, be converted into the right to receive an amount in cash equal to the product of the merger consideration and the number of shares of Triple-S common stock underlying the Triple-S restricted share award;

•
With respect to restricted stock units outstanding under the Triple-S equity plan, whether or not vested, be canceled and converted into the right to receive an amount in cash equal to the product of the merger consideration and the number of shares of Triple-S common stock underlying the Triple-S restricted stock unit award as of immediately prior to the effective time of the merger; and

•
With respect to performance share units outstanding under the Triple-S equity plan, whether or not vested, be canceled and converted into the right to receive an amount in cash equal to the product of the merger consideration and the number of shares of Triple-S common stock underlying the Triple-S performance share unit award as of immediately prior to the effective time of the merger, determined based on achievement of target performance.

Each award of (or with respect to) Triple-S common stock with respect to any restricted stock unit or performance share unit that is granted following the date of the merger agreement and outstanding immediately prior to the effective time of the merger, at the effective time of the merger, shall be canceled and converted into the right to receive an amount in cash equal to the product of the merger consideration and the number of shares of Triple-S common stock underlying such award as of immediately prior to the effective time (determined, in the case of performance share units, based on target performance), payable on the date the award would have otherwise vested pursuant to its vesting schedule, subject to the holder’s continuing employment as of each such vesting date or as otherwise provided in the applicable award agreements.
Representations and Warranties
Triple-S’s representations and warranties to Parent in the merger agreement relate to, among other things:
•	The organization and good standing of Triple-S and its subsidiaries;
•
The capital structure of Triple-S, including the number of outstanding shares of Triple-S common stock, Triple-S restricted share awards, Triple-S restricted stock units and Triple-S performance share units;

•	The corporate power and authority to execute, deliver and perform the merger agreement and to consummate the transactions contemplated by the merger agreement, and no applicable takeover statutes;
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The absence of certain breaches, violations, defaults or consent requirements under certain contracts, organizational documents and laws, in each case arising out of the execution, delivery and performance of, and consummation of the transactions contemplated by, the merger agreement and assuming approval of the shareholders;

•	Required regulatory filings and authorizations, consents or approvals of governmental entities;
•	The reports, schedules, forms, statements and other documents required to be filed with the SEC and other regulatory agencies and the accuracy of the information contained in those documents;
•	The financial statements of Triple-S and Triple-S’s internal system of disclosure controls and procedures concerning financial reporting;
•	The reserves and related actuarial items in the financial statements of Triple-S;
•	The absence of any requirement to maintain capital or surplus amounts or levels or any restriction on the payment of dividends or other distributions;
•	Compliance with laws related to Triple-S’s policies with respect to the investment of the investment assets (the “investment guidelines”) and the composition of the investment assets held by Triple-S;
•	Compliance with laws related to healthcare plans by Triple-S and its subsidiaries;
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Compliance with laws related to soliciting, negotiating, issuing, selling, producing, placing managing and marketing policies by Triple-S, its subsidiaries, and to the knowledge of Triple-S, their agents and administrators;

•	The accuracy of information in this proxy statement;
•	The absence of certain changes or events since December 31, 2020;
•	The payment of taxes, the filing of tax returns and other tax matters related to Triple-S and its subsidiaries;
•	Compliance with laws related to labor and employment by Triple-S and its subsidiaries;
•	Compensation and benefits plans, agreements and arrangements with or concerning employees of Triple-S and its subsidiaries;
•	Real property owned or leased by Triple-S and its subsidiaries;
•	Certain material contracts of Triple-S and its subsidiaries;
•	The absence of certain claim, suit, action, investigation, arbitration, proceeding, inquiry, review, subpoena, civil investigative demand or other request for information;
•	Compliance with laws by Triple-S and its subsidiaries since January 1, 2019;

•	Compliance with environmental laws, permits and licenses by Triple-S and its subsidiaries and other environmental matters since January 1, 2019;
•	Ownership of or rights with respect to the intellectual property of Triple-S and its subsidiaries;
•	Certain matters related to the insurance policies and arrangements of Triple-S and its subsidiaries;
•	Brokers’ and finders’ fees and other expenses payable by Triple-S; and
•	Receipt of the opinion of Triple-S’s financial advisor.
Parent’s representations and warranties to Triple-S in the merger agreement relate to, among other things:
•	The corporate organization and good standing of each of Parent and Merger Sub;
•	The Merger Sub and its outstanding shares of capital stock;
•	The corporate power and authority to execute, deliver and perform the merger agreement and to consummate the transactions contemplated by the merger agreement;
•
The absence of certain breaches, violations, defaults or consent requirements under certain contracts, organizational documents and laws, in each case arising out of the execution, delivery and performance of, and consummation of the transactions contemplated by, the merger agreement;

•	Required regulatory filings and authorizations, consents or approvals of governmental entities;
•	The accuracy of information supplied by Parent or Merger Sub to be included in this proxy statement;
•	Sufficiency of funds by Parent and Merger Sub to consummate the merger; and
•	Brokers’ and finders’ fees and other expenses payable by Parent.
None of the representations and warranties in the merger agreement survive the effective time of the merger.
Definition of “Company Material Adverse Effect”
Many of Triple-S’s representations and warranties in the merger agreement are qualified by a “company material adverse effect” standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct has had or would reasonably be expected to have, individually or in the aggregate, a company material adverse effect). For purposes of the merger agreement, a “company material adverse effect” means any change, event, effect, fact, circumstance, development or occurrence that, individually or in the aggregate with other changes, events, effects, facts, circumstances, developments or occurrences, has a material adverse effect on the business, properties, assets, financial condition, financial performance or results of operations of Triple-S and its subsidiaries, taken as a whole; provided, however, that none of the following, nor any change, event, effect, fact, circumstance development or occurrence to the extent or arising out of or relating to the following, shall be deemed either alone or in combination to constitute or be taken into account in determining whether a “company material adverse effect” has occurred or may, would or could occur:
•	General conditions affecting the health care services or insurance industries in the geographic regions or product markets in which Triple-S and its subsidiaries operate;
•	General market, economic or regulatory, legislative or political conditions or securities, credit, currency, financial or other capital or credit markets conditions;
•	Any change (or proposed change) in applicable Law, COVID-19 Measures, GAAP, SAP, actuarial policies or accounting standards (or interpretation or enforcement thereof);
•	Geopolitical conditions, the outbreak or escalation of hostilities, acts of war, cyberattacks, sabotage or terrorism;

•	Any hurricane, tornado, flood, volcano, earthquake, epidemic, pandemic (including COVID-19) or other natural or man-made disaster;
•
The failure, in and of itself, of Triple-S to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics (it being understood that the underlying factors or occurrences giving rise or contributing to such failure shall be taken into account in determining whether there has been a company material adverse effect);

•
The announcement, performance, pendency or consummation of the Transactions, including the impact of any of the foregoing on any relationships, contractual or otherwise, with customers, suppliers, employees or regulators;

•	The taking of any action expressly required by the terms of the merger agreement; or
•	Any actions taken or omitted to be taken by Triple-S or its subsidiaries upon the prior written request of Parent.
The exclusions set forth in the first, second, third, fourth and fifth bullets above shall only be applicable to the extent they do not have a disproportionate impact on Triple-S and its subsidiaries, taken as a whole, relative to other similarly sized participants in the health care services or insurance industries in the geographic regions or product markets in which Triple-S and its subsidiaries operate.
Certain of Parent’s representations and warranties in the merger agreement are qualified by a “parent material adverse effect” standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct has had or would reasonably be expected to have, individually or in the aggregate, a parent material adverse effect). For purposes of the merger agreement, a “parent material adverse effect” means any change, effect, event, circumstance, fact, development or occurrence that prevents or materially impairs or delays the consummation of the merger and the other transactions contemplated by the merger agreement or the ability of Parent or Merger Sub to perform its obligations under the merger agreement.
Conduct of the Business Pending the Merger
Triple-S has agreed to certain covenants in the merger agreement restricting the conduct of its business between the date of the merger agreement and the effective time of the merger. In general, except as set forth on the disclosure letters to the merger agreement, as expressly contemplated by the merger agreement, as required by applicable law (including COVID-19 measures), or with the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed), from the date of the merger agreement to the effective time, Triple-S will, and will cause each of its subsidiaries to, conduct its business in the ordinary course of business consistent with past practice and use reasonable best efforts to preserve its present organization, assets, employees, authorizations, contractors and relationships with customers, distributors, strategic partners, governmental entities, licensors, licensees and others that, in each case, have material business dealings with it.
In addition, without limiting the generality of the foregoing, except as set forth on the disclosure letters to the merger agreement, as expressly contemplated by the merger agreement, as required by applicable law (including COVID-19 measures), or with the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed), Triple-S will not, and will not permit any of its subsidiaries to:
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(i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property or any combination thereof) in respect of, any of its capital stock or other equity interests, other than dividends and distributions by a wholly owned subsidiary of Triple-S to its parent, (ii) split, combine, reclassify, exchange or readjust any of its capital stock or other equity interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity interests, other than with respect to the capital stock or other equity interests of a subsidiary of Triple-S, in connection with transactions exclusively among Triple-S and any of its subsidiaries or exclusively among Triple-S’s subsidiaries, or (iii) directly or indirectly redeem, repurchase or otherwise acquire any equity interests in the Triple-S and any of its subsidiaries, except for (A) the withholding of shares of Triple-S common stock to satisfy tax obligations with respect to the vesting, exercise or settlement of Triple-S restricted share awards, restricted stock unit awards or performance share unit awards outstanding as of the date of the merger agreement (or issued after the date of the merger agreement in accordance with the terms of the merger agreement) in accordance with their respective terms in effect at such time, (B) the acquisition by Triple-S of Triple-S restricted share awards, restricted stock unit awards or performance share unit awards in connection with the forfeiture of such awards in accordance with their respective terms in effect at such time or (C) redemptions, repurchases or acquisitions of the capital stock or other equity interests of a subsidiary of Triple-S, in connection with transactions exclusively among Triple-S and any of its subsidiaries or exclusively among Triple-S’s subsidiaries;
•
issue any equity interests, other than (i) the issuance of shares of Triple-S common stock upon the settlement of Triple-S restricted shares, performance share units or restricted stock units, in each case outstanding as of the date of the merger agreement (or issued after the date thereof in accordance with the terms of the merger agreement) and in accordance with their respective terms in effect at such time, or (ii) issuances by a subsidiary of Triple-S of capital stock or other equity interests to Triple-S or another subsidiary of Triple-S;

•
amend (i) the Triple-S articles or the Triple-S bylaws or (ii) the certificate of incorporation, bylaws or other comparable organizational documents of any Triple-S’s subsidiary in a manner adverse to Parent;

•	propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, other than the merger;
•
acquire (i) in a single transaction or a series of related transactions, whether by merging or consolidating with, or by purchasing equity interests in or assets of, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association or other business organization or division thereof or any other person or (ii) any assets or properties, other than, in the case of each of clauses (i) and (ii), (x) any specified permitted investment and (y) any unspecified permitted investment so long as the amount of consideration paid or transferred by Triple-S and its subsidiaries in connection with such unspecified permitted investment would not exceed $4,000,000 individually, or $10,000,000 in the aggregate when taken together with all other unspecified permitted investments made under this bullet;

•
form any person that would constitute a subsidiary or affiliate of Triple-S, except for any person that would constitute a subsidiary of Triple-S that is formed for the sole purpose of facilitating a specified permitted investment or unspecified permitted investment not in violation of the bullet above;

•
except as required by the terms of any Triple-S benefit plan as in effect on the date of the merger agreement or to the extent required by applicable law or, with respect to the actions specifically described in the Triple-S disclosure letters, to the extent such actions are taken in the ordinary course of business consistent with past practice or are in connection with Triple-S’s internal realignment plan: (i) adopt, enter into, terminate or amend any collective bargaining agreement or material Triple-S benefit plan; (ii) increase in any manner the compensation, bonus or fringe or other benefits of any non-employee director or employee at the level of Vice President or above; (iii) enter into or materially amend any employment, change in control, severance, retention or similar contract with any non-employee director or employee at the level of Vice President or above (other than offer letters providing for employment with newly hired employees who are hired in the ordinary course of business that do not contain any equity or equity-based compensation, change in control, severance, retention or similar arrangements); (iv) grant any awards under any Triple-S benefit plan (including grants of stock or stock-based awards) other than grants in connection with promotions or new hires in the ordinary course of business consistent with past practice or waive any conditions on any awards under any Triple-S benefit plan; (v) take any action to accelerate the payment of any compensation or benefit under any Triple-S benefit plan; or (vi) change any actuarial or other assumption used to calculate funding obligations with respect to any Triple-S benefit plan or change the manner in which contributions are made or the basis on which contributions are calculated;

•
terminate the employment of any employee at the level of vice president or above, other than due to such individual’s death, disability or for cause (each as determined by Triple-S in the ordinary course of business) or hire any individual at the level of vice president or above;

•
(i) change its fiscal year or revalue any of its material assets or (ii) make any change in accounting methods, principles or practices used by it, except, in the case of each of clauses (i) and (ii), as may be required (A) by GAAP, SAP or actuarial principles, as applicable, or (B) by applicable law, including Regulation S-X under the Securities Act;

•
sell, lease or sublease (as lessor or sublessor), license (as licensor) or otherwise dispose of, or pledge, encumber or otherwise subject to any Lien (other than a permitted lien), any material properties or assets, except (i) sales, leases, licenses, dispositions, pledges or encumbrances (A) of or on obsolete assets in the ordinary course of business consistent with past practice, (B) of properties or assets (other than Triple-S intellectual property) with de minimis or no book value or (C) of investment assets in accordance with the investment guidelines or (ii) permitted conduct under the merger agreement;

•
(i) incur, redeem, repurchase, prepay, defease, guarantee, assume or otherwise become liable for or modify in any material respects the terms of any indebtedness or issue or sell any debt securities or warrants or other rights to acquire any debt securities of Triple-S or any of its subsidiaries other than (A) any indebtedness of any wholly owned subsidiary of Triple-S owing to Triple-S or to another wholly owned subsidiary of Triple-S and (B) any indebtedness under the Triple-S’s existing credit facilities as in effect as of the date of the merger agreement that can be repaid at the closing without penalty (other than customary break funding costs) or (ii) make any loans, advances, capital contributions or investments in (including by purchase of stock or securities, property transfers or purchase of property or assets of any person or otherwise) any other person, in each case, other than to or in (A) the Company or any wholly owned subsidiary of Triple-S, (B) any acquisition not in violation of clause (e) above, (C) capital contributions or advances required by the terms of any contract in effect as of the date hereof or (D) any extensions of risk sharing arrangements, provider capitation, related compensation mechanisms and advances of expenses to employees, in each case in the ordinary course of business consistent with past practice;

•
make any capital expenditure or expenditures, or incur any obligations or liabilities in connection therewith, which, individually, is equal to or in excess of $200,000 or, in the aggregate, are equal to or in excess of $1,000,000 (other than (i) as reflected in the Triple-S’s capital expenditures forecast set forth in the disclosure letters and (ii) any specified permitted investment or unspecified permitted investment not in violation of the merger agreement;

•
make, change or revoke any material tax election, change any material tax accounting method or period, file any amended tax return in respect of a material amount of taxes, enter into any closing agreement with respect to material taxes, request any material tax ruling, waive or extend the statute of limitations in respect of a material amount of taxes or settle or compromise any material tax liability or refund;

•
(i) materially amend or modify, or renew, extend or terminate, or waive or release any material rights under, any specified contract or any contract that would be a specified contract if in effect on the date of the merger agreement or (ii) enter into any contract that would be a specified contract if in effect on the date of the merger agreement, in each case, other than in the ordinary course of business consistent with past practice;

•
enter into or amend any contract if consummation of any of the transactions (alone or in combination with any other event) or compliance by Triple-S or any of its subsidiaries with the provisions hereof will conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation, or give rise to a loss of a benefit under, or result in the creation of any lien in or upon any of the properties or assets of Triple-S or any of its subsidiaries under, or require Parent to license or to transfer any of its material intellectual property or other material assets under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of such contract, other than any amendment of a contract that does not materially worsen any of the provisions of such contract;
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(i) settle any proceeding if such settlement (A) would require any payment by the Triple-S or any of its subsidiaries equal to or in excess of $500,000, other than any settlement of any property and casualty insurance claim in the ordinary course of business consistent with past practice that requires the payment of an amount which, when taken together with the settlement amounts of all other property and casualty insurance claims settled pursuant to this clause (i)(A), does not exceed the amount held in reserve by Triple-S and any of its subsidiaries for all outstanding property and casualty insurance claims as of June 30, 2021 or (B) would obligate Triple-S or any of its subsidiaries to take any material action or impose any material restrictions on the business of the Triple-S or any of its subsidiaries or (ii) commence any comparable proceeding against a third party other than any such proceeding commenced in the ordinary course of business consistent with past practice where the total amount of damages sought does not equal or exceed $500,000;

•
(i) other than non-exclusive licenses and sublicenses granted in the ordinary course of business consistent with past practice, assign, sell, lease, license, dispose, cancel, abandon, grant rights to or fail to renew, maintain or defend, any material Triple-S intellectual property or (ii) disclose to any third party, other than representatives of Parent or under a confidentiality agreement, any trade secrets included in any material Triple-S intellectual property in a way that results in the loss of intellectual property protection for such material Triple-S intellectual property;

•	cancel, terminate or modify in any material respect, or take any action that could permit cancellation, termination or material modification of, any material insurance policy;
•
enter into any real property lease or modify, amend, renew, extend, waive, or exercise any material right or remedy under or terminate any lease, other than (i) leases with annual payments not to exceed $100,000 individually or $500,000 in the aggregate and (ii) leases in respect of any space for use in connection with point of sales or marketing arrangements entered into in the ordinary course of business consistent with past practice;

•
materially alter any existing underwriting, reserving, claim handling, loss control or actuarial practice, guideline or policy of the Triple-S or any of its subsidiaries or any material assumption underlying any reserves or actuarial practice or policy, except as may be required by GAAP, SAP or actuarial principles;

•
reduce or strengthen any reserves, provisions for losses or other liability amounts in respect of insurance contracts and assumed reinsurance contracts, except (A) as may be required by GAAP, SAP or actuarial principles, (B) as a result of loss or exposure payments to other parties in accordance with the terms of insurance contracts and assumed reinsurance contracts or (C) in the ordinary course of business consistent with past practice;

•
reduce in any material respect the budget or scope of the Triple-S’s and the applicable subsidiary’s program for, or otherwise reduce in any material respect the resources or efforts specifically dedicated by Triple-S and its subsidiaries to, (i) the maintenance and improvement of their respective Medicare star ratings or (ii) retrospective chart review, coding audits or the collection of prospective home assessments or patient assessment forms, in each case other than as a result of vendor-related cost savings;

•
terminate, suspend, abrogate, amend or modify (i) any certificate of authority to conduct business as an insurance company, health care services organization, agency or service provider issued by the applicable Insurance Regulator or health regulatory governmental entity or (ii) any other material authorization, in each case of (i) and (ii) in a manner material and adverse to Triple-S or any of its subsidiaries;

•	acquire or dispose of any material investment assets in any manner inconsistent with the investment guidelines;
•	materially amend or modify the investment guidelines; or
•	authorize, commit or agree to take any of the foregoing actions.

Board Obligation to Call a Stockholders Meeting
Triple-S has agreed under the merger agreement to take all necessary actions in accordance with applicable law, the Triple-S articles and the Triple-S bylaws, and the rules and regulations of NYSE to duly call, give notice of, convene and hold a stockholders meeting for the purpose of obtaining the stockholder approval as soon as reasonably practicable after the SEC confirms that it will not review or that it has no further comments on this proxy statement, including establishing a record date for such stockholders meeting promptly after the date on which the SEC confirms that it will not review or that it has no further comments on this proxy statement and duly convening and holding the stockholders meeting no later than 45 days after the record date. Unless the Triple-S board has made an adverse recommendation change in accordance with the merger agreement , Triple-S will use reasonable best efforts to solicit and obtain stockholder approval, including engaging a proxy solicitation firm for the purpose of assisting in the solicitation of proxies for the stockholders meeting. Triple-S may, after consultation with Parent, adjourn, recess or postpone the stockholders meeting only (i) to the extent required by applicable law to ensure that any required supplement or amendment to this proxy statement is provided to the stockholders of Triple-S within a reasonable amount of time in advance of the stockholders meeting, (ii) to the extent required by a court of competent jurisdiction in connection with any proceedings in connection with the merger agreement or the transactions contemplated by the merger agreement, (iii) if, as of the time for which the stockholders meeting is originally scheduled (as set forth in this proxy statement), there are insufficient shares of Triple-S common stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the stockholders meeting or Parent reasonably believes that Triple-S will not receive proxies sufficient to obtain stockholder approvals, whether or not a quorum is present, or (iv) the Triple-S board or any committee thereof determines in good faith (after consultation with its outside counsel) that the failure to adjourn, recess or postpone the stockholders meeting would violate the directors’ fiduciary duties under applicable law. Notwithstanding the foregoing, Triple-S will not adjourn, recess or postpone the stockholders meeting to a date that is (x) more than 30 days after the date on which the stockholders meeting was originally scheduled or (y) less than five business days prior to the outside date, in the case of each of (x) and (y) without the prior written consent of Parent. Unless the Triple-S board has made an adverse recommendation change in accordance with the merger agreement, Triple-S will keep Parent updated with respect to proxy solicitation results as reasonably requested by Parent.
Restrictions on Solicitation of Company Takeover Proposals
Triple-S has agreed that it will not, and will cause its subsidiaries and all of its and their respective directors, officers, employees, financial advisors, legal counsel, accountants and other agents, advisors or representatives (collectively, “representatives”) not to, directly or indirectly:
•
Solicit, initiate, encourage or facilitate any inquiries regarding, or the submission of any proposal or offer that constitutes, or would reasonably be expected to lead to, any “company takeover proposal” (as described below);

•
Solicit, initiate, encourage or participate in any discussions or negotiations regarding, or furnish to any person (other than Parent or Merger Sub) any nonpublic information with respect to or in connection with, or take any other action to facilitate or encourage the making of, any proposal or offer that constitutes, or would reasonably be expected to lead to, any company takeover proposal;

•
Execute or enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, option agreement, merger agreement, joint venture agreement, partnership agreement or any other agreement, arrangement or understanding (whether or not binding) relating to any company takeover proposal.

If any subsidiaries of Triple-S or any of its or their representatives violates any of these restrictions, then Triple-S will be deemed to have breached such restrictions.
Triple-S has also agreed that it will, and will cause its subsidiaries and all of its and their respective representatives to, immediately:
•
Cease all solicitation, encouragement, discussions and negotiations regarding any inquiry, proposal or offer pending on the date of the merger agreement that constitutes, or would reasonably be expected to lead to, a company takeover proposal;

•	Request the prompt return or destruction of all confidential information previously furnished to any person in connection with a possible company takeover proposal; and
•	Terminate access to any physical or electronic data rooms relating to a possible company takeover proposal.
In addition, Triple-S has agreed that it will not, and will cause its subsidiaries and all of its and their respective representatives not to, release any person from, or waive, amend or modify any provision of, or grant any permission under any “standstill” provision or similar provision with respect to any of its capital stock in any agreement to which it or any of its subsidiaries is a party; provided that the Triple-S board or any committee thereof will be permitted to grant waivers of, and not to enforce, any “standstill” or similar provision to the extent that (x) the Triple-S board or any committee thereof determines in good faith (after consultation with its outside counsel) that the failure to take such action would violate the directors’ fiduciary duties under applicable law and (y) any such action by the Triple-S board or any committee thereof does not violate any other provision of the merger agreement. Except to the extent otherwise permitted by the foregoing sentence, Triple-S will, and will cause its affiliates to, (i) enforce the “standstill” or similar provisions of any such agreement and (ii) immediately take all reasonable steps within their power to terminate any waiver under any such provisions that may have been heretofore granted to any person other than Parent and any of Parent’s affiliates.
Notwithstanding anything to the contrary described above, at any time prior to obtaining the approval of Triple-S stockholders, in response to a qualifying company takeover proposal, Triple-S may (A) enter into an acceptable confidentiality agreement with such person or group making the qualifying company takeover proposal and thereafter furnish information with respect to Triple-S to such person or group and its representatives pursuant to such acceptable confidentiality agreement so long as Triple-S also provides Parent promptly, and in no event later than 24 hours after the time such information is provided or made available to such person or group or any of its representatives, any information furnished to such person or group or any of its representatives which was not previously furnished to Parent and (B) participate in discussions or negotiations with such person or group and its representatives regarding such qualifying company takeover proposal. Triple-S is required to notify Parent prior to furnishing any information and/or entering into any discussions or negotiations.
Triple-S is required to promptly, and in no event later than 24 hours after receipt thereof, (i) advise Parent in writing of Triple-S’s or any of its subsidiaries’ or its or their respective representatives’ receipt of any company takeover proposal or any inquiries regarding, or the submission of any proposal or offer that constitutes, or would reasonably be expected to lead to, any company takeover proposal and (ii) provide to Parent an unredacted copy of any such company takeover proposal or such inquiry made in writing (including any financing commitments or other agreements related thereto) (or if such company takeover proposal or inquiry is not in writing, a written description of the material terms and conditions thereof) and unredacted copies of all other written materials, draft and final agreements (including all schedules and exhibits thereto) and correspondence exchanged between Triple-S or any of its affiliates or its or their representatives, on the one hand, and the person or group or its representatives, on the other hand, making such company takeover proposal or inquiry in connection with such company takeover proposal or inquiry. From and after such notification, Triple-S is required to keep Parent reasonably informed on a reasonably current basis of any material developments, discussions or negotiations regarding, or changes to the material terms and conditions of, any such company takeover proposal or inquiry, including providing to Parent promptly, and in no event later than 24 hours after receipt thereof, unredacted copies of any additional proposals, counterproposals, written materials, draft and final agreements (including all schedules and exhibits thereto) and correspondence exchanged between Triple-S or any of its affiliates or its or their representatives, and the person or group or its representatives making such company takeover proposal or inquiry in connection with such company takeover proposal or inquiry.

For purposes of the merger agreement, “company takeover proposal” means, any inquiry, proposal or offer from any person or group relating to, in a single transaction or series of related transactions, any:
•
direct or indirect acquisition or license of 15% or more of the consolidated assets of Triple-S and its subsidiaries (based on the fair market value thereof) or assets comprising 15% or more of the consolidated revenues, net income or EBITDA of Triple-S and its subsidiaries, including in any such case through the acquisition of one or more subsidiaries of Triple-S owning such assets;

•
direct or indirect acquisition of 15% or more of the outstanding Triple-S common stock or the outstanding voting power of Triple-S (or any other equity interests representing such voting power giving effect to any right of conversion or exchange thereof);

•
tender offer or exchange offer that if consummated would result directly or indirectly in any person or group (or the stockholders of any person or group) beneficially owning 15% or more of the outstanding Triple-S common stock or the outstanding voting power of Triple-S (or any other equity interests representing such voting power giving effect to any right of conversion or exchange thereof);

•
merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other transaction involving Triple-S or any of its subsidiaries which would result in any person or group (or the stockholders of any person or group) beneficially owning, directly or indirectly, 15% or more of the outstanding Triple-S common stock or the outstanding voting power of Triple-S or of the surviving entity in a merger involving Triple-S or the resulting direct or indirect parent of Triple-S or such surviving entity (or any equity interests representing such voting power giving effect to any right of conversion or exchange thereof); or

•	any combination of the foregoing.
For purposes of the merger agreement, “superior proposal” means any bona fide binding written offer which is made by a third party or group which, if consummated, would result in such third party or group (or in the case of a direct merger, consolidation, share exchange or other similar transaction between such third party or group and Triple-S, the stockholders of such third party or group) beneficially owning, directly or indirectly, more than 50% of the outstanding Triple-S common stock or the outstanding voting power of the Triple-S (or any other equity interests representing such voting power giving effect to any right of conversion or exchange thereof) or all or substantially all the consolidated assets of Triple-S and its subsidiaries that the Triple-S board or any committee thereof determines in good faith, after consultation with its outside counsel and financial advisor, (a) is more favorable to the Triple-S’s stockholders from a financial point of view than the transactions contemplated by the merger agreement, taking into account all terms and conditions of such offer (including all legal, regulatory, financial, timing and other aspects of such offer, including the identity of the person making the proposal) as well as the merger agreement and all changes to the terms of the transactions proposed by Parent in response to such offer or otherwise and (b) is reasonably likely to be completed on the terms proposed, taking into account all terms and conditions of such offer (including all legal, regulatory, financial, timing and other aspects of such offer, including the identity of the person making the proposal) as well as the merger agreement and all changes to the terms of the transactions proposed by Parent in response to such offer or otherwise.
Changes in Board Recommendation
Under the merger agreement, prior to obtaining the Triple-S stockholder approval, the Triple-S board or any committee thereof may make an adverse recommendation change if (i) the Triple-S board or any committee thereof determines in good faith (after consultation with its outside counsel and financial advisor) that, as a result of an intervening event, failure to take such action would violate the directors’ fiduciary duties under applicable law or (ii) Triple-S receives a company takeover proposal after the date of the merger agreement that did not result from a material breach of its non-solicitation obligations and for which the Triple-S board or any committee thereof determines in good faith (after consultation with its outside counsel and financial advisor) that such company takeover proposal constitutes a superior proposal and that the failure to take such action would violate the directors’ fiduciary duties under applicable law; provided that:
•	Triple-S has provided a notice of adverse recommendation change to Parent advising Parent that the Triple-S board or any such committee intends to take such action and the reasons therefor;

•
In the case of any notice of adverse recommendation change provided in connection with an intervening event, such notice of adverse recommendation change contains a reasonably detailed description of such intervening event;

•
In the case of any notice of adverse recommendation change provided in connection with a company takeover proposal, such notice of adverse recommendation change specifies the material terms and conditions of the related superior proposal, identifying the person or group making such superior proposal and including a copy of the most current version of the agreement or proposal and all material related documentation with respect to such superior proposal;

•
a period of at least four business days has elapsed following Parent’s receipt of such notice of adverse recommendation change (it being understood that any amendment or modification to any company takeover proposal that is the basis for such proposed adverse recommendation change shall require a new notice of adverse recommendation change and an additional notice period (which shall be the longer of (x) two business days and (y) the period remaining under the initial notice period));

•
If requested by Parent, Triple-S has negotiated, and has caused its subsidiaries and its and their representatives to negotiate, in good faith with Parent and its representatives during such four-business day period (as may be extended as set forth in the preceding bullet) with respect to any changes to the terms of the merger agreement proposed by Parent during such period; and

•
Taking into account any changes to the terms of the merger agreement proposed by Parent, the Triple-S board or any committee thereof has determined in good faith (after consultation with its outside counsel and financial advisor) (1) that it would continue to violate the directors’ fiduciary duties under applicable law not to effect the adverse recommendation change and (2) in connection with a company takeover proposal, that the company takeover proposal received by the Company would continue to constitute a superior proposal, in each case, if such changes offered by Parent were given effect.

Notwithstanding the foregoing, Triple-S is required to submit the matters to obtain approval of Triple-S stockholders at the stockholders meeting; provided, however, that (i) if the Triple-S board has made an adverse recommendation change, then in submitting such matters to the stockholders meeting, the Triple-S board may recommend against such matters or submit such matters without recommendation, in which event the Triple-S board will communicate the basis for its recommendation or lack thereof to Triple-S’s stockholders in the proxy statement or an appropriate amendment or supplement thereto to the extent it determines, after consultation with its outside legal counsel, that such action is compelled by applicable law and (ii) Triple-S shall have the right to terminate the merger agreement if the Triple-S board makes an adverse recommendation change concurrently with its entry into a definitive merger agreement concerning a superior proposal so long as it pays the termination fee.
Nothing in the merger agreement prevents Triple-S from:
•	taking and disclosing a position contemplated by Rule 14d-9, Rule 14e-2(a)(2) or (3) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act;
•	making any disclosure that constitutes a “stop, look and listen” communication pursuant to Section 14d-9(f) promulgated under the Exchange Act; or
•	making any disclosure to Triple-S’s stockholders that is required by applicable law, which actions shall not constitute or be deemed to constitute an adverse recommendation change;
provided, however, that (A) any such disclosure permitted under the first bullet above that relates to a company takeover proposal (other than a “stop, look and listen” communication) shall be deemed an adverse recommendation change unless the Triple-S board expressly publicly reaffirms the company board recommendation in connection with such disclosure and (B) any adverse recommendation change may only be made in accordance with “Merger Agreement—Changes in Board Recommendation”.
For purposes of the merger agreement, “company board recommendation” means the Triple-S board, at a meeting duly called and held, duly and unanimously adopted resolutions (i) determining that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are in the best interests of Triple-S and its stockholders, (ii) approving, adopting and declaring advisable the merger agreement and the transactions contemplated by the merger agreement, including the merger, in each case on the terms and subject to the conditions set forth in the merger agreement and (iii) recommending that the holders of shares of Triple-S common stock adopt the merger agreement and directing that the merger agreement be submitted to the Triple-S’s stockholders at the stockholders meeting.
For purposes of the merger agreement, “adverse recommendation change” means the Triple-S board or any committee thereof (A) withdraw, withhold, qualify or modify in a manner adverse to Parent or Merger Sub, or propose publicly to withdraw, withhold, qualify or modify in a manner adverse to Parent or Merger Sub, the company board recommendation, or authorize, resolve or agree to take any such action, (B) adopt, endorse, approve or recommend, or propose publicly to adopt, endorse, approve or recommend, or submit to the vote of any securityholders of Triple-S, any company takeover proposal, or authorize, resolve or agree to take any such action, (C) fail to include the company board recommendation in the proxy statement or to recommend against any company takeover proposal that is a tender offer or exchange offer within 10 business days after the commencement thereof or, (D) make any public statement inconsistent with the company board recommendation.
For purposes of the merger agreement, “intervening event” means a material development or change in circumstances relating to Triple-S or any of its subsidiaries (other than (a) a company takeover proposal, (b) changes in the price of Triple-S common stock, in and of itself (however, the underlying reasons for such changes may constitute an intervening event) or (c) the fact that, in and of itself, Triple-S exceeds any internal or published projections, estimates or expectations of its revenue, earnings or other financial performance or results of operations for any period (however, the underlying reasons for such events may constitute an intervening event)) that occurs or arises after the execution and delivery of the merger agreement and on or prior to the date of Triple-S’s stockholder approval and was not known to or reasonably foreseeable by the Triple-S board or any committee thereof prior to the execution and delivery of the merger agreement.
Regulatory Approvals Required for the Merger
The completion of the merger is conditioned on, among other things, certain specified regulatory approvals having been obtained and remaining in full force and effect (or, in the case of certain specified regulatory approvals that are statutory waiting periods, having expired or been terminated). Under the terms of the merger agreement, each of Triple-S and Parent agrees to use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to cause the conditions to closing to be satisfied as promptly as reasonably practicable and to consummate and make effective, in the most expeditious manner reasonably practicable, the transactions, including (i) obtaining all necessary or advisable consents from, making all necessary registrations, declarations and filings with and taking all reasonable steps as may be necessary to obtain a consent from or avoid a proceeding by any governmental entity or other third party with respect to the merger agreement or the transactions, (ii) furnishing all information required to be furnished in connection with obtaining any consents from or making any filings with any governmental entity or other third party, and promptly cooperating with and furnishing information in connection with any such requirements imposed upon any party or any of their respective subsidiaries in connection with the merger agreement or the consummation of the transactions, (iii) executing and delivering any additional instruments necessary to consummate the transactions and to fully carry out the purposes of the merger agreement and (iv) defending or contesting in good faith any proceeding brought by a third party that could otherwise prevent or impede, interfere with, hinder or delay in any material respect the consummation of the transactions, in the case of each of clauses (i) through (iv), other than with respect to consents, registrations, declarations, filings, instruments and proceedings relating to or under applicable antitrust laws, health care laws and insurance laws.
Notwithstanding anything to the contrary, with respect to any consent, none of Parent, Merger Sub or any of their respective subsidiaries will be required to, and Triple-S and its subsidiaries will not, without the prior written consent of Parent, pay or agree to pay any amount as consideration therefor to, or grant or agree to grant any financial, contractual or other concession in favor of, the person from whom such consent is sought, other than (i) filing and processing fees and (ii) any such payment or concession that is solely applicable to Triple-S and its subsidiaries (a “company concession”) and, when taken together with all company concessions and company restrictions (as defined below), is de minimis to Triple-S and its subsidiaries, taken as a whole.
Parent will use its reasonable best efforts to take, or cause to be taken, all actions necessary to assist the Company in obtaining all consents and approvals under the license agreements with the Blue Cross and Blue Shield Association (“BCBSA”), including any other transfer or change of control consents or approvals of the BCBSA needed as a result of the merger agreement, the merger or the other transactions. Parent will use its reasonable best efforts to cooperate in all respects with the Company in connection with any filings or submissions requested or required by the BCBSA.
Each of Triple-S and Parent will (i) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act within 30 days after the date of the merger agreement, unless otherwise mutually agreed to by the parties, and to make any other required filings pursuant to applicable antitrust laws, health care Laws or insurance laws with respect to the transactions as promptly as reasonably practicable and advisable, (ii) supply as promptly as practicable and advisable any additional information and documentary material that may be requested by any governmental entity with competent jurisdiction, including pursuant to the HSR Act or any other applicable antitrust laws, health care laws or insurance laws, (iii) cooperate with any investigation, review or other inquiry by or before a governmental entity of competent jurisdiction relating to the transactions and (iv) use reasonable best efforts to take or cause to be taken all other actions necessary to cause as promptly as reasonably practicable the expiration or termination of the applicable waiting periods under the HSR Act and any other applicable antitrust laws and to obtain as promptly as reasonably practicable all consents under any applicable antitrust laws, health care laws and insurance laws that may be required by the United Stated Federal Trade Commission (“FTC”), the United States Department of Justice (the “DOJ”) or any other governmental entity with competent jurisdiction. Each of Triple-S and Parent shall use reasonable best efforts to take or cause to be taken as promptly as practicable all actions necessary to resolve objections, if any, as may be asserted with respect to the transactions under any applicable antitrust law, health care laws or insurance laws; provided, however, without the prior written consent of each party, none of Parent, Merger Sub or Triple-S shall be required to defend any lawsuit brought by a governmental entity or other adjudicatory action initiated by or at the behest of a governmental entity (and not upon the filing of a claim, challenge or complaint by any person other than such governmental entity), in each case, seeking to either (i) restrain, enjoin, prevent, prohibit, or otherwise make illegal the consummation of the Merger or the other Transactions or (ii) impose a Burdensome Condition (as defined below). Parent, Merger Sub, or any of their respective subsidiaries, and Triple-S and its subsidiaries shall not, without the prior written consent of Parent, propose, negotiate, effect or agree to, or execute any settlements, undertakings, consent decrees, stipulations or other agreements with any governmental entity (including ASES) or with any other person (including the BCBSA) obligating Parent, the Company or any of their respective subsidiaries, (i) sell, divest, license or otherwise convey or hold separate any asset or business of Parent, Triple-S or any of their respective subsidiaries, (ii) terminate or alter any existing relationship, contractual right or obligation of Parent, Triple-S or any of their respective subsidiaries, (iii) create any relationship, contractual right or obligation, including any payment obligation (other than customary filing fees), of Parent, Triple-S or any of their respective subsidiaries or (iv) implement any limitations or restrictions on the ability of Parent, Merger Sub or any of their respective subsidiaries to hold and exercise full rights of ownership of any equity interests in the surviving corporation, including the right to vote such equity interests, or to effectively control the business or operations of Triple-S or any of its subsidiaries, in each case other than any action or condition described in the immediately preceding clauses (i)-(iv) that applies solely to Triple-S and its subsidiaries (a “company restriction”) and, when taken together with all company concessions and company restrictions, is de minimis to Triple-S and its subsidiaries, taken as a whole (a “de minimis company restriction”). The term “burdensome condition” means any action or condition described in clauses (i)-(iv) of the immediately preceding sentence other than any de minimis company restriction.
Each of Parent and the Company will (i) cooperate in all respects with each other in connection with any filing or submission with a governmental entity by any person in connection with the transactions, and in connection with any investigation or other inquiry by or before a governmental entity relating to the transactions, (ii) give the other party reasonable prior notice of any such filings or submissions and, to the extent reasonably practicable, of any communication with, and any inquiries or requests for additional information from, the FTC, the DOJ, the Puerto Rico Commissioner of Insurance (the “OCI”) and any other governmental entity regarding the merger or any of the other transactions, and permit the other party to review and discuss in advance, and consider in good faith the views of, and secure the participation of, the other party in connection with, any such filings, submissions, communications, inquiries or requests, (iii) unless prohibited by applicable law or by the applicable governmental entity, and to the extent reasonably practicable, (A) not participate in or attend any meeting, or engage in any substantive conversation, with any governmental entity in respect of the Merger or any of the other transactions without the other party, (B) give the other party reasonable prior notice of any such meeting or conversation, (C) in the event one party is prohibited by applicable law or by the applicable governmental entity from participating in or attending any such meeting or engaging in any such conversation, keep such party apprised, (D) cooperate with one another in the filing of any substantive memoranda, white papers, filings, correspondence or other written communications explaining or defending the merger agreement, the merger or any of the other transactions, articulating any regulatory or competitive argument or responding to requests or objections made by any governmental entity and (E) furnish the other party with copies of all filings, submissions, correspondence and communications (and memoranda setting forth the substance) between it and its affiliates and their respective representatives, on the one hand, and any governmental entity or members of any governmental entity’s staff, on the other hand, with respect to the merger agreement, the merger and the other transactions, (iv) comply with any inquiry or request from the FTC, the DOJ, the OCI or any other governmental entity as promptly as reasonably practicable and (v) consult with one another in connection with any inquiry, hearing, investigation, proceeding or litigation by, or negotiations with, any governmental entity relating to the merger agreement, the merger or any of the other transactions. Parent shall control and lead all communications and strategy for dealing with the FTC, the DOJ, the OCI and any other governmental entity with respect to the HSR Act and any other applicable Law, including antitrust laws, health care laws or insurance laws.
In addition, Triple-S and the Triple-S board will (i) take all action necessary to ensure that no state or territorial takeover statute, “business combination”, “control share acquisition”, “fair price”, “moratorium” or similar Law is or becomes applicable to any Transaction or the merger agreement and (ii) if any state or territorial takeover statute, “business combination”, “control share acquisition”, “fair price”, “moratorium” or similar law becomes applicable to any transaction or the merger agreement, take all action necessary to ensure that the transactions may be consummated as promptly as practicable on the terms contemplated by the merger agreement and otherwise to minimize the effect of such statute or regulation on the transactions and the merger agreement.
Litigation Related to the Merger
From the date of the merger agreement and until the termination of the merger agreement, Triple-S will promptly advise Parent of any proceeding commenced or, to the knowledge of Triple-S, threatened by a stockholder or holder of any equity interests of Triple-S against Triple-S or its directors or executive officers relating to the merger or any of the other transactions, and will keep Parent reasonably informed, consult with Parent regarding and give Parent the opportunity to participate, but not control, the defense and settlement of any such proceeding. Neither Triple-S nor any of the its subsidiaries, nor any of their respective representatives, will agree to or propose any settlement of any such proceeding without Parent’s prior written consent (which consent may not be unreasonably withheld, conditioned or delayed).
Employee Matters
For a period from the closing of the merger through the first anniversary of the closing of the merger, each Triple-S employee who remains employed (the “Triple-S continuing employees”) shall receive (i) a base salary, wage or commission rate at least equal to the base salary, wage or commission rate provided to such Triple-S continuing employee by Triple-S immediately prior to the closing of the merger, (ii) incentive compensation opportunities no less favorable than the incentive compensation opportunities provided to such Triple-S continuing employee by Triple-S immediately prior to the closing of the merger (including the target value of annual equity-based compensation awards historically granted to such Triple-S continuing employee prior to the closing of the merger, but excluding any one-time, special or transaction-related incentive compensation opportunities), which incentive compensation opportunities will be subject to the terms and conditions of Parent’s incentive compensation programs and (iii) other employee benefits that are no less favorable in the aggregate to the benefits provided by Triple-S to such Triple-S continuing employee immediately prior to the closing of the merger.

On or after the closing of the merger, Parent will, or will cause its affiliates, including the surviving corporation, to recognize the service of each Triple-S continuing employee for all purposes under any employee benefit plan, other than (i) any post-employment health plan or post-employment welfare plan or defined benefit pension plan or (ii) any severance plan to the extent that a Triple-S continuing employee is covered under another severance arrangement with Triple-S, but excluding any severance payable pursuant to applicable law, to the same extent such service credit was granted under any Triple-S benefit plan or arrangement and not in the case where such service credit would result in a duplication of benefits.
In addition, following the closing of the merger, the merger agreement provides that Parent will use reasonable best efforts to cause its affiliates to (i) waive all limitations as to preexisting conditions or exclusions, actively-at-work requirements and waiting periods with respect to participation and coverage requirements applicable to each Triple-S continuing employee (and eligible dependents) to the extent such conditions and exclusions were satisfied or did not apply to such employees under the welfare plans of Triple-S prior to the closing of the merger and (ii) provide each Triple-S continuing employee (and eligible dependents) with credit for any co-payments, deductibles and similar expenses incurred by each Triple-S continuing employee during the calendar year in which the closing of the merger occurs in satisfying any analogous deductible or out-of-pocket requirements to the extent applicable under the relevant benefit plan in which each Triple-S continuing employee will be eligible to participate from and after the closing of the merger.
Directors’ and Officers’ Indemnification and Insurance
Parent has agreed to assume the obligations with respect to all rights to indemnification, advancement of expenses and exculpation from liabilities, for acts or omissions occurring at or prior to the effective time of the merger now existing in favor of the current or former directors or officers (the “indemnified persons”) of Triple-S or any of its subsidiaries as provided in the Triple-S articles and the Triple-S bylaws, the organizational documents of any Triple-S’s subsidiary or any indemnification agreement between an indemnified person and Triple-S or any of its subsidiaries as of the effective time of the merger, and such obligations will survive the merger and will continue in full force and effect in accordance with their terms.
Parent will obtain, or will cause the surviving corporation to obtain, at or prior to the effective time of the merger, a prepaid (or “tail”) directors’ and officers’ liability insurance policy in respect of acts or omissions occurring at or prior to the effective time of the merger, covering each person currently covered by the Triple-S’s or any Triple-S’s subsidiary’s directors’ and officers’ liability insurance policies, with coverage for six years following the effective time on terms with respect to such coverage and amounts no less favorable to the insureds than those of such policy in effect immediately prior to the effective time; provided, however, that in no event will Parent or the surviving corporation be required to expend an amount in excess of 300% of the most recent annual premium paid by Triple-S or any of its subsidiaries for such insurance for its current fiscal year (such 300% threshold, the “maximum premium”); provided further that, if the amount necessary to procure such prepaid (or “tail”) insurance coverage exceeds such maximum premium, Parent or the surviving corporation, as the case may be, shall only be obligated to provide as much coverage as may be obtained for such maximum premium. Triple-S may, prior to the effective time, purchase for an aggregate amount not to exceed the maximum premium, a six-year prepaid (or “tail”) policy on terms and conditions providing at least substantially equivalent benefits as the current policies of directors’ and officers’ liability insurance maintained by Triple-S and its subsidiaries in respect of acts or omissions occurring at or prior to the effective time. If such prepaid (or “tail”) policy has been obtained by Triple-S, it will be deemed to satisfy all obligations to obtain insurance pursuant to the merger agreement and the surviving corporation will use its reasonable best efforts to cause such policy to be maintained in full force and effect, for its full term, and to honor all of its obligations thereunder.
In the event that Parent, the surviving corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, in each such case, Parent or the surviving corporation will make proper provision so that the successors and assigns of Parent or the surviving corporation, as the case may be, or at Parent’s option, Parent, assume the obligations set forth in the merger agreement.

Other Covenants
The merger agreement contains other covenants, including those relating to access to information, notices, and employee matters.
Conditions to Completion of the Merger
The obligations of Triple-S, Parent and Merger Sub to consummate the merger are subject to the satisfaction (or, to the extent permitted by applicable law, waiver by the parties entitled thereto) of the following conditions:
•	The absence of any legal restraints restraining, enjoining, preventing, prohibiting or otherwise making illegal the consummation of the merger;
•
Certain specified regulatory approvals having been obtained (or, in the case of certain specified regulatory approvals that are statutory waiting periods, such waiting periods having expired or been terminated);

•
Approval and adoption of the merger agreement by an affirmative vote of the holders of a majority of the shares of Triple-S common stock issued and outstanding at the close of business on the record date in accordance with Puerto Rico law;

The obligations of Parent and Merger Sub to consummate the merger are also subject to the satisfaction (or, to the extent permitted by law, waiver by Parent and Merger Sub) at or prior to the effective time of the merger, of each of the following conditions:
•
Certain of Triple-S’s representations and warranties relating to absence of certain changes or events shall be true and correct in all respects at and as of the closing date as though made at and as of such date;

•
Certain of Triple-S’s representations and warranties relating to capital structure shall be true and correct (for purposes of determining the satisfaction of this condition, without regard to any “materiality”, “company material adverse effect” or similar qualifications and exceptions contained therein) at and as of the closing date as though made at and as of such date (except to the extent such representation and warranty expressly relates to a specified date (in which case at and as of such specified date)) except for any de minimis inaccuracies;

•
Certain of Triple-S’s representations and warranties relating to organization, standing and power, Triple-S’s subsidiaries, equity interests, authority, execution and delivery, enforceability, and brokers and other advisors shall be true and correct in all material respects, at and as of the closing date as though made at and as of such date (except to the extent such representation and warranty expressly relates to a specified date (in which case at and as of such specified date));

•
All other representations and warranties of Triple-S set forth in the merger agreement, shall be true and correct (for purposes of determining the satisfaction of this condition, without regard to any “materiality”, “company material adverse effect” or similar qualifications and exceptions contained therein) at and as of the closing date as though made at and as of such date (except to the extent such representation and warranty expressly relates to a specified date (in which case at and as of such specified date)), other than for such failures to be true and correct that have not had and would not reasonably be expected to have, individually or in the aggregate, a company material adverse effect;

•	Triple-S shall have performed in all material respects all of its obligations required to be performed by it under the merger agreement at or prior to the effective time of the merger agreement;
•
Since the date of the merger agreement, there shall not have occurred any change, event, effect, fact, circumstance, development or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, a company material adverse effect;

•
The absence of pending lawsuit brought by any governmental entity or other adjudicatory action initiated by or at the behest of any governmental entity (and not upon the filing of a claim, challenge or complaint by any person other than such governmental entity) seeking to restrain, enjoin, prevent, prohibit or otherwise make illegal the consummation of the merger or the other transactions or impose a burdensome condition;

•	The absence of legal restraint imposing a burdensome condition;
•	Certain specified consents and approvals of third parties with respect to certain specified contracts having been obtained; and
•
Parent and Merger Sub shall have received from Triple-S a certificate, dated the closing date and signed on behalf of Triple-S by Triple-S’s chief executive officer or chief financial officer, certifying that the first six conditions in this section have been satisfied.

The obligation of Triple-S to consummate the merger is also subject to the satisfaction (or, to the extent permitted by law, waiver by Triple-S) at or prior to the effective time of the merger of each of the following conditions:
•
the representations and warranties of Parent and Merger Sub relating to organization, standing and power, Merger Sub, authority, execution and deliver, enforceability and brokers and other advisors shall be true and correct in all material respects, at and as of the closing date as though made at and as of such date (except to the extent such representation and warranty expressly relates to a specified date (in which case at and as of such specified date));

•
All other representations and warranties of Parent and Merger Sub set forth in the merger agreement shall be true and correct (for purposes of determining the satisfaction of this condition, without regard to any “materiality”, “parent material adverse effect” (as described in the section entitled “The Merger Agreement—Definition of  ‘Parent Material Adverse Effect”’) or similar qualifications and exceptions contained therein) at and as of the closing date as though made at and as of such date (except to the extent such representation and warranty expressly relates to a specified date (in which case at and as of such specified date)), other than for such failures to be true and correct that have not had and would not reasonably be expected to have, individually or in the aggregate, a parent material adverse effect;

•	Each of Parent and Merger Sub shall have performed in all material respects all of its obligations required to be performed by it under the merger agreement as of the effective time of the merger; and
•
Triple-S shall have received from Parent a certificate, dated the closing date and signed on behalf of Parent by a duly authorized officer of Parent certifying that the above conditions have been satisfied.

Termination of the Merger Agreement
•
The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger (whether before or after receipt of any approval of the merger agreement by Triple-S stockholders, except as otherwise expressly noted):

•	by mutual written consent of Triple-S, Merger Sub and Parent;
•	by either Triple-S or Parent if:
•
The merger has not been consummated on or before May 23, 2022; provided that this termination right will not be available to a party if the failure of the merger to be consummated on or before the outside date is the result of a material breach of the merger agreement by such party;

•	Any legal restraint permanently restraining, enjoining, preventing, prohibiting or otherwise making illegal the consummation of the merger is in effect and has become final and non-appealable;

•
If approval of Triple-S’s stockholders have not been obtained at the stockholders meeting (or any adjournment or postponement thereof) and at which a vote by Triple-S’s stockholders on the adoption of the merger agreement was taken; or

•
(i) a governmental entity has brought a lawsuit or (ii) an adjudicatory action has been initiated by or at the behest of a governmental entity (and not upon the filing of a claim, challenge or complaint by any person other than such governmental entity), in either case, seeking to (A) restrain, enjoin, prevent, prohibit or otherwise make illegal the consummation of the merger or the other transactions contemplated under the merger agreement or (B) impose a burdensome condition, and Parent or Merger Sub has notified Triple-S that it refuses, or has withheld its consent from Triple-S, to defend such lawsuit or adjudicatory action.

•	by Parent if:
•
Prior to the receipt of Triple-S’s stockholder approval, an adverse recommendation change has occurred, or Triple-S committed a material breach of its obligations relating to non-solicitation of company takeover proposals or its obligations related to stockholder approval and board recommendation and did not cure such breach;

•
Triple-S has breached any representation or warranty or failed to perform any covenant or agreement on the part of Triple-S set forth in the merger agreement that would cause or result in any closing conditions related to Triple-S’s representations and warranties or performance of its obligations under the merger agreement not being satisfied and such breach or failure to perform is not capable of being cured or, if capable of being cured, is not cured prior to the earlier of thirty (30) days following written notice to Parent or by the outside date; provided that, Parent and Merger Sub are not then in material breach of the merger agreement; or

•	Any legal restraint imposing a burdensome condition is in effect and has become final and non-appealable.
•	by Triple-S if:
•
Parent or Merger Sub has breached any representation or warranty or failed to perform any covenant or agreement on the part of Parent or Merger Sub set forth in the merger agreement that would cause or result in any closing conditions related to Parent or Merger Sub’s representations and warranties or performance of its obligations under the merger agreement not being satisfied and such breach or failure to perform is not capable of being cured or, if capable of being cured, is not cured prior to the earlier of thirty (30) days following written notice to Parent or by the outside date; provided that, Triple-S is not then in material breach of the merger agreement; or

•
Prior to the receipt of Triple-S’s stockholder approval, the Triple-S board effects an adverse recommendation change and concurrently enters into a definitive agreement concerning a superior proposal, subject to compliance with the restrictions on solicitation of company takeover proposals; provided that concurrently with such termination, Triple-S pays to Parent the termination fee required to be paid to Parent as described in the section entitled “The Merger Agreement—Termination Fee Payable by Triple-S and Reverse Termination Fee Payable by Parent” beginning on page 76 of this proxy statement.

Termination Fee Payable by Triple-S and Reverse Termination Fee Payable by Parent
•	Triple-S has agreed to pay Parent a fee of $17,985,000 by wire transfer of same-day funds (the “termination fee”) upon termination of the merger agreement if:
•
Triple-S terminates the merger agreement, prior to receipt of Triple-S’s stockholder approval, in order to effect an adverse recommendation change and concurrently enter into a definitive agreement providing for a superior proposal, subject to compliance with its obligations relating to non-solicitation of company takeover proposals or its obligations related to stockholder approval and board recommendation;

•
Parent terminates the merger agreement (or would have been entitled to terminate the merger agreement), prior to receipt of Triple-S’s stockholder approval, because an adverse recommendation change has occurred or Triple-S has materially breached its obligations relating to non-solicitation of company takeover proposals or its obligations related to stockholder approval and board recommendation and did not cure such breach within five (5) days after Parent has given written notice to Triple-S of such breach; or

•
(i) Parent terminates the merger agreement because Triple-S has breached any of its representations or warranties or failed to perform any of its covenants or obligations contained in the merger agreement, which breach or failure to perform would give rise to the failure of any closing conditions related to Triple-S’s representations and warranties or performance of its obligations under the merger agreement and such breach or failure to perform is not capable of being cured or, if capable of being cured, is not cured prior to the earlier of (a) thirty (30) days following written notice to Parent and (b) the outside date or (ii) either Parent or Triple-S terminates the merger agreement because the merger has not been consummated on or before the outside date or (iii) Triple-S’s stockholders did not approve the merger at the special meeting (or any adjournment or postponement thereof) and:

•
After the date of the merger agreement, a company takeover proposal is proposed to Triple-S board, or is made public or a public announcement of intention to make a company takeover proposal was made and not publicly withdrawn prior to the event that gave rise to the applicable termination right; and

•
Within twelve (12) months of such termination, a company takeover proposal (whether or not the same one) is consummated or Triple-S or its subsidiaries enters into a definitive agreement relating to a company takeover proposal (whether or not the same one) (provided that all references to “15%” in the definition of company takeover proposal will be deemed to be a reference to “50%”).

•	Parent has agreed to pay Triple-S a reverse termination fee of $17,985,000 by wire transfer of same-day funds (the “reverse termination fee”) upon termination of the merger agreement if:
•
Triple-S or Parent terminates the merger agreement because the merger has not been consummated on or before the outside date and Triple-S did not commit a material breach of the merger agreement and, at the time of such termination, (A) any condition related to absence of legal restraints relevant to the required regulatory approvals, required regulatory approvals, absence of certain proceedings, no legal restraint imposing a burdensome condition or third-party consent was not satisfied (or, in the case of any of the last three mentioned above, was not waived by Parent) and (B) all other conditions set forth in the merger agreement have been satisfied (or, to the extent permitted by law, waived by the parties entitled thereto) (or in the case of conditions which by their nature are to be satisfied at the closing, were capable of being satisfied as of such time);

•
Triple-S or Parent terminates the merger agreement because a legal restraint that restrains, enjoins, prevents, prohibits or otherwise makes illegal the consummation of the merger is in effect and has become final and non-appealable (but only if the applicable legal restraint relates to the required regulatory approvals);

•	Parent terminates the merger agreement because a legal restraint that imposes a burdensome condition is in effect and has become final and non-appealable; or
•
Triple-S or Parent terminates the merger agreement because (i) a governmental entity has brought a lawsuit or (ii) an adjudicatory action has been initiated by or at the behest of a governmental entity (and not upon the filing of a claim, challenge or complaint by any person other than such governmental entity), in either case, seeking to (A) restrain, enjoin, prevent, prohibit or otherwise make illegal the consummation of the merger or the other transactions contemplated by the merger agreement or (B) impose a burdensome condition and Parent or Merger Sub has notified Triple-S that it refuses, or has withheld its consent from Triple-S, to defend such lawsuit or adjudicatory action.

Remedies; Maximum Liability
The merger agreement provides that in no event will Triple-S be required to pay the termination fee on more than one occasion, whether or not the termination fee may be payable under more than one provision of the merger agreement at the same or at different times and the occurrence of different events. If the termination fee becomes payable in accordance with the merger agreement, the payment to Parent or its designee of the termination fee will be the sole and exclusive remedy of Parent and Merger Sub for any loss suffered by Parent or Merger Sub as a result of the failure of the transactions to be consummated and, upon such payment in accordance with the merger agreement, Triple-S will not have any further liability or obligation relating to or arising out of the merger agreement or the transactions, except in the case of fraud or willful or intentional breach of the merger agreement by Triple-S.
In addition, the merger agreement provides that in no event will Parent be required to pay the reverse termination fee on more than one occasion, whether or not the reverse termination fee may be payable under more than one provision of the merger agreement at the same time or at different times and the occurrence of different events. If the reverse termination fee becomes payable in accordance with the merger agreement, the payment to Triple-S or its designee of the reverse termination fee will be the sole and exclusive remedy of Triple-S for any loss suffered by Triple-S as a result of the failure of the transactions to be consummated and, upon such payment in accordance with the merger agreement, neither Parent nor Merger Sub will have any further liability or obligation relating to or arising out of the merger agreement or the transactions, except in the case of fraud or willful or intentional breach of the merger agreement by Parent or Merger Sub, as applicable.
Specific Performance
The merger agreement provides that the parties will be entitled to an injunction or injunctions, or any other appropriate form of equitable relief, to prevent breaches of the merger agreement and to specifically enforce the performance of the terms and provisions of the merger agreement in any court, without the necessity of providing any bond or other security or proving actual damages or the inadequacy of monetary damages as a remedy. Each of the parties further agrees not to oppose a remedy of specific enforcement on the basis that the other party has an adequate alternative remedy at law.
Fees and Expenses
Except as set forth in the section “The Merger Agreement—Termination Fee Payable by Triple-S and Reverse Termination Fee Payable by Parent” beginning on page 76 of this proxy statement, all fees and expenses incurred in connection with the merger agreement will be paid by the party incurring such fees or expense.
Amendments and Waivers
The merger agreement may be amended, modified and supplemented in any and all respects only by an instrument in writing signed on behalf of each of the parties. Any agreement on the part of a party to any extension or waiver with respect to the merger agreement shall be valid only if set forth in an instrument in writing signed on behalf of such party. At any time prior to the effective time of the merger, the parties (treating Parent and Merger Sub as one party for this purpose) may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained in the merger agreement or in any document delivered pursuant to the merger agreement or (iii) waive compliance by the other party with any of the agreements or conditions contained in the merger agreement. Notwithstanding the foregoing, there will be made no amendment, modification or supplement to the merger agreement (i) after receipt of the Triple-S stockholder approval which requires further approval by the stockholders of Triple-S without the further approval of such stockholders or (ii) after the effective time of the merger. The failure of any party to the merger agreement to assert any of its rights under the merger agreement or otherwise shall not constitute a waiver of such rights.
Governing Law and Venue, Waiver of Jury Trial
The parties agreed that the merger agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws, except to the extent that the Laws of the Commonwealth of Puerto Rico are mandatorily applicable to the merger agreement, the transactions or the certificate of merger filed in Puerto Rico.
Each of the parties irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, if such court is unavailable, any state or federal court sitting in the State of Delaware) for the purpose of any proceeding arising out of or relating to the merger agreement, the merger or any of the other transactions, and each of the parties irrevocably agrees that all claims with respect to such proceeding may be heard and determined exclusively in such court. Each of the parties (i) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware (or, if such court is unavailable, any state or federal court sitting in the State of Delaware) in the event any proceeding arises out of the merger agreement, the merger or any of the other transactions, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) irrevocably consents to the service of process in any Proceeding arising out of or relating to the merger agreement, the merger or any of the other transactions, on behalf of itself or its property, in accordance with the merger agreement (provided that nothing in the merger agreement will affect the right of any party to serve legal process in any other manner permitted by law) and (iv) agrees that it will not bring any proceeding relating to the merger agreement, the merger or any of the other transactions in any court other than the Court of Chancery of the State of Delaware (or, if such court is unavailable, any state or federal court sitting in the State of Delaware). The parties agree that a final trial court judgment in any such proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. The foregoing statement will not restrict any party’s right to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment, or to bring suit for the recognition or enforcement of any judgment obtained in any court sitting in the State of Delaware or in any other court of competent jurisdiction following final determination of the applicable matter.
Each party further waived, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any proceeding arising out of or relating to the merger agreement, the merger or any of the other transactions. Each party (a) certifies that no representative agent or attorney of any other party has represented expressly or otherwise, that such party would not, in the event of any proceeding, seek to enforce this waiver and (b) acknowledges that it makes this waiver voluntarily and that the other parties have been induced to enter into the merger agreement by, among other things, the mutual waiver and certifications described in this paragraph.

MARKET PRICES OF TRIPLE-S COMMON STOCK
Triple-S common stock is listed on the NYSE under the symbol “GTS.” The following table sets forth on a per share basis the high and low intra-day prices of Triple-S common stock as reported in published financial sources. At the close of business on November 2, 2021, there were 927 holders of record of Triple-S common stock. A number of Triple-S stockholders have their shares in street name; therefore, Triple-S believes that there are substantially more beneficial owners of Triple-S common stock.
	High	Low	Dividends
Fiscal Year 2021
Second Quarter	$26.75	$22.08	—
First Quarter	$28.84	$20.95	—
Fiscal Year 2020
Fourth Quarter	$24.70	$17.55	—
Third Quarter	$20.82	$17.01	—
Second Quarter	$21.51	$11.92	—
First Quarter	$19.45	$9.13	—
Fiscal Year 2019
Fourth Quarter	$20.25	$12.66	—
Third Quarter	$27.64	$13.10	0.051107*
Second Quarter	$26.51	$19.42	—
First Quarter	$26.46	$15.93	—
Fiscal Year 2018
Fourth Quarter	$22.16	$15.45	—
Third Quarter	$40.44	$18.65	—
Second Quarter	$44.01	$25.65	—
First Quarter	$28.66	$22.75	—
*	On August 6, 2019, all holders of class B shares at the close of business on July 26, 2019 received a share dividend of 0.051107 class B shares for every class B share they owned as of that time.
The closing price of Triple-S common stock on the NYSE on November 3, 2021, the most recent practicable date prior to the date of this proxy statement, was $35.49 per share. As of November 2, 2021, Triple-S had 23,795,559 shares of Triple-S common stock issued and outstanding, and Triple-S had approximately 927 holders of record. You are encouraged to obtain current market prices of Triple-S common stock in connection with voting your shares of Triple-S common stock.
Dividends
On July 16, 2019, Triple-S announced that the Triple-S board of directors authorized the conversion of Triple-S’s then remaining issued and outstanding class A common shares into class B common shares, effective August 7, 2019. In connection with the conversion, all holders of class B shares at the close of business on July 26, 2019 received a share dividend of 0.051107 class B shares for every class B share they owned as of that time, as determined by the anti-dilution formula in Triple-S’s articles of incorporation. The class B share dividend was paid on August 6, 2019; cash was paid in lieu of fractional shares. Effective upon Triple-S’s public announcement on August 7, 2019, all class A holders of record received one class B share for each class A share held. Upon the conversion of the class A common shares, all remaining outstanding Class A shares were automatically cancelled and extinguished, and Triple-S now maintains a single class of common shares.
Other than as described above, Triple-S did not declare any cash dividends during the four most recent fiscal years and does not expect to pay any cash dividends in the near future. Under the terms of the merger agreement, from the date of the merger agreement until the earlier of the effective time of the merger or the termination of the merger agreement, Triple-S may not declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or other equity interests, except for dividends or other such distributions by any of its wholly owned subsidiaries, without the prior written consent of Parent.

APPRAISAL RIGHTS OF STOCKHOLDERS
The following discussion summarizes appraisal rights under Puerto Rico law. The following discussion is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by the full text of Article 10.13 of Puerto Rico law, referred to as “Article 10.13,” which is attached to this proxy statement (in English and Spanish) as Annex C. The following summary does not constitute legal or other advice, nor does it constitute a recommendation that stockholders exercise their appraisal rights under Article 10.13.
Under Article 10.13, holders of shares of Triple-S common stock who do not vote in favor of the adoption of the merger agreement and who otherwise follow the procedures set forth in Article 10.13 will be entitled to have their shares appraised by the Puerto Rico Court of First Instance, Superior Court, and to receive payment in cash of the “fair value” of the shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Puerto Rico Court of First Instance, Superior Court, together with interest, if any, to be paid upon the amount determined to be the fair value.
Under Article 10.13, where a merger agreement is to be submitted for adoption and approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Article 10.13. This proxy statement shall constitute such notice, and the full text of Article 10.13. is attached to this proxy statement (in English and Spanish) as Annex C.
ANY HOLDER OF TRIPLE-S COMMON STOCK WHO WISHES TO EXERCISE APPRAISAL RIGHTS, OR WHO WISHES TO PRESERVE SUCH HOLDER’S RIGHT TO DO SO, SHOULD CAREFULLY REVIEW THE FOLLOWING DISCUSSION AND ANNEX C BECAUSE FAILURE TO TIMELY AND PROPERLY COMPLY WITH THE PROCEDURES SPECIFIED WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS. MOREOVER, BECAUSE OF THE COMPLEXITY OF THE PROCEDURES FOR EXERCISING THE RIGHT TO SEEK APPRAISAL OF SHARES OF TRIPLE-S COMMON STOCK, TRIPLE-S BELIEVES THAT, IF A STOCKHOLDER CONSIDERS EXERCISING SUCH RIGHTS, SUCH STOCKHOLDER SHOULD SEEK THE ADVICE OF LEGAL COUNSEL.
Filing Written Demand
Any holder of Triple-S common stock wishing to exercise appraisal rights must, before the stockholder vote on the adoption of the merger agreement at the special meeting is taken, deliver to Triple-S a written demand for the appraisal of the stockholder’s shares, and not vote in favor of the adoption of the merger agreement. A holder of Triple-S common stock wishing to exercise appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective date of the merger. The holder must not vote in favor of the adoption of the merger agreement. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement, and it will effectively constitute a waiver of the stockholder’s right of appraisal and will effectively nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the adoption of the merger agreement or abstain from voting on the adoption of the merger agreement. Neither voting against the merger proposal, nor abstaining from voting or failing to vote on the merger proposal, will in and of itself constitute a written demand for appraisal satisfying the requirements of Article 10.13. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption of the merger agreement. The demand must reasonably inform Triple-S of the identity of the holder as well as the intention of the holder to demand an appraisal of the “fair value” of the shares held by the holder. A stockholder’s failure to make the written demand prior to the taking of the vote on the adoption of the merger agreement at the special meeting of stockholders will constitute a waiver of appraisal rights.
Only a holder of record of shares of Triple-S common stock is entitled to demand an appraisal of the shares registered in that holder’s name. A demand for appraisal in respect of shares of Triple-S common stock should be executed by or on behalf of the holder of record. The demand should set forth the registered holder’s name as it appears on the holder’s stock certificates. A demand for appraisal will be sufficient if it reasonably informs Triple-S of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand must be made in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy and tenancy-in-common, the demand must be executed by or on behalf of all joint owners. An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners. If the shares are held in “street name” by a broker, bank or nominee, the broker, bank or nominee may exercise appraisal rights with respect to the shares held for one or more beneficial owners while not exercising the rights with respect to the shares held for other beneficial owners; in such case, however, the written demand should set forth the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares of Triple-S common stock held in the name of the record owner. If a stockholder holds shares of Triple-S common stock through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder. Stockholders who hold their shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers or other nominees to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.
All written demands for appraisal pursuant to Article 10.13 should be sent or delivered to Triple-S at:
Triple-S Management Corporation
1441 F.D. Roosevelt Avenue
San Juan, Puerto Rico 00920
Attention: General Counsel and Secretary
At any time within sixty (60) days after the effective date of the merger, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the consideration offered pursuant to the merger agreement by delivering to Triple-S, as the surviving corporation, a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than sixty (60) days after the effective date of the merger will require written approval of Triple-S, as the surviving corporation. No appraisal proceeding in the Puerto Rico Court of First Instance, Superior Court, will be dismissed as to any stockholder without the approval of the Puerto Rico Court of First Instance, Superior Court, and such approval may be conditioned upon such terms as the Puerto Rico Court of First Instance, Superior Court deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the merger consideration offered pursuant to the merger agreement within sixty (60) days after the effective date of the merger. If Triple-S, as the surviving corporation, does not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any stockholder who withdraws such stockholder’s demand in accordance with the proviso in the immediately preceding sentence, if the Puerto Rico Court of First Instance, Superior Court, does not approve the dismissal of an appraisal proceeding with respect to a stockholder, the stockholder will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than the consideration being offered pursuant to the merger agreement.
Notice by the Surviving Corporation
Within ten (10) days after the effective date of the merger, Triple-S, as the surviving corporation, must notify each holder of Triple-S common stock who has complied with Article 10.13, and who has not voted in favor of the adoption of the merger agreement, of the date on which the merger became effective.
Filing a Petition for Appraisal
Within one hundred twenty (120) days after the effective date of the merger, but not thereafter, Triple-S, as the surviving corporation, or any holder of Triple-S common stock who has complied with Article 10.13 and is entitled to appraisal rights under Article 10.13, may commence an appraisal proceeding by filing a petition in the Puerto Rico Court of First Instance, Superior Court, with a copy served upon the surviving corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares held by all such holders. Triple-S, as the surviving corporation, is under no obligation to and has no present intention to file a petition and holders should not assume that Triple-S as the surviving corporation will file a petition. Accordingly, any holders of Triple-S common stock who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of shares of Triple-S common stock within the time prescribed in Article 10.13. Within one hundred twenty (120) days after the effective date of the merger, any holder of common stock who has complied with the requirements of Article 10.13 will be entitled, upon written request, to receive from Triple-S as the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption of the merger agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed within ten (10) days after a written request therefor has been received by Triple-S as the surviving corporation or within ten (10) days after the expiration of the period for delivery of demands for appraisal, whichever is later. The foregoing notwithstanding, a person who is the beneficial owner of shares of Triple-S common stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from Triple-S as the surviving corporation the statement described in this paragraph. If a petition for appraisal is not timely filed, then the right to appraisal will cease.
If a petition for an appraisal is timely filed by a holder of shares of Triple-S common stock and a copy thereof is served upon Triple-S as the surviving corporation, Triple-S as the surviving corporation will then be obligated within twenty (20) days to file with the Puerto Rico Department of State a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders, the Puerto Rico Court of First Instance, Superior Court, will conduct a hearing on the petition to determine those stockholders who have complied with Article 10.13 and who have become entitled to appraisal rights thereunder. The Puerto Rico Court of First Instance, Superior Court, may require the stockholders who demanded payment for their shares to submit their stock certificates to the Puerto Rico Department of State for notation thereon of the pendency of the appraisal proceeding; and if any stockholder fails to comply with the direction, the Puerto Rico Court of First Instance, Superior Court, may dismiss the proceedings as to such stockholder.
Determination of Fair Value
After the Puerto Rico Court of First Instance, Superior Court, determination of the stockholders entitled to appraisal of their shares of Triple-S common stock, an appraisal proceeding shall be conducted in accordance with the rules of the Puerto Rico Court of First Instance, Superior Court, including any rules specifically governing appraisal proceedings. Through this proceeding, the Puerto Rico Court of First Instance, Superior Court, will determine the fair value of the shares of Triple-S common stock as of the effective time of the merger exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. When the value is determined, the Puerto Rico Court of First Instance, Superior Court, will direct the payment of such fair value, with interest, if any, by the surviving corporation to the stockholders entitled thereto. Upon application by the surviving corporation or by any stockholder entitled to participate in the appraisal proceeding, the Puerto Rico Court of First Instance, Superior Court, may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving corporation pursuant to Article 10.13 of Puerto Rico law and who has submitted such stockholder’s stock certificates to the Puerto Rico Department of State, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under Article 10.13 of Puerto Rico law.
No representation is made as to the outcome of the appraisal of fair value as determined by the Puerto Rico Court of First Instance, Superior Court. In addition, Puerto Rico courts have not decided whether the statutory appraisal remedy would be a dissenter’s exclusive remedy. You should be aware that the fair value of your shares as determined under Article 10.13 of Puerto Rico law could be greater than, the same as, or less than the merger consideration that you would otherwise be entitled to receive under the terms of the merger agreement. Triple-S does not anticipate offering an amount greater than the merger consideration to any stockholder who exercises appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Article 10.13 of Puerto Rico law, the fair value of the Triple-S common stock shares is less than the merger consideration.

Costs of the appraisal proceeding may be imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Puerto Rico Court of First Instance, Superior Court, as the Puerto Rico Court of First Instance, Superior Court, deems equitable in the circumstances. Upon the application of a stockholder, the Puerto Rico Court of First Instance, Superior Court, may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who has demanded appraisal rights will not, after the effective date of the merger, be entitled to vote such shares for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than dividends or other distributions payable to stockholders of record at a date prior to the effective date of the merger; however, if no petition for appraisal is filed within one hundred twenty (120) days after the effective date of the merger, or if the stockholder delivers a written withdrawal of his, her or its demand for appraisal and an acceptance of the terms of the merger, either within 60 days after the effective date of the merger or thereafter with the written approval of the corporation, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the merger consideration for shares of his, her or its common stock pursuant to the merger agreement.
In view of the complexity of Article 10.13 of Puerto Rico law, our stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisor. To the extent there are any inconsistencies between the foregoing summary and Article 10.13 of Puerto Rico law, Puerto Rico law shall govern.

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER MERGER-RELATED
COMPENSATION ARRANGEMENTS (PROPOSAL 2)
As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, Triple-S is required to submit a proposal to Triple-S stockholders for a non-binding, advisory vote to approve the payment by Triple-S of certain compensation that will or may be paid by Triple-S to its named executive officers that is based on or otherwise relates to the merger. This proposal, commonly known as “say-on-golden parachutes,” and which we refer to as the named executive officer merger-related compensation proposal, gives Triple-S stockholders the opportunity to vote, on a non-binding, advisory basis, on the named executive officer merger-related compensation proposal. This compensation is summarized in the table under “The Merger (Proposal 1)—Interests of Triple-S’s Directors and Executive Officers in the Merger—Golden Parachute Compensation” beginning on page 53 of this proxy statement, including the footnotes to the table.
The board of Triple-S encourages you to review carefully the named executive officer merger-related compensation information disclosed in this proxy statement.
The board of Triple-S unanimously recommends that the stockholders of Triple-S approve the following resolution:
“RESOLVED, that the stockholders of Triple-S hereby approve, on a non-binding, advisory basis, the agreements or understandings with and compensation to be paid or become payable by Triple-S to its named executive officers that are based on or otherwise relate to the merger as disclosed pursuant to Item 402(t) of Regulation S-K in the Golden Parachute Compensation table, the footnotes to that table and the accompanying narrative disclosure.”
The vote on the proposal to approve, on a non-binding, advisory basis, the named executive officer merger-related compensation is a vote separate and apart from the vote on the merger proposal. Accordingly, you may vote to approve and adopt the merger agreement and vote not to approve the named executive officer merger-related compensation proposal and vice versa. Because the vote on the named executive officer merger-related compensation proposal is advisory only, it will not be binding on either Triple-S or Parent. Accordingly, if the merger agreement is approved and adopted and the merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of Triple-S stockholders.
The above resolution approving the named executive officer merger-related compensation on an advisory basis will require the affirmative vote of at least a majority of the outstanding shares of Triple-S common stock present via the virtual meeting website or represented by proxy and entitled to vote and voting on the proposal at the special meeting (provided a quorum is present or represented by proxy).
The Triple-S board of directors unanimously recommends a vote “FOR” the proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Triple-S to its named executive officers that is based on or otherwise relates to the merger.

VOTE ON ADJOURNMENT (PROPOSAL 3)
Triple-S stockholders are being asked to approve a proposal to, as permitted under the terms of the merger agreement, adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement if there are not sufficient votes at the time of the special meeting to approve the merger proposal. If this proposal to adjourn the special meeting is approved, the special meeting could be adjourned by Triple-S as permitted under the terms of the merger agreement to any date. In addition, Triple-S, as permitted under the terms of the merger agreement, could postpone the special meeting before it commences, if there are not sufficient votes at the time of the special meeting to approve the merger proposal. If the special meeting is adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use. If you return a proxy and do not indicate how you wish to vote on any proposal, your shares will be voted in favor of such proposal. Triple-S does not intend to call a vote on this proposal if the merger proposal has been approved at a special meeting.
The special meeting may be adjourned to another place, date or time, upon the affirmative vote of at least a majority of the outstanding shares of Triple-S common stock present via the virtual meeting website or represented by proxy (whether or not a quorum is present). Notwithstanding the inclusion or approval of the proposal to adjourn the special meeting, whether or not a quorum is present at the special meeting, the chairperson of the special meeting may adjourn the special meeting to another place, if applicable, date or time, in accordance with the Bylaws.
The Triple-S board of directors recommends a vote “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the merger proposal, if there are not sufficient votes at the time of such adjournment to approve the merger proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information as of November 2, 2021 (except as otherwise noted), with respect to the beneficial ownership of Triple-S common stock by:
•	Each non-employee director of Triple-S;
•	Each named executive officer of Triple-S;
•	All current directors and executive officers as a group; and
•	Each person, or group of affiliated persons, known to Triple-S to beneficially own more than 5% of the outstanding shares of Triple-S common stock.
The following table sets forth certain information as of November 2, 2021, based on 23,795,559 shares of Triple-S common stock issued and outstanding as of such date (except as otherwise noted) regarding the amount of Triple-S common stock beneficially owned by each non-employee director of Triple-S, each named executive officer of Triple-S, all current directors and executive officers as a group, and all persons or group of affiliated persons known to Triple-S to beneficially own more than 5% of the outstanding shares of Triple-S common stock. Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to Triple-S common stock. Shares of Triple-S common stock subject to options that are currently exercisable or exercisable within 60 days after November 2, 2021 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of Triple-S common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise set forth below, the address of the beneficial owner is c/o Triple-S Management Corporation, 1441 F.D. Roosevelt Avenue, San Juan, Puerto Rico 00920.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Non-Employee Directors
Luis A. Clavell-Rodríguez	76,320	*
David H. Chafey, Jr.	46,991	*
Cari M. Dominguez	44,984	*
Manuel Figueroa-Collazo	52,787	*
Roberto Santa María-Ros	29,118	*
Gail B. Marcus	23,079	*
Stephen L. Ondra	7,898	*
Roberta Herman	4,435	—
Named Executive Officers
Roberto García-Rodríguez	425,830	1.79%
Juan J. Román-Jiménez**	94,763	*
Madeline Hernández-Urquiza**	174,326	*
José E. Novoa-Loyola	67,784	*
Arturo L. Carrión-Crespo	109,816	*
Current Non-Employee Directors, Director nominee(s) and Executive Officers as a Group (18 persons, including 11 of the 13 named above)	1,043,010	4.38%
5% Stockholders
Pzena Investment Management, LLC 320 Park Avenue, 8th Floor New York, NY 10022	2,208,428(1)	9.43%***

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
FMR LLC Abigail P. Johnson Fidelity Low-Priced Stock Fund 245 Summer Street Boston, Massachusetts 02210	2,103,582(2)	8.978%***
Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, Texas 78746	1,962,030(3)	8.4%***
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	1,779,631(4)	7.6%***
Magnetar Capital LLC 1603 Orrington Ave. Evanston, IL 60201	1,665,743(5)	7.00%***
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	1,224,187(6)	5.22%***
Versor Investments LP
1120 Avenue of the Americas, 15th Floor
New York, NY 10036
Asset Management Exchange Master ICAV
Riverside One, 37-42 Sir John Rogerson’s Quay
Grand Canal Dock
Dublin 2, D02 X576 Ireland
	1,194,131(7)	5.02%***
*	Represents less than one (1) percent of our outstanding common stock.
**	Mr. Juan J. Román-Jiménez and Ms. Madeline Hernández-Urquiza retired from their positions and are no longer providing services to Triple-S.
***	Ownership percentages were obtained from Schedule 13G and Schedule 13D filings and reflect the number of shares of Triple-S common stock held as of November 2, 2021, except as otherwise stated.
(1)
Based solely on a Schedule 13G/A filed by Pzena Investment Management, LLC (“Pzena”) on January 29, 2021 reporting the above stock ownership as of December 31, 2020. Pzena reports that it has sole voting power with respect to 1,743,679 shares of Triple-S common stock and sole dispositive power with respect to 2,208,428 shares of Triple-S common stock.

(2)
Based solely on a Schedule 13G/A filed by FMR LLC on February 8, 2021 reporting the above stock ownership as of December 31, 2020. FMR LLC reports that it has sole voting power with respect to 272,427 shares of Triple-S common stock and sole dispositive power with respect 2,103,582 or 8.978% of the outstanding shares of Triple-S common stock. Abigail P. Johnson reports that she has sole voting power with respect to zero shares of Triple-S common stock and sole power to dispose of 2,103,582 shares of Triple-S common stock. FMR LLC reports that the interest of Fidelity Low-Priced Stock Fund amounted to 1,705,785 shares, or 7.28% of common stock.

(3)
Based solely on a Schedule 13G/A filed by Dimensional Fund Advisors LP (“Dimensional”) on February 12, 2021 reporting the above stock ownership as of December 31, 2020. Dimensional reports that it has sole voting power with respect to 1,888,261 shares of Triple-S common stock and sole dispositive power with respect to 1,962,030 shares of Triple-S common stock. These securities are owned by certain funds that Dimensional serves as investment advisor, sub-adviser and/or manager. For purposes of the reporting requirements of the Exchange Act, Dimensional is deemed to be a beneficial owner of such securities; however, Dimensional expressly disclaims that it is, in fact, the beneficial owner of such securities.

(4)
Based solely on a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) on February 1, 2021 reporting the above stock ownership as of December 31, 2020. BlackRock reports that it has sole voting power with respect to 1,723,637 shares of Triple-S common stock and sole dispositive power with respect to 1,779,631 shares of Triple-S common stock.

(5)
Based solely on a Schedule 13D/A filed by Magnetar Capital LLC (“Magnetar”) on September 16, 2021 reporting the above stock ownership as of September 14, 2021. Magnetar reports that it has shared voting power with respect to 1,665,743 shares of Triple-S common stock and shared dispositive power with respect to 1,665,743 shares of Triple-S common stock.

(6)
Based solely on a Schedule 13G filed by The Vanguard Group (“Vanguard”) on February 10, 2021 reporting the above stock ownership as of December 31, 2020. Vanguard reports that it has sole voting power with respect to 0 shares of Triple-S common stock and sole dispositive power with respect to 1,169,179 shares of Triple-S common stock.

(7)
Based solely on a Schedule 13G filed by Versor Investments LP (“Versor”) and Asset Management Exchange Master ICAV on October 8, 2021 reporting the above stock ownership as of October 4, 2021. Versor and Asset Management Exchange Master ICAV report that they have sole voting power with respect to 1,194,131 shares of Triple-S common stock and sole dispositive power with respect to 1,194,131 shares of Triple-S common stock.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER
The following are the material U.S. federal income tax consequences of the merger to “U.S. holders” and “non-U.S. holders” (in each case, as defined below) of Triple-S common stock. This discussion applies only to holders that hold their Triple-S common stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:
•	Dealers or brokers in securities or non-U.S. currencies
•	Traders subject to a mark-to-market method of tax accounting with respect to Triple-S common stock;
•	Persons holding Triple-S common stock as part of a straddle, hedging transaction, conversion transaction, integrated transaction or constructive sale transaction;
•	Persons whose functional currency is not the U.S. dollar;
•	Partnerships or other entities classified as partnerships or pass through entities for U.S. federal income tax purposes;
•	Persons who acquired Triple-S common stock through the exercise of employee stock options or otherwise as compensation;
•	Foreign pension funds and their affiliates;
•	Certain financial institutions (including banks) and insurance companies;
•	Mutual funds;
•	Regulated investment companies;
•	Real estate investment trusts;
•	Certain former citizens or residents of the United States;
•	Holders of Triple-S common stock who exercise dissenters’ rights;
•	tax-exempt entities;
•	Persons that hold Triple-S common stock through an “individual retirement account,” “Roth IRA,” or other tax-deferred account;
•	Persons required to accelerate the recognition of any item of gross income as a result of such income being recognized on an applicable financial statement; or
•	Persons subject to the United States alternative minimum tax.
If an entity that is classified as a partnership for U.S. federal income tax purposes holds Triple-S common stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding Triple-S common stock and partners in such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences of the merger to them.
This discussion is based on the Code, administrative pronouncements, judicial decisions and final and temporary Treasury regulations, all as of the date hereof, any of which is subject to change, possibly with retroactive effect. This discussion does not address tax consequences that may vary with, or are contingent on, individual circumstances. In addition, tax considerations under state, local and foreign laws are not addressed nor is potential application of the Medicare contribution tax on net investment income. Each Triple-S stockholder is strongly urged to consult its tax advisor to determine the particular U.S. federal, state or local or non-U.S. income or other tax consequences to it of the merger.

U.S. Holders
For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Triple-S common stock that is:
•	A citizen or resident of the United States, other than a U.S. citizen considered a bona fide resident of Puerto Rico for U.S. federal income tax purposes;
•
A corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	An estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•
A trust (i) that is subject to the primary supervision of a court within the United States and all the substantial decisions of which are controlled by one or more U.S. persons or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

The exchange of Triple-S common stock for cash in the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder whose shares of Triple-S common stock are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder’s adjusted tax basis in such shares. A U.S. holder’s adjusted tax basis generally will equal the price the U.S. holder paid for such shares. Gain or loss will be determined separately for each block of shares of Triple-S common stock (i.e., shares of Triple-S common stock acquired at the same cost in a single transaction). Such gain or loss generally will be treated as long-term capital gain or loss if the U.S. holder’s holding period in the shares of Triple-S common stock exceeds one (1) year at the time of the completion of the merger. Long-term capital gains of non-corporate U.S. holders generally are subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations. Capital gains recognized by individuals, trusts and estates also may be subject to a 3.8% federal Medicare contribution tax.
Non-U.S. Holders
A “non-U.S. holder” is a beneficial owner of Triple-S common stock that is not a U.S. holder, a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) or a U.S. citizen considered a bona fide resident of Puerto Rico for federal income tax purposes (“P.R. individual holder”). Payments made to a non-U.S. holder in exchange for shares of Triple-S common stock pursuant to the merger generally will not be subject to U.S. federal income tax unless:
•
The gain, if any, on such shares is effectively connected with a trade or business of the non-U.S. holder in the United States (and if required by an applicable income tax treaty, is attributable to the non-U.S. holder’s permanent establishment or fixed base in the United States); or

•
The non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the exchange of shares of Triple-S common stock for cash pursuant to the merger and certain other conditions are met,

A non-U.S. holder described in the first bullet point immediately above will be subject to regular U.S. federal income tax on any gain realized as if the non-U.S. holder were a U.S. holder (unless an applicable income tax treaty provides otherwise). If such non-U.S. holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits (or a lower treaty rate). A non-U.S. holder described in the second bullet point immediately above will be subject to tax at a rate of 30% (or a lower treaty rate) on any gain realized, which may be offset by certain U.S.-source capital losses recognized in the same taxable year, even though the individual is not considered a resident of the United States.
Information Reporting and Backup Withholding
Payments made in exchange for shares of Triple-S common stock generally will be subject to information reporting unless the holder is an “exempt recipient” and may also be subject to backup withholding at a rate of 24%. To avoid backup withholding, U.S. holders that do not otherwise establish an exemption should complete and return Internal Revenue Service Form W-9, certifying that such U.S. holder is a U.S. person, the taxpayer identification number provided is correct and such U.S. holder is not subject to backup withholding. A non-U.S. holder that provides the applicable withholding agent with an Internal Revenue Service Form W-8BEN, W-8BEN-E or W-8ECI, as appropriate, will generally establish an exemption from backup withholding.
Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against a holder’s U.S. federal income tax liability, provided the relevant information is timely furnished to the Internal Revenue Service.
You are urged to consult your tax advisor with respect to the application of U.S. federal income tax laws to your particular circumstances as well as any tax consequences arising under the U.S. federal estate or gift tax rules, or under the laws of any state, local or foreign tax laws.

MATERIAL PUERTO RICO INCOME TAX CONSEQUENCES OF THE MERGER
The following are the material Puerto Rico income tax consequences of the merger to “P.R. holders” and “non-P.R. holders” (in each case, as defined below) of Triple-S common stock. This discussion applies only to holders that hold their Triple-S common stock as capital assets within the meaning of Section 1034.01 of the Puerto Rico Internal Revenue Code of 2011, as amended (the “P.R. Code”), i.e., generally, property held for investment. This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:
•	Dealers or brokers in securities or currencies;
•	Persons holding Triple-S common stock as part of a straddle, hedging transaction, conversion transaction, integrated transaction or constructive sale transaction;
•	Persons whose functional currency is not the U.S. dollar;
•	Partnerships or other entities classified as partnerships or pass through entities for Puerto Rico income tax purposes;
•	Persons who acquired Triple-S common stock through the exercise of employee stock options or otherwise as compensation;
•	Pension funds and their affiliates;
•	Certain financial institutions (including banks) and insurance companies;
•	Mutual funds;
•	Regulated investment companies;
•	Real estate investment trusts
•	Tax-exempt entities;
•	Persons that hold Triple-S common stock through an “individual retirement account,” or other tax-deferred account;
•	Persons required to accelerate the recognition of any item of gross income as a result of such income being recognized on an applicable financial statement; or
•	Persons subject to Puerto Rico’s alternative minimum tax.
If an entity that is classified as a partnership for Puerto Rico income tax purposes holds Triple-S common stock, the Puerto Rico income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding Triple-S common stock and partners in such partnerships should consult their tax advisors as to the particular Puerto Rico income tax consequences of the merger to them.
This discussion is based on the P.R. Code, administrative pronouncements, judicial decisions and Puerto Rico Treasury regulations, all as of the date hereof, any of which is subject to change, possibly with retroactive effect. This discussion does not address tax consequences that may vary with, or are contingent on, individual circumstances. In addition, tax considerations under state, local and foreign laws are not addressed. Each Triple-S stockholder is strongly urged to consult its tax advisor to determine the particular Puerto Rico, U.S. federal, state or local or foreign income or other tax consequences to it of the merger.
P.R. Holders
For purposes of this discussion, the term “P.R. holder” means a beneficial owner of Triple-S common stock that is:
•
An individual who, for the entire taxable year, is a bona fide resident of Puerto Rico for purposes of Section 933 of the Code (as determined under Section 937(a) of such Code) and a resident of Puerto Rico for purposes of the P.R. Code;

•	A corporation, or other entity taxable as a corporation for Puerto Rico income tax purposes, created or organized in or under the laws of Puerto Rico;
•	An estate the income of which is subject to Puerto Rico income taxation regardless of its source; or
•	A trust (other than a business trust) all of the beneficiaries of which are individual residents of Puerto Rico, as described above.
The exchange of Triple-S common stock for cash in the merger will be a taxable transaction for Puerto Rico income tax purposes. In general, a P.R. holder whose shares of Triple-S common stock are converted into the right to receive cash in the merger will recognize capital gain or loss for P.R. income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the P.R. holder’s adjusted tax basis in such shares. A P.R. holder’s adjusted tax basis generally will equal the price the P.R. holder paid for such shares. Gain or loss will be determined separately for each block of shares of Triple-S common stock (i.e., shares of Triple-S common stock acquired at the same cost in a single transaction). Such gain or loss generally will be treated as long-term capital gain or loss if the P.R. holder’s holding period in the shares of Triple-S common stock exceeds one (1) year at the time of the completion of the merger.
If the Triple-S common stock is held by a P.R. holder that is an individual and the gain is a long-term capital gain, the gain will be taxable at a maximum rate of 15%. If the Triple-S common stock is held by a P.R. holder that is a Puerto Rico corporation and the gain is a long-term capital gain, the gain will qualify for an alternative tax rate of 20%. P.R. holders may elect to treat such capital gains as ordinary income subject to regular income tax rates instead of the applicable capital gains tax. In addition, P.R. holders that are individuals may be subject to the alternative basic tax (“ABT”), to the extent the ABT exceeds the applicable regular income tax imposed by the PR Code. If the ABT is applicable, the long-term capital gain may be subject to an additional tax of up to 9%.
P.R. holders may deduct capital losses realized in the merger against capital gains realized during the taxable year, and non-corporate P.R. holders may deduct any excess net capital losses of up to $1,000 against ordinary income. Excess net capital losses may be carried forward as short-term capital losses for seven taxable years and may be used to offset up to 90% of the capital gains realized during any such taxable years.
Non-P.R. Holders
A “non-P.R. holder” is a beneficial owner of Triple-S common stock that is not a P.R. holder or a partnership or other entity treated as a partnership or other pass-through entity for Puerto Rico income tax purposes. A non-P.R. holder that is not engaged in a trade or business in Puerto Rico would not be subject to Puerto Rico income tax with respect to any gain realized on the exchange for shares of the Triple-S common stock pursuant to the merger. However, non-P.R. holders that are corporations (or treated as corporations under the P.R. Code) and nonresident aliens that are engaged in a trade or business in Puerto Rico for income tax purposes will be subject to Puerto Rico income tax as a P.R. holder on any such gain if it is effectively connected with their Puerto Rico trade or business. If such non-P.R. holder is a non-Puerto Rico corporation, it may also be subject to a branch profits tax equal to 10% of its effectively connected earnings and profits.
You are urged to consult your tax advisor with respect to the application of Puerto Rico income tax laws to your particular circumstances as well as any tax consequences arising under the laws of any state, local or foreign tax laws.

FUTURE TRIPLE-S STOCKHOLDER PROPOSALS
If the merger is completed, we may not hold an annual meeting of stockholders in 2022. If the merger is not completed, you will continue to be entitled to attend and participate in our annual meetings of stockholders, and we will hold a 2022 annual meeting of stockholders, in which case we will provide notice of or otherwise publicly disclose the date on which such 2022 annual meeting will be held. If the 2022 annual meeting is held, stockholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for our 2022 annual meeting of stockholders in accordance with Rule 14a-8 under the Exchange Act and our bylaws, as described below.
Consistent with SEC regulations, proposals of stockholders of Triple-S that are intended to be presented at the annual meeting to be held in 2022, and which stockholders desire to have included in Triple-S’s proxy materials relating to such annual meeting, must be received by Triple-S no later than November 12, 2021, which is one hundred twenty (120) calendar days prior to the first anniversary of the mailing date for the 2021 annual meeting’s proxy statement, and must be in compliance with applicable laws and regulations, as outlined in our 2021 proxy statement, in order to be considered for possible inclusion in the proxy statement for that annual meeting. Please refer to our 2021 proxy statement for further details.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS
The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single annual report or proxy statement, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.
Triple-S and some brokers may be householding our proxy materials by delivering proxy materials to multiple stockholders who request a copy and share an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker if your shares are held in a brokerage account or Triple-S if you are a stockholder of record. You can notify us by sending a written request to Triple-S Management Corporation, 1441 F.D. Roosevelt Avenue, San Juan, Puerto Rico 00920, Attn: Secretary, or calling (787) 749-4949. Stockholders who share a single address, but receive multiple copies of the proxy statement, may request that in the future they receive a single copy by notifying Triple-S at the telephone and address set forth in the prior sentence. In addition, Triple-S will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered pursuant to a prior request.

WHERE YOU CAN FIND MORE INFORMATION
Triple-S is subject to the reporting requirements of the Exchange Act. Accordingly, Triple-S files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, Triple-S’s SEC filings also are available to the public at the internet website maintained by the SEC at www.sec.gov. Triple-S also makes available free of charge on the Investor Relations section of its website its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, its definitive proxy statements and Section 16 reports on Forms 3, 4 and 5, as soon as reasonably practicable after it electronically files such reports or amendments with, or furnishes them to, the SEC. Triple-S’s internet website address is www.triplesmanagement.com. The information located on, or hyperlinked or otherwise connected to Triple-S’s website is not, and will not be deemed to be, a part of this proxy statement or incorporated into any other filings that we make with the SEC.
The SEC allows Triple-S to “incorporate by reference” the information we file with the SEC into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except that information that we file later with the SEC will automatically update and supersede this information. This proxy statement incorporates by reference the documents listed below that have been previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
•	Triple-S’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 26, 2021;
•	Triple-S’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2021, filed with the SEC on August 5, 2021; and
•	Triple-S’s Current Report on Form 8-K filed with the SEC on March 25, 2021, May 6, 2021, August 24, 2021 and September 15, 2021.
We also incorporate by reference into this proxy statement additional documents that Triple-S may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, from the date of this proxy statement until the date of the special meeting; provided, however, that we are not incorporating by reference any additional documents or information furnished and not filed with the SEC.
You may request a copy of documents incorporated by reference at no cost, by writing or telephoning the office of the Secretary at Triple-S Management Corporation, 1441 F.D. Roosevelt Avenue, San Juan, Puerto Rico 00920, Tel. (787) 749-4949.
THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED NOVEMBER 4, 2021. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

YOUR VOTE IS EXTREMELY IMPORTANT. Whether or not you plan to attend the special meeting, please complete, sign, date and return your proxy card by mail or submit your proxy over the internet as promptly as possible. If you attend the special meeting and wish to vote your shares personally, you may do so.
By Order of the Board of Directors of Triple-S Management Corporation

CARLOS L. RODRÍGUEZ-RAMOS
Secretary
San Juan, Puerto Rico
November 4, 2021

Annex A
CONFIDENTIAL
EXECUTION VERSION
AGREEMENT AND PLAN OF MERGER
dated as of August 23, 2021,
among
GUIDEWELL MUTUAL HOLDING CORPORATION,
GUIDEWELL MERGER, INC.
and
TRIPLE-S MANAGEMENT CORPORATION

A-i

A-ii

A-iii

INDEX OF DEFINED TERMS
Defined Term	Location of Definition
Acceptable Confidentiality Agreement	9.03
Administrator	9.03
Adverse Recommendation Change	5.02(e)
affiliate	9.03
Agent	9.03
Agreement	Preamble
Antitrust Approvals	3.05(b)
Antitrust Laws	9.03
Appraisal Shares	2.01(d)
Article 10.13	2.01(d)
ASES	9.03
Authorizations	3.22(f)
Bankruptcy and Equity Exception	3.04(a)
BCBSA	9.03
Book-Entry Shares	2.02(b)
Burdensome Condition	6.03(c)
Business Day	9.03
CARES Act	9.03
Certificates	2.02(b)
Closing	1.02
Closing Date	1.02
CMS	9.03
Code	9.03
Company	Preamble
Company Acquisition Agreement	5.02(a)
Company Actuarial Analyses	3.09
Company Articles	3.01
Company Balance Sheet	3.06(e)
Company Benefit Plan	9.03
Company Board	Recitals
Company Board Recommendation	3.04(b)
Company Bylaws	3.01
Company Common Stock	Recitals
Company Concession	6.03(a)
Company Disclosure Letter	Article III
Company Intellectual Property	9.03
Company Material Adverse Effect	9.03
Company Performance Share Unit	9.03
Company Preferred Stock	3.02(a)
Company PSU	9.03
Company Record Date	6.01(a)
Company Registered Intellectual Property	3.24(a)
Company Restricted Share	9.03
Company Restricted Stock Unit	9.03
Company Restriction	6.03(c)
Company RSA	9.03
Company RSU	9.03
Company SEC Documents	3.06(a)
A-iv

Defined Term	Location of Definition
Company Statutory Financial Statements	3.07(a)
Company Stock Plan	9.03
Company Stockholder Approval	3.04(b)
Company Stockholders Meeting	6.01(a)
the Company Subsidiaries	3.01
Company Takeover Proposal	9.03
Company Termination Fee	6.07(b)
Company’s o;s	9.03
Confidentiality Agreement	6.02
Consent	3.05(b)
Continuing Employees	6.05(a)
Contract	3.05(a)
control	9.03
Controlled Group	3.18(d)
Copyrights	9.03
COVID-19	9.03
COVID-19 Measures	9.03
DE Certificate of Merger	1.03
De Minimis Company Restriction	6.03(c)
DGCL	Recitals
DOH	3.20(a)
DOJ	6.03(c)
DOT	3.18(b)
Effective Time	1.03
Environmental Authorizations	3.23(a)
Environmental Claims	9.03
Environmental Law	9.03
Equity Interests	3.02(a)
ERISA	3.18(c)
Exchange Act	9.03
Exchange Fund	2.02(a)
Excluded Shares	2.01(b)
Families First Act	9.03
FCPA	3.22(d)
Form A	9.03
Form E	9.03
FTC	6.03(c)
GAAP	3.02(e)
Government Sponsored Health Care Programs	9.03
Governmental Entity	3.05(b)
Hazardous Materials	9.03
Health Care Laws	9.03
Health Care Programs	9.03
HSR Act	3.05(b)
Incentive Law	3.16(o)
Indebtedness	9.03
Indemnified Persons	6.06(a)
Insurance Contract	9.03
Insurance Laws	9.03
Insurance Regulator	9.03
A-v

Defined Term	Location of Definition
Intellectual Property	9.03
Intervening Event	9.03
Investment Assets	9.03
Investment Guidelines	3.11
IT Assets	9.03
Judgment	3.05(a)
knowledge of the Company	9.03
Law	3.05(a)
Leased Real Property	3.19(b)
Leases	3.19(b)
Legal Restraints	7.01(a)
Liens	3.03(b)
Maximum Premium	6.06(b)
Measurement Date	3.02(a)
Merger	Recitals
Merger Consideration	2.01(c)
Merger Sub	Preamble
Nonqualified Deferred Compensation Plan	3.18(i)
Notice of Adverse Recommendation Change	5.02(f)
NYSE	3.02(e)
OCI	3.22(a)
OITE	3.22(a)
OSS	9.03
Outside Date	8.01(b)(i)
Owned Real Property	3.19(a)
Owned Real Property Leases	3.19(a)
Parent	Preamble
Parent Disclosure Letter	Article IV
Parent Material Adverse Effect	9.03
Parent Termination Fee	6.07(c)
parties	Preamble
party	Preamble
Patents	9.03
Paying Agent	2.02(a)
Payment	6.07(d)
Payor	6.07(d)
Permitted Liens	9.03
Person	9.03
Personal Data	9.03
Policies	3.22(h)
POS Leased Real Property	3.19(b)
PR Certificate of Merger	1.03
PR Code	3.18(c)
PR Insurance Code	9.03
PRGCA	Recitals
Proceeding	3.21
Providers	9.03
Proxy Statement	3.05(b)
Qualifying Company Takeover Proposal	5.02(c)
Qualifying Director Share	9.03
A-vi

Defined Term	Location of Definition
RBC Plans	3.07(f)
Recent SEC Reports	Article III
Recipient	6.07(d)
Release	9.03
Representatives	5.02(a)
Risk-Based Capital	9.03
Risk-Based Capital Report	9.03
SAP	3.06(e)
Sarbanes-Oxley Act	3.06(b)
SEC	9.03
Secondary Payer Rules	3.12
Securities Act	9.03
Specified Company Regulatory Approvals	3.05(b)
Specified Contract	3.20 (a)
Specified Parent Regulatory Approvals	4.04(b)
Specified Permitted Investment	9.03
Specified Regulatory Approvals	4.04(b)
subsidiary	9.03
Superior Proposal	9.03
Surviving Articles	1.05
Surviving Corporation	1.01
Tax Grant	3.16(o)
Tax Return	9.03
Taxes	9.03
Taxing Authority	9.03
Trade Secrets	9.03
Trademarks	9.03
Transactions	Recitals
Unspecified Permitted Investment	9.03
Voting Company Debt	3.02(c)
A-vii

AGREEMENT AND PLAN OF MERGER dated as of August 23, 2021 (this “Agreement”), by and among GuideWell Mutual Holding Corporation, a Florida not-for-profit mutual insurance holding company (“Parent”), GuideWell Merger, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Triple-S Management Corporation, a Puerto Rico corporation (the “Company”). Unless expressly stated otherwise, Parent, Merger Sub and the Company are referred to in this Agreement individually as a “party” and collectively as the “parties”.
WHEREAS, the parties intend that at the Effective Time, Merger Sub will be merged with and into the Company (the “Merger”) upon the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporations Act (2009) of the Commonwealth of Puerto Rico (the “PRGCA”) and the General Corporation Law of the State of Delaware (the “DGCL”), with the Company surviving the Merger and becoming a wholly owned subsidiary of Parent as a result of the Merger;
WHEREAS, the Board of Directors of the Company (the “Company Board”) has (i) determined that this Agreement, the Merger and the other transactions contemplated hereby (collectively, the “Transactions”) are in the best interests of the Company and its stockholders, (ii) unanimously approved and declared advisable this Agreement and the Transactions, including the Merger, in each case on the terms and subject to the conditions set forth in this Agreement and (iii) recommended that the holders of shares of common stock, par value $1.00 per share, of the Company (“Company Common Stock”), adopt this Agreement and directed that this Agreement be submitted to the Company’s stockholders at the Company Stockholders Meeting;
WHEREAS, the Board of Directors of Merger Sub has approved and declared advisable, and the Board of Directors of Parent has approved, this Agreement and the Transactions, including the Merger, in each case on the terms and subject to the conditions set forth in this Agreement;
WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Transactions.
NOW, THEREFORE, the parties hereto agree as follows:
ARTICLE I

The Merger
SECTION 1.01. The Merger. On the terms and subject to the conditions set forth in this Agreement and in accordance with the PRGCA and the DGCL, Merger Sub shall be merged with and into the Company at the Effective Time. At the Effective Time, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation (the “Surviving Corporation”).
SECTION 1.02. Closing. The closing of the Merger (the “Closing”) shall take place at the offices of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York 10019 at 10:00 a.m., New York City time (or remotely by exchange of documents and signatures (or their electronic counterparts)), on a date to be specified and agreed by Parent and the Company, which date shall be no later than the third Business Day following the satisfaction (or, to the extent permitted by Law, waiver by the party entitled thereto), of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction (or, to the extent permitted by Law, waiver by the party entitled thereto) of such conditions, or at such other place, time and date as shall be agreed in writing by the parties hereto. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.
SECTION 1.03. Effective Time. Prior to the Closing, Parent, Merger Sub and the Company shall prepare, and on the Closing Date, Parent, Merger Sub and the Company shall (a) file with the Secretary of State of the Commonwealth of Puerto Rico, a certificate of merger (the “PR Certificate of Merger”) executed in accordance with, and in such form as is required by, the relevant provisions of the PRGCA, and shall make all other filings or recordings required under the PRGCA to effectuate the Merger, and (b) file with the Secretary of State of the State of Delaware a certificate of merger (the “DE Certificate of Merger”) executed in accordance with, and in such form as is required by, the relevant provisions of the DGCL, and shall make all other filings or recordings required under the DGCL to effectuate the Merger. The Merger shall become effective at such time as the PR Certificate of Merger is duly filed with the Secretary of State of the Commonwealth of Puerto Rico or at such other time as Parent and the Company shall agree and specify in the PR Certificate of Merger in accordance with the PRGCA (the time the Merger becomes effective being referred to herein as the “Effective Time”).

SECTION 1.04. Effects of Merger. The Merger shall have the effects provided in this Agreement, the PR Certificate of Merger and the DE Certificate of Merger and as set forth in Article 10.10 of the PRGCA and Section 259 of the DGCL. Without limiting the generality of the foregoing, at the Effective Time, all of the property, rights, privileges, powers and franchises of the Company and Merger Sub will vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.
SECTION 1.05. Articles of Incorporation and Bylaws. At the Effective Time, (a) the articles of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation (the “Surviving Articles”), until thereafter amended in accordance with applicable Law and the applicable provisions therein, and (b) the bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation, until thereafter amended in accordance with applicable Law, the applicable provisions therein and the Surviving Articles.
SECTION 1.06. Directors and Officers. (a) The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.
(b) The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.
ARTICLE II

Effect on Capital Stock; Payment for Shares
SECTION 2.01. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any holder of any shares of Company Common Stock or any shares of capital stock of Merger Sub:
(a) Capital Stock of Merger Sub. Each issued and outstanding share of common stock of Merger Sub, par value $1.00 per share, shall automatically be canceled and converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $1.00 per share, of the Surviving Corporation.
(b) Cancellation of Stock Owned by the Company, Parent or Merger Sub. Each share of Company Common Stock that is owned by the Company, Parent or Merger Sub (such shares, “Excluded Shares”), in each case immediately prior to the Effective Time, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor.
(c) Conversion of Company Common Stock. Each issued and outstanding share of Company Common Stock (other than Company RSAs (which shall be treated as provided in Section 6.04(a)(i)), Excluded Shares and Appraisal Shares) shall be converted into the right to receive an amount in cash equal to $36.00, without interest and less any applicable withholding Taxes (the “Merger Consideration”). As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with Section 2.02, without interest.
(d) Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and that are held by any Person who has not voted in favor of the adoption of this Agreement or consented thereto in writing and who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, Article 10.13 of the PRGCA (“Article 10.13”) (such shares, “Appraisal Shares”) shall not be converted into the right to receive the Merger Consideration as provided in Section 2.01(c), but instead, at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, shall be automatically canceled and retired and shall cease to exist and shall represent the right to receive only those rights provided under Article 10.13; provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Article 10.13 or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Article 10.13, then the right of such holder to receive those rights under and to be paid such consideration as is determined pursuant to Article 10.13, shall cease and such

Appraisal Shares shall be deemed to have been converted as of the Effective Time into, and shall represent only the right to receive, the Merger Consideration as provided in Section 2.01(c). Any portion of the aggregate Merger Consideration made available to the Paying Agent pursuant to Section 2.02 to pay for Appraisal Shares for which appraisal rights have been perfected will be returned to Parent upon demand. The Company shall serve prompt notice to Parent of any demands received by the Company for appraisal of any shares of Company Common Stock, any withdrawals of any such demands or any other instruments served pursuant to the PRGCA and received by the Company relating to the rights of appraisal of the holders of shares of Company Common Stock, and Parent shall have the right to participate in and, after the Effective Time, direct all negotiations and Proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, waive any failure to timely deliver a written demand for appraisal or to timely take any other action to exercise appraisal rights in accordance with Article 10.13, or otherwise negotiate any such demands, or agree to do any of the foregoing.
SECTION 2.02. Payment of Merger Consideration. (a) Paying Agent. Prior to the Effective Time, Parent shall select a bank or trust company reasonably acceptable to the Company to act as paying agent (the “Paying Agent”) for the payment of the Merger Consideration as provided in Section 2.01(c). On or prior to the Effective Time, Parent shall make available to the Paying Agent the Merger Consideration to be paid in respect of the shares of Company Common Stock converted into the right to receive the Merger Consideration pursuant to Section 2.01(c) (such cash being hereinafter referred to as the “Exchange Fund”).
(b) Exchange Procedure. Promptly after the Effective Time (but not later than five Business Days thereafter), the Paying Agent shall mail to each holder of record of a certificate or certificates, or a non-certificated share or non-certificated shares, that immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the “Certificates” or “Book-Entry Shares”, respectively) which were converted into the right to receive the Merger Consideration pursuant to Section 2.01(c), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates or Book-Entry Shares, as applicable, shall pass, only upon delivery of the Certificates or Book-Entry Shares, as applicable, to the Paying Agent) and (ii) instructions for use in effecting the surrender of the Certificates or Book-Entry Shares, as applicable, in exchange for the Merger Consideration. Upon (A) in the case of a Certificate, surrender of such Certificate to the Paying Agent for cancellation, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, or (B) in the case of Book-Entry Shares, receipt of an “agent’s message” by the Paying Agent (or such other evidence, if any, of the transfer as the Paying Agent may reasonably request), the holder of such Certificate or Book-Entry Share, as applicable, shall be entitled to receive in exchange therefor the Merger Consideration for each share of Company Common Stock theretofore represented by such Certificate or Book-Entry Share, as applicable, pursuant to Section 2.01(c), and the Certificate or Book-Entry Share, as applicable, so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment may be made to a Person other than the Person in whose name the Certificate or Book-Entry Share, as applicable, so surrendered is registered, if such Certificate or Book-Entry Share, as applicable, shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of such Certificate or Book-Entry Share, as applicable, or establish to the satisfaction of Parent that such Tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02, each Certificate or Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration in accordance with this Article II. No interest shall be paid or accrue on the cash payable upon surrender of any Certificate or Book-Entry Share.
(c) No Further Ownership Rights in Company Common Stock. The Merger Consideration paid in accordance with the terms of this Article II upon the surrender of any Certificate or Book-Entry Share shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock that such Certificate or Book-Entry Share represented immediately prior to the Effective Time. After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates or Book-Entry Shares are presented to the Surviving

Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article II. No cash payment with respect to the Merger Consideration shall be paid to the holder of any unsurrendered Certificate or Book-Entry Share until the surrender of such Certificate or Book-Entry Share in accordance with this Section 2.02.
(d) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of Certificates or Book-Entry Shares for one year after the Effective Time shall be delivered to Parent, upon demand, and any former holder of Company Common Stock entitled to payment of the Merger Consideration who has not theretofore complied with this Article II shall thereafter look only to Parent for payment of its claim for the Merger Consideration.
(e) No Liability. None of Parent, Merger Sub, the Surviving Corporation or the Paying Agent shall be liable to any Person in respect of any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate or Book-Entry Share has not been surrendered prior to the 24-month anniversary of the Effective Time (or, if earlier, immediately prior to the date on which the Merger Consideration in respect of such Certificate or Book-Entry Share would otherwise escheat to or become the property of any Governmental Entity), any such Merger Consideration in respect of such Certificate or Book-Entry Share shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.
(f) Investment of Exchange Fund. The Paying Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent. To the extent that there are losses with respect to such investments, such that the Exchange Fund diminishes below the level required to make prompt payments of the Merger Consideration as contemplated hereby, Parent shall promptly replace or restore the portion of the Exchange Fund lost through investments so as to ensure that the Exchange Fund is, at all times, maintained at a level sufficient to make such payments. No such investment or any loss thereon shall affect the amounts payable pursuant to this Article II.
(g) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Paying Agent or by Parent, the posting by such Person of a bond in such reasonable and customary amount as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration to be paid in respect of the shares of Company Common Stock represented by such Certificate, as contemplated by this Article II.
(h) Adjustments. If, during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur as a result of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted; provided that this clause (h) shall not be construed to permit the Company to take any action with respect to its capital stock that is prohibited by Section 5.1.
(i) Withholding Rights. Each of the Surviving Corporation, Merger Sub, Parent and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under any applicable Tax Law. Amounts so withheld and paid over to the appropriate Taxing Authority shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

ARTICLE III

Representations and Warranties of the Company
Except as (a) specifically disclosed in the reports, schedules, forms, statements and other documents filed or furnished by the Company with the SEC since January 1, 2019 and publicly available on the internet website of the SEC at least two Business Days prior to the date of this Agreement (other than any disclosures contained in any section entitled “Risk Factors”, set forth in any “Forward-Looking Statements” disclaimer or that are cautionary, non-specific, predictive or forward-looking in nature) (the “Recent SEC Reports”) (it being agreed that any matter disclosed in the Recent SEC Reports shall be deemed to qualify the Company’s representations and warranties hereunder only to the extent that it is reasonably apparent from the face of such disclosure in such Recent SEC Report that such disclosure is applicable to such representations and warranties) or (b) set forth in the disclosure letter (with specific reference to the Section or subsection of this Agreement to which the information stated in such disclosure relates; provided that information contained in any section or subsection of the disclosure letter shall be deemed to be disclosed with respect to any other Section or subsection of this Agreement to the extent that it is reasonably apparent from the face of such disclosure that such information is applicable to such other Section or subsection of this Agreement) dated the date hereof and delivered by the Company to Parent and Merger Sub immediately prior to the execution of this Agreement (the “Company Disclosure Letter”), the Company represents and warrants to Parent and Merger Sub as follows:
SECTION 3.01. Organization, Standing and Power. Each of the Company and the Company Subsidiaries is duly organized, validly existing and in good standing (where applicable as a legal concept) under the laws of the jurisdiction in which it is organized and has full corporate power and authority necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its business as presently conducted, except in the case of a Company Subsidiary as has not had and would not, individually or in the aggregate, reasonably be expected to (i) have a Company Material Adverse Effect or (ii) prevent or materially impair or delay the consummation of the Merger and the other Transactions or the ability of the Company to perform its obligations under this Agreement (this clause (ii), a “Company Impairment Effect”). The Company has made available to Parent true, correct and complete copies of the articles of incorporation of the Company, as amended to the date of this Agreement (as so amended, the “Company Articles”), and the bylaws of the Company, as amended to the date of this Agreement (as so amended, the “Company Bylaws”), and the comparable organizational documents of each Company Subsidiary, in each case as amended to the date of this Agreement. The Company Articles and the Company Bylaws and the comparable organizational documents of the Company Subsidiaries are in full force and effect, and neither the Company nor any of the Company Subsidiaries is in violation of any of their provisions. The Company has made available to Parent true, correct and complete copies of the minutes (or, in the case of minutes that have not yet been finalized, drafts thereof) of all meetings of the stockholders of the Company, the Company Board and each committee of the Company Board, in each case held since January 1, 2019 and prior to the date hereof (which may be redacted to remove any deliberations with respect to the Transactions and any other strategic transaction considered by the Company).
SECTION 3.02. Capital Structure. (a) The authorized capital stock of the Company consists of 200,000,000 shares of Company Common Stock and 100,000,000 shares of preferred stock, par value $1.00 per share (the “Company Preferred Stock”). At the close of business on August 19, 2021 (such date and time, the “Measurement Date”), (i) 23,795,952 shares of Company Common Stock were issued and outstanding (265,752 of which were unvested Company RSAs), (ii) no shares of Company Preferred Stock were issued and outstanding, (iii) no shares of Company Common Stock were held by the Company in its treasury, and (iv) 1,840,671 additional shares of Company Common Stock were reserved and available for issuance pursuant to the Company Stock Plan (of which 1,033,230 shares of Company Common Stock were subject to outstanding Company Performance Share Units (assuming achievement of any applicable performance criteria at the target level) and 150,092 shares of Company Common Stock were subject to outstanding Company Restricted Stock Units). As of the Measurement Date, no (A) shares of capital stock or other voting securities of, (B) other equity or voting interests in, (C) securities convertible into or exchangeable for, or options, warrants or other rights to acquire or receive any, capital stock, voting securities or other equity interests in, or (D) stock appreciation rights, “phantom” stock rights, or other rights that give the holder thereof any economic or voting interest of a nature accruing to the holders of capital stock in (clauses (A), (B), (C) and (D), collectively, “Equity Interests”), the Company, and no other obligation to make any payments based on the price or value of any Equity Interest in the Company or dividends (or other distributions) paid thereon or revenues, earnings or financial performance or any other attribute of the Company, in each case other than pursuant to the vesting, exercise or settlement of Company RSAs, Company PSUs and Company RSUs, were issued, reserved for issuance or outstanding except as set forth in this Section 3.02(a). From and after the Measurement Date through the date of this Agreement, the Company has not (i) issued any Equity Interests or (ii) incurred any obligation to make any payments based on the price or value of any Equity Interests in the Company or dividends (or other distributions) paid thereon or revenues, earnings or financial performance or any other attribute of the Company, in each case other than pursuant to the vesting, exercise or settlement of Company RSAs, Company PSUs and Company RSUs and other purchase rights and stock awards granted pursuant to the Company Stock Plan, in each case that were outstanding as of the Measurement Date, and in accordance with their respective terms as in effect at such time.
(b) All issued and outstanding Equity Interests in the Company are, and at the time of issuance all Equity Interests in the Company that may be issued prior to the Effective Time, including all shares that may be issued pursuant to the Company Stock Plan, will be, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the PRGCA, the Company Articles, the Company Bylaws or any Contract to which the Company is a party or otherwise bound.
(c) There are no bonds, debentures, notes or other Indebtedness of the Company that may have at any time (whether actual or contingent) the right to vote, or that are convertible into or exchangeable for securities having the right to vote, on any matters on which holders of shares of Company Common Stock may vote (“Voting Company Debt”) or any securities that are convertible into or exchangeable for, or options, warrants or other rights to acquire or receive any, Voting Company Debt.
(d) Except pursuant to the vesting, exercise or settlement of Company RSAs, Company PSUs and Company RSUs, in each case in accordance with their respective terms as in effect at such time or in accordance with this Agreement, there are not any outstanding obligations of the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, any Equity Interests in the Company or any Company Subsidiary. There are not any outstanding obligations of the Company or any Company Subsidiary to directly or indirectly redeem, repurchase or otherwise acquire any Equity Interests in the Company or any Company Subsidiary, except for (A) acquisitions of shares of Company Common Stock in connection with the surrender of shares of Company Common Stock by holders of Company RSAs, (B) the withholding of shares of Company Common Stock to satisfy Tax obligations with respect to the exercise, settlement or vesting of Company RSAs, Company PSUs or Company RSUs or (C) the acquisition by the Company of Company RSAs, Company PSUs or Company RSUs in connection with the forfeiture of such awards, in each case in accordance with their respective terms. Neither the Company nor any of the Company Subsidiaries is party to any agreement with respect to the voting, transfer or registration of any capital stock or voting securities of, or other Equity Interests in, the Company or any Company Subsidiary. Except as contemplated by this Agreement, neither the Company nor any of the Company Subsidiaries is party to any agreement pursuant to which any Person is entitled to elect, designate or nominate any director of the Company or any of the Company Subsidiaries. No Company Subsidiary owns any shares of capital stock of the Company.
(e) All Company RSAs, Company PSUs and Company RSUs are evidenced by written award agreements, in each case substantially in the forms that have been made available to Parent, except that such agreements may differ from such forms with respect to the number of Company RSAs, Company PSUs and Company RSUs covered thereby and the vesting schedule and expiration date applicable thereto. Each Company RSA, Company PSU and Company RSU may, by its terms, be treated in accordance with Section 6.04.
(f) Section 3.02(f) of the Company Disclosure Letter sets forth a true, correct and complete list of all Company RSAs, Company PSUs and Company RSUs outstanding as of the Measurement Date, specifying, on a holder-by-holder basis, (i) the name of each holder, (ii) the number of shares of Company Common Stock subject thereto, (iii) the grant date thereof, (iv) the expiration or vesting date thereof, (v) the performance-based vesting conditions and (vi) the number of shares of Company Common Stock that would be issuable assuming applicable performance-based vesting conditions are achieved at the target level, in each case to the extent applicable. With respect to each grant of Company RSAs, Company PSUs and Company RSUs, each such grant was (A) made in accordance with the terms of the applicable Company Stock Plan, the Exchange Act and all other applicable Laws, and the rules and regulations of the New York Stock Exchange (“NYSE”) and (B) properly accounted for in accordance with generally accepted accounting principles in the United States

(“GAAP”) or the applicable statutory accounting principles prescribed or permitted by applicable Insurance Regulators applied on a consistent basis (“SAP”), as applicable, in the financial statements (including the related notes) of the Company and disclosed in the Company SEC Documents in accordance with the Exchange Act and all other applicable Laws.
SECTION 3.03. Company Subsidiaries; Equity Interests. (a) Section 3.03(a) of the Company Disclosure Letter sets forth a true, correct and complete list as of the date of this Agreement of all Company Subsidiaries and their respective jurisdictions of organization. No Equity Interests in any Company Subsidiary were issued, reserved for issuance or outstanding except as set forth in Section 3.03(a) of the Company Disclosure Letter.
(b) All issued and outstanding Equity Interests in each Company Subsidiary (i) are duly authorized, validly issued, fully paid and nonassessable and are not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under applicable Laws, any provision of the organizational documents of such Company Subsidiary or any Contract to which such Company Subsidiary or stockholder of such Company Subsidiary is a party or otherwise bound and (ii) are either (A) owned by the Company, by another Company Subsidiary or by the Company and one or more other Company Subsidiaries, free and clear of all pledges, liens, charges, mortgages, deeds of trust, encumbrances, options, rights of first refusal or offer, claims, restrictions and security interests of any kind or nature whatsoever (collectively, “Liens”) and free of any restriction on the right to vote, sell or otherwise dispose of such Equity Interests (other than restrictions under applicable securities Laws) or (B) Qualifying Director Shares. The Company has made available to Parent drafts of all Contracts governing the Qualifying Director Shares.
(c) Except for its Equity Interests in the Company Subsidiaries, the Company does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other Equity Interest in any Person. Other than the Company Subsidiaries, there is no Person whose results of operations, cash flows, changes in stockholders’ equity or financial position are consolidated in the financial statements of the Company. Neither the Company nor any of the Company Subsidiaries has any obligation to acquire any Equity Interest, or any agreement or commitment to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in, any Person.
SECTION 3.04. Authority; Execution and Delivery; Enforceability. (a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and, subject to obtaining the Company Stockholder Approval, to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions have been duly authorized by all necessary corporate action on the part of the Company, subject to obtaining the Company Stockholder Approval. The Company has duly executed and delivered this Agreement, and, assuming due authorization, execution and delivery by Parent and Merger Sub, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (except insofar as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Laws of general applicability relating to or affecting creditors’ rights, or by principles governing the availability of equitable remedies (the “Bankruptcy and Equity Exception”)).
(b) The Company Board, at a meeting duly called and held, duly and unanimously adopted resolutions (i) determining that this Agreement and the Transactions, including the Merger, are in the best interests of the Company and its stockholders, (ii) approving and declaring advisable this Agreement and the Transactions, including the Merger, in each case on the terms and subject to the conditions set forth in this Agreement and (iii) recommending that the holders of shares of Company Common Stock adopt this Agreement and directing that this Agreement be submitted to the Company’s stockholders at the Company Stockholders Meeting (the recommendation set forth in subclauses (i), (ii) and (iii), the “Company Board Recommendation”), which resolutions, except to the extent permitted by Section 5.02(f), have not been rescinded, modified or withdrawn in any way. Except for the adoption of this Agreement by the affirmative vote of holders of a majority of the outstanding shares of Company Common Stock at the Company Stockholders Meeting, or any adjournment or postponement thereof (the “Company Stockholder Approval”), no other vote or approval of the holders of Company Common Stock or any other Equity Interests of the Company is necessary to adopt this Agreement, and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger or the other Transactions (other than the filing of the PR Certificate of Merger with the Secretary of State of the Commonwealth of Puerto Rico and the DE Certificate of Merger with the Secretary of State of the State of Delaware).

(c) No state or territorial takeover statute, “business combination”, “control share acquisition”, “fair price”, “moratorium” or similar Law, and no analogous provision in the Company Articles or the Company Bylaws, applies to the Company with respect to this Agreement, the Merger or any other Transaction. There is no stockholder rights plan, “poison pill” antitakeover plan or similar device in effect to which the Company or any of the Company Subsidiaries is subject, party or otherwise bound.
SECTION 3.05. No Conflicts; Consents. (a) The execution and delivery by the Company of this Agreement does not, and the consummation of the Merger and the other Transactions will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, first offer, first refusal, modification or acceleration of any right, obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary under, or require any consent under, any provision of (i) the Company Articles, the Company Bylaws or the comparable organizational documents of any Company Subsidiary, (ii) any Authorization of the Company or any Company Subsidiary or any contract, lease, indenture, note, bond, loan, agreement, arrangement, understanding or other instrument, including any amendment thereto (a “Contract”), to which the Company or any Company Subsidiary is a party or by which any of them or any of their respective properties or assets are bound or (iii) subject to the filings and other matters referred to in Section 3.05(b), any judgment, order, injunction, decree, charge, writ, ruling, determination, directive, award or settlement, whether civil, criminal or administrative and whether formal or informal (“Judgment”) or transnational, national, federal, state, local, provincial, municipal, domestic or foreign statute, constitution, law (including common law), ordinance, code, permit, rule, regulation or ruling (including any federal, state, territorial or local directive or other requirement that relates to Medicare or Medicaid) (“Law”) applicable to the Company or any Company Subsidiary or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (provided that clause (vii) of the proviso of the definition thereof shall be disregarded for purposes of this Section 3.05(a)) or a Company Impairment Effect.
(b) No consent, waiver, approval, license, permit, order or other authorization (“Consent”) of, or registration, declaration, notice or filing with or from, any transnational, national, federal, state, territorial, local, provincial, municipal or other government, domestic or foreign, or any court of competent jurisdiction, administrative or regulatory agency, body or commission or other governmental or quasi-governmental (including self-regulatory) authority or instrumentality, domestic or foreign (each, a “Governmental Entity”), is required to be obtained or made by or with respect to the Company or any Company Subsidiary in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, other than (i) compliance with and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) and any other applicable Antitrust Law as set forth in Section 3.05(b) of the Company Disclosure Letter (including the antitrust notification and approvals required under non-U.S. jurisdictions, as set forth in Section 3.05(b) of the Company Disclosure Letter) (collectively, the “Antitrust Approvals”), (ii) the Consents of, and filings with, the state and territorial insurance departments and federal, state and territorial departments of health and other Consents and filings required under the applicable Health Care Laws or Insurance Laws as set forth in Section 3.05(b) of the Company Disclosure Letter (collectively, the “Specified Company Regulatory Approvals”), (iii) the Specified Parent Regulatory Approvals (assuming the accuracy of the representations and warranties made in Section 4.04(b) and the completeness of Section 4.04(b) of the Parent Disclosure Letter), (iv) the filing with the SEC of (A) the letter to stockholders, notice of meeting, form of proxy and proxy statement relating to the Company Stockholders Meeting and any annexes, schedules or exhibits filed in connection therewith, in each case as amended or supplemented from time to time (collectively, the “Proxy Statement”) and (B) such reports and filings under the Exchange Act as may be required in connection with this Agreement, the Merger and the other Transactions, (v) the filing of the PR Certificate of Merger with the Secretary of State of the Commonwealth of Puerto Rico and the DE Certificate of Merger with the Secretary of State of the State of Delaware and (vi) such filings as may be required under the rules and regulations of NYSE in connection with this Agreement, the Merger and the other Transactions.
SECTION 3.06. SEC Documents; Undisclosed Liabilities; Internal Controls. (a) The Company has timely filed or furnished, as applicable, all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) required to be filed or furnished, as applicable, by the Company with the SEC since January 1, 2019 (such documents, together with any documents filed or furnished, as applicable, by the Company with the SEC during such period on a voluntary basis, the “Company SEC Documents”). The Company has made available to Parent true, correct and complete unredacted copies of all documents filed as exhibits to the

Company SEC Documents subject to a request to the staff of the SEC for confidential treatment. The Company has not submitted any request for confidential treatment of documents filed as exhibits to the Company SEC Documents that is currently pending or that has otherwise not been acted upon by staff of the SEC. None of the Company Subsidiaries is, or at any time since January 1, 2019 has been, required to file any reports, schedules, forms, statements or other documents with the SEC.
(b) As of their respective effective dates (in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Company SEC Documents), each Company SEC Document complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 (together with the rules and regulations promulgated thereunder, the “Sarbanes-Oxley Act”), and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Company SEC Document has been revised or superseded by a later filed or furnished Company SEC Document, none of the Company SEC Documents (including any such later filed or furnished Company SEC Document) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No executive officer of the Company has failed in any respect to make the certifications required of him or her under Sections 302 or 906 of the Sarbanes-Oxley Act. As of the date of this Agreement, there are no outstanding or unresolved comments in any comment letters of the staff of the SEC received by the Company relating to the Company SEC Documents, and none of the Company SEC Documents is, to the knowledge of the Company, the subject of ongoing SEC review.
(c) The Company is, and at all times since January 1, 2019 has been, in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the NYSE.
(d) The audited annual consolidated financial statements and the unaudited quarterly consolidated financial statements (including, in each case, the notes thereto) of the Company included in the Company SEC Documents when filed (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) were prepared in accordance with GAAP (except, in the case of such unaudited quarterly consolidated financial statements, as permitted by Form 10-Q of the SEC or other rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be expressly indicated in the notes thereto) and (iii) fairly presented in all material respects the consolidated financial position of the Company and the Company Subsidiaries as of the dates thereof and the consolidated results of their operations, cash flows and stockholders’ equity for the periods covered thereby (subject, in the case of unaudited quarterly consolidated financial statements, to normal recurring year-end adjustments).
(e) Except as reflected or reserved against in the consolidated balance sheet of the Company as of December 31, 2020 included in the Company SEC Documents or specifically disclosed in the notes thereto (such balance sheet and the notes thereto, the “Company Balance Sheet”), neither the Company nor any Company Subsidiary has any material liability or obligation of any nature (whether accrued, absolute, contingent or otherwise, and whether or not required to be recorded or reflected on a balance sheet in accordance with GAAP or SAP, as applicable) other than (i) liabilities or obligations incurred pursuant to the terms of this Agreement or (ii) liabilities or obligations incurred in the ordinary course of business consistent with past practice since December 31, 2020.
(f) Neither the Company nor any of the Company Subsidiaries is a party to, nor does it have any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among the Company or one of the Company Subsidiaries, on the one hand, and any unconsolidated affiliate, on the other hand) or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC), where the result, purpose or intended effect of such arrangement or Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of the Company Subsidiaries in the Company Balance Sheet, the Company SEC Documents or the Company Statutory Financial Statements.
(g) The Company has established and maintains, and at all times since January 1, 2019 has maintained, “disclosure controls and procedures” (as such term is defined in paragraph (e) of Rule 13a-15 under the

Exchange Act) as required by Rule 13a-15 under the Exchange Act that are reasonably designed to ensure that all information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Neither the Company nor any of the Company Subsidiaries has outstanding, or has arranged any outstanding, “extensions of credit” to directors or executive officers within the meaning of Section 402 of the Sarbanes-Oxley Act.
(h) The Company has established and maintains, and at all times since January 1, 2019 has maintained, a system of “internal control over financial reporting” (as such term is defined in paragraph (f) of Rule 13a-15 under the Exchange Act) sufficient to provide reasonable assurance (i) regarding the reliability of the Company’s and the Company Subsidiaries’ financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, SAP and actuarial principles, as applicable, (ii) that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, SAP and actuarial principles, as applicable, (iii) that receipts and expenditures of the Company are being made only in accordance with the authorization of management and directors of the Company and (iv) regarding prevention or timely detection of any unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the Company’s financial statements. The Company’s management has completed an assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2020, and such assessment concluded that such controls were effective. Since January 1, 2019, none of the Company, the Company’s outside auditors, the Company Board or the audit committee of the Company Board has received any oral or written notification of (x) any “significant deficiencies” or “material weaknesses” in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information or (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting, all of which information described in clauses (x) and (y) above has been made available by the Company to Parent prior to the date hereof. To the knowledge of the Company, there is no reason to believe that the Company’s outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due. For purposes of this Agreement, the terms “significant deficiency” and “material weakness” have the meanings assigned to them in Appendix A of Auditing Standard No. 5 of the Public Company Accounting Oversight Board, as in effect on the date of this Agreement.
(i) (x) From January 1, 2019 through December 31, 2020, there was no transaction, or series of similar transactions, agreements, arrangements or understandings, to which the Company or any of the Company Subsidiaries was a party that was required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act and (y) since January 1, 2021, to the knowledge of the Company, there have not been, and there are not any currently proposed, transactions, or series of similar transactions, agreements, arrangements or understandings, to which the Company or any of the Company Subsidiaries was or is to be a party that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act.
SECTION 3.07. Statutory Statements; Examinations; Filings. (a) The Company has made available to Parent true, correct and complete copies of (i) the audited statutory annual statements for the years ended December 31, 2020 and 2019 and (ii) the unaudited statutory quarterly statements for the quarter ended June 30, 2021 for each insurance Company Subsidiary as filed with the applicable Insurance Regulator of its respective state of domicile and (iii) the Risk-Based Capital Reports for the years ended December 31, 2020 and 2019 (collectively, the “Company Statutory Financial Statements”). Except as set forth therein, each of the Company Statutory Financial Statements, as of the date of the applicable filing, (x) have been prepared in all material respects in accordance with SAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or in the related statutory reports and actuarial opinions for each insurance Company Subsidiary), (y) fairly presented in all material respects the statutory financial condition and results of operations of each respective insurance Company Subsidiary for the periods shown (subject, in the case of unaudited statements, to normal year-end adjustments that are not, individually or in the aggregate, material to the insurance Company Subsidiary, taken as a whole) and (z) was derived from the books and records of each respective insurance Company Subsidiary.

(b) Since January 1, 2019, each of the applicable insurance Company Subsidiaries has timely filed or submitted (taking into account any permitted extensions) all material Company Statutory Financial Statements, together with all exhibits, interrogatories, notes, schedules, actuarial opinions, affirmations and certifications, in each case, required by applicable Insurance Laws to be filed with or submitted to the appropriate Insurance Regulator of each jurisdiction in which it is licensed, authorized or otherwise eligible with respect to the conduct of the business of insurance or reinsurance, as applicable.
(c) The Company has made available to Parent, to the extent permitted by applicable Law, true, correct and complete copies of all material examination reports (and has notified Parent of any pending material examinations) of any Insurance Regulators received by it or any of the Company Subsidiaries on or after January 1, 2019 through the date of this Agreement, relating to the Company or any Company Subsidiaries. All material deficiencies or violations noted in such examination reports have been cured or resolved to the satisfaction of the applicable Insurance Regulator. Without limiting the generality of the foregoing, there are no unpaid claims or assessments made in writing or, to the knowledge of the Company, threatened against the Company or any of the Company Subsidiaries, whether or not due, by any insurance guaranty associations, joint underwriting association, residual market facility or assigned risk pool or similar organizations, other than (i) unpaid claims or assessments disclosed, provided for, reflected in, reserved against or otherwise described in the Company Statutory Financial Statements provided or made available to Parent or (ii) immaterial unpaid claims or assessments.
(d) The Company has made available to Parent all material written inquiries or comments received by the Company or any Company Subsidiary since January 1, 2019 with respect to any of the Company Statutory Financial Statements from any Governmental Entity.
(e) Since January 1, 2019, neither the Company nor any of the applicable Company Subsidiaries has suffered a decrease in its Risk-Based Capital to “Company Action Level”.
(f) The Company has made available to Parent true, correct, and complete copies of all Risk-Based Capital plans relating to the Company or any of the Company Subsidiaries in effect as of the date hereof (“RBC Plans”). All RBC Plans have been approved by all applicable Insurance Regulators and the Company and the Company Subsidiaries, are currently, and have since approval by the applicable Insurance Regulators been, in compliance with such RBC Plans in all material respects.
(g) The Company has reasonably concluded that all reinsurance, coinsurance or similar recoverable amounts reflected in the Company Statutory Financial Statements are collectible in all material respects, and the Company has no knowledge of any material adverse change in the financial condition of its reinsurers that might have an adverse effect on their ability to honor their reinsurance, coinsurance or similar commitments.
SECTION 3.08. Insurance Contract Benefits. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, since January 1, 2019, all benefits payable to any Person under any Insurance Contract of any Company Subsidiary have been paid (or provision as required under SAP for payment thereof has been made) in accordance with the terms of the Insurance Contracts under which they arose and applicable Law, and such payments were not delinquent and were paid without fines or penalties.
SECTION 3.09. Reserves. The reserves and related actuarial items in the Company Statutory Financial Statements (as of their respective dates): (i) were computed in accordance with presently accepted actuarial standards consistently applied and were fairly stated, in accordance with sound actuarial principles, (ii) were based on actuarial assumptions which produced reserves at least as great as those called for in any contract provision as to reserve basis and method, and were in accordance with all other policy or contract provisions, (iii) met the requirements of applicable Law and, to the Company’s knowledge, were at least as great as the minimum aggregate amounts required by the states or jurisdictions in which the statement was filed, (iv) made a good and sufficient provision for all of the Company’s and the Company Subsidiaries’ obligations not yet due as of December 31, 2020 but guaranteed under the terms of the applicable policies, (v) were computed on the basis of assumptions consistent with those used in computing the corresponding items in the annual statement of the preceding year-end and (vi) included provisions for the actuarial reserves and related statement items which ought to have been established, in each case in all material respects. The Company has delivered or made available to Parent a true, correct and complete copy of any material actuarial reports prepared by actuaries, independent or otherwise, with respect to the Company or any applicable Company Subsidiary from January 1, 2019 through the date of this Agreement, and all attachments, addenda, supplements and modifications thereto (“Company Actuarial Analyses”). The information and data furnished by the Company or any applicable Company Subsidiary to its actuaries in connection with the preparation of the Company Actuarial Analyses were accurate in all material respects.
SECTION 3.10. Capital or Surplus Maintenance. Neither the Company nor any of the Company Subsidiaries is, or since January 1, 2019 has at any time been, subject to any requirement to maintain capital or surplus amounts or levels, or subject to any restriction on the payment of dividends or other distributions, except for requirements or restrictions under applicable Laws of general application or rating requirements of any insurance company rating agency.
SECTION 3.11. Investments. (a) A copy of the Company’s policies with respect to the investment of the Investment Assets is set forth in Section 3.11 of the Company Disclosure Letter (the “Investment Guidelines”), and the composition of the Investment Assets complies in all material respects with the Investment Guidelines and all investment restrictions under applicable Law.
(b) Except for Investment Assets that matured or were sold, redeemed or otherwise disposed of after June 30, 2021, each of the Company and the Company Subsidiaries, as applicable, has good and marketable title to all of the material Investment Assets it purports to own, free and clear of all Liens except Permitted Liens.
SECTION 3.12. Medicare Secondary Payer Rules. All actions taken or failed to have been taken by the Company and the Company Subsidiaries and their respective Representatives in connection with the insuring or administration of healthcare plans maintained for the Company’s or the Company Subsidiaries’ employer clients or other clients have been taken or omitted in compliance in all material respects with the so-called “Medicare Secondary Payer Rules”, and all applicable federal Laws, as supplemented by the regulations of the Department of Health and Human Services, concerning Medicare Secondary Payer liability (“Secondary Payer Rules”). No healthcare plan administered or insured by any of the Company and Company Subsidiaries has any material liability of any nature (including but not limited to any liability under the Code, ERISA, the Social Security Act and Age Discrimination in Employment Act) to the United States of America or to any other Person with respect to the Secondary Payer Rules. Neither the Company nor any of the Company Subsidiaries nor any of their respective Representatives have incurred any material liability with respect to acts taken or omitted prior to Closing under existing or prior contracts with its employer clients or other clients for any excise tax liability under Section 5000 of the Code.
SECTION 3.13. Insurance Agents and Administrators. The Company, the Company Subsidiaries, and, to the knowledge of the Company, each of their respective Agents and Administrators have solicited, negotiated, issued, sold, produced, placed, managed and marketed Policies in compliance with applicable Laws in all material respects in the respective jurisdictions in which such products have been sold. To the knowledge of the Company, each Agent or Administrator (a) was duly licensed as required by Law in the particular jurisdiction in which such Agent or Administrator wrote, sold, produced, managed or marketed such Policies (for the type of business written, sold, produced, managed or marketed on behalf of the Company or any Company Subsidiary), except for such failures to be licensed that are immaterial, and (b) if required by applicable Law, was duly appointed by the Company or the applicable Company Subsidiary, except for such failures to be duly appointed that are immaterial. Since January 1, 2019, neither the Company nor any Company Subsidiary has received any notice from any Governmental Entity that an Agent or Administrator is in material violation of any applicable Law relating to the solicitation, negotiation, issuance, sale, production, placement, management, marketing or writing of Policies for the Company and the Company Subsidiaries.
SECTION 3.14. The Proxy Statement. The Proxy Statement, at the time it is filed with the SEC, at the time it is first mailed to the holders of shares of Company Common Stock and at the time of the Company Stockholders Meeting, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, and will comply as to form in all material respects with the requirements of the Exchange Act. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements included or incorporated by reference in the Proxy Statement based on information supplied in writing by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference therein.
SECTION 3.15. Absence of Certain Changes or Events. (a) From December 31, 2020 to the date of this Agreement, there has not been any change, event, effect, fact, circumstance, development or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) From June 30, 2021 to the date of this Agreement, the Company and the Company Subsidiaries have conducted their respective businesses only in the ordinary course of business consistent with past practice.
SECTION 3.16. Taxes. Other than with respect to clauses (f) and (k), except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole:
(a) The Company and the Company Subsidiaries have filed all income and other Tax Returns that are required to be filed by them (taking into account any extensions of time to file) and all such Tax Returns were true, complete and accurate in all respects.
(b) The Company and the Company Subsidiaries have paid all Taxes due and owing by any of them, including any Taxes required to be withheld from amounts owing to any employee, creditor or third party (in each case, whether or not shown on any Tax Return) on a timely basis, other than Taxes for which adequate reserves have been established in accordance with GAAP and SAP, as applicable, on the financial statements of the Company and the Company Subsidiaries. The Company Balance Sheet reflects adequate accruals and reserves for all Taxes of each of the Company and the Company Subsidiaries with respect to all periods through the date thereof in accordance with GAAP and SAP, as applicable.
(c) There is not pending or threatened in writing any audit, examination, investigation, deficiency assessment or other Proceeding with respect to any Taxes of the Company or any of the Company Subsidiaries.
(d) No written claim that could give rise to Taxes has been made by a Taxing Authority in a jurisdiction where the Company or any of the Company Subsidiaries does not file Tax Returns that the Company or any of the Company Subsidiaries is or may be subject to taxation by that jurisdiction, including that the Company or any of the non-U.S. Company Subsidiaries may be subject to U.S. federal income Tax as a result of being engaged in a trade or business within the United States within the meaning of Section 864(b) of the Code.
(e) Neither the Company nor any of the Company Subsidiaries has waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. Neither the Company nor any of the Company Subsidiaries has requested an extension of time within which to file any Tax Return that has not since been filed, other than ordinary course extensions of no more than 6 months.
(f) Neither the Company nor any of the Company Subsidiaries has constituted a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify as a transaction to which Section 355 or 361 of the Code (or any similar provision of state, territorial, local or foreign Law) applies.
(g) Neither the Company nor any of the Company Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in or use of an improper method of accounting for a taxable period ending on or prior to the Closing Date, (ii) closing agreement under Section 7121 of the Code (or any similar provision of state, local or non-U.S. Tax Law), (iii) installment sale or open transaction disposition made on or prior to the Closing Date, (iv) prepaid amount received prior to the Closing Date or (v) election under Section 108(i) of the Code.
(h) Section 3.16(h) of the Company Disclosure Letter sets forth the (i) U.S. federal income Tax classification and (ii) Tax classification under the Law of the jurisdiction of formation, and, if different, Tax residency, in each case, of each of the Company and the Company Subsidiaries.
(i) Neither the Company nor any of the Company Subsidiaries is a party to any Tax allocation, sharing, indemnity or reimbursement agreement or arrangement (other than any customary Tax indemnification provisions in ordinary course commercial agreements or arrangements that are not primarily related to Taxes) or has any liability for Taxes of any Person (other than the Company or any of the Company Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, territorial, local or foreign Law) or as a transferee or successor.
(j) There are no Liens, except for Permitted Liens, for Taxes upon any property or assets of the Company or any of the Company Subsidiaries.

(k) Neither the Company nor any of the Company Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b) (or any similar provision of state, territorial, local or foreign Law).
(l) The Company and the Company Subsidiaries have complied in all respects with record maintenance requirements under Sections 482 and 845 of the Code and similar provisions of state, territorial, local or foreign Tax Law in connection with related party transactions among or between the Company and one or more of the Company Subsidiaries (or among or between the Company Subsidiaries).
(m) The Company has made available all rulings or determinations received from a Taxing Authority and all requests for such rulings or determinations, in each case, that would reasonably be expected to be relevant to any open or future taxable year of the Company or any Company Subsidiary.
(n) No Company Subsidiary has liability for Taxes pursuant to Section 965 of the Code (or any similar provision of state, territorial, local or foreign Law).
(o) The tax exemption grant (the “Tax Grant”) issued pursuant to Act No. 60 of 2019 or its predecessor law (the “Incentive Law”) to Triple-S Blue Inc., I.I., is in full force and effect, and Triple-S Blue Inc., I.I. is in compliance with all the terms and conditions of the Tax Grant, and with all applicable provisions of the Incentive Law and regulations issued thereunder. To the knowledge of each of the Company and Triple-S Blue Inc., I.I., there are no facts or circumstances that would reasonably be expected to result in a breach of any of the requirements or terms of the Tax Grant.
(p) Neither the Company nor any of the Company Subsidiaries has in effect or has ever made an election under Section 953(d) of the Code.
SECTION 3.17. Labor Relations. (a) Each of the Company and the Company Subsidiaries is in compliance in all material respects with all applicable Laws, Contracts and Authorizations to which it is a party relating to employment and employment practices, including wages, hours, collective bargaining, unemployment insurance, workers’ compensation, equal employment opportunity, classification of employees and contractors, race, age, religion, gender and other protected classifications, national original and disability discrimination, the payment withholding of Taxes and the termination of employment, including any obligations pursuant to the Worker Adjustment and Retraining Notification Act of 1988 and similar state, territorial or local Law.
(b) There are no material complaints, charges or claims against the Company or any Company Subsidiary pending or, to the knowledge of the Company, threatened to be brought or filed with any Governmental Entity based on, arising out of, in connection with, or otherwise relating to the employment of, or termination of employment by, the Company or any Company Subsidiary of any individual or of any provision of services to the Company or any Company Subsidiary by any individual.
(c) Neither the Company nor any Company Subsidiary is a party to any collective bargaining agreement or other Contract with any labor organization or other representative of the Company’s or any Company Subsidiary’s employees, nor is any such Contract presently being negotiated, nor, to the knowledge of the Company, are there any campaigns being conducted to authorize representation by any labor organization. There are no ongoing labor strikes, slowdowns, work stoppages, picketing or lockouts pending or, to the knowledge of the Company, threatened, against the Company or any Company Subsidiary.
(d) Since January 1, 2019, (i) no material allegations or reports of sexual harassment, discrimination with respect to a protected classification, including race and gender, retaliation, workplace bullying, hostile work environment or similar misconduct have been made to the Company or any Company Subsidiary and (ii) neither the Company nor any of the Company Subsidiaries has received or been involved in or been subject to any material complaints, allegations, reports, claims or Proceedings relating to sexual harassment, bullying or discrimination, in each case, committed by an employee at the level of manager or above, or alleging a workplace culture that would encourage or be conducive to the foregoing. For avoidance of doubt, any such complaint, allegation, report, claim or Proceeding with respect to an executive officer of the Company or any Company Subsidiary shall be considered material.
SECTION 3.18. Employee Benefits. (a) Section 3.18(a) of the Company Disclosure Letter sets forth a true, correct and complete list as of the date of this Agreement of each material Company Benefit Plan.

(b) With respect to each material Company Benefit Plan, the Company has made available to Parent true, correct and complete copies of, to the extent applicable, (i) such Company Benefit Plan, including any material amendment thereto (or, in the case of any unwritten Company Benefit Plan, a written description thereof), other than any Company Benefit Plan that the Company or any of the Company Subsidiaries is prohibited from making available to Parent as the result of applicable Law relating to the safeguarding of data privacy, (ii) each trust, insurance, annuity or other funding Contract related thereto, (iii) the most recent summary plan description and any summary of material modifications prepared for such material Company Benefit Plan, (iv) the most recent financial statements and actuarial or other valuation reports prepared with respect thereto, (v) the most recent determination or opinion letter from the Internal Revenue Service and the Puerto Rico Department of Treasury (“DOT”), and (vi) the most recent annual reports on Form 5500 (or comparable form) required to be filed with the Department of Labor with respect thereto (if any) and the applicable form required under Section 1061.10 of the PR Code to be filed with the DOT.
(c) The Company Benefit Plans are and have been administered in compliance with their terms and with the requirements of the Employee Retirement Income Security Act of 1974 (“ERISA”), the Code, the Puerto Rico Internal Revenue Code of 2011 (“PR Code”) and all other applicable Law, except to the extent that noncompliance has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(d) The Company by reason of its affiliation with any member of the Company’s “Controlled Group” (defined as any organization which is a member of a controlled group of organizations within the meaning of Section 414(b), (c), (m) or (o) of the Code or of Section 1081.01 of the PR Code) has not incurred nor is reasonably expected to incur, any Tax, fine, Lien, penalty or other liability imposed by ERISA, the Code, the PR Code or other applicable Law, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each Company Benefit Plan that is intended to be qualified within the meaning of Section 401(a) of the Code has received a favorable determination letter or can rely on an opinion letter as to its qualification and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, that would reasonably be expected to cause the loss of such qualification. Each Company Benefit Plan that is intended to be qualified under Section 1081.01 of the PR Code has received a favorable determination letter from the DOT. No nonexempt “prohibited transaction” (as such term is defined in Sections 406 and 407 of ERISA or Section 4975 of the Code) has occurred with respect to any Company Benefit Plan, or any other breach of fiduciary responsibility, that would reasonably be expected to result in material liability to the Company or any Company Subsidiary.
(e) No Company Benefit Plan is subject to Title IV of ERISA or constitutes a multiemployer plan within the meaning of Section 3(37) of ERISA, and neither the Company nor any member of its Controlled Group has at any time in the past six years sponsored or contributed to, or has or has had any material liability or obligation in respect of, any such arrangement.
(f) There are no material audits, inquiries, investigations or Proceedings pending or, to the knowledge of the Company, threatened by the Internal Revenue Service or any other Governmental Entity with respect to any Company Benefit Plan (other than routine claims for benefits in the normal course).
(g) The Company does not have any liability in respect of, or obligation to provide, post-retirement medical, life insurance or other welfare benefits for any current or former employees of the Company or any Company Subsidiary (or the spouses, dependents or beneficiaries of any individuals), whether under a Company Benefit Plan or otherwise, except as required to comply with Section 4980B of the Code or any similar Law.
(h) There is no Company Benefit Plan or other agreement, plan, arrangement or Contract covering any employee of the Company or any Company Subsidiary, individually or collectively, that would reasonably be expected to give rise directly or indirectly to any “excess parachute payment” within the meaning of Section 280G(b)(2) of the Code. No director, officer, employee or independent contractor of the Company or any Company Subsidiary is entitled to any gross-up, make-whole or other additional payment from the Company or any other Person in respect of any Tax (including Taxes imposed under Section 4999 or 409A of the Code) or interest or penalty related thereto.
(i) Neither the execution and delivery of this Agreement nor the consummation of any of the Transactions (including as a result of any termination of employment on or following the Effective Time) will, except as expressly contemplated by this Agreement, (i) entitle any former or current director, officer, employee or independent contractor to retention, change in control, severance, termination or similar compensation or benefits, (ii) accelerate the time of payment or vesting, or trigger any payment or funding (through a grantor trust or otherwise) of, compensation or benefits under, increase the amount payable or trigger any other obligation pursuant to any Company Benefit Plan, (iii) result in any breach or violation of, or a default under, any Company Benefit Plan or (iv) limit or restrict the right of the Company to merge, amend or terminate any Company Benefit Plan.
(j) Each Company Benefit Plan that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A(d)(1) of the Code (a “Nonqualified Deferred Compensation Plan”) is and has been in material compliance with Section 409A.
SECTION 3.19. Title to Properties. (a) Section 3.19(a)(i) of the Company Disclosure Letter sets forth a true, correct and complete list of all real property owned by the Company or any of the Company Subsidiaries as of the date of this Agreement (the “Owned Real Property”) and the tax identification numbers (“número de catastros”) assigned to the Owned Real Property by the Municipal Revenue Collection Agency (“CRIM” for its Spanish acronym). The Company or a Company Subsidiary has good and marketable title to the Company Owned Real Property, free and clear of all Liens other than any Permitted Liens, and sufficient rights of ingress and egress to the Owned Real Property. There are no outstanding options or rights of first offer or refusal to purchase the Owned Real Property or any material portion thereof in favor of any Person. To the knowledge of the Company, there are no condemnation, expropriation or other proceedings in eminent domain, pending or threatened in writing, affecting any portion of the Owned Real Property. Section 3.19(a)(ii) of the Company Disclosure Letter sets forth a true, correct and complete list of all Owned Real Property or any portion thereof that is leased, subleased, licensed or otherwise occupied by any Person and the leases, subleases, licenses or occupancy agreements, together with all assignments thereof and amendments, supplements and modifications thereto (collectively, the “Owned Real Property Leases”). The Company has made available to Parent true, correct and complete copies of the Owned Real Property Leases. With respect to each Owned Real Property Lease, (i) the Owned Real Property Lease is valid, binding and enforceable by the Company or the Company Subsidiary, as the case may be, and, to the knowledge of the Company, each other party thereto (in each case subject to the Bankruptcy and Equity Exception), and is in full force and effect, (ii) there is no default under the Owned Real Property Lease by the Company or any Company Subsidiary or, to the knowledge of the Company, any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or any Company Subsidiary or, to the knowledge of the Company, any other party thereto, (iii) there are no disputes pending or, to the Company’s knowledge, threatened with respect to the Owned Real Property Lease, and (iv) neither the Company nor the applicable Company Subsidiary has received any written notice of the intention of any other party to the Owned Real Property Lease to materially amend, terminate, not renew or reduce any commitment under the Owned Real Property Lease, nor to the Company’s knowledge is any such party threatening to do so.
(b) Section 3.19(b) of the Company Disclosure Letter sets forth a true, correct and complete list of all real property leased by the Company or any of the Company Subsidiaries as of the date of this Agreement other than any right to occupy, use or lease any space for use in connection with point of sales or marketing arrangements (“POS Leased Real Property”) in the ordinary course of business consistent with past practice (the “Leased Real Property”). The Company has made available to Parent true, correct and complete copies of the leases, subleases, licenses or occupancy agreements, together with all assignments thereof and amendments, supplements and modifications thereto, granting the Company or any of the Company Subsidiaries leasehold, subleasehold, licensee or occupancy interests in the Leased Real Property (collectively, the “Leases”). With respect to each Leased Real Property and the accompanying Lease, (i) the Company or the applicable Company Subsidiary has good and valid leasehold, subleasehold, licensee or occupancy interest in such Leased Real Property, free and clear of all Liens, other than Permitted Liens, (ii) the Lease is valid, binding and enforceable by the Company or the Company Subsidiary, as the case may be, and, to the knowledge of the Company, each other party thereto (in each case subject to the Bankruptcy and Equity Exception), and is in full force and effect, (iii) there is no default under the Lease by the Company or any Company Subsidiary or, to the knowledge of the Company, any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or any Company Subsidiary or, to the knowledge of the Company, any other party thereto, (iv) there are no disputes pending or, to the Company’s knowledge, threatened with respect to the Lease, and neither the Company nor the applicable Company Subsidiary has received any written notice of the intention of any other party to the Lease to materially amend, terminate, not renew or reduce any commitment under the Lease, nor to the Company’s knowledge is any such party threatening to do so, (v) neither the Company nor the applicable Company Subsidiary has subleased, licensed or otherwise granted any Person the right to use or occupy the Leased Real Property or any portion thereof or has collaterally assigned or granted any other security interest in any such leasehold estate or any interest therein and (vi) to the knowledge of the Company, there is no condemnation or other proceeding in eminent domain, pending or threatened in writing, affecting any portion of the Leased Real Property.
(c) Each Owned Real Property and Leased Real Property is in good operating condition and repair and is otherwise adequate and sufficient to permit the continued use of such property in the manner and for the purposes to which it is presently devoted in all material respects.
(d) The Company and each of the Company Subsidiaries has good and valid title to all of its material tangible assets sufficient for the conduct of its business as presently conducted, free and clear of all Liens, except for Permitted Liens.
SECTION 3.20. Contracts. (a) Except for this Agreement or any Company Benefit Plan, and except for the unredacted Contracts filed by the Company as “material contract” exhibits to the Company SEC Documents pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act, Section 3.20(a) of the Company Disclosure Letter sets forth a true, correct and complete list, and the Company has made available to Parent true, correct and complete copies, of each Specified Contract in effect as of the date of this Agreement. For purposes of this Agreement, “Specified Contract” means each Contract to which the Company or any Company Subsidiary is a party or by which any of them or any of their respective properties or assets are bound:
(i) that would be required to be but has not been filed by the Company prior to the date of this Agreement as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;
(ii) that (A) restricts the ability of the Company or any Company Subsidiary (or that following the Closing will restrict the ability of Parent or any of its subsidiaries) to compete in any business or with any Person, to conduct any business in any geographical area, to engage in any line of business or to solicit any client or customer, (B) restricts the right of the Company or any of the Company Subsidiaries (or following the Closing will restrict the ability of Parent or any of its subsidiaries) to provide or receive support or service to, for, from, or otherwise engage in any business with, any Person, (C) requires the Company or any Company Subsidiary (or following the Closing will require Parent or any of its subsidiaries) to conduct any business on a “most favored nations” or other preferential basis with any third party, (D) provides for “exclusivity” or any similar requirement in favor of any third party or (E) contains any “non-solicitation”, “non-hire” or similar provision that materially restricts the Company or any of the Company Subsidiaries (or following the Closing will materially restrict Parent or any of its subsidiaries), in each case, other than any Contract that (i) does not provide for and could not reasonably be expected to involve (x) annual payments or receipts equal to or in excess of $100,000 or (y) payments or receipts in the aggregate equal to or in excess of $1,000,000 and (ii) is terminable without penalty by the Company or any Company Subsidiary on no more than 90 days’ notice;
(iii) that is a reinsurance Contract or Policy ceded to or assumed from a third party;
(iv) that is an investment management agreement with an investment manager or sub-advisor that is not an affiliate of the Company;
(v) that is an Insurance Contract or Policy that constitutes one of the Company and the Company Subsidiaries’ (a) ten largest property and casualty Insurance Contracts or Policies measured by coverage amount, (b) ten largest health group Insurance Contracts or Policies measured by coverage amount or (c) ten largest life Insurance Contracts or Policies measured by coverage amount, in each case other than any reinsurance Contracts or Policies referred to in clause (iii) above;
(vi) that is a patient assistance program agreement and provides for or could reasonably be expected to involve annual payments or receipts equal to or in excess of $100,000 or provides for or could reasonably be expected to involve payments or receipts in aggregate equal to or in excess of $1,000,000;
(vii) that is a pharmacy benefit management agreement;
(viii) that is a Contract to which the Company or any Company Subsidiary is a party with the BCBSA;

(ix) (A) under which the Company or any Company Subsidiary grants to any third party a license (including sublicense) to, option to or other right to use or exploit any material Company Intellectual Property, (B) under which a third party grants to the Company or any Company Subsidiary a license (including sublicense) to, option to or other right to use or exploit any material Intellectual Property and (C) that restricts the right of the Company or any Company Subsidiary to use, deploy or register any material Intellectual Property, in each case other than off-the-shelf, commercially available or “shrink-wrap” agreements entered into in the ordinary course of business;
(x) that provides for or could reasonably be expected to involve annual payments or receipts equal to or in excess of $1,000,000 or provides for or could reasonably be expected to involve payments or receipts in aggregate equal to or in excess of $4,000,000 (other than any Contract with Providers, vendors or other service providers);
(xi) that is a Contract with a Provider that provides for payments to such Provider which, when taken together with the payments to Providers provided for under all other Contracts listed on Section 3.20(a)(xi) of the Company Disclosure Letter, represent at least 70% of all payments by the Company and the Company Subsidiaries to Providers for the fiscal year ended December 31, 2020;
(xii) that is a Contract with a vendor or service provider (other than a Provider) that provides for payments to such vendor or service provider which, when taken together with the payments to vendors and service providers provided for under all other Contracts listed on Section 3.20(a)(xii) of the Company Disclosure Letter, represent at least 70% of all payments by the Company and the Company Subsidiaries to vendors and service providers (excluding Providers) for the fiscal year ended December 31, 2020;
(xiii) that provides for the outsourcing of any function or part of the business of the Company or any of the Company Subsidiaries that is necessary for the conduct of the Company and the Company Subsidiaries as currently conducted and that provides for or could reasonably be expected to involve annual payments or receipts equal to or in excess of $100,000 or provides for or could reasonably be expected to involve payments or receipts in aggregate equal to or in excess of $1,000,000;
(xiv) that relates to Indebtedness for a principal amount equal to or in excess of $5,000,000 or to mortgaging, pledging or otherwise placing a Lien on any material portion of the assets of the Company or any Company Subsidiary;
(xv) that is a partnership or joint venture agreement or relates to the formation, creation, operation, management or control of any partnership or joint venture;
(xvi) that grants any right of first refusal, right of first offer, option to purchase or similar right with respect to any assets, rights or properties of the Company or the Company Subsidiaries;
(xvii) that provides for the acquisition or disposition of any assets (other than acquisitions or dispositions of assets in the ordinary course of business consistent with past practice), business (whether by merger, sale of stock, sale of assets or otherwise) or real property, in each case with any outstanding obligations;
(xviii) that as a result of a change of control of the Company or any Company Subsidiary (A) requires the Company or any Company Subsidiary, or any successor thereto or acquirer thereof, to make any payment to any Person equal to or in excess of $4,000,000, (B) gives any Person a right to receive or elect to receive a payment equal to or in excess of $4,000,000 from the Company or any Company Subsidiary, or any successor thereto or acquirer thereof, (C) gives any Person a right to terminate or modify in any material respect the terms of such Contract or (D) grants any Person enhanced or additional rights under such Contract in any material respect;
(xix) that is a settlement or similar agreement pursuant to which (A) the Company or any Company Subsidiary will be required to make annual payments equal to or in excess of $300,000, other than any settlements related to the payment of claims to a service provider or (B) that contains material obligations or material limitations on the conduct of the Company or any Company Subsidiary (other than customary confidentiality obligations);

(xx) to which any Governmental Entity is a party, other than Contracts where the Company and the Company Subsidiaries are providing insurance services in the ordinary course of business that does not provide for and could not reasonably be expected to involve (x) annual payments or receipts equal to or in excess of $4,000,000 or (y) payments or receipts in aggregate equal to or in excess of $5,000,000;
(xxi) that would be required to be but has not been filed by the Company prior to the date of this Agreement pursuant to Item 404 of Regulation S-K under the Securities Act; or
(xxii) that is otherwise material to the Company or any Company Subsidiary;
provided that, except for Contracts described in clauses (iii), (v) and (xx) above, the definition of “Specified Contract” shall not include any Insurance Contract or Policy relating to insurance services entered into by the Company or any Company Subsidiary in the ordinary course of business consistent with past practice.
(b) The Company has made available to Parent the standard form(s) of Contract with Providers used by the Company and the Company Subsidiaries.
(c) Each of the Specified Contracts is valid, binding and enforceable on the Company or a Company Subsidiary, as the case may be, and, to the knowledge of the Company, each other party thereto (in each case subject to the Bankruptcy and Equity Exception), and is in full force and effect, except for immaterial failures to be valid, binding or enforceable or to be in full force and effect. There is no material breach of or default under any Specified Contract by the Company or any Company Subsidiary or, to the knowledge of the Company, any other party thereto, and no event has occurred that, with or without the lapse of time or the giving of notice or both, would constitute a material breach thereof or default thereunder by the Company or any Company Subsidiary or, to the knowledge of the Company, any other party thereto. There are no material disputes pending or, to the Company’s knowledge, threatened with respect to any of the Specified Contracts and neither the Company nor any of the Company Subsidiaries has received any written notice of the intention of any other party to any Specified Contract to amend, terminate, not renew or reduce any commitment under any Specified Contract in any material respect, nor to the Company’s knowledge is any such party threatening to do so.
SECTION 3.21. Litigation. There is no material claim, suit, action, investigation, arbitration, proceeding, inquiry, review, subpoena, civil investigative demand or other request for information, whether judicial or administrative (each, a “Proceeding”) pending or, to the knowledge of the Company, threatened against or affecting the Company or any Company Subsidiary or any of their respective properties or assets. There are no material Judgments outstanding against the Company or any Company Subsidiary.
SECTION 3.22. Compliance with Laws; Authorizations; Policies. (a) Each of the Company and the Company Subsidiaries is, and at all times since January 1, 2019 has been, in compliance in all material respects with all Judgments and Laws applicable to it and its business, operations, assets or properties, including all applicable Health Care Laws and Insurance Laws, and, in each case, any applicable policies and procedures promulgated thereunder (including any policies and procedures promulgated by the Puerto Rico Commissioner of Insurance (“OCI”), the Puerto Rico Office of Industrial Tax Exemption (“OITE”), Puerto Rico Department of Health (“DOH”), ASES or CMS).
(b) Since January 1, 2019, (i) neither the Company nor any of the Company Subsidiaries has received any written notice or other communication from any Governmental Entity regarding any actual or possible failure to comply with any Judgment or Law, except for immaterial failures to so comply, and no material fine, sanction or penalty has been imposed on any Company Subsidiary by any Governmental Entity, and (ii) neither the Company nor any of the Company Subsidiaries has entered into any agreement or settlement with any Governmental Entity with respect to any actual or alleged material violation of any Judgment or Law.
(c) Each of the Company and the Company Subsidiaries is, and has at all times since January 1, 2019 been, in compliance in all material respects with the rules, regulations and policies of the BCBSA, as applicable.
(d) Neither the Company nor any of the Company Subsidiaries, nor any director, officer or employee of the Company or any of the Company Subsidiaries, nor, to the Company’s knowledge, any agent or other Person acting on behalf of the Company or any of the Company Subsidiaries, directly or indirectly, since January 1, 2017, (i) has used any funds of the Company or any of the Company Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other unlawful expenses relating to political activity, (ii) has made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of the Company or any of the Company Subsidiaries, (iii) has violated, or is in violation of, the Foreign Corrupt Practices Act of 1977 (the “FCPA”) or any rules and regulations promulgated thereunder, the USA PATRIOT Act or any foreign or domestic anti-corruption, anti-bribery, export, import, re-export, anti-boycott, embargo or similar Law in any jurisdiction in which the Company or any Company Subsidiary has operated or currently operates. Neither the Company nor any of the Company Subsidiaries has, since January 1, 2017, (A) received any written communication from any Governmental Entity or any third party alleging any of the foregoing violations or (B) made any disclosure (voluntary or otherwise) to any Governmental Entity with respect to any alleged irregularity, misstatement, omission or other potential violation of liability arising under or relating to any of the foregoing Laws. To the extent applicable, the Company and the Company Subsidiaries have developed and implemented a compliance program designed to ensure compliance with the FCPA and the applicable foregoing Laws.
(e) Since January 1, 2019, neither the Company nor any of the Company Subsidiaries, nor any of their respective officers or directors, have been convicted of or charged with conduct that would constitute a Medicare or other “Federal health care program” (as defined in 42 U.S.C. § 1320a-7(b)(1)) related offense or convicted of or charged with a violation of any Law related to fraud, theft, embezzlement, breach of fiduciary duty, kickbacks, bribes, other financial misconduct, obstruction of an investigation or controlled substances. Neither the Company nor any of the Company Subsidiaries, nor any of their respective officers or directors, have been excluded from participating in any Federal health care program, been subject to sanction pursuant to 42 U.S.C. § 1320a-7a or § 1320a-8 or been convicted of a crime described at 42 U.S.C. § 1320a 7b, or, to the extent that any such officer or director was or shall have been identified as having been excluded from participation in any Federal health care program, the Company and the Company Subsidiaries, as applicable, have taken all remedial action required by and in compliance with applicable Law.
(f) Each of the Company and the Company Subsidiaries (i) has, and at all times since January 1, 2019 has had, in effect all certificates, registrations, variances, exemptions, franchises, grants, licenses, approvals, clearances, permissions, qualifications, registrations and Consents of Governmental Entities (collectively, “Authorizations”), (ii) has filed all reports, notices and other documents with all Governmental Entities and (iii) has paid all fees and assessments due and payable in connection therewith, in each case necessary for it to own, lease and operate its properties and assets and conduct its business as presently conducted (or as conducted at such time), except for immaterial Authorizations, failures to file or failures to pay. All such Authorizations are in full force and effect and are not subject to any administrative or judicial Proceeding that could result in any modification, termination, suspension or revocation thereof in any material respect. Each of Company and the Company Subsidiaries are, and at all times since January 1, 2019 have been, in compliance with the terms and requirements of all such Authorizations and, to the Company’s knowledge, no suspension or cancellation of any such Authorizations is threatened, except for immaterial instances of noncompliance or immaterial suspensions and cancellations. None of the Company Subsidiaries is subject to any pending, or, to the knowledge of the Company, threatened material financial or market conduct examination or other investigation by any Governmental Entity.
(g) (i) Except as required by applicable Health Care Laws and Insurance Laws and the insurance and reinsurance Authorizations maintained by the Company or any of the Company Subsidiaries, as applicable, there is no (x) written agreement, memorandum of understanding, commitment letter or similar undertaking with any Governmental Entity that is binding on the Company or any Company Subsidiary or (y) order or directive by, supervisory letter (other than those provided on an industry or sector-wide basis) or cease-and-desist order from, any Governmental Entity that is binding on the Company or any Company Subsidiary and (ii) neither the Company nor any of the Company Subsidiaries have adopted any board resolution at the request of any Governmental Entity, in the case of each of clauses (i) and (ii), that (A) limits in any material respect the ability of the Company or any Company Subsidiary to conduct their businesses, including their ability to issue or enter into any reinsurance or retrocession treaties or agreements, slips, binders, cover notes or other similar arrangements, (B) requires the divestiture of any material investment of the Company or any Company Subsidiary, (C) limits in any material respect the ability of the Company or any Company Subsidiary to pay dividends or (D) requires any material investment of the Company or any Company Subsidiary to be treated as a non-admitted asset (or the local equivalent).

(h) All policies, policy forms, binders, slips, treaties, certificates, Insurance Contracts or reinsurance Contracts or participation agreements and other agreements of insurance or reinsurance, whether individual or group (including all applications, supplements, endorsements, riders and ancillary agreements in connection therewith) and all amendments, applications and certificates pertaining thereto issued by any applicable Company Subsidiary (“Policies”) and any and all marketing materials have been, to the extent required under applicable Law, filed with or submitted to and approved or not objected to by the relevant Governmental Entity within the period provided for objection, and such Policies and marketing materials comply in all material respects with the Health Care Laws and Insurance Laws applicable thereto, and have been administered in all material respects in accordance therewith. All premium rates established by the applicable Company Subsidiaries that are required to be filed with or submitted to or approved by Governmental Entities have been so filed, submitted or approved, the premiums charged conform in all material respects thereto, and such premiums comply in all material respects with the Insurance Laws applicable thereto.
SECTION 3.23. Environmental Matters. (a) Each of the Company and the Company Subsidiaries is, and at all times since January 1, 2019 has been, in compliance in all material respects with all Environmental Laws, and possesses and is, and at all times since January 1, 2019 has been, in compliance in all material respects with all Authorizations required under Environmental Laws for it to conduct its business (“Environmental Authorizations”), and none of such Environmental Authorizations are subject to any administrative or judicial proceeding that could result in any material modification, termination or revocation thereof; (c) neither the Company nor any of the Company Subsidiaries has received any written communication alleging that the Company or any Company Subsidiary is not in material compliance with or has a material liability under any Environmental Law or Environmental Authorization; (d) there is no Environmental Claim pending or, to the knowledge of the Company, threatened in writing against the Company or any Company Subsidiary; (e) there has been no Release of or exposure to any Hazardous Material at any real property currently or, to the knowledge of the Company, formerly owned, leased or operated by the Company or any Company Subsidiary that would reasonably be expected to form the basis of any material Environmental Claim against the Company or any Company Subsidiary; and (f) to the knowledge of the Company, neither the Company nor any Company Subsidiary has retained or assumed, either contractually or by operation of Law, any liabilities or obligations that form or would reasonably be expected to form the basis of any material Environmental Claim against the Company or any Company Subsidiary.
SECTION 3.24. Intellectual Property. (a) Section 3.24 of the Company Disclosure Letter sets forth a true, correct and complete list as of the date of this Agreement of all Patents, Trademarks, Copyrights and Internet domain names owned by the Company or any Company Subsidiary that are registered, issued or subject to a pending application for registration or issuance (the “Company Registered Intellectual Property”). The material Company Registered Intellectual Property is subsisting and, to the knowledge of the Company, valid and enforceable.
(b) The Company and the Company Subsidiaries own, are licensed or otherwise have the right to use all material Intellectual Property (including the Company Registered Intellectual Property) used or held for use by the Company or any Company Subsidiary in the conduct of the business of the Company and the Company Subsidiaries as presently conducted, free and clear of any Liens, other than Permitted Liens. No Proceedings are pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary by any Person challenging the ownership, validity or enforceability of any material Company Intellectual Property, and since January 1, 2019 neither the Company nor any of the Company Subsidiaries has received any written claim or written notice from any Person asserting any such challenge.
(c) To the knowledge of the Company, the conduct of the business of the Company and the Company Subsidiaries as presently conducted does not infringe upon, violate or misappropriate any Intellectual Property of any other Person. There are no claims pending or, to the knowledge of the Company, threatened against the Company or any of the Company Subsidiaries asserting any such infringement, violation or misappropriation, and neither the Company nor any of the Company Subsidiaries has received any written claim or written notice (including any “cease and desist” letters and invitations to license) from any Person alleging any such infringement, violation or misappropriation. To the knowledge of the Company, no other Person has infringed upon, violated or misappropriated or is infringing, violating or misappropriating any of the Company Intellectual Property in any material respect, and neither the Company nor any Company Subsidiary has sent to any Person any written complaint, claim, demand or notice alleging such infringement, violation or misappropriation.
(d) Each current and former employee of the Company or a Company Subsidiary, as a matter of course, and any consultant or independent contractor commissioned by the Company or a Company Subsidiary, who has alone or with others contributed in any manner to, or was involved in, the creation or development of any material Company Intellectual Property, has entered into a written agreement with the Company that obliges such employee, consultant or independent contractor to assign to the Company such Intellectual Property.
(e) Each of the Company and the Company Subsidiaries has used reasonable best efforts to protect and maintain the confidentiality of all Trade Secrets included in the Company Intellectual Property. To the knowledge of the Company, neither the Company nor any of the Company Subsidiaries has disclosed, delivered or licensed any Trade Secrets included in the Company Intellectual Property to any other Person, other than in the ordinary course of business and subject to obligations of confidentiality. Each current and former employee of the Company or a Company Subsidiary, as a matter of course, and any consultant or independent contractor commissioned by the Company or a Company Subsidiary who has access to material confidential information of the Company or a Company Subsidiary, has entered into a written agreement with the Company that requires such employee, consultant or independent contractor to protect such confidential information.
(f) To the knowledge of the Company, the IT Assets (i) operate and perform in all material respects in accordance with their documentation and functional specifications and otherwise as required by the Company in connection with the conduct of its business, (ii) since January 1, 2019 have not malfunctioned or failed in a manner that has had a material impact on the Company or any of the Company Subsidiaries, (iii) are free from material bugs and other defects and (iv) have not been subject to any material unauthorized access by any Person. The Company has implemented commercially reasonable backup and disaster recovery technology processes, as well as a commercially reasonable business continuity plan, in each case consistent in all material respects with customary industry practices.
(g) (i) The conduct of the business of each of the Company and the Company Subsidiaries is and at all times has been in compliance in all material respects with any and all applicable Laws, (including, to the extent applicable, the Health Insurance Portability and Accountability Act, the Health Information Technology for Economic and Clinical Health Act and related regulations), contractual requirements, and privacy policies binding the applicable Company or Company Subsidiary solely to the extent relating to data protection or information privacy, security, collection, use and disclosure, (ii) Personal Data collected, stored and processed by the Company or any Company Subsidiary can be used by Parent and its subsidiaries after the Closing in the manner currently used by the Company and the Company Subsidiaries, (iii) each of the Company and the Company Subsidiaries has used commercially reasonable efforts to protect the privacy of Personal Data that the Company or any of the Company Subsidiaries (or any Person on behalf of the Company or the Company Subsidiaries) collect, store, use or maintain for the conduct of their business and to prevent unauthorized use, disclosure, loss, processing, transmission or destruction of or access to such Personal Data by any other Person, (iv) neither the Company nor any Company Subsidiary has been legally required to provide any notices to data owners in connection with a disclosure of Personal Data, nor has the Company or any Company Subsidiary provided any such notice and (v) there are no claims pending or, to the knowledge of the Company, threatened against the Company or any of the Company Subsidiaries alleging a violation of any Person’s Personal Data or privacy rights.
(h) (i) The Company and the Company Subsidiaries have complied in all material respects with all notice, attribution and other requirements of each license applicable to OSS that is or has been used in the conduct of the business of the Company and the Company Subsidiaries; and (ii) neither the Company nor any of the Company Subsidiaries has used or distributed any OSS in a manner that requires (A) disclosure or distribution of any source code owned by the Company or the Company Subsidiaries, (B) license or other provision of any source code owned by the Company or the Company Subsidiaries on a royalty-free basis or (C) the grant of any patent license, non-assertion covenant or other rights under any Intellectual Property owned by the Company or the Company Subsidiaries.
SECTION 3.25. Insurance. Section 3.25 of the Company Disclosure Letter sets forth a true, correct and complete list, and the Company has made available to Parent true, correct and complete copies, of all material insurance policies owned, held by or applicable to the Company or any Company Subsidiary (or the assets or business of either) with policy periods in effect as of the date of this Agreement and of which the Company or any Company Subsidiary is the beneficiary. All of the insurance policies of the Company or any Company Subsidiary are in full force and effect, and the Company is not in default with respect to its obligations under any of such insurance policies, except for immaterial failures to comply. No written notice of cancellation or termination has been received by the Company or any Company Subsidiary with respect to any of their respective insurance policies, other than in connection with ordinary renewals.
SECTION 3.26. Brokers and Other Advisors. No broker, investment banker, financial advisor or other Person, other than Goldman Sachs & Co. LLC, the fees and expenses of which will be paid by the Company, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its affiliates. The Company has made available to Parent a true, correct and complete copy of any engagement letter between the Company and Goldman Sachs & Co. LLC relating to the Transactions.
SECTION 3.27. Opinions of Financial Advisors. The Company has received an oral opinion of Goldman Sachs & Co. LLC (to be confirmed by delivery of a written opinion dated as of the date hereof) to the effect that, as of the date hereof, and based upon and subject to the factors and assumptions set forth therein, the $36.00 per share of Company Common Stock to be paid to the holders of shares of Company Common Stock (other than Parent and its affiliates) pursuant to this Agreement is fair to such holders from a financial point of view. A signed copy of such opinion will be made available to Parent for informational purposes only promptly following the date of this Agreement.
ARTICLE IV

Representations and Warranties of Parent and Merger Sub
Except as set forth in the disclosure letter (with specific reference to the Section of this Agreement to which the information stated in such disclosure relates; provided that information contained in any section of the disclosure letter shall be deemed to be disclosed with respect to any other Section of this Agreement to the extent that it is reasonably apparent from the face of such disclosure that such information is applicable to such other Section of this Agreement) dated the date hereof and delivered by the Parent and Merger Sub to the Company immediately prior to the execution of this Agreement (the “Parent Disclosure Letter”), Parent and Merger Sub, jointly and severally, represent and warrant to the Company as follows:
SECTION 4.01. Organization, Standing and Power. Each of Parent and Merger Sub is duly organized, validly existing and in good standing (where applicable as a legal concept) under the laws of the jurisdiction in which it is organized and has full corporate power and authority necessary to conduct its business as presently conducted.
SECTION 4.02. Merger Sub. (a) Merger Sub was formed solely for the purpose of entering into the Transactions, and since the date of its incorporation, Merger Sub has not carried on any business, conducted any operations or incurred any liabilities or obligations other than those incident to its formation and pursuant to this Agreement, the performance of its obligations hereunder and matters ancillary thereto.
(b) All outstanding shares of capital stock of Merger Sub have been validly issued and are fully paid and nonassessable and are owned, directly or indirectly, by Parent free and clear of any Lien.
SECTION 4.03. Authority; Execution and Delivery; Enforceability. Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions, subject, in the case of the Merger, to the adoption of this Agreement by Parent (or another wholly owned subsidiary of Parent), as sole stockholder of Merger Sub (which shall occur immediately following the execution of this Agreement). The execution, delivery and performance by each of Parent and Merger Sub of this Agreement and the consummation by it of the Transactions have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, subject, in the case of the Merger, to the adoption of this Agreement by Parent (or another wholly owned subsidiary of Parent), as sole stockholder of Merger Sub. Neither the approval nor adoption of this Agreement nor the consummation of the Merger or the other Transactions requires any approval of the stockholders of Parent. Each of Parent and Merger Sub has duly executed and delivered this Agreement, and, assuming due authorization, execution and delivery by the Company, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (subject to the Bankruptcy and Equity Exception).
SECTION 4.04. No Conflicts; Consents. (a) The execution and delivery by each of Parent and Merger Sub of this Agreement do not, and the consummation of the Merger and the other Transactions and compliance with the terms hereof by Parent and Merger Sub will not, result in any loss, suspension, limitation or impairment of any right of Parent or any of its subsidiaries to own or use any assets required for the conduct of their respective businesses as presently conducted, or conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, first offer, first refusal, modification or acceleration of any right, obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its subsidiaries under, or require any consent under, any provision of (i) the organizational documents of Parent or any of its subsidiaries, (ii) any Authorization of Parent or any of its subsidiaries or any Contract to which Parent or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets are bound or (iii) subject to the filings and other matters referred to in Section 4.04(b), any Judgment or Law applicable to Parent or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(b) No Consent of, or registration, declaration, notice or filing with or from, any Governmental Entity, is required to be obtained or made by or with respect to Parent or any of its subsidiaries in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, other than (i) the Antitrust Approvals, (ii) the Consents of, and filings with, the state and territorial insurance departments and federal, state and territorial departments of health and other Consents and filings required under the applicable Health Care Laws or Insurance Laws as set forth in Section 4.04(b) of the Parent Disclosure Letter (collectively, the “Specified Parent Regulatory Approvals” and, together with the Specified Company Regulatory Approvals, the “Specified Regulatory Approvals”), (iii) the Specified Company Regulatory Approvals (assuming the accuracy of the representations and warranties made in Section 3.05(b) and the completeness of Section 3.05(b) of the Company Disclosure Letter), (iv) the filing with the SEC of such reports and filings under the Exchange Act as may be required in connection with this Agreement, the Merger and the other Transactions, (v) the filing of the PR Certificate of Merger with the Secretary of State of the Commonwealth of Puerto Rico and the DE Certificate of Merger with the Secretary of State of the State of Delaware and (vi) such filings as may be required under the rules and regulations of NYSE in connection with this Agreement, the Merger and the other Transactions.
SECTION 4.05. Information Supplied. None of the information supplied or to be supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement will, at the time it is filed with the SEC, at the time it is first mailed to the holders of shares of Company Common Stock and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by Parent or Merger Sub with respect to statements included or incorporated by reference in the Proxy Statement based on information supplied in writing by or on behalf of the Company for inclusion or incorporation by reference therein.
SECTION 4.06. Available Funds. Parent and Merger Sub has sufficient cash, available lines of credit or other sources of immediately available funds to consummate the Merger pursuant to the terms of this Agreement, including to pay the Merger Consideration for all of the shares of Company Common Stock on a fully-diluted basis, to pay all related fees and expenses pursuant to this Agreement, to make payments pursuant to Section 6.04 and to perform their respective obligations under this Agreement.
SECTION 4.07. Brokers and Other Advisors. No broker, investment banker, financial advisor or other Person, other than J.P. Morgan Securities LLC, the fees and expenses of which will be paid by Parent, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent, Merger Sub or any of their respective affiliates.
ARTICLE V

Covenants Relating to Conduct of Business
SECTION 5.01. Conduct of Business of the Company. Except for matters set forth in Section 5.01 of the Company Disclosure Letter or as otherwise expressly contemplated by this Agreement or required by applicable Law (including COVID-19 Measures) or with the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed), from the date of this Agreement to the Effective Time, the Company shall, and shall cause each Company Subsidiary to, conduct its business in the ordinary course of business consistent with past practice and use reasonable best efforts to preserve its present organization, assets, employees, Authorizations, contractors and relationships with customers, distributors, strategic partners, Governmental Entities, licensors, licensees and others that, in each case, have material business dealings with it; provided that (i) the Company shall notify Parent as far in advance as reasonably practicable prior to the Company or any Company Subsidiary taking any action to comply with any mandatory COVID-19 Measure and (ii) the Company and the Company Subsidiaries shall be permitted to take any action to comply with any COVID-19 Measures which are not mandatory if the Company reasonably believes such COVID-19 Measures are necessary or advisable to protect the health and safety of the Company’s or any of the Company Subsidiaries’ employees and the Company reasonably consults with Parent (but shall not need to obtain Parent’s consent) prior to taking any such action. Without limiting the generality of the foregoing, except for matters set forth in Section 5.01 of the Company Disclosure Letter or as otherwise expressly contemplated by this Agreement or required by applicable Law (including COVID-19 Measures), from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any Company Subsidiary to, do any of the following without the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed):
(a) (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property or any combination thereof) in respect of, any of its capital stock or other Equity Interests, other than dividends and distributions by a wholly owned Company Subsidiary to its parent, (ii) split, combine, reclassify, exchange or readjust any of its capital stock or other Equity Interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other Equity Interests, other than with respect to the capital stock or other Equity Interests of a Company Subsidiary, in connection with transactions exclusively among the Company and any Company Subsidiaries or exclusively among the Company Subsidiaries, or (iii) directly or indirectly redeem, repurchase or otherwise acquire any Equity Interests in the Company or any Company Subsidiary, except for (A) the withholding of shares of Company Common Stock to satisfy Tax obligations with respect to the vesting, exercise or settlement of Company RSAs, Company PSUs or Company RSUs outstanding as of the date of this Agreement (or issued after the date hereof in accordance with the terms of this Agreement) in accordance with their respective terms in effect at such time, (B) the acquisition by the Company of Company RSAs, Company PSUs or Company RSUs in connection with the forfeiture of such awards in accordance with their respective terms in effect at such time or (C) redemptions, repurchases or acquisitions of the capital stock or other Equity Interests of a Company Subsidiary, in connection with transactions exclusively among the Company and any Company Subsidiaries or exclusively among the Company Subsidiaries;
(b) issue any Equity Interests, other than (i) the issuance of shares of Company Common Stock upon the settlement of Company RSAs, Company PSUs or Company RSUs, in each case outstanding as of the date of this Agreement (or issued after the date hereof in accordance with the terms of this Agreement) and in accordance with their respective terms in effect at such time, or (ii) issuances by a Company Subsidiary of capital stock or other Equity Interests to the Company or another Company Subsidiary;
(c) amend (i) the Company Articles or the Company Bylaws or (ii) the certificate of incorporation, bylaws or other comparable organizational documents of any Company Subsidiary in a manner adverse to Parent;
(d) propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, other than the Merger;
(e) acquire (i) in a single transaction or a series of related transactions, whether by merging or consolidating with, or by purchasing Equity Interests in or assets of, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association or other business organization or division thereof or any other Person or (ii) any assets or properties, other than, in the case of each of clauses (i) and (ii), (x) any Specified Permitted Investment and (y) any Unspecified Permitted Investment so long as the amount of consideration paid or transferred by the Company and the Company Subsidiaries in connection with such Unspecified Permitted Investment would not exceed $4,000,000 individually, or $10,000,000 in the aggregate when taken together with all other Unspecified Permitted Investments made under this clause (e); provided that, prior to the execution of any definitive agreements in connection with any Specified Permitted Investment or Unspecified Permitted Investment otherwise permitted by this clause (e), the Company shall provide Parent with prior written notice, including a reasonable summary of the terms, of such potential Specified Permitted Investment or Unspecified Permitted Investment, as applicable, as far in advance as reasonably practicable;

(f) form any Person that would constitute a subsidiary or affiliate of the Company, except for any Person that would constitute a subsidiary of the Company that is formed for the sole purpose of facilitating a Specified Permitted Investment or Unspecified Permitted Investment not in violation of clause (e) above;
(g) except as required by the terms of any Company Benefit Plan as in effect on the date hereof or to the extent required by applicable Law or, with respect to the actions specifically described in Section 5.01(g) of the Company Disclosure Letter, to the extent such actions are taken in the ordinary course of business consistent with past practice or are in connection with the Company’s internal realignment plan: (i) adopt, enter into, terminate or amend any collective bargaining agreement or material Company Benefit Plan; (ii) increase in any manner the compensation, bonus or fringe or other benefits of any non-employee director or employee at the level of Vice President or above; (iii) enter into or materially amend any employment, change in control, severance, retention or similar Contract with any non-employee director or employee at the level of Vice President or above (other than offer letters providing for employment with newly hired employees who are hired in the ordinary course of business that do not contain any equity or equity-based compensation, change in control, severance, retention or similar arrangements); (iv) grant any awards under any Company Benefit Plan (including grants of stock or stock-based awards) other than grants in connection with promotions or new hires in the ordinary course of business consistent with past practice or waive any conditions on any awards under any Company Benefit Plan; (v) take any action to accelerate the payment of any compensation or benefit under any Company Benefit Plan; or (vi) change any actuarial or other assumption used to calculate funding obligations with respect to any Company Benefit Plan or change the manner in which contributions are made or the basis on which contributions are calculated;
(h) (i) terminate the employment of any employee at the level of Vice President or above, other than due to such individual’s death, disability or for cause (each as determined by the Company or the applicable Company Subsidiary in the ordinary course of business) or (ii) hire any individual at the level of Vice President or above;
(i) (i) change its fiscal year or revalue any of its material assets or (ii) make any change in accounting methods, principles or practices used by it, except, in the case of each of clauses (i) and (ii), as may be required (A) by GAAP, SAP or actuarial principles, as applicable, or (B) by applicable Law, including Regulation S-X under the Securities Act;
(j) sell, lease or sublease (as lessor or sublessor), license (as licensor) or otherwise dispose of, or pledge, encumber or otherwise subject to any Lien (other than a Permitted Lien), any material properties or assets, except (i) sales, leases, licenses, dispositions, pledges or encumbrances (A) of or on obsolete assets in the ordinary course of business consistent with past practice, (B) of properties or assets (other than Company Intellectual Property) with de minimis or no book value or (C) of Investment Assets in accordance with the Investment Guidelines or (ii) permitted conduct under clauses (q) and (s) below;
(k) (i) incur, redeem, repurchase, prepay, defease, guarantee, assume or otherwise become liable for or modify in any material respects the terms of any Indebtedness or issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any Company Subsidiary other than (A) any Indebtedness of any wholly owned Company Subsidiary owing to the Company or to another wholly owned Company Subsidiary and (B) any Indebtedness under the Company’s existing credit facilities as in effect as of the date of this Agreement that can be repaid at the Closing without penalty (other than customary break funding costs) or (ii) make any loans, advances, capital contributions or investments in (including by purchase of stock or securities, property transfers or purchase of property or assets of any Person or otherwise) any other Person, in each case, other than to or in (A) the Company or any wholly owned Company Subsidiary, (B) any acquisition not in violation of clause (e) above, (C) capital contributions or advances required by the terms of any Contract in effect as of the date hereof or (D) any extensions of risk sharing arrangements, provider capitation, related compensation mechanisms and advances of expenses to employees, in each case in the ordinary course of business consistent with past practice;
(l) make any capital expenditure or expenditures, or incur any obligations or liabilities in connection therewith, which, individually, is equal to or in excess of $200,000 or, in the aggregate, are equal to or in excess of $1,000,000 (other than (i) as reflected in the Company’s capital expenditures forecast set forth in Section 5.01(l) of the Company Disclosure Letter and (ii) any Specified Permitted Investment or Unspecified Permitted Investment not in violation of clause (e) above);

(m) make, change or revoke any material Tax election, change any material Tax accounting method or period, file any amended Tax Return in respect of a material amount of Taxes, enter into any closing agreement with respect to material Taxes, request any material Tax ruling, waive or extend the statute of limitations in respect of a material amount of Taxes or settle or compromise any material Tax liability or refund;
(n) (i) materially amend or modify, or renew, extend or terminate, or waive or release any material rights under, any Specified Contract or any Contract that would be a Specified Contract if in effect on the date of this Agreement or (ii) enter into any Contract that would be a Specified Contract if in effect on the date of this Agreement, in each case, other than in the ordinary course of business consistent with past practice;
(o) enter into or amend any Contract if consummation of any of the Transactions (alone or in combination with any other event) or compliance by the Company or any Company Subsidiary with the provisions hereof will conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation, or give rise to a loss of a benefit under, or result in the creation of any Lien in or upon any of the properties or assets of the Company or any Company Subsidiary under, or require Parent to license or to transfer any of its material Intellectual Property or other material assets under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of such Contract, other than any amendment of a Contract that does not materially worsen any of the provisions of such Contract;
(p) (i) settle any Proceeding if such settlement (A) would require any payment by the Company or any Company Subsidiary equal to or in excess of $500,000, other than any settlement of any property and casualty insurance claim in the ordinary course of business consistent with past practice that requires the payment of an amount which, when taken together with the settlement amounts of all other property and casualty insurance claims settled pursuant to this clause (i)(A), does not exceed the amount held in reserve by the Company and the Company Subsidiaries for all outstanding property and casualty insurance claims as of June 30, 2021 or (B) would obligate the Company or any Company Subsidiary to take any material action or impose any material restrictions on the business of the Company or any of the Company Subsidiaries or (ii) commence any comparable Proceeding against a third party other than any such Proceeding commenced in the ordinary course of business consistent with past practice where the total amount of damages sought does not equal or exceed $500,000;
(q) (i) other than non-exclusive licenses and sublicenses granted in the ordinary course of business consistent with past practice, assign, sell, lease, license, dispose, cancel, abandon, grant rights to or fail to renew, maintain or defend, any material Company Intellectual Property or (ii) disclose to any third party, other than representatives of Parent or under a confidentiality agreement, any Trade Secrets included in any material Company Intellectual Property in a way that results in the loss of intellectual property protection for such material Company Intellectual Property;
(r) cancel, terminate or modify in any material respect, or take any action that could permit cancellation, termination or material modification of, any material insurance policy;
(s) enter into any real property lease or modify, amend, renew, extend, waive, or exercise any material right or remedy under or terminate any Lease, other than (i) leases with annual payments not to exceed $100,000 individually or $500,000 in the aggregate and (ii) leases in respect of any POS Leased Real Property entered into in the ordinary course of business consistent with past practice;
(t) materially alter any existing underwriting, reserving, claim handling, loss control or actuarial practice, guideline or policy of the Company or any Company Subsidiary or any material assumption underlying any reserves or actuarial practice or policy, except as may be required by GAAP, SAP or actuarial principles;
(u) reduce or strengthen any reserves, provisions for losses or other liability amounts in respect of Insurance Contracts and assumed reinsurance Contracts, except (A) as may be required by GAAP, SAP or actuarial principles, (B) as a result of loss or exposure payments to other parties in accordance with the terms of insurance Contracts and assumed reinsurance Contracts or (C) in the ordinary course of business consistent with past practice;
(v) reduce in any material respect the budget or scope of the Company’s and the applicable Company Subsidiaries’ program for, or otherwise reduce in any material respect the resources or efforts specifically dedicated by the Company and the Company Subsidiaries to, (i) the maintenance and improvement of their respective Medicare star ratings or (ii) retrospective chart review, coding audits or the collection of prospective home assessments or patient assessment forms, in each case other than as a result of vendor-related cost savings;
(w) terminate, suspend, abrogate, amend or modify (i) any certificate of authority to conduct business as an insurance company, health care services organization, agency or service provider issued by the applicable Insurance Regulator or health regulatory Governmental Entity or (ii) any other material Authorization, in each case of (i) and (ii) in a manner material and adverse to the Company or any Company Subsidiary;
(x) acquire or dispose of any material Investment Assets in any manner inconsistent with the Investment Guidelines;
(y) materially amend or modify the Investment Guidelines; or
(z) authorize, commit or agree to take any of the foregoing actions.
Nothing contained in this Agreement shall give to Parent or Merger Sub, directly or indirectly, rights to control or direct the operation of the Company or any Company Subsidiary prior to the Closing.
SECTION 5.02. No Solicitation. (a) The Company shall not, and shall cause its subsidiaries and all of its and their respective directors, officers, employees, financial advisors, legal counsel and other agents, advisors or representatives (collectively, “Representatives”) not to, directly or indirectly, (A) solicit, initiate, encourage or facilitate any inquiries regarding, or the submission of any proposal or offer that constitutes, or would reasonably be expected to lead to, any Company Takeover Proposal, (B) solicit, initiate, encourage or participate in any discussions or negotiations regarding, or furnish to any Person (other than Parent or Merger Sub) any nonpublic information with respect to or in connection with, or take any other action to facilitate or encourage the making of, any proposal or offer that constitutes, or would reasonably be expected to lead to, any Company Takeover Proposal or (C) execute or enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, option agreement, merger agreement, joint venture agreement, partnership agreement or any other agreement, arrangement or understanding (whether or not binding) relating to any Company Takeover Proposal (a “Company Acquisition Agreement”). It is agreed that any violation of the restrictions in this Section 5.02 by any of the Company’s subsidiaries or any of its or their respective Representatives shall be a breach of this Section 5.02 by the Company.
(b) Except as set forth in Section 5.02(b) of the Company Disclosure Letter, the Company shall, and shall cause its subsidiaries and all of its and their respective Representatives to, immediately (i) cease all solicitation, encouragement, discussions and negotiations regarding any inquiry, proposal or offer pending on the date of this Agreement that constitutes, or would reasonably be expected to lead to, a Company Takeover Proposal, (ii) request the prompt return or destruction of all confidential information previously furnished to any Person in connection with a possible Company Takeover Proposal and (iii) terminate access to any physical or electronic data rooms relating to a possible Company Takeover Proposal. The Company shall not, and shall cause its subsidiaries and all of its and their respective Representatives not to, release any Person from, or waive, amend or modify any provision of, or grant any permission under any “standstill” provision or similar provision with respect to any capital stock of the Company in any agreement to which the Company or any of its subsidiaries is a party; provided that the Company Board or any committee thereof shall be permitted to grant waivers of, and not to enforce, any “standstill” or similar provision to the extent that (x) the Company Board or any committee thereof determines in good faith (after consultation with its outside counsel) that the failure to take such action would violate the directors’ fiduciary duties under applicable Law and (y) any such action by the Company Board or any committee thereof does not violate any other provision of this Section 5.02. Except to the extent otherwise permitted by the foregoing sentence, the Company shall, and shall cause its affiliates to, (i) enforce the “standstill” or similar provisions of any such agreement and (ii) immediately take all reasonable steps within their power to terminate any waiver under any such provisions that may have been heretofore granted to any Person other than Parent and any of Parent’s affiliates.
(c) Notwithstanding anything to the contrary contained in Section 5.02(a) or Section 5.02(b), at any time prior to obtaining the Company Stockholder Approval, in response to a bona fide, written Company Takeover Proposal that did not result from a material breach of this Section 5.02 and for which the Company Board or any committee thereof determines in good faith (after consultation with its outside counsel and financial advisor) that such Company Takeover Proposal constitutes or would reasonably be expected to lead to a Superior

Proposal from the Person or group submitting such bona fide, written Company Takeover Proposal and that the failure to take such action would violate the directors’ fiduciary duties under applicable Law (a “Qualifying Company Takeover Proposal”), the Company may, subject to compliance with Section 5.02(d), (A) enter into an Acceptable Confidentiality Agreement with such Person or group making the Qualifying Company Takeover Proposal and thereafter furnish information with respect to the Company to such Person or group and its Representatives pursuant to such Acceptable Confidentiality Agreement so long as the Company also provides Parent promptly, and in no event later than 24 hours after the time such information is provided or made available to such Person or group or any of its Representatives, any information furnished to such Person or group or any of its Representatives which was not previously furnished to Parent and (B) participate in discussions or negotiations with such Person or group and its Representatives regarding such Qualifying Company Takeover Proposal. The Company shall notify Parent prior to furnishing any information and/or entering into any discussions or negotiations as provided in this Section 5.02(c).
(d) The Company shall promptly, and in no event later than 24 hours after receipt thereof, (i) advise Parent in writing of the Company’s or any of its subsidiaries’ or its or their respective Representatives’ receipt of any Company Takeover Proposal or any inquiries regarding, or the submission of any proposal or offer that constitutes, or would reasonably be expected to lead to, any Company Takeover Proposal and (ii) provide to Parent an unredacted copy of any such Company Takeover Proposal or such inquiry made in writing (including any financing commitments or other agreements related thereto) (or if such Company Takeover Proposal or inquiry is not in writing, a written description of the material terms and conditions thereof) and unredacted copies of all other written materials, draft and final agreements (including all schedules and exhibits thereto) and correspondence exchanged between the Company or any of its affiliates or its or their Representatives, on the one hand, and the Person or group or its Representatives, on the other hand, making such Company Takeover Proposal or inquiry in connection with such Company Takeover Proposal or inquiry. From and after such notification, the Company shall keep Parent reasonably informed on a reasonably current basis of any material developments, discussions or negotiations regarding, or changes to the material terms and conditions of, any such Company Takeover Proposal or inquiry, including providing to Parent promptly, and in no event later than 24 hours after receipt thereof, unredacted copies of any additional proposals, counterproposals, written materials, draft and final agreements (including all schedules and exhibits thereto) and correspondence exchanged between the Company or any of its affiliates or its or their Representatives, on the one hand, and the Person or group or its Representatives, on the other hand, making such Company Takeover Proposal or inquiry in connection with such Company Takeover Proposal or inquiry.
(e) Neither the Company Board nor any committee thereof shall (i) (A) withdraw, withhold, qualify or modify in a manner adverse to Parent or Merger Sub, or propose publicly to withdraw, withhold, qualify or modify in a manner adverse to Parent or Merger Sub, the Company Board Recommendation, or authorize, resolve or agree to take any such action, (B) adopt, endorse, approve or recommend, or propose publicly to adopt, endorse, approve or recommend, or submit to the vote of any securityholders of the Company, any Company Takeover Proposal, or authorize, resolve or agree to take any such action, (C) fail to include the Company Board Recommendation in the Proxy Statement or to recommend against any Company Takeover Proposal that is a tender offer or exchange offer within 10 Business Days after the commencement thereof or (D) make any public statement inconsistent with the Company Board Recommendation (any action described in this clause (i) being referred to herein as an “Adverse Recommendation Change”) or (ii) approve, recommend, cause or permit the Company or any of its subsidiaries to enter into, or to propose to approve, recommend or enter into, any Company Acquisition Agreement (other than an Acceptable Confidentiality Agreement entered into in accordance with this Section 5.02), or authorize, resolve, agree or propose to take any such action.
(f) Notwithstanding anything to the contrary set forth in this Agreement, prior to obtaining the Company Stockholder Approval, the Company Board or any committee thereof may make an Adverse Recommendation Change if (i) the Company Board or any committee thereof determines in good faith (after consultation with its outside counsel and financial advisor) that, as a result of an Intervening Event, failure to take such action would violate the directors’ fiduciary duties under applicable Law or (ii) the Company receives a Company Takeover Proposal after the date of this Agreement that did not result from a material breach of this Section 5.02 and for which the Company Board or any committee thereof determines in good faith (after consultation with its outside counsel and financial advisor) that such Company Takeover Proposal constitutes a Superior Proposal and that the failure to take such action would violate the directors’ fiduciary duties under applicable Law; provided, however, that the Company Board and each committee thereof shall not, and shall cause the Company not to, make an Adverse Recommendation Change unless, prior to taking such action (A) the Company has provided written notice to Parent (a “Notice of Adverse Recommendation Change”) advising Parent that the Company Board or any such committee intends to take such action and the reasons therefor, (B) in the case of any Notice of Adverse Recommendation Change provided in connection with an Intervening Event, such Notice of Adverse Recommendation Change contains a reasonably detailed description of such Intervening Event, (C) in the case of any Notice of Adverse Recommendation Change provided in connection with a Company Takeover Proposal, such Notice of Adverse Recommendation Change specifies the material terms and conditions of the related Superior Proposal, identifying the Person or group making such Superior Proposal and including a copy of the most current version of the agreement or proposal and all material related documentation with respect to such Superior Proposal, (D) a period of at least four Business Days has elapsed following Parent’s receipt of such Notice of Adverse Recommendation Change (it being understood that any amendment or modification to any Company Takeover Proposal that is the basis for such proposed Adverse Recommendation Change shall require a new Notice of Adverse Recommendation Change and an additional notice period (which shall be the longer of (x) two Business Days and (y) the period remaining under the initial notice period)), (E) if requested by Parent, the Company has negotiated, and has caused its subsidiaries and its and their Representatives to negotiate, in good faith with Parent and its Representatives during such four-Business Day period (as may be extended pursuant to clause (D)) with respect to any changes to the terms of this Agreement proposed by Parent during such period and (F) taking into account any changes to the terms of this Agreement proposed by Parent, the Company Board or any committee thereof has determined in good faith (after consultation with its outside counsel and financial advisor) (1) that it would continue to violate the directors’ fiduciary duties under applicable Law not to effect the Adverse Recommendation Change and (2) with respect to the actions described in clause (ii) of this Section 5.02(f), that the Company Takeover Proposal received by the Company would continue to constitute a Superior Proposal, in each case, if such changes offered by Parent were given effect.
(g) Notwithstanding the foregoing, nothing contained in this Section 5.02 shall be deemed to relieve the Company of its obligation under Section 6.01 to submit matters to obtain the Company Stockholder Approval at the Company Stockholders Meeting; provided, however, that if the Company Board shall have made an Adverse Recommendation Change, then in submitting such matters to the Company Stockholders Meeting, the Company Board may recommend against such matters or submit such matters without recommendation, in which event the Company Board shall communicate the basis for its recommendation or lack thereof to the Company’s stockholders in the Proxy Statement or an appropriate amendment or supplement thereto to the extent it determines, after consultation with its outside legal counsel, that such action is compelled by applicable Law; provided further that nothing in this Section 5.02(g) shall affect the right of the Company to terminate this Agreement pursuant to and in accordance with Section 8.01(g).
(h) Nothing contained in this Section 5.02 will prohibit the Company from (i) taking and disclosing a position contemplated by Rule 14d-9, Rule 14e-2(a)(2) or (3) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, (ii) making any disclosure that constitutes a “stop, look and listen” communication pursuant to Section 14d-9(f) promulgated under the Exchange Act or (iii) making any disclosure to the Company’s stockholders that is required by applicable Law, which actions shall not constitute or be deemed to constitute an Adverse Recommendation Change; provided, however, that (A) any such disclosure permitted under clause (i) above that relates to a Company Takeover Proposal (other than a “stop, look and listen” communication) shall be deemed an Adverse Recommendation Change unless the Company Board expressly publicly reaffirms the Company Board Recommendation in connection with such disclosure and (B) any Adverse Recommendation Change may only be made in accordance with Section 5.02(f).
ARTICLE VI

Additional Agreements
SECTION 6.01. Company Stockholders Meeting; Preparation of the Proxy Statement. (a) Subject to Section 6.01(b), the Company shall take all necessary actions in accordance with applicable Law, the Company Articles and the Company Bylaws and the rules and regulations of NYSE to duly call, give notice of, convene and hold a meeting of its stockholders (including any adjournment, recess or postponement thereof, the “Company Stockholders Meeting”) for the purpose of obtaining the Company Stockholder Approval as soon as reasonably practicable after the SEC confirms that it will not review or that it has no further comments on the Proxy Statement, including (i) establishing a record date for such Company Stockholders Meeting promptly after the date on which the SEC confirms that it will not review or that it has no further comments on the Proxy Statement (the “Company Record Date”) and (ii) duly convening and holding the Company Stockholders Meeting no later than 45 days after the Company Record Date. Unless the Company Board has made an Adverse Recommendation Change pursuant to Section 5.02, the Company shall use reasonable best efforts to solicit and obtain the Company Stockholder Approval, including engaging a proxy solicitation firm for the purpose of assisting in the solicitation of proxies for the Company Stockholders Meeting. The Company may, after consultation with Parent, adjourn, recess or postpone the Company Stockholders Meeting only (i) to the extent required by applicable Law to ensure that any required supplement or amendment to the Proxy Statement is provided to the stockholders of the Company within a reasonable amount of time in advance of the Company Stockholders Meeting, (ii) to the extent required by a court of competent jurisdiction in connection with any Proceedings in connection with this Agreement or the Transactions, (iii) if, as of the time for which the Company Stockholders Meeting is originally scheduled (as set forth in the Proxy Statement), there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders Meeting or Parent reasonably believes that the Company will not receive proxies sufficient to obtain the Company Stockholder Approvals, whether or not a quorum is present, or (iv) the Company Board or any committee thereof determines in good faith (after consultation with its outside counsel) that the failure to adjourn, recess or postpone the Company Stockholders Meeting would violate the directors’ fiduciary duties under applicable Law. Notwithstanding the foregoing, the Company shall not adjourn, recess or postpone the Company Stockholders Meeting to a date that is (x) more than 30 days after the date on which the Company Stockholders Meeting was originally scheduled or (y) less than five Business Days prior to the Outside Date, in the case of each of (x) and (y) without the prior written consent of Parent. Unless the Company Board has made an Adverse Recommendation Change in accordance with Section 5.02, the Company shall keep Parent updated with respect to proxy solicitation results as reasonably requested by Parent.
(b) As promptly as reasonably practicable (but in any event no later than 20 Business Days) after the execution of this Agreement, the Company shall prepare the Proxy Statement in preliminary form and file it with the SEC. Subject to Section 5.02, the Company Board shall include the Company Board Recommendation in the Proxy Statement. Parent shall provide to the Company all information concerning Parent and Merger Sub as may be reasonably requested by the Company in connection with the Proxy Statement and shall otherwise assist and cooperate with the Company in the preparation of the Proxy Statement and the resolution of any comments thereto received from the SEC. Each of the Company, Parent and Merger Sub shall promptly correct any information with respect to it or provided by it for use in the Proxy Statement if and to the extent, in the absence of such a correction, the Proxy Statement would contain a misstatement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company shall disseminate such correction to the stockholders of the Company, as determined by the Company after consultation with Parent. The Company shall notify Parent promptly upon the receipt of any comments (whether written or oral) from the SEC and of any request (whether written or oral) by the SEC for amendments or supplements to the Proxy Statement and shall promptly supply Parent with copies of all such comments, requests and any other written correspondence between the Company or any of its Representatives, on the one hand, and the SEC, on the other hand, with respect to the Proxy Statement. The Company shall use its reasonable best efforts to respond as promptly as reasonably practicable to any comments received from the SEC concerning the Proxy Statement and to resolve such comments with the SEC, and shall use its reasonable best efforts to cause the Proxy Statement to be disseminated to its stockholders as promptly as reasonably practicable after the resolution of any such comments or after the SEC confirms that it will not review the Proxy Statement. Prior to the filing of the Proxy Statement (or any amendment or supplement thereto) or any dissemination thereof to the stockholders of the Company, or responding to any comments from the SEC with respect thereto, the Company shall provide Parent and its counsel with a reasonable opportunity to review and to comment on such document or response, which comments the Company shall consider in good faith.
SECTION 6.02. Access to Information; Confidentiality. Except if prohibited by any applicable Law, the Company shall, and shall cause each of the Company Subsidiaries to, afford to Parent and its Representatives reasonable access during normal business hours, upon reasonable advance notice, during the period prior to the Effective Time to all their respective properties, books and records, Contracts and personnel and, during such period, the Company shall, and shall cause each Company Subsidiary to, furnish, as promptly as reasonably practicable, to Parent (A) copies of all correspondence between the Company or any Company Subsidiary and any other party to a Contract with regard to any Consent that is actually or purportedly required to be taken or obtained with respect to such Contract in connection with the announcement, pendency or consummation of the Transactions and (B) all other information concerning its business, properties and personnel as Parent may reasonably request, including information regarding the status and substance of any negotiations with any Governmental Entity relating to changes in the rates or other terms of any existing Contract with such Governmental Entity; provided, however, that neither the Company nor any of the Company Subsidiaries shall be obligated to provide such access or information if the Company or the Company Subsidiary, as applicable, determines in its reasonable judgment that doing so would (i) violate applicable Law or an applicable Judgment, (ii) waive the protection of attorney-client privilege, attorney work product protection or other legal privilege or (iii) in light of COVID-19 or any COVID-19 Measures, jeopardize the health or safety of any employee of the Company, and in any such event, the Company shall, and shall cause the applicable Company Subsidiary to, use reasonable best efforts to communicate, to the extent feasible, the applicable information in a way that would not result in any of the outcomes described in the foregoing clauses (i), (ii) and (iii), including by entering into a joint defense agreement, “clean team” agreement, common interest agreement or other similar arrangement. Any in-person visits conducted pursuant to this Section 6.02 shall be conducted in accordance with any applicable COVID-19 Measures and shall be conducted in such a manner as to not interfere unreasonably with the conduct of the business of the Company and the Company Subsidiaries. All information exchanged pursuant to this Section 6.02 shall be subject to the confidentiality letter agreement dated April 7, 2021, between the Company and Parent (as amended or supplemented from time to time, the “Confidentiality Agreement”). Prior to the Effective Time, Parent, Merger Sub and their Representatives shall not have the right to conduct environmental testing or sampling at any of the facilities or properties of the Company or any of its subsidiaries. No investigation by Parent or its Representatives shall affect or be deemed to modify or waive the representations and warranties of the Company set forth in this Agreement.
SECTION 6.03. Consents and Approvals. (a) Upon the terms and subject to the conditions set forth in this Agreement, each party shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to cause the conditions to Closing to be satisfied as promptly as reasonably practicable and to consummate and make effective, in the most expeditious manner reasonably practicable, the Transactions, including (i) obtaining all necessary or advisable Consents from, making all necessary registrations, declarations and filings with and taking all reasonable steps as may be necessary to obtain a Consent from or avoid a Proceeding by any Governmental Entity or other third party with respect to this Agreement or the Transactions, (ii) furnishing all information required to be furnished in connection with obtaining any Consents from or making any filings with any Governmental Entity or other third party, and promptly cooperating with and furnishing information in connection with any such requirements imposed upon any party or any of their respective subsidiaries in connection with this Agreement or the consummation of the Transactions, (iii) executing and delivering any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of this Agreement and (iv) defending or contesting in good faith any Proceeding brought by a third party that could otherwise prevent or impede, interfere with, hinder or delay in any material respect the consummation of the Transactions, in the case of each of clauses (i) through (iv), other than with respect to Consents, registrations, declarations, filings, instruments and Proceedings relating to or under applicable Antitrust Laws, Health Care Laws and Insurance Laws, which are subject to Sections 6.03(c) and 6.03(d). Notwithstanding anything to the contrary set forth in this Agreement, with respect to any Consent, none of Parent, Merger Sub or any of their respective subsidiaries shall be required to, and the Company and the Company Subsidiaries shall not, without the prior written consent of Parent, pay or agree to pay any amount as consideration therefor to, or grant or agree to grant any financial, contractual or other concession in favor of, the Person from whom such Consent is sought, other than (i) filing and processing fees and (ii) any such payment or concession that is solely applicable to the Company and the Company Subsidiaries (a “Company Concession”) and, when taken together with all Company Concessions and Company Restrictions, is de minimis to the Company and the Company Subsidiaries, taken as a whole.
(b) Subject to Section 6.03(c), Parent shall use its reasonable best efforts to take, or cause to be taken, all actions necessary to assist the Company in obtaining all consents and approvals under the BCBSA License Agreements, including any other transfer or change of control consents or approvals of the BCBSA needed as a result of this Agreement, the Merger or the other Transactions. Parent shall use its reasonable best efforts to cooperate in all respects with the Company in connection with any filings or submissions requested or required by the BCBSA.

(c) Each party agrees to (i) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act within 30 days after the date of this Agreement, unless otherwise mutually agreed to by the parties, and to make any other required filings pursuant to applicable Antitrust Laws, Health Care Laws or Insurance Laws with respect to the Transactions as promptly as reasonably practicable and advisable following the date hereof, including Form A, Form E, “material modification” or similar change of control applications to be filed in each jurisdiction where required by applicable Health Care Laws or Insurance Laws with respect to the Transactions, (ii) supply as promptly as practicable and advisable any additional information and documentary material that may be requested by any Governmental Entity with competent jurisdiction, including pursuant to the HSR Act or any other applicable Antitrust Laws, Health Care Laws or Insurance Laws, (iii) cooperate with any investigation, review or other inquiry by or before a Governmental Entity of competent jurisdiction relating to the Transactions and (iv) use reasonable best efforts to take or cause to be taken all other actions necessary to cause as promptly as reasonably practicable the expiration or termination of the applicable waiting periods under the HSR Act and any other applicable Antitrust Laws and to obtain as promptly as reasonably practicable all consents under any applicable Antitrust Laws, Health Care Laws and Insurance Laws that may be required by the United Stated Federal Trade Commission (the “FTC”), the United States Department of Justice (the “DOJ”) or any other Governmental Entity with competent jurisdiction, so as to enable the parties to consummate the Transactions without delay. In furtherance and not in limitation of the foregoing, each party shall use reasonable best efforts to take or cause to be taken as promptly as practicable all actions necessary to resolve objections, if any, as may be asserted with respect to the Transactions under any applicable Antitrust Law, Health Care Laws or Insurance Laws; provided, however, without the prior written consent of each party, none of Parent, Merger Sub or Company shall be required to defend any lawsuit brought by a Governmental Entity or other adjudicatory action initiated by or at the behest of a Governmental Entity (and not upon the filing of a claim, challenge or complaint by any Person other than such Governmental Entity), in each case, seeking to either (i) restrain, enjoin, prevent, prohibit, or otherwise make illegal the consummation of the Merger or the other Transactions or (ii) impose a Burdensome Condition (as defined below). Notwithstanding anything to the contrary set forth in this Agreement, nothing contained in this Section 6.03 shall require Parent, Merger Sub or any of their respective subsidiaries to, and the Company and the Company Subsidiaries shall not, without the prior written consent of Parent, propose, negotiate, effect or agree to, or execute any settlements, undertakings, consent decrees, stipulations or other agreements with any Governmental Entity (including ASES) or with any other Person (including the BCBSA) obligating Parent, the Company or any of their respective subsidiaries to, (i) sell, divest, license or otherwise convey or hold separate any asset or business of Parent, the Company or any of their respective subsidiaries, (ii) terminate or alter any existing relationship, contractual right or obligation of Parent, the Company or any of their respective subsidiaries, (iii) create any relationship, contractual right or obligation, including any payment obligation (other than customary filing fees), of Parent, the Company or any of their respective subsidiaries or (iv) implement any limitations or restrictions on the ability of Parent, Merger Sub or any of their respective subsidiaries to hold and exercise full rights of ownership of any Equity Interests in the Surviving Corporation, including the right to vote such Equity Interests, or to effectively control the business or operations of the Company or any of the Company Subsidiaries, in each case other than any action or condition described in the immediately preceding clauses (i)-(iv) that applies solely to the Company and the Company Subsidiaries (a “Company Restriction”) and, when taken together with all Company Concessions and Company Restrictions, is de minimis to the Company and the Company Subsidiaries, taken as a whole (a “De Minimis Company Restriction”). The term “Burdensome Condition” shall mean any action or condition described in clauses (i)-(iv) of the immediately preceding sentence other than any De Minimis Company Restriction.
(d) Each of Parent and the Company shall (i) cooperate in all respects with each other in connection with any filing or submission with a Governmental Entity by any Person in connection with the Transactions, and in connection with any investigation or other inquiry by or before a Governmental Entity relating to the Transactions, including any proceeding initiated by a private party, including furnishing to the other party such necessary information and reasonable assistance as the other party may request in connection with its preparation of any filing or submission which is necessary under any applicable Antitrust Laws, Health Care Laws and Insurance Laws, (ii) give the other party reasonable prior notice of any such filings or submissions and, to the extent reasonably practicable, of any communication with, and any inquiries or requests for additional information from, the FTC, the DOJ, the OCI and any other Governmental Entity regarding the Merger or any of the other Transactions, and permit the other party to review and discuss in advance, and consider in good faith the views of, and secure the participation of, the other party in connection with, any such filings, submissions, communications, inquiries or requests, (iii) unless prohibited by applicable Law or by the applicable Governmental Entity, and to the extent reasonably practicable, (A) not participate in or attend any meeting, or engage in any substantive conversation, with any Governmental Entity in respect of the Merger or any of the other Transactions without the other party, (B) give the other party reasonable prior notice of any such meeting or conversation, (C) in the event one party is prohibited by applicable Law or by the applicable Governmental Entity from participating in or attending any such meeting or engaging in any such conversation, keep such party apprised with respect thereto, (D) cooperate with one another in the filing of any substantive memoranda, white papers, filings, correspondence or other written communications explaining or defending this Agreement, the Merger or any of the other Transactions, articulating any regulatory or competitive argument or responding to requests or objections made by any Governmental Entity and (E) furnish the other party with copies of all filings, submissions, correspondence and communications (and memoranda setting forth the substance thereof) between it and its affiliates and their respective Representatives, on the one hand, and any Governmental Entity or members of any Governmental Entity’s staff, on the other hand, with respect to this Agreement, the Merger and the other Transactions, (iv) comply with any inquiry or request from the FTC, the DOJ, the OCI or any other Governmental Entity as promptly as reasonably practicable and (v) consult with one another in connection with any inquiry, hearing, investigation, Proceeding or litigation by, or negotiations with, any Governmental Entity relating to this Agreement, the Merger or any of the other Transactions, including the scheduling of, and strategic planning for, any meetings with any Governmental Entity relating thereto. Any such additional information shall be in substantial compliance with the requirements of applicable Law, including applicable Antitrust Laws, Health Care Laws and Insurance Laws, as the case may be. Notwithstanding anything in this Agreement to the contrary, Parent shall, on behalf of the parties, control and lead all communications and strategy for dealing with the FTC, the DOJ, the OCI and any other Governmental Entity with respect to the HSR Act and any other applicable Law, including Antitrust Laws, Health Care Laws or Insurance Laws.
(e) In addition to and without limiting any of the parties’ respective obligations in this Section 6.03, the Company and the Company Board shall (i) take all action necessary to ensure that no state or territorial takeover statute, “business combination”, “control share acquisition”, “fair price”, “moratorium” or similar Law is or becomes applicable to any Transaction or this Agreement and (ii) if any state or territorial takeover statute, “business combination”, “control share acquisition”, “fair price”, “moratorium” or similar Law becomes applicable to any Transaction or this Agreement, take all action necessary to ensure that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Transactions and this Agreement.
SECTION 6.04. Equity Awards. Prior to the Effective Time, the Company Board (or, if appropriate, any committee administering the Company Stock Plan) shall adopt such resolutions and take such other actions (including obtaining any required consents) as may be required to effect the following:
(a) Equity Awards Granted Prior to the Date of this Agreement.
(i) at the Effective Time, each Company RSA outstanding as of the date of this Agreement and immediately prior to the Effective Time, whether or not vested, will be converted, in full satisfaction of the rights of the holder thereof and without any action on the part of such holder, into the right to receive the Merger Consideration, without interest;
(ii) at the Effective Time, each award of Company PSUs outstanding as of the date of this Agreement and immediately prior to the Effective Time, whether or not vested, will be canceled and converted, in full satisfaction of the rights of the holder thereof and without any action on the part of such holder, into the right to receive an amount in cash equal to the product of (A) the Merger Consideration and (B) the number of shares of Company Common Stock covered by each such award immediately prior to the Effective Time, determined based on target performance; and
(iii) at the Effective Time, each award of Company RSUs outstanding as of the date of this Agreement and immediately prior to the Effective Time, whether or not vested, will be canceled and converted, in full satisfaction of the rights of the holder thereof and without any action on the part of such holder, into the right to receive an amount in cash equal to the product of (A) the Merger Consideration and (B) the number of shares of Company Common Stock covered by such award as of immediately prior to the Effective Time.
(b) Equity Awards Granted Following the Date of this Agreement. At the Effective Time, each award of Company RSUs or Company PSUs granted following the date of this Agreement and outstanding immediately prior to the Effective Time, whether or not vested, will be canceled and converted, in full satisfaction of the rights of the holder thereof and without any action on the part of such holder, into the right to receive an amount in cash equal to the product of (i) the Merger Consideration and (ii) the number of shares of Company Common Stock covered by such award as of immediately prior to the Effective Time (determined, in the case of Company PSUs, based on target performance), payable on the date the award of Company RSUs or Company PSUs, respectively, would have otherwise vested pursuant to its vesting schedule, subject to the holder’s continuing employment as of each such vesting date or as otherwise provided in and pursuant to the terms and conditions of the award agreements for such Company RSUs and Company PSUs, which terms and conditions shall be no more favorable than those with respect to awards granted prior to the date of this Agreement.
(c) All amounts payable pursuant to this Section 6.04 shall be subject to any required withholding of Taxes and shall be paid without interest as soon as practicable following the applicable payment date specified herein, and may be paid through the payroll system of the Surviving Corporation.
(d) The Company shall ensure that, following the Effective Time, no current or former participant in any Company Stock Plan or other Company Benefit Plan shall have any right thereunder to acquire any capital stock of the Company, any Company Subsidiary or the Surviving Corporation and its subsidiaries or any other equity interest therein.
SECTION 6.05. Continuing Employee Matters. (a) For a period from the Effective Time through the first anniversary of the Effective Time, each employee of the Company or a Company Subsidiary who remains in the employment of the Surviving Corporation and its subsidiaries (the “Continuing Employees”) shall receive from the Surviving Corporation or a subsidiary (i) a base salary, wage or commission rate at least equal to the base salary, wage or commission rate provided to such Continuing Employee by the Company or such Company Subsidiary immediately prior to the Effective Time, (ii) incentive compensation opportunities no less favorable than the incentive compensation opportunities provided to such Continuing Employee by the Company or such Company Subsidiary immediately prior to the Effective Time (including the target value of annual equity-based compensation awards historically granted to such Continuing Employee prior to the Effective Time, but excluding any one-time, special or transaction-related incentive compensation opportunities), which incentive compensation opportunities will be subject to the terms and conditions of Parent’s incentive compensation programs and (iii) other employee benefits that are no less favorable in the aggregate to the benefits provided by the Company or any Company Subsidiary to such Continuing Employee immediately prior to the Effective Time; provided that, for the avoidance of doubt, neither Parent nor the Surviving Corporation nor any of Parent’s subsidiaries shall have any obligation to issue, or adopt any plans or arrangements providing for the issuance of, Equity Interests to any Continuing Employee. Unless as otherwise provided herein, nothing in this Agreement shall confer upon any Continuing Employee any right to continue in the employ or service of Parent, the Surviving Corporation or any affiliate of Parent, or shall interfere with or restrict in any way the rights of Parent, the Surviving Corporation or any affiliate of Parent, which rights are hereby expressly reserved, to discharge or terminate the services of any Continuing Employee, at any time, for any reason whatsoever, with or without cause.
(b) With respect to any “employee benefit plan,” as defined in Section 3(3) of ERISA, or other benefit plan or arrangement maintained by Parent or its affiliates in which any Continuing Employee is eligible to participate on or after the Effective Time, as of the Effective Time, Parent shall cause the Surviving Corporation to recognize the service of each Continuing Employee with the Company or any Company Subsidiary (as well as service with any predecessor employer) as if such service had been performed with Parent as of the Effective Time for all purposes under any benefit plan maintained by Parent (other than (i) any post-employment health or post-employment welfare plan or defined benefit pension plan or (ii) any severance plan to the extent a Continuing Employee is covered under another severance arrangement with the Company (excluding any severance payable pursuant to applicable Law)) (in each case, solely to the extent that Parent makes such plan or program available to employees of the Surviving Corporation and not in any case where such credit would result in duplication of benefits for the same period of service), but not for purposes of any other employee benefit plan of Parent.
(c) With respect to any health and welfare plan maintained by Parent or its affiliates in which Continuing Employees are eligible to participate after the Effective Time, Parent shall, and shall cause its affiliates, including the Surviving Corporation, to, use reasonable best efforts to (i) waive, or cause to be waived, all limitations as to preexisting conditions or exclusions, actively-at-work requirements and waiting periods with respect to participation and coverage requirements applicable to each Continuing Employee (and his or her eligible dependents) to the extent such conditions and exclusions were satisfied or did not apply to such employees under the welfare plans of the Company prior to the Effective Time and (ii) provide each Continuing Employee with credit for any co-payments, deductibles and similar expenses incurred by each Continuing Employee (and his or her eligible dependents) during the calendar year in which the Effective Time occurs in satisfying any analogous deductible or out-of-pocket requirements to the extent applicable under the relevant benefit plan in which each Continuing Employee (and his or her eligible dependents) will be eligible to participate from and after the Effective Time.
(d) Without limiting the generality of Section 9.07, this Section 6.05 shall be binding upon, and shall inure solely to the benefit of each of the parties to this Agreement and their respective successors and assigns, and nothing in this Section 6.05, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever (including any right to continued employment by or services with Parent, the Company, the Surviving Corporation, or any of their respective subsidiaries) under or by reason of this Section 6.05. Nothing contained herein shall be construed as requiring, and the Company shall take no action that would have the effect of requiring, Parent or the Surviving Corporation to continue any specific plans, programs, policies, arrangements, agreements or understandings or to continue the employment of any specific person. Furthermore, no provision of this Agreement shall be construed as prohibiting or limiting the ability of Parent or the Surviving Corporation to amend, modify or terminate any plans, programs, policies, arrangements, agreements or understandings of Parent, the Company or the Surviving Corporation and nothing therein shall be construed as an amendment to any such plan, program, policy, arrangement, agreement or understanding for any purpose.
SECTION 6.06. Indemnification. (a) Parent shall assume the obligations with respect to all rights to indemnification, advancement of expenses and exculpation from liabilities, for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers (the “Indemnified Persons”) of the Company or any Company Subsidiary as provided in (and solely to the extent as may be provided by the Company or the applicable Company Subsidiary pursuant to) the Company Articles, the Company Bylaws, the organizational documents of any Company Subsidiary or any indemnification agreement between such Indemnified Person and the Company or any Company Subsidiary (in each case, as in effect on the date hereof and, in the case of any indemnification agreement, as set forth in Section 6.06(a) of the Company Disclosure Letter and of which the Company has made available to Parent true, correct and complete copies), without further action, as of the Effective Time, and such obligations shall survive the Merger and shall continue in full force and effect in accordance with their terms. For the avoidance of doubt, the applicable rights of indemnification and exculpation contemplated by this Section 6.06 and pursuant to the terms of the Company Articles or Company Bylaws as in effect at or immediately prior to the Effective Time shall not be impaired by any modification of such terms in any amendment or restatement of such Company Articles or Company Bylaws following the Effective Time (including in connection with the filing of the PR Certificate of Merger and the DE Certificate of Merger).
(b) Parent shall obtain, or shall cause the Surviving Corporation to obtain, at or prior to the Effective Time, a prepaid (or “tail”) directors’ and officers’ liability insurance policy in respect of acts or omissions occurring at or prior to the Effective Time, covering each Person currently covered by the Company’s or any Company Subsidiary’s directors’ and officers’ liability insurance policies, with coverage for six years following the Effective Time on terms with respect to such coverage and amounts no less favorable to the insureds than those of such policy in effect immediately prior to the Effective Time; provided, however, that in no event shall Parent or the Surviving Corporation be required to expend pursuant to this Section 6.06(b) an amount in excess of 300% of the most recent annual premium paid by the Company or any Company Subsidiary for such insurance for its current fiscal year (such 300% threshold, the “Maximum Premium”); provided further that, if the amount necessary to procure such prepaid (or “tail”) insurance coverage exceeds such Maximum Premium, Parent or the Surviving Corporation, as the case may be, shall only be obligated to provide as much coverage as may be obtained for such Maximum Premium. The Company may, prior to the Effective Time, purchase for an aggregate amount not to exceed the Maximum Premium, a six-year prepaid (or “tail”) policy on terms and conditions providing at least substantially equivalent benefits as the current policies of directors’ and officers’ liability insurance maintained by the Company and the Company Subsidiaries in respect of acts or omissions occurring at or prior to the Effective Time. If such prepaid (or “tail”) policy has been obtained by the Company, it shall be deemed to satisfy all obligations to obtain insurance pursuant to this Section 6.06(b) and the Surviving Corporation shall use its reasonable best efforts to cause such policy to be maintained in full force and effect, for its full term, and to honor all of its obligations thereunder.

(c) In the event that Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, in each such case, Parent or the Surviving Corporation shall make proper provision so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, or at Parent’s option, Parent, assume the obligations set forth in this Section 6.06.
SECTION 6.07. Fees and Expenses. (a) Except as set forth in Section 6.06, this Section 6.07 and Section 6.09, all fees and expenses incurred in connection with this Agreement, the Merger and the other Transactions shall be paid by the party incurring such fees or expenses, whether or not the Merger and the other Transactions are consummated.
(b) In the event that:
(i) the Company terminates this Agreement pursuant to Section 8.01(g),
(ii) Parent terminates this Agreement pursuant to Section 8.01(d) or would have been entitled to terminate this Agreement pursuant to Section 8.01(d) prior to or at the time the Company terminates this Agreement pursuant to Section 8.01(b)(i) or 8.01(b)(iii) or
(iii) (A) after the date of this Agreement, a Company Takeover Proposal from a third party is made, proposed or communicated to the Company Board or management, or is publicly made, proposed or communicated or otherwise becomes publicly known, or any Person or group publicly proposes or announces an intention to make a Company Takeover Proposal and, in each case, not publicly withdrawn prior to the event that gives rise to the applicable termination right, by a third party, (B) thereafter this Agreement is terminated by either Parent or the Company pursuant to Section 8.01(b)(i) or 8.01(b)(iii), or by Parent pursuant to Section 8.01(c) and (C) within 12 months of such termination (1) any transaction included within the definition of Company Takeover Proposal is consummated or (2) the Company or any Company Subsidiary enters into a definitive agreement providing for the consummation of any transaction within the definition of Company Takeover Proposal, in each case whether or not involving the same Company Takeover Proposal or the Person or group making the Company Takeover Proposal referred to in clause (A); provided that for purposes of clause (C), the term “Company Takeover Proposal” shall have the meaning assigned to such term in Section 9.03, except that all references to “15%” in such definition shall be deemed references to “50%”, then the Company shall pay to Parent (or its designee) a fee of $17,985,000 (the “Company Termination Fee”). Any fee due under this Section 6.07(b) shall be paid by wire transfer of same-day funds to an account designated by Parent (1) in the case of clause (i) above, prior to or simultaneously with such termination of this Agreement, (2) in the case of clause (ii) above, within five Business Days after the date of such termination of this Agreement and (3) in the case of clause (iii) above, within five Business Days after the earlier of (x) the date of the consummation of the applicable transaction referred to in clause (C)(1) thereof and (y) the date of entry into the definitive agreement referred to in clause (C)(2) thereof. The parties hereto acknowledge and agree that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion, whether or not the Company Termination Fee may be payable under more than one provision of this Agreement at the same or at different times and the occurrence of different events. If the Company Termination Fee becomes payable in accordance with this Section 6.07, the payment to Parent or its designee of the Company Termination Fee shall be the sole and exclusive remedy of Parent and Merger Sub for any loss suffered by Parent or Merger Sub as a result of the failure of the Transactions to be consummated and, upon such payment in accordance with this Section 6.07, the Company shall not have any further liability or obligation relating to or arising out of this Agreement or the Transactions, except in the case of fraud or willful or intentional breach of this Agreement by the Company.
(c) In the event that:
(i) the Company or Parent terminates this Agreement pursuant to Section 8.01(b)(i) and, at the time of such termination, (A) one or more of the conditions set forth in Section 7.01(a) (but only if the applicable Legal Restraint relates to the matters set forth in Section 7.01(b)), Section 7.01(b), Section 7.02(d), Section 7.02(e) or Section 7.02(f) was not satisfied (or, in the case of Section 7.02(d), Section 7.02(e) or

Section 7.02(f), was not waived by Parent) and (B) all other conditions set forth in Article VII have been satisfied (or, to the extent permitted by Law, waived by the parties entitled thereto) (or in the case of conditions which by their nature are to be satisfied at the Closing, were capable of being satisfied as of such time),
(ii) the Company or Parent terminates this Agreement pursuant to Section 8.01(b)(ii) (but only if the applicable Legal Restraint relates to the matters set forth in Section 7.01(b)),
(iii) Parent terminates this Agreement pursuant to Section 8.01(f), or
(iv) the Company or Parent terminates this Agreement pursuant to Section 8.01(h), then Parent shall pay to the Company (or its designee) a fee of $17,985,000 (the “Parent Termination Fee”). Any Parent Termination Fee due under this Section 6.07(c) shall be paid by wire transfer of same-day funds to an account designated by the Company within five Business Days after the date of such termination of this Agreement. The parties hereto acknowledge and agree that in no event shall Parent be required to pay the Parent Termination Fee on more than one occasion, whether or not the Parent Termination Fee may be payable under more than one provision of this Agreement at the same time or at different times and the occurrence of different events. If the Parent Termination Fee becomes payable in accordance with this Section 6.07, the payment to the Company or its designee of the Parent Termination Fee shall be the sole and exclusive remedy of the Company for any loss suffered by the Company as a result of the failure of the Transactions to be consummated and, upon such payment in accordance with this Section 6.07, neither Parent nor Merger Sub shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions, except in the case of fraud or willful or intentional breach of this Agreement by Parent or Merger Sub, as applicable.
(d) The Company and Parent acknowledge and agree that the agreements contained in Section 6.07(b) and 6.07(c) are an integral part of the Transactions, and that, without these agreements, the Company and Parent would not enter into this Agreement. Accordingly, if the Company fails to promptly pay any amount due pursuant to Section 6.07(b) or if Parent fails to promptly pay any amount due pursuant to Section 6.07(c) (any such amount, a “Payment”), and in order to obtain such Payment, the party entitled to receive such Payment (the “Recipient”) commences a Proceeding against the party obligated to make such Payment (the “Payor”) that results in a Judgment in the Recipient’s favor for such payment, the Payor shall pay to the Recipient its costs and expenses (including attorneys’ fees and expenses) in connection with such Proceeding, together with interest on the amount of such Payment from the date such Payment was required to be made until the date of payment at the prime rate as published in The Wall Street Journal in effect on the date such Payment was required to be made.
(e) Each of Parent and the Company shall comply with the provisions of Section 6.07(e) of the Company Disclosure Letter.
SECTION 6.08. Public Announcements. Except with respect to any Adverse Recommendation Change made in accordance with the terms of this Agreement or Company Takeover Proposal, Parent and the Company shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the Transactions, including the Merger, and shall not issue any such press release or make any such public statement without the prior written consent of the other party (not to be unreasonably withheld, conditioned or delayed), except in each case (i) as required by applicable Law or court process, (ii) by obligations pursuant to the rules and regulations of any national securities exchange or national securities quotation system, or (iii) for statements that are not inconsistent with previous press releases, public disclosures or public statements made by Parent or the Company. Each of Parent and the Company shall consult with each other before issuing, and give the other a reasonable opportunity to review and comment upon, any employee communication programs or internal announcements with respect to the Transactions. The parties agree that the initial press release to be issued with respect to the Transactions shall be in the form heretofore agreed to by the parties.
SECTION 6.09. Tax Matters. The Company shall cooperate with Merger Sub and Parent in preparing, executing and filing any Tax Returns with respect to stock transfer, real estate transfer, documentary, stamp, recording and other similar Taxes incurred in connection with the Transactions. The Company shall and shall cause Triple-S Blue Inc., I.I. to cooperate with Merger Sub and Parent to take all actions necessary or required under the Tax Grant, the

Incentive Law and any other applicable Law or custom, in each case, to preserve the availability of the Tax Grant following the Transactions, including notifying any applicable Governmental Entity of the Transactions or obtaining, prior to the Effective Time, any approval from an applicable Governmental Entity required in connection with the Transactions.
SECTION 6.10. Stockholder Litigation. From the date of this Agreement and until the termination of this Agreement in accordance with Article VIII hereof, the Company shall promptly advise Parent of any Proceeding commenced or, to the knowledge of the Company, threatened by a stockholder or holder of any Equity Interests of the Company against the Company or its directors or executive officers relating to the Merger or any of the other Transactions, and shall keep Parent reasonably informed, consult with Parent regarding and give Parent the opportunity to participate, but not control, the defense and settlement of any such Proceeding. Without limiting the generality of the foregoing, neither the Company nor any of the Company Subsidiaries, nor any of their respective Representatives, shall agree to or propose any settlement of any such Proceeding without Parent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).
SECTION 6.11. Section 16 Matters. From and after the date hereof and until the Effective Time, the Company shall take all actions as may be required to cause any dispositions of Equity Interests of the Company in connection with this Agreement and the Transactions by each individual who is a director or officer of the Company subject to Section 16 of the Exchange Act immediately prior to the Effective Time to be exempt under Rule 16b-3 promulgated under the Exchange Act.
SECTION 6.12. Merger Sub and Surviving Corporation Compliance. Parent shall cause Merger Sub or the Surviving Corporation, as applicable, to comply with all of its respective obligations under this Agreement, and Merger Sub shall not engage in any material activities of any nature except in connection with the Transactions and as provided in or contemplated by this Agreement (or ancillary hereto).
SECTION 6.13. Advice of Changes. The Company and Parent shall each promptly advise the other party (i) of any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Transactions and (ii) upon receiving any communication from any Governmental Entity or third party whose consent or approval is required for consummation of the Transactions that causes such party to believe that there is a reasonable likelihood that any such consent or approval will not be obtained or that the receipt of any such consent or approval will be materially delayed. The Company shall as promptly as reasonably practicable notify Parent of any notice or other communication from any party to any Specified Contract to the effect that such party has terminated or intends to terminate or otherwise adversely modify its relationship with the Company or any of the Company Subsidiaries as a result of the Transactions.
ARTICLE VII

Conditions Precedent to the Merger
SECTION 7.01. Conditions to Each Party’s Obligation. The respective obligation of each party to effect the Merger is subject to the satisfaction (or, to the extent permitted by applicable Law, waiver by the parties entitled thereto) on or prior to the Closing Date of the following conditions:
(a) No Legal Restraints. No applicable Law, Judgment, other legal restraint or prohibition (in each case whether temporary, preliminary or permanent in nature) or binding order or determination by any Governmental Entity (collectively, the “Legal Restraints”) restraining, enjoining, preventing, prohibiting or otherwise making illegal the consummation of the Merger shall be in effect;
(b) Required Approvals. (i) The expiration or termination of any applicable waiting period (including any extension thereof) under the HSR Act shall have occurred, (ii) all other Antitrust Approvals shall have been obtained and (iii) all Specified Regulatory Approvals shall have been obtained; and
(c) Company Stockholder Approval. The Company Stockholder Approval shall have been obtained.
SECTION 7.02. Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction (or, to the extent permitted by Law, waiver by Parent and Merger Sub) on or prior to the Closing Date of the following conditions:
(a) Representations and Warranties of the Company. The representations and warranties of the Company (i) set forth in Section 3.15(a) (Absence of Certain Changes or Events) shall be true and correct in all respects at and as of the Closing Date as though made at and as of such date, (ii) set forth in Section 3.02 (Capital Structure) (other than the last sentence of Section 3.02(d) and Section 3.02(f)) shall be true and correct (for purposes of determining the satisfaction of this condition, without regard to any “materiality”, “Company Material Adverse Effect” or similar qualifications and exceptions contained therein) at and as of the Closing Date as though made at and as of such date (except to the extent such representation and warranty expressly relates to a specified date (in which case at and as of such specified date)) except for any de minimis inaccuracies, (iii) set forth in the first and third sentences of Section 3.01 (Organization, Standing and Power), Section 3.03 (Company Subsidiaries, Equity Interests) (other than the last sentence of Section 3.03(c)), Section 3.04 (Authority; Execution and Delivery; Enforceability) or Section 3.26 (Brokers and Other Advisors) shall be true and correct in all material respects, at and as of the Closing Date as though made at and as of such date (except to the extent such representation and warranty expressly relates to a specified date (in which case at and as of such specified date)) and (iv) set forth in Article III other than those specified in the foregoing clauses (i), (ii) and (iii) shall be true and correct (for purposes of determining the satisfaction of this condition, without regard to any “materiality”, “Company Material Adverse Effect” or similar qualifications and exceptions contained therein) at and as of the Closing Date as though made at and as of such date (except to the extent such representation and warranty expressly relates to a specified date (in which case at and as of such specified date)), other than for such failures to be true and correct that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;
(b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time;
(c) No Company Material Adverse Effect. Since the date of this Agreement, there shall not have been any change, event, effect, fact, circumstance, development or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;
(d) No Lawsuit or Other Adjudicatory Action. There shall not be any pending lawsuit brought by any Governmental Entity or other adjudicatory action initiated by or at the behest of any Governmental Entity (and not upon the filing of a claim, challenge or complaint by any Person other than such Governmental Entity), in either case, seeking to (A) restrain, enjoin, prevent, prohibit or otherwise make illegal the consummation of the Merger or the other Transactions or (B) impose a Burdensome Condition;
(e) No Legal Restraints. No Legal Restraint imposing a Burdensome Condition shall be in effect;
(f) Third-Party Consents. All consents and approvals of third parties with respect to the Contracts set forth in Section 7.02(f) of the Company Disclosure Letter shall have been obtained in accordance with Section 6.03(a); and
(g) Company Officer’s Certificate. Parent and Merger Sub shall have received from the Company a certificate, dated the Closing Date and signed on behalf of the Company by the Company’s Chief Executive Officer or Chief Financial Officer, certifying that the conditions set forth in clauses (a), (b) and (c) of this Section 7.02 have been satisfied.
SECTION 7.03. Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction (or, to the extent permitted by Law, waiver by the Company) on or prior to the Closing Date of the following conditions:
(a) Representations and Warranties of Parent and Merger Sub. The representations and warranties of Parent and Merger Sub (i) set forth in Sections 4.01 (Organization, Standing and Power), 4.02 (Merger Sub), 4.03 (Authority; Execution and Delivery; Enforceability) or 4.07 (Brokers and Other Advisors) shall be true and correct in all material respects, at and as of the Closing Date as though made at and as of such date (except to the extent such representation and warranty expressly relates to a specified date (in which case at and as of such specified date)) and (ii) set forth in Article IV other than those specified in the foregoing clause (i) shall be true and correct (for purposes of determining the satisfaction of this condition, without regard to any “materiality”, “Parent Material Adverse Effect” or similar qualifications and exceptions contained therein) at and as of the Closing Date as though made at and as of such date (except to the extent such representation and warranty expressly relates to a specified date (in which case at and as of such specified date)), other than for such failures to be true and correct that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect;

(b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement as of the Effective Time; and
(c) Parent Officer’s Certificate. The Company shall have received from Parent a certificate, dated the Closing Date and signed on behalf of Parent by a duly authorized officer of Parent, certifying that the conditions set forth in clauses (a) and (b) of this Section 7.03 have been satisfied.
ARTICLE VIII

Termination; Amendment and Waiver
SECTION 8.01. Termination. This Agreement may be terminated and the Transactions abandoned at any time prior to the Effective Time (whether before or after receipt of the Company Stockholder Approval, except as otherwise expressly noted):
(a) by mutual written consent of Parent, Merger Sub and the Company;
(b) by either Parent or the Company:
(i) if the Merger shall not have been consummated on or before May 23, 2022 (such date, the “Outside Date”); provided that notwithstanding the foregoing, the right to terminate this Agreement pursuant to this Section 8.01(b)(i) shall not be available to a party if the failure of the Merger to be consummated on or before the Outside Date is the result of a material breach of this Agreement by such party;
(ii) if any Legal Restraint permanently restraining, enjoining, preventing, prohibiting or otherwise making illegal the consummation of the Merger shall be in effect and shall have become final and non-appealable; or
(iii) if the Company Stockholder Approval shall not have been obtained at the Company Stockholders Meeting duly convened therefor (or any adjournment or postponement thereof) and at which a vote by the Company’s stockholders on the adoption of this Agreement was taken;
(c) by Parent, if the Company breaches any of its representations or warranties or fails to perform any of its covenants or obligations contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.02(a) or 7.02(b) and (ii) cannot be cured or, if capable of being cured, has not been cured prior to the earlier of (x) 30 days after the giving of written notice to the Company of such breach and (y) the Outside Date (provided that Parent and Merger Sub are not then in material breach of this Agreement);
(d) by Parent, prior to receipt of the Company Stockholder Approval, if (i) an Adverse Recommendation Change has occurred or (ii) the Company shall have materially breached its obligations under Section 5.02, which material breach, if capable of being cured, has not been cured within five days after Parent has given written notice to the Company of such breach; provided that any material breach by the Company of its obligations under Section 5.02 which directly or indirectly results in the submission of a Company Takeover Proposal shall not be capable of being cured;
(e) by the Company, if Parent or Merger Sub breaches any of its representations or warranties or fails to perform any of its covenants or obligations contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.03(a) or 7.03(b) and (ii) cannot be cured or, if capable of being cured, has not been cured prior to the earlier of (x) 30 days after the giving of written notice to Parent or Merger Sub of such breach and (y) the Outside Date (provided that the Company is not then in material breach of this Agreement);
(f) by Parent, if any Legal Restraint imposing a Burdensome Condition shall be in effect and shall have become final and non-appealable;
(g) by the Company, prior to receipt of the Company Stockholder Approval, in order to effect an Adverse Recommendation Change and concurrently enter into a definitive agreement providing for a Superior Proposal; provided that the Company has complied in all material respects with the terms of Section 5.02(f); or

(h) by the Company or Parent, if (i) a Governmental Entity has brought a lawsuit or (ii) an adjudicatory action has been initiated by or at the behest of a Governmental Entity (and not upon the filing of a claim, challenge or complaint by any Person other than such Governmental Entity), in either case, seeking to (A) restrain, enjoin, prevent, prohibit or otherwise make illegal the consummation of the Merger or the other Transactions or (B) impose a Burdensome Condition, and Parent or Merger Sub has notified the Company that it refuses, or has withheld its consent from the Company, to defend such lawsuit or adjudicatory action.
SECTION 8.02. Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.01, this Agreement shall forthwith become void and have no force and effect (other than Section 3.26, 4.07, the second to last sentence of Section 6.02, Section 6.07, this Section 8.02 and Article IX, which provisions shall survive such termination), without any liability or obligation on the part of Parent or Merger Sub, on the one hand, or the Company, on the other hand, except that no such termination shall relieve any party from liability arising out of or resulting from fraud or the willful and material breach by such party of any provision set forth in this Agreement prior to the date of such termination. For purposes of this Agreement, “willful and material breach” means a deliberate act or failure to act, which act or failure to act constitutes in and of itself a material breach of this Agreement that the breaching party is aware would, or would reasonably be expected to, breach its obligations under this Agreement. No termination hereof shall affect the parties’ respective obligations under the Confidentiality Agreement, all of which obligations shall survive any termination hereof in accordance with their terms.
SECTION 8.03. Amendment; Extension; Waiver. This Agreement may be amended, modified and supplemented in any and all respects only by an instrument in writing signed on behalf of each of the parties. Any agreement on the part of a party to any extension or waiver with respect to this Agreement shall be valid only if set forth in an instrument in writing signed on behalf of such party. At any time prior to the Effective Time, the parties (treating Parent and Merger Sub as one party for this purpose) may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (iii) waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Notwithstanding the foregoing, there shall be made no amendment, modification or supplement to this Agreement (i) after receipt of the Company Stockholder Approval which requires further approval by the stockholders of the Company without the further approval of such stockholders or (ii) after the Effective Time. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.
ARTICLE IX

General Provisions
SECTION 9.01. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any document or instrument delivered pursuant to or in connection with this Agreement shall survive the Effective Time. This Section 9.01 shall not limit any covenant or agreement contained in this Agreement or in any document or instrument delivered pursuant to or in connection with this Agreement, that by its terms applies or contemplates performance in whole or in part after the Effective Time.
SECTION 9.02. Notices. To be effective under this Agreement, all notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given on the date received if delivered personally or by mail or courier service (with proof of delivery), or on the date sent if sent by facsimile transmission (with confirmation) or electronic mail transmission to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):
(a) if to Parent or Merger Sub, to:
GuideWell Mutual Holding Corporation
4800 Deerwood Campus Parkway
Jacksonville, Florida 32246
Attention: Charles Joseph
Email: charles.joseph@bcbsfl.com
with a copy (which shall not constitute notice) to:
Cravath, Swaine & Moore LLP
Worldwide Plaza

825 Eighth Avenue
New York, NY 10019
E-mail: mngo@cravath.com; awark@cravath.com
Attention: Minh Van Ngo; Andrew M. Wark
(b) if to the Company, to:
Triple-S Management Corporation
1441 F.D. Roosevelt Avenue
San Juan, Puerto Rico 00920
Attention: Carlos Rodriguez Ramos
Email: crodrig@ssspr.com
with a copy (which shall not constitute notice) to:
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention: Phillip R. Mills
Email: phillip.mills@davispolk.com
and
Pietrantoni Mendez & Alvarez LLC
Popular Center 19th Floor
208 Ponce de León Ave.
San Juan, PR 00918
Attention: Manuel Rodríguez Boissén
Email:mrodriguez@pmalaw.com
SECTION 9.03. Definitions. For purposes of this Agreement:
“Acceptable Confidentiality Agreement” means a customary confidentiality agreement that contains provisions that are no less favorable in any material respect to the Company than those contained in the Confidentiality Agreement (it being understood that such confidentiality agreement need not include any “standstill” or similar provision).
“Administrator” means each program manager, managing general agent, third party administrator or claims adjuster or manager, at the time such Person is or was managing or administering business (including the administration, handling or adjusting of claims) for or on behalf of a Company Subsidiary.
An “affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. As used herein, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or other interests, by contract or otherwise.
“Agent” means each insurance agent, general agent, agency, authorized representative, producer, broker, reinsurance intermediary, program manager, managing general agent and managing general underwriter, at the time such Person is or was writing, selling, producing, underwriting, soliciting, negotiating, marketing, placing or administering business for or on behalf of a Company Subsidiary, including any employees of the Company or the Company Subsidiaries.
“Antitrust Laws” means the HSR Act, the Sherman Antitrust Act of 1890, and the rules and regulations promulgated thereunder, the Clayton Act of 1914, and the rules and regulations promulgated thereunder, the Federal Trade Commission Act of 1914, and the rules and regulations promulgated thereunder, and any other federal, state, territorial and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.
“ASES” means the Administración de Seguros de Salud de Puerto Rico.

“BCBSA” means the Blue Cross and Blue Shield Association.
“BCBSA License Agreements” means (i) the Blue Shield License Agreement by and between BCBSA and the Company, including revisions, if any, adopted by Member Plans through the November 19, 2009 meeting and (ii) the Blue Cross License Agreement by and between BCBSA and the Company, including revisions, if any, adopted by Member Plans through the November 19, 2009 meeting.
A “Business Day” means any day other than a Saturday, Sunday or any day on which banks are required or authorized by Law to close in New York, New York or San Juan, Puerto Rico.
“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act.
“CMS” means the Centers for Medicare & Medicaid Services.
“Code” means the Internal Revenue Code of 1986, as amended.
“Company Benefit Plan” means each “employee benefit plan” as defined in Section 3(3) of ERISA and each other employment, consulting, bonus, pension, profit sharing, retirement, deferred compensation, incentive compensation, equity-based compensation, vacation, paid-time off, fringe benefit, severance, change in control, retention, disability, death benefit, hospitalization, medical, welfare benefit, post-employment or retirement or other compensatory or employee benefit plan, agreement, policy, program, arrangement or understanding, in each case (i) sponsored, maintained or contributed to, or required to be sponsored, maintained or contributed to, by the Company, any Company Subsidiary or any Commonly Controlled Entity for the benefit of any former or current director, officer, employee or independent contractor or (ii) with respect to which the Company or any Company Subsidiary would reasonably be expected to have any liability.
“Company Intellectual Property” means any Intellectual Property owned or licensed by the Company or any Company Subsidiary.
“Company Material Adverse Effect” means any change, event, effect, fact, circumstance, development or occurrence that, individually or in the aggregate with other changes, events, effects, facts, circumstances, developments or occurrences, has a material adverse effect on the business, properties, assets, financial condition, financial performance or results of operations of the Company and the Company Subsidiaries, taken as a whole; provided, however, that none of the following, nor any change, event, effect, fact, circumstance development or occurrence to the extent or arising out of or relating to the following, shall be deemed either alone or in combination to constitute or be taken into account in determining whether a “Company Material Adverse Effect” has occurred or may, would or could occur: (i) general conditions affecting the health care services or insurance industries in the geographic regions or product markets in which the Company and the Company Subsidiaries operate, (ii) general market, economic or regulatory, legislative or political conditions or securities, credit, currency, financial or other capital or credit markets conditions, (iii) any change (or proposed change) in applicable Law, COVID-19 Measures, GAAP, SAP, actuarial policies or accounting standards (or interpretation or enforcement thereof), (iv) geopolitical conditions, the outbreak or escalation of hostilities, acts of war, cyberattacks, sabotage or terrorism, (v) any hurricane, tornado, flood, volcano, earthquake, epidemic, pandemic (including COVID-19) or other natural or man-made disaster, (vi) the failure, in and of itself, of the Company to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics (it being understood that the underlying factors or occurrences giving rise or contributing to such failure shall be taken into account in determining whether there has been a Company Material Adverse Effect), (vii) the announcement, performance, pendency or consummation of the Transactions, including the impact of any of the foregoing on any relationships, contractual or otherwise, with customers, suppliers, employees or regulators, (viii) the taking of any action expressly required by the terms of this Agreement or (ix) any actions taken or omitted to be taken by the Company or its subsidiaries upon the prior written request of Parent, except, in the case of clause (i), (ii), (iii), (iv) or (v), if the Company and the Company Subsidiaries, taken as a whole, are disproportionately affected thereby as compared with other similarly sized participants in the health care services or insurance industries in the geographic regions or product markets in which the Company and the Company Subsidiaries operate.
“Company Performance Share Unit” or “Company PSU” means each restricted stock unit subject to performance-based vesting criteria payable in, or whose value is determined with reference to the value of, shares of Company Common Stock, whether granted pursuant to the Company Stock Plan or otherwise.

“Company Restricted Share” or “Company RSA” means each share of Company Common Stock subject to vesting or forfeiture, whether granted pursuant to the Company Stock Plans or otherwise.
“Company Restricted Stock Unit” or “Company RSU” means each restricted stock unit payable in, or whose value is determined with reference to the value of, shares of Company Common Stock, whether granted pursuant to the Company Stock Plan or otherwise.
“Company Stock Plan” means the Company’s 2017 Incentive Plan, in each case, as amended and including all sub-plans thereunder.
“Company Subsidiaries” means the Company’s subsidiaries.
“Company Takeover Proposal” means any inquiry, proposal or offer from any Person or group relating to, in a single transaction or series of related transactions, any (a) direct or indirect acquisition or license of 15% or more of the consolidated assets of the Company and the Company Subsidiaries (based on the fair market value thereof) or assets comprising 15% or more of the consolidated revenues, net income or EBITDA of the Company and the Company Subsidiaries, including in any such case through the acquisition of one or more Company Subsidiaries owning such assets, (b) direct or indirect acquisition of 15% or more of the outstanding Company Common Stock or the outstanding voting power of the Company (or any other Equity Interests representing such voting power giving effect to any right of conversion or exchange thereof), (c) tender offer or exchange offer that if consummated would result directly or indirectly in any Person or group (or the stockholders of any Person or group) beneficially owning 15% or more of the outstanding Company Common Stock or the outstanding voting power of the Company (or any other Equity Interests representing such voting power giving effect to any right of conversion or exchange thereof), (d) merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other transaction involving the Company or any of the Company Subsidiaries which would result in any Person or group (or the stockholders of any Person or group) beneficially owning, directly or indirectly, 15% or more of the outstanding Company Common Stock or the outstanding voting power of the Company or of the surviving entity in a merger involving the Company or the resulting direct or indirect parent of the Company or such surviving entity (or any Equity Interests representing such voting power giving effect to any right of conversion or exchange thereof), or (e) any combination of the foregoing. For the avoidance of doubt, the Merger and the other Transactions shall not be deemed a Company Takeover Proposal.
“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemics or disease outbreaks.
“COVID-19 Measures” means any quarantine, ‘shelter in place,’ ‘stay at home,’ workforce reduction, social distancing, shut down, closure, sequester, safety or similar Law, order, directive, guideline, pronouncement, or recommendation promulgated by any industry group or any Governmental Entity, including the Centers for Disease Control and Prevention and the World Health Organization, or an industry group providing for business closures, in each case, in connection with or in response to COVID-19, including the CARES Act and Families First Act.
“Environmental Claims” means any and all Proceedings, Judgments, directives, Liens, investigations or notices of noncompliance or violation or other written demands by or from any Person alleging liability of any kind (including liability for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resource damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from (A) the presence or Release of, or exposure to, any Hazardous Material at any location, or (B) the failure to comply with any Environmental Law or Environmental Authorization.
“Environmental Law” means any Law or Judgment relating to pollution, or the protection of the environment (including ambient air, surface water, groundwater, land surface or subsurface strata or sediments), natural resources or endangered, threatened species or, as relates to exposure to hazardous or toxic materials, human health and safety.
“Exchange Act” means the Securities Exchange Act of 1934, together with the rules and regulations promulgated thereunder.
“Families First Act” means the Families First Coronavirus Response Act.
“Form A” means that certain statement of change of control form required under Rule 83 of the OCI.
“Form E” means that certain pre-acquisition notification form required under Rule 83 of the OCI.

“Government Sponsored Health Care Programs” means (i) the Medicare program established under and governed by the applicable provisions of Title XVIII of the Social Security Act, the regulations promulgated thereunder and any sub-regulatory guidance issued, (ii) the Medicaid program governed by the applicable provisions of Title XIX of the Social Security Act, the Children’s Health Insurance Program (CHIP) governed by the applicable provisions of Title XXI of the Social Security Act and the regulations promulgated thereunder, as well as any state or territory’s Laws implementing the Medicaid program, (iii) the Federal Employees Health Benefit Program (FEHBP), (iv) TRICARE and (v) the health insurance program governed by Puerto Rico Act No. 72-1993.
“Hazardous Materials” means any petroleum or petroleum products, byproducts or distillates, ozone depleting substances, heavy metals, radioactive materials or wastes, asbestos in any form, polychlorinated biphenyls, hazardous or toxic substances or wastes and any other chemical, material, substance or waste that is prohibited or regulated, or that may result in liability, under any Environmental Law.
“Health Care Laws” means all applicable Laws relating to: (i) the licensure, certification, qualification or authority to transact business in connection with the provision of, payment for, or arrangement of, health care services, health benefits or health insurance (including, without limitation, Puerto Rico Act 77 of June 19, 1957 (the “PR Insurance Code”) and the Bill of Rights and Responsibilities of the Patient Act and the rules, regulations and guidance promulgated thereunder), including Laws that regulate Providers, managed care, third party payors and Persons bearing the financial risk for, or providing administrative or other functions in connection with, the provision of, payment for or arrangement of health care services and, including all Laws relating to Health Care Programs pursuant to which any applicable Company Subsidiary is required to be licensed or authorized to transact business; (ii) health care or insurance fraud or abuse, including the solicitation or acceptance of improper incentives involving persons operating in the health care industry, patient referrals or Provider incentives generally, including the following statutes: the Federal anti-kickback law (42 U.S.C. § 1320a-7b), the Stark Law (42 U.S.C. § 1395nn), the Federal False Claims Act (31 U.S.C. §§ 3729, et seq.), the Federal Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the Federal Program Fraud Civil Remedies Act (31 U.S.C. § 3801 et seq.) and the Federal Health Care Fraud Law (18 U.S.C. § 1347); (iii) the provision of administrative, management or other services related to any Health Care Programs, including the administration of health care claims or benefits or processing or payment for health care items and services, treatment or supplies furnished by Providers, including the provision of the services of third party administrators, utilization review agents and Persons performing quality assurance, credentialing or coordination of benefits; (iv) the licensure, certification, qualification or authority to transact business in connection with the provision of, or payment for, pharmacy services, along with the requirements of the U.S. Drug Enforcement Administration in connection therewith, including 21 U.S.C. § 801 et. seq., commonly referred to as the “Controlled Substances Act” and any similar state or territorial Laws governing the prescribing or dispensing of controlled substances; (v) the Consolidated Omnibus Budget Reconciliation Act of 1985; (vi) ERISA; (vii) the Medicare Prescription Drug, Improvement, and Modernization Act of 2003; (viii) the Medicare Improvements for Patients and Providers Act of 2008; (ix) privacy, security, integrity, accuracy, transmission, storage or other protection of information about or belonging to actual or prospective participants in the Company’s Health Care Programs or other lines of business, including the Health Insurance Portability and Accountability Act of 1996 (Pub. L. No. 104-191), as amended by the Health Information Technology for Economic and Clinical Health Act (Pub. L. No. 111-5), including any other applicable Laws relating to medical information; (x) the Patient Protection and Affordable Care Act (Pub. L. 111-148) as amended by the Health Care and Education Reconciliation Act of 2010 (Pub. L. 111-152); (xi) the claims made or promotional or marketing efforts undertaken by the Company or any of the Company Subsidiaries with respect to prescription drugs or controlled substances; (xii) 42 U.S.C. § 1320a-7a(a)(5), 42 C.F.R. §1003.101, commonly referred to as the “Beneficiary Inducement Law”; (xiii) the U.S. Food and Drug Administration; (xiv) restricting the corporate practice of medicine or fee splitting by licensed healthcare professionals; (xv) the practice of pharmacy, the operation of pharmacies, the wholesale distribution, dispensing, labeling, packaging, repackaging, advertising, adulteration or compounding of drug products or controlled substances; (xvi) the provision of pharmacy benefit management, utilization review and healthcare discount card programs and services; (xvii) federal, state or territorial Laws related to billing or claims for reimbursement for health care items and services submitted to any third party payor; (xviii) healthcare risk sharing products, services and arrangements; (xix) any state or territorial unfair and deceptive trade acts; (xx) the Families First Act, CARES Act and other Laws promulgated in connection with or in response to COVID-19; (xxi) the administration of health care claims or benefits or processing or payment for health care services, treatment or supplies furnished by Providers, including Laws that regulate third-party administrators, utilization review agents and persons performing quality assurance, credentialing or coordination of benefits; (xxii) the contracting, appointment, training, and payment of Agents; and (xxiii) any other health care Laws not specifically listed that are applicable to the operations, business, conduct, or licensure of the Company or the Company Subsidiaries.
“Health Care Programs” means all lines of business, programs and types of services offered by the Company or any of the Company Subsidiaries or Parent or any of its subsidiaries that involve or relate to providing, arranging to provide, reimbursing, or otherwise administering health care services, as applicable, including Government Sponsored Health Care Programs, commercial risk (individual, small group, large group), workers compensation, the Federal Employee Program of the BCBSA, administrative services only (ASO) and network rental, including self-funded group health plans.
“Indebtedness” means, with respect to any Person, without duplication, all obligations (including all obligations in respect of principal, accrued interest, penalties (including prepayment and early termination penalties), fees and premiums) of such Person: (a) for borrowed money (including the issuance of any debt security and obligations in respect of drawings under overdraft facilities), (b) evidenced by notes, bonds, debentures or similar Contracts, (c) for the deferred purchase price of property, goods or services (other than trade payables or accruals incurred in the ordinary course of business consistent with past practice), including “earn-outs,” post-closing price adjustments, and “seller notes” payable with respect to the acquisition of any business, assets or securities, (d) under capital leases (in accordance with GAAP, SAP or actuarial principles), (e) in respect of outstanding letters of credit, bank guarantees and bankers’ acceptances, (f) for Contracts relating to interest rate or currency rate protection, swap agreements, collar agreements, forward agreements, futures agreements and similar hedging and derivative agreements or (g) any guarantee in respect of any of the foregoing.
“Insurance Contract” means any Contract related to insurance, annuity or health care plans.
“Insurance Laws” means all Laws, subregulatory guidance, bulletins, licensure standards, permits or other requirements applicable to the business of insurance or reinsurance or the regulation of insurance or reinsurance companies, whether federal, national, provincial, state, territorial, local, foreign or multinational, and all applicable orders, directives of, and market conduct recommendations resulting from market conduct examinations of, Insurance Regulators (including, for the avoidance of doubt, any regulations, policies or procedures issued by the OCI).
“Insurance Regulator” means any Governmental Entity regulating the business of insurance or reinsurance, or regulating insurance or insurance companies, under Insurance Laws, including, for the avoidance of doubt, the OCI.
“Intellectual Property” means all intellectual property and other similar or equivalent proprietary rights throughout the world, including moral rights, whether registered or unregistered, including such rights in and to: (a) any patent (including all renewals, reissues, divisions, continuations, continuations-in-part, reexaminations, supplemental examinations, inter partes reviews, post-grant oppositions, substitutions and extensions thereof), patent application, patent disclosure and other patent right, invention and discovery (whether or not patentable or reduced to practice) and any design or utility model (collectively, “Patents”); (b) any trademark, service mark, trade name, business name, corporate name, brand name, design, logo, trade dress, social media user names, identifiers, handles and other indicia of origin, including any registration and any application for registration therefor, together with all goodwill associated therewith (collectively, “Trademarks”); (c) any copyright, work of authorship (whether or not copyrightable), and related rights, software, programs, data and databases in any form (including any documentation thereof), design rights, including any registration and any application for registration therefor (collectively, “Copyrights”); (d) all data, databases, formulae, processes, methods, techniques, know-how and other proprietary or confidential information, however documented, including all trade secrets within the meaning of applicable Law (collectively, “Trade Secrets”); and (e) any Internet domain name (including top-level domain names and global top-level domain names).
“Intervening Event” means a material development or change in circumstances relating to the Company or any Company Subsidiary (other than (a) a Company Takeover Proposal, (b) changes in the price of Company Common Stock, in and of itself (however, the underlying reasons for such changes may constitute an Intervening Event) or (c) the fact that, in and of itself, the Company exceeds any internal or published projections, estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period (however, the underlying reasons for such events may constitute an Intervening Event)) that occurs or arises after the execution and delivery of this Agreement and on or prior to the date of the Company Stockholder Approval and was not known to or reasonably foreseeable by the Company Board or any committee thereof prior to the execution and delivery of this Agreement.

“Investment Assets” means all bonds, stocks, mortgage loans and other investments that were carried on the books and records of the Company and the Company Subsidiaries as of the date of this Agreement.
“IT Assets” means computers, software, middleware, servers, workstations, routers, hubs, switches, data communications lines and other information technology equipment, and all associated documentation, in each case owned by or licensed to the Company or any Company Subsidiary.
“knowledge of the Company” or “Company’s knowledge” means the actual knowledge of the individuals set forth on Section 9.03 of the Company Disclosure Letter.
“OSS” means any computer software program whose source code is published and made available under a license meeting the Open Source Definition (as promulgated by the Open Source Initiative) or the Free Software Definition (as promulgated by the Free Software Foundation).
“Parent Material Adverse Effect” means any change, effect, event, circumstance, fact, development or occurrence that prevents or materially impairs or delays the consummation of the Merger and the other Transactions or the ability of Parent or Merger Sub to perform its obligations under this Agreement.
“Permitted Liens” means (a) any Lien for Taxes or utilities not yet due and payable or Liens for Taxes being contested in good faith and, in each case, for which adequate accruals or reserves have been established on the financial statements of the Company in accordance with GAAP or SAP, as applicable; (b) zoning, building codes and other similar land use Laws imposed by any Governmental Entity having jurisdiction over such real property and which are not violated by the current use or occupancy of such real property; (c) utility easements, rights of way and similar recorded agreements, easements, covenants, reservations, restrictions and other matters of record; provided, however, that the Liens described in clauses (b) and (c) do not or would not reasonably be expected to, individually or in the aggregate, materially impair the ability of the Company or any of the Company Subsidiaries to use, occupy or operate the real property to which they relate in substantially the same manner as currently conducted (and excluding in all events any Liens securing the payment of money); (d) Liens granted in the ordinary course of business in connection with the insurance or reinsurance business of the Company or the Company Subsidiaries on cash and cash equivalent instruments or other investments; (e) statutory landlord Liens contained in the Leases; and (f) construction, mechanic’s, materialmen’s, laborer’s, workmen’s, repairmen’s, carrier’s and similar Liens, including all statutory Liens, arising or incurred in the ordinary course of business consistent with past practice; provided, however, that the underlying obligations are not yet due and payable or are being contested in good faith by appropriate proceedings and, in each case, for which adequate accruals or reserves have been established on the financial statements of the Company (if such accruals or reserves are required pursuant to GAAP, SAP or actuarial principles, as applicable).
A “Person” means any natural person, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, organization, Governmental Entity or other entity.
“Personal Data” means all data that identifies an individual or, in combination with any other information or data available to the Company or any Company Subsidiary, is capable of identifying an individual.
“Providers” means all physicians, physician groups, medical groups, and other groups of health care practitioners, independent practice associations and other provider networks, dentists, optometrists, pharmacies and pharmacists, radiologists, radiology centers, laboratories, mental health professionals, community health centers, clinics, surgicenters, accountable care organizations, chiropractors, physical therapists, nurses, nurse practitioners, physician’s assistants, hospitals, skilled nursing facilities, extended care facilities, other health care or services facilities, durable medical equipment suppliers, home health agencies, alcoholism or drug abuse centers and any other specialty, ancillary or allied health professional or facility.
“Qualifying Director Share” means any share of capital stock of a subsidiary that is a “stock insurer” (as defined in the PR Insurance Code) that is owned by a director of such subsidiary. Qualifying Director Shares shall be disregarded for purposes of determining whether a subsidiary of a Person is considered “wholly owned” by such Person.
“Release” means any release, spill, emission, leaking, dumping, injection, pouring, pumping, deposit, disposal, discharge, dispersal, leaching or migration into or through the indoor or outdoor environment.
“Risk-Based Capital” means the minimum amount of capital required under Chapter 45 of the PR Insurance Code to support insurance business operations and to underwrite coverage.

“Risk-Based Capital Report” means written statements, together with all material exhibits, interrogatories, notes, schedules and any actuarial opinions, affirmations or certifications or other supporting documents in connection therewith, submitted by the Company or any applicable Company Subsidiary to any Governmental Entity or other Person with respect to Risk-Based Capital.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, together with the rules and regulations promulgated thereunder.
“Specified Permitted Investment” shall have the meaning set forth in Section 5.01(e)(i) of the Company Disclosure Letter.
A “subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, more than 50% of the Equity Interests in which) is owned directly or indirectly by such first Person.
“Superior Proposal” means any bona fide binding written offer which is made by a third party or group which, if consummated, would result in such third party or group (or in the case of a direct merger, consolidation, share exchange or other similar transaction between such third party or group and the Company, the stockholders of such third party or group) beneficially owning, directly or indirectly, more than 50% of the outstanding Company Common Stock or the outstanding voting power of the Company (or any other Equity Interests representing such voting power giving effect to any right of conversion or exchange thereof) or all or substantially all the consolidated assets of the Company and the Company Subsidiaries that the Company Board or any committee thereof determines in good faith, after consultation with its outside counsel and financial advisor, (a) is more favorable to the Company’s stockholders from a financial point of view than the Transactions, taking into account all terms and conditions of such offer (including all legal, regulatory, financial, timing and other aspects of such offer, including the identity of the Person making the proposal) as well as this Agreement and all changes to the terms of the Transactions proposed by Parent in response to such offer or otherwise and (b) is reasonably likely to be completed on the terms proposed, taking into account all terms and conditions of such offer (including all legal, regulatory, financial, timing and other aspects of such offer, including the identity of the Person making the proposal) as well as this Agreement and all changes to the terms of the Transactions proposed by Parent in response to such offer or otherwise.
“Tax Return” means all returns, declarations, statements, reports, filings, claims for refund, schedules, forms and information returns submitted to any Governmental Entity with respect to or relating to Taxes and any amendments thereto.
“Taxes” means any and all taxes, customs, tariffs, imposts, levies, duties, fees or other like assessments or charges of any kind imposed by a Governmental Entity, in each case in the nature of a tax, together with all interest, penalties and additions imposed with respect to such amounts.
“Taxing Authority” means any Governmental Entity exercising regulatory authority in respect of any Taxes.
“Unspecified Permitted Investment” shall have the meaning set forth in Section 5.01(e)(ii) of the Company Disclosure Letter.
SECTION 9.04. Interpretation. The headings contained in this Agreement and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to “this Agreement” shall include the Company Disclosure Letter. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any terms used in the Company Disclosure Letter, any Exhibit or any certificate or other document made or delivered pursuant hereto but not otherwise defined therein shall have the meaning as defined in this Agreement. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The word “will” shall be construed to have the same meaning as the word “shall”. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The word “or” shall not be exclusive. The phrase “date hereof” or “date of this Agreement” shall be deemed to refer to August 23, 2021. Unless the context requires otherwise (i) any definition of or reference to any Contract, instrument or other document or any Law herein shall be construed as referring to such Contract, instrument or other document or Law as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (iv) all references herein to Articles, Sections and Exhibits shall be construed to refer to Articles and Sections of, and Exhibits to, this Agreement. Wherever the term “group” is used in this Agreement, it is used as defined in Rule 13d-5 under the Exchange Act. As used in this Agreement, the term “beneficial ownership” (and its correlative terms) shall have the meaning assigned to such term in Rule 13d-3 under the Exchange Act. The term “made available” or words of similar import shall mean that the relevant documents, instruments or materials were (i) posted and made available to Parent in the due diligence data site maintained by the Company for the purpose of the Transactions not later than the day prior to the date of this Agreement, (ii) delivered by a Representative of the Company via electronic mail to a Representative of Parent not later than the day prior to the date of this Agreement or (iii) publicly available by virtue of the Company’s filing of a publicly available report, form or schedule with the SEC pursuant to the Securities Act or the Exchange Act not later than two Business Days prior to the date of this Agreement, except, in each case, to the extent the contents of such documents, instruments or materials are redacted. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.
SECTION 9.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner such that the Transactions are consummated to the fullest extent possible.
SECTION 9.06. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic image scan transmission (including by portable document format (.pdf)) shall be deemed to be an original and effective as delivery of a manually executed counterpart of this Agreement.
SECTION 9.07. Entire Agreement; Third-Party Beneficiaries; No Other Representations or Warranties.
(a)  This Agreement and the Confidentiality Agreement (i) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties and their affiliates, or any of them, with respect to the subject matter hereof and thereof, and (ii) are not intended to confer upon any Person other than the parties any rights or remedies, except (A) the right of a party hereto on behalf of its stockholders or members, as applicable, to pursue damages suffered by such party and its stockholders or members, as applicable, (including claims for damages based on the loss of the economic benefits of the Merger) in the event of wrongful termination of this Agreement by the other party hereto (or any of its subsidiaries), which right is hereby expressly acknowledged and agreed by the parties hereto and (B) pursuant to Section 6.06, which is intended to be for the benefit of the Indemnified Persons and the other Persons covered by the insurance provided pursuant thereto.
(b) Except for the representations and warranties contained in Article III or in any certificate delivered to Parent in connection with the consummation of the Merger, each of Parent and Merger Sub acknowledges that neither the Company nor any Person on behalf of the Company makes any other express or implied representation or warranty with respect to the Company or any of the Company Subsidiaries or with respect to any other information made available to Parent or Merger Sub in connection with the Transactions.
(c) Except for the representations and warranties contained in Article IV, or in any certificate delivered to the Company in connection with the consummation of the Merger, the Company acknowledges that none of Parent, Merger Sub or any other Person on behalf of Parent or Merger Sub makes any other express or implied representation or warranty with respect to Parent or Merger Sub or with respect to any other information made available to the Company in connection with the Transactions.

SECTION 9.08. Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent that the Laws of the Commonwealth of Puerto Rico are mandatorily applicable to this Agreement, the Transactions or the PR Certificate of Merger.
SECTION 9.09. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that either Parent or Merger Sub may assign, in its sole discretion, any of or all its rights and interests under this Agreement to Parent (in the case of Merger Sub) or to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall (i) relieve Parent or Merger Sub, as applicable, of any of its obligations under this Agreement or (ii) be permissible if it would reasonably be expected to result in the imposition of withholding tax on the transactions contemplated by this Agreement in excess of any amounts that would have been imposed had such assignment not occurred. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.
SECTION 9.10. Specific Enforcement; Jurisdiction.
(a) The parties hereto acknowledge and agree that irreparable damage would occur and that the parties hereto would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions, or any other appropriate form of equitable relief, to prevent breaches of this Agreement and to enforce specifically the performance of the terms and provisions of this Agreement in any court referred to in Section 9.10(b), without the necessity of providing any bond or other security or proving actual damages or the inadequacy of monetary damages as a remedy, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties acknowledges and agrees that the right of specific enforcement is an integral part of the Transactions and without such right, none of the parties would have entered into this Agreement. Each of the parties further agrees not to oppose a remedy of specific enforcement on the basis that the other party has an adequate alternative remedy at law.
(b) Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, if such court shall be unavailable, any state or federal court sitting in the State of Delaware) for the purpose of any Proceeding arising out of or relating to this Agreement, the Merger or any of the other Transactions, and each of the parties hereby irrevocably agrees that all claims with respect to such Proceeding may be heard and determined exclusively in such court. Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware (or, if such court shall be unavailable, any state or federal court sitting in the State of Delaware) in the event any Proceeding arises out of this Agreement, the Merger or any of the other Transactions, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) irrevocably consents to the service of process in any Proceeding arising out of or relating to this Agreement, the Merger or any of the other Transactions, on behalf of itself or its property, in accordance with Section 9.02 (provided that nothing in this Section 9.10(b) shall affect the right of any party to serve legal process in any other manner permitted by Law) and (iv) agrees that it will not bring any Proceeding relating to this Agreement, the Merger or any of the other Transactions in any court other than the Court of Chancery of the State of Delaware (or, if such court shall be unavailable, any state or federal court sitting in the State of Delaware). The parties hereto agree that a final trial court judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. The foregoing shall not restrict any party’s right to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment, or to bring suit for the recognition or enforcement of any judgment obtained in any court sitting in the State of Delaware or in any other court of competent jurisdiction following final determination of the applicable matter.
SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER OR ANY OF THE OTHER TRANSACTIONS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR

OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT MAKES THIS WAIVER VOLUNTARILY AND THAT THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9.11.
[Remainder of page intentionally blank; signature pages follow.]

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have duly executed this Agreement, all as of the date first written above.
GUIDEWELL MUTUAL HOLDING CORPORATION, as Parent,

By	/s/ Patrick J. Geraghty
Name: Patrick J. Geraghty
Title: President & Chief Executive Officer

GUIDEWELL MERGER, INC., as Merger Sub,

By	/s/ Thurman Justice
Name: Thurman Justice
Title: President
[Signature Page to Merger Agreement]

TRIPLE-S MANAGEMENT CORPORATION, as the Company,

By:	/s/ Roberto García-Rodríguez
Name: Roberto García-Rodríguez
Title: President and Chief Executive Officer
[Signature Page to Merger Agreement]

ANNEX B
200 West Street I New York, NY 10282-2198
Tei: 212-902-1000 I Fax: 212-902-3000

PERSONAL AND CONFIDENTIAL
August 23, 2021
Board of Directors
Triple-S Management Corporation
1441 F.D. Roosevelt Ave.
San Juan, P.R. 00936
Ladies and Gentlemen:
You have requested our opinion as to the fairness from a financial point of view to the holders (other than GuideWell Mutual Holding Corporation (“Parent”) and its affiliates) of the outstanding shares of common stock, par value $1.00 per share (the “Shares”), of Triple-S Management Corporation (the “Company”) of the $36.00 in cash per Share to be paid to such holders pursuant to the Agreement and Plan of Merger, dated as of August 23, 2021 (the “Agreement”), by and among Parent, GuideWell Merger, Inc., a wholly owned subsidiary of Parent (“Merger Sub”), and the Company.
Goldman Sachs & Co. LLC and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs & Co. LLC and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Parent, any of their respective affiliates and third parties or any currency or commodity that may be involved in the transaction contemplated by the Agreement (the “Transaction”). We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, all of which are contingent upon consummation of the Transaction, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. We have provided certain financial advisory and/or underwriting services to the Company and/or its affiliates from time to time for which our Investment Banking Division has received, and may receive, compensation. We also have provided certain financial advisory and/or underwriting services to Parent and/or its affiliates from time to time for which our Investment Banking Division has received, and may receive, compensation, including having acted as financial advisor to Availity, LLC, an affiliate of Parent, in connection with a strategic investment in July 2021. We may also in the future provide financial advisory and/or underwriting services to the Company, Parent and their respective affiliates for which our Investment Banking Division may receive compensation.
In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company for the five fiscal years ended December 31, 2020; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company to its stockholders; certain publicly available research analyst reports for the Company; certain internal financial analyses and forecasts for the Company prepared by its management, as approved for our use by the Company (the “Forecasts”), including certain analyses related to the expected impact of certain tax attributes of the Company, as approved for our use by the Company (the “Tax Attributes”). We have also held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company; reviewed the reported price and trading activity for the Shares; compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the managed care industry and in other industries; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.
Securities and Investment Services Provided by Goldman Sachs & Co. LLC
B-1

Board of Directors
Triple-S Management Corporation
August 23, 2021

For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts, including the Tax Attributes, have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries, and we have not been furnished with any such evaluation or appraisal. We are not actuaries and our services did not include any actuarial determination or evaluation by us or any attempt to evaluate actuarial assumptions and we have relied on your actuaries with respect to reserve adequacy. In that regard, we have made no analysis of, and express no opinion as to, the adequacy of the loss and loss adjustments expenses reserves of the Company. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or on the expected benefits of the Transaction in any way meaningful to our analysis. We have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.
Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. This opinion addresses only the fairness from a financial point of view to the holders (other than Parent and its affiliates) of Shares, as of the date hereof, of the $36.00 in cash per Share to be paid to such holders pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the Transaction, whether relative to the $36.00 in cash per Share to be paid to the holders (other than Parent and its affiliates) of Shares pursuant to the Agreement or otherwise. We are not expressing any opinion as to the prices at which the Shares will trade at any time or, as to the potential effects of volatility in the credit, financial and stock markets on the Company, Parent or the Transaction, or as to the impact of the Transaction on the solvency or viability of the Company, Parent or Merger Sub or the ability of the Company, Parent or Merger Sub to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman Sachs & Co. LLC.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the $36.00 in cash per Share to be paid to the holders (other than Parent and its affiliates) of Shares pursuant to the Agreement is fair from a financial point of view to the holders (other than Parent and its affiliates) of Shares.
Very truly yours,

/s/ GOLDMAN SACHS & CO. LLC
(GOLDMAN SACHS & CO. LLC)
B-2

Annex C
Article 10.13 of the General Corporation Law of Puerto Rico
Article 10.13. Appraisal Rights
(a)	Any stockholder of a corporation organized under the Commonwealth who:
(1)	Holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares;
(2)	continuously holds such shares through the effective date of the merger or consolidation;
(3)	has otherwise complied with subsection (d) of this section, and
(4)
has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 3657 of this title shall be entitled to an appraisal by the Court of First Instance (Superior Part) of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section.

As used in this section, the word 'stockholder' means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation. The words 'stock' and 'share' mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation. The words 'depository receipt' mean a receipt or other instrument issued by a depository representing an interest in one (1) or more shares, or fractions thereof, of stock of a corporation, which stock is deposited with the depository.
(b)	Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger to be effected pursuant to §§ 3731, 3732, 3735, 3738 and 3739 of this title:
(1)
Provided that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either:

(A)	Listed on a National Stock Exchange or the National Association of Securities Dealers Automated Quotation System National Market (NASDAQ-NMS), or
(B)
held of record by more than two thousand (2,000) holders. No appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 3731(f) of this title.

(2)
Notwithstanding clause (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 3731, 3732, 3735, 3738 and 3739 of this title to accept for such stock anything except:

(A)	Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;
(B)
shares of stock of any other corporation, or depository receipts in respect thereof, which at the effective date of the merger or consolidation shall be either listed on a National Stock Exchange or the National Market System or the National Association of Securities Dealers Automated Quotation System (NASDAQ-NMS) or held of record by more than two thousand (2,000) holders;

(C)	cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (A) and (B) of this clause, or
(D)	any combination of the shares of stock and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (A) through (C) of this clause.

(3)
In the event all of the stock of a subsidiary domestic corporation party to a merger effected under § 3732 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary domestic corporation.

(c)
Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d)	Appraisal rights shall be perfected as follows:
(1)
If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than twenty (20) days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) and (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand shall be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within ten (10) days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective, or

(2)
if the merger or consolidation was approved pursuant to §§ 3657 and 3733 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within ten (10) days thereafter shall notify each of the holders of any stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of stock of such constituent corporation. Such notice shall include a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within twenty (20) days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand shall be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either each such constituent corporation shall:

(A)
Send a second notice before the effective date of the merger or consolidation notifying each of the holders of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation, or

(B)	the corporation surviving or resulting from the merger or consolidation shall send such a second notice to all such holders on or within ten (10) days after such effective date.
Provided, however, that if such second notice is sent more than twenty (20) days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, as the case may be, each constituent corporation may fix, in advance, a record date that shall be not more than ten (10)

days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the next day preceding the day on which the notice is given.
(e)
Within one hundred and twenty (120) days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section and is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of First Instance (Superior Part) demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within sixty (60) days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his/her demand for appraisal and to accept the terms offered upon the merger or consolidation. Within one hundred and twenty (120) days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within ten (10) days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within ten (10) days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section, whichever is later.

(f)
Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within twenty (20) days after such service file in the office of the Department of State in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Department of State, if so ordered by the court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be published at least one (1) week before the day of the hearing, in one (1) or more newspapers of general circulation in the City of San Juan, Puerto Rico, or such other publication as the court deems advisable. The forms of the notices by mail and by publication shall be approved by the court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)
At the hearing on such petition, the Court of First Instance (Superior Part) shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Department of State for notation thereon of the pendency of the appraisal proceedings. If any stockholder fails to comply with such direction, the court may dismiss the proceedings as to such stockholder.

(h)
After the court determines the stockholders entitled to an appraisal, the Court of First Instance (Superior Part) shall determine the fair value of the shares taking into account a fair interest rate if any is to be paid upon the amount determined to be the fair value. In determining such fair value, the court shall take into account all relevant factors. In determining a fair rate of interest, the court shall take into account all relevant factors, including the interest rate that the surviving or resulting corporation would have had to pay to borrow money on loan during the course of the proceedings. When the court determines the value of the shares, it shall not take into account any element of value arising from the accomplishment or expectation of the merger or consolidation. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the court may, in its discretion, allow discovery or any other pre trial proceeding and may proceed to judge the matter of appraisal prior to the final determination of the stockholders entitled to the appraisal of his/her shares. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Department of State, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)
The court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. In the case of holders of uncertificated stock, payment shall be so made to each such stockholder, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The court's ruling may be enforced as other decrees in the Court of First Instance (Superior Part) may be enforced, whether such surviving or resulting corporation be a domestic or foreign corporation.

(j)
The costs of the proceeding may be determined by the court and impose them upon the parties as the court deems equitable in the circumstances. Upon application of a stockholder, the court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)
As of the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation). Provided, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within sixty (60) days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of First Instance (Superior Part) shall be dismissed as to any stockholder without the approval of the court, and the court may be condition such approval upon such terms as it deems just.

(l)
The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Artículo 10.13. Derechos de Avalúo
(a)	Cualquier accionista de una corporación organizada en el Estado Libre Asociado que:
(1)	Posea acciones de capital en la fecha en que se haga un requerimiento, según lo dispuesto en el inciso (d) de esta sección respecto a dichas acciones;
(2)	continuamente ha poseído dichas acciones hasta la fecha de efectividad de la fusión o consolidación;
(3)	ha cumplido con lo dispuesto en el inciso (d) de esta sección, y
(4)
no ha votado a favor de fusión o consolidación ni ha dado su consentimiento escrito a la fusión o consolidación, a tenor con la sec. 3657 de este título, tendrá derecho al avalúo por parte del Tribunal de Primera Instancia (Sala Superior) del valor justo de sus acciones de capital, con arreglo a las circunstancias descritas en los incisos (b) y (c) de esta sección.

Tal como se usa en esta sección, la palabra ‘accionista‘ significa el tenedor inscrito de acciones de una corporación de acciones de capital, y también un miembro inscrito de una corporación sin acciones. Las palabras ‘acciones de capital‘ y ‘acción‘ significan e incluyen lo que por lo general se entiende por dichos términos, como también la condición de miembro o el interés que los miembros de una corporación sin acciones tengan en la misma. Las palabras ‘recibo de depositario‘ significan un recibo u otro instrumento emitido por un depositario y que represente un interés en una o más acciones, o fracciones de las mismas, del capital corporativo de una corporación que está depositado con dicho depositario.
(b)
Las acciones de cualquier clase o series de acciones de una corporación constituyente en una fusión que se efectúe con arreglo a las disposiciones de las secs. 3731, 3732, 3735, 3738 y 3739 de este título, podrán tener derechos de avalúo:

(1)
Siempre y cuando que los derechos de avalúo conferidos al amparo de esta sección no se les conceden a las acciones de cualquier clase o series de acciones si dichas acciones o recibos de depositario en cuanto a las mismas, a la fecha de registro fijada para determinar los accionistas con derecho a ser convocados a la reunión de accionistas y votar en la misma para tomar acción en relación con la fusión o consolidación, estuviesen:

(A)	Registradas en un mercado nacional de valores o en el Sistema Nacional de Cotización de Mercado de la Asociación Nacional de Corredores de Valores (NASDAQ NMS), o
(B)
inscritas en los libros de la corporación a favor de más de dos mil (2,000) accionistas. El derecho de avalúo no se concederá a las acciones de capital de la corporación constituyente que subsista de una fusión, si dicha fusión no requirió la aprobación del voto de los accionistas de la corporación que subsista, según lo dispuesto en la sec. 3731(f) de este título.

(2)
No obstante las disposiciones de la cláusula (1) de este inciso, los derechos de avalúo que concede esta sección serán concedidos a las acciones de cualquier clase o serie de acciones de una corporación constituyente, si los términos del acuerdo de fusión o de consolidación con arreglo a las secs. 3731, 3732, 3735, 3738 y 3739 de este título requieren a los accionistas de la corporación constituyente que acepten, a cambio de tales acciones, todo excepto:

(A)	Acciones de capital de la corporación que subsista o se origine de tal fusión o consolidación o recibos de depositario en cuanto a las mismas;
(B)
acciones de capital de cualquier otra corporación, o recibos de depositario en cuanto a las mismas que, a la fecha de vigencia de la fusión o la consolidación, esté incluida en una lista de un mercado nacional de valores o en el Sistema Nacional de Cotización de Mercado de la Asociación Nacional de Corredores de Valores (NASDAQ NMS) o sean acciones inscritas, según conste en los libros de la corporación, a favor de más de dos mil (2,000) accionistas;

(C)	dinero en efectivo a cambio de acciones accionarias de las corporaciones o de recibos de depositario fraccionarios descritos en los párrafos (A) y (B) de esta cláusula, o
(D)
cualquier combinación de las acciones de capital y dinero en efectivo a cambio de las acciones fraccionarias o los recibos de depositario fraccionarios, descritas en los párrafos (A) a (C) de esta cláusula.

(3)
En caso de que no todas las acciones de una corporación subsidiaria doméstica que sea parte de una fusión regida por la sec. 3732 de este título sean propiedad de la corporación matriz, inmediatamente antes de la fusión, se le concederán derechos de avalúo a las acciones de la corporación subsidiaria doméstica.

(c)
Cualquier corporación podrá disponer, en su certificado de incorporación, la concesión de derechos de avalúo al amparo de esta sección a las acciones de cualquier clase o series de sus acciones, como resultado de una enmienda al certificado de incorporación o de cualquier fusión o consolidación en la cual la corporación sea una corporación constituyente o de la venta de todos o casi todos los activos de la corporación. Si el certificado de incorporación contiene tal disposición, los procedimientos de esta sección, incluso los establecidos en los incisos (d) y (e) de esta sección, regirán hasta donde sea práctico.

(d)	Los derechos de avalúo serán perfeccionados como sigue:
(1)
Cuando una reunión de accionistas contemple someter para aprobación un plan de fusión o de consolidación para el cual se intenta reconocer el derecho de avalúo, según esta sección, la corporación, con al menos veinte (20) días de anticipación a la reunión, notificará a cada uno de los accionistas inscritos a la fecha de registro para dicha reunión con respecto a las acciones para las cuales los derechos de avalúo están disponibles, según los incisos (b) y (c) de esta sección, qué derechos de avalúo están disponibles para cualquiera o todas las acciones de las corporaciones constituyentes, y tal notificación incluirá una copia de esta sección. Todo accionista que seleccione exigir el avalúo de sus acciones, entregará a la corporación, antes de votar en relación con la fusión o consolidación, una petición escrita de avalúo de sus acciones. Tal petición se entenderá suficiente en derecho, si la misma informa razonablemente a la corporación la identidad del accionista y la intención del mismo de exigir el avalúo de sus acciones. El haber concedido un poder para votar o el voto en contra de la fusión o la consolidación no constituye una petición para esos efectos. El accionista que elija proceder de este modo, tendrá que hacerlo mediante una petición escrita por separado según se dispone aquí. Durante los diez (10) días siguientes a la fecha de vigencia de tal fusión o consolidación, la corporación que subsista o que se origine notificará la fecha de vigencia de tal fusión o consolidación a los accionistas de cada corporación constituyente que hayan cumplido con las disposiciones de este inciso y no hayan votado a favor de la fusión o la consolidación o no hayan consentido a la misma, o

(2)
si la fusión o consolidación fue aprobada según las secs. 3657 y 3733 de este título, entonces, cualesquiera de las corporaciones constituyentes o la corporación que sobreviva o resulta de la fusión o consolidación, deberá notificar, antes de la fecha de vigencia de la fusión o consolidación o dentro de los diez (10) días siguientes a la misma, respectivamente, a cada uno de los accionistas con derechos de avalúo la fecha de vigencia de la fusión o de la consolidación, y que todas las acciones de la corporación constituyente podrán ejercitar derechos de avalúo. Tal notificación deberá incluir una copia de esta sección. Tal notificación podrá, y si se hace en o después de la fecha de vigencia de la fusión o consolidación, deberá notificarle a los accionistas la fecha de vigencia de la fusión o consolidación. Todo accionista con derecho a avalúo podrá exigir, dentro de los veinte (20) días siguientes a la fecha del envío de dicha notificación, y por escrito, el avalúo de sus acciones a la corporación que subsista o se origine. Tal petición se entenderá suficiente en derecho, si la misma informa a la corporación la identidad del accionista y la intención del mismo de exigir el avalúo de sus acciones. Si tal notificación no le informó a los accionistas la fecha de vigencia de la fusión o consolidación, se deberá:

(A)	Enviar una segunda notificación antes de la fecha de vigencia de la fusión o consolidación informando a todo accionista con derecho a avalúo la fecha de vigencia de la fusión o consolidación, o
(B)	la corporación que sobreviva o resulte de la fusión o consolidación deberá enviar una segunda notificación a todo accionista con derecho a avalúo dentro de los diez (10) días siguientes a la misma.
Sujeto, sin embargo, a que si la segunda notificación se envía pasados veinte (20) días, desde el envío de la primera notificación, la segunda notificación sólo deberá enviarse a aquellos accionistas con derecho de avalúo que exigieron el avalúo de sus acciones, según provisto en este inciso. Una declaración jurada en la que se afirme, por el secretario o subsecretario o por el agente de traspaso de la corporación, que cualesquiera de las notificaciones fueron enviadas, será, en ausencia de fraude, prueba prima facie de los hechos allí consignados. Para propósitos de determinar los accionistas con derecho a recibir la notificación o notificaciones, según sea el caso, cada corporación constituyente podrá fijar con antelación a la fecha de vigencia de la fusión o consolidación, una fecha de registro, la cual no podrá exceder de diez (10) días antes de la fecha de la notificación, y sujeto a que si la notificación se dio pasada la fecha de vigencia, la fecha de registro será dicha fecha de vigencia. Si no se fijó una fecha de registro y la notificación se dio antes de la fecha de vigencia de la fusión o consolidación, la fecha de registro será al cierre de negocios del día que precede inmediatamente al día que se hace la notificación.
(e)
Dentro de los ciento veinte (120) días siguientes a la fecha de vigencia de la fusión o consolidación, la corporación que subsista o se origine, o cualquier accionista que haya cumplido con las disposiciones de los incisos (a) y (d) de esta sección, y que de otro modo adquiera derecho de avalúo, podrá presentar una petición ante el Tribunal de Primera Instancia (Sala Superior) en reclamo de una determinación del valor de la totalidad de las acciones de tales accionistas. No obstante, durante los sesenta (60) días siguientes a la fecha de vigencia de la fusión o consolidación, cualquier accionista estará facultado para retirar su petición de avalúo y aceptar los términos ofrecidos en la fusión o consolidación. Durante los ciento veinte (120) días siguientes a la fecha de vigencia de la fusión o consolidación, cualquier accionista que haya cumplido con los requisitos de los incisos (a) y (d) de esta sección aquí relacionados, y mediante petición escrita, tendrá derecho a recibir de la corporación que subsista la fusión o que se origine de la corporación, una declaración que haga constar la suma total de acciones que no votaron en favor de la fusión o la consolidación, y para las cuales se ha recibido peticiones de avalúo, y el número total de los tenedores de tales acciones. Tal notificación escrita se enviará al accionista por correo durante los diez (10) días siguientes, a la fecha en que la corporación que subsista o se origine reciba la petición escrita de tal declaración o durante los diez (10) días siguientes a la fecha de expiración del plazo para solicitar el avalúo al amparo del inciso (d) de esta sección, cualquiera que sea más tarde.

(f)
Al accionista presentar la petición, se entregará copia de la misma a la corporación que subsista o se origine, cuya corporación presentará en las oficinas del Departamento de Estado, durante los veinte (20) días siguientes a la fecha de dicho diligenciamiento, una relación debidamente verificada de los nombres y direcciones de todos los accionistas que hayan solicitado que se le paguen las acciones, y que no hayan llegado a un acuerdo en cuanto al valor de sus acciones con la corporación que subsista o se origine. Si la petición fuese presentada por la corporación que subsista o se origine, la petición deberá acompañarse con la relación antes expresada. El Departamento de Estado, si el tribunal lo ordenase así, notificará, por correo certificado, la hora y lugar fijados para la vista de tal petición a la corporación que subsista o que se origine y a los accionistas relacionados en la lista a las direcciones que consten en la misma. Tal notificación se publicará en uno o más periódicos de circulación general en la Ciudad de San Juan, Puerto Rico, o cualquier otra publicación que el tribunal juzgue conveniente, con por lo menos una semana de antelación a la celebración de la vista. La manera de notificar por correo y por publicación requerirá la aprobación del tribunal, y las costas de las mismas serán sufragadas por la corporación resultante o que sobreviva.

(g)
Durante la vista, el Tribunal de Primera Instancia (Sala Superior) determinará los accionistas que han cumplido con los requisitos de esta sección, y que han adquirido el derecho a que se valoren sus acciones. El tribunal podrá exigir que los accionistas que han solicitado el avalúo de sus acciones y que son tenedores de acciones representadas por certificados sometan sus certificados de acciones al Departamento de Estado para que se anote en los mismos que hay procedimientos de avalúo pendientes. Si algún accionista no cumpliese con tal instrucción, el tribunal podrá desestimar la acción en relación con ese accionista en particular.

(h)
Luego de determinar cuáles accionistas tienen derecho al avalúo de sus acciones, el Tribunal de Primera Instancia (Sala Superior) determina el valor justo de las mismas, tomando en cuenta la tasa de interés justa, si alguna ha de pagarse en consideración al justo valor estimado. Al determinar dicho valor justo, el tribunal tomará en cuenta todos los factores relevantes. Al determinar la tasa de interés justa, el tribunal tomará en cuenta todos los factores relevantes, incluso la tasa de interés que la corporación resultante o subsistente hubiese tenido que pagar para tomar dinero a préstamo durante la duración de los procedimientos. Cuando el tribunal determine el valor de las acciones no tomará en cuenta cualquier elemento en valor que se origine de la fusión o consolidación o de su expectativa de otorgamiento. A solicitud de la corporación subsistente o resultante o de cualquier accionista que participe en un procedimiento de avalúo, el tribunal podrá, a su discreción, permitir el descubrimiento de prueba o cualquier otro procedimiento con antelación a juicio, y podrá juzgar el asunto del avalúo antes de la determinación final del accionista con derecho al avalúo de sus acciones. Cualquier accionista cuyo nombre aparezca en la relación presentada por la corporación subsistente o resultante, según el inciso (f) de esta sección, y que haya sometido sus certificados de acciones al Departamento de Estado si se le requiere, podrá participar plenamente en todos los procedimientos hasta que se determine del todo que no tiene derechos de avalúo al amparo de esta sección.
(i)
El tribunal ordenará a la corporación subsistente o resultante a pagar el valor justo de las acciones, además de los intereses, si alguno, a los accionistas con derecho a los mismos. En caso de tenedores de acciones sin certificado, los pagos se efectuarán de inmediato, y en los casos de tenedores de acciones representadas por certificados, se efectuarán al entregar dichos certificados a la corporación. El dictamen del tribunal podrá hacerse cumplir, tal como los demás dictámenes del Tribunal de Primera Instancia (Sala Superior), sea la corporación subsistente o resultante, una corporación doméstica o foránea.

(j)
El tribunal podrá determinar las costas del procedimiento e imponerlas a las partes, según lo juzgue equitativo ante las circunstancias prevalecientes. Mediante solicitud de un accionista, el tribunal podrá ordenar que todos los gastos o parte de éstos, incurridos por un accionista en relación con los procedimientos de avalúo, incluso, pero no limitado a, honorarios razonables de abogados y los honorarios y gastos de peritos, se impongan a prorrata contra el valor de todas las acciones con derecho de avalúo.

(k)
A partir de la fecha de vigencia de la fusión o la consolidación, ningún accionista que haya reclamado su derecho a avalúo, según el inciso (d) de esta sección, tendrá derecho a votar dichas acciones para cualquier propósito o a recibir pago de dividendos u otras distribuciones por sus acciones (excepto los dividendos u otras distribuciones pagaderas a los accionistas inscritos a una fecha previa a la fecha de vigencia de la fusión o consolidación). De no presentarse las peticiones de avalúo durante el término provisto por el inciso (e) de esta sección, o si el accionista entregare a la corporación subsistente o resultante una renuncia escrita a su petición de avalúo y una aceptación de la fusión o consolidación, ya sea durante los sesenta (60) días siguientes a la fecha de vigencia de dicha fusión o consolidación, según se dispone en el inciso (e) de esta sección o luego de esta fecha con la aprobación escrita de la corporación, entonces el derecho de tal accionista a que se valoren sus acciones cesará. No obstante lo antes dicho, ningún procedimiento de avalúo en el Tribunal de Primera Instancia (Sala Superior) se dará por terminado, respecto a cualquier accionista sin la aprobación del tribunal, y el tribunal podrá condicionar dicha aprobación a los términos que juzgue equitativos.

(l)
Las acciones de la corporación subsistente o resultante, a las cuales se hubiesen convertido las acciones de los accionistas protestantes, de éstos haber consentido a la fusión o la consolidación, tendrán la condición de acciones autorizadas y sin emitir de la corporación que subsista o resulte.

TRIPLE-S MANAGEMENT

TRIPLE-S MANAGEMENT CORPORATION
OFFICE OF LEGAL AFFAIRS
P.O. BOX 363628
SAN JUAN, PR 00936-3628

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D62309-S34435

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TRIPLE-S MANAGEMENT CORPORATION

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D62310-S34435

TRIPLE-S MANAGEMENT CORPORATION
Special Meeting of Shareholders
December 10, 2021 9:00 A.M. (Local Time)
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Roberto García-Rodríguez, Esq. and Carlos L. Rodríguez-Ramos, Esq. or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of TRIPLE-S MANAGEMENT CORPORATION that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at www.virtualshareholdermeeting.com/GTS2021SM on December 10, 2021 at 9:00 A.M.(Local Time), and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3.

Continued and to be signed on reverse side